As filed with the Securities and Exchange Commission on October 2, 2026.

Registration No. 333-298751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

T3 Defense Inc.
(Exact name of registrant as specified in its charter)

Delaware	3690	38-3912845
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Menachem Shalom

T3 Defense Inc.

Chief Executive Officer

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Cohen

McDermott Will & Schulte LLP

333 SE 2nd Avenue, Suite 4500

Miami, Florida 33131

(561) 287-7096

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2026

T3 Defense Inc.

Up to 10,000,000 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time of up to 10,000,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), of T3 Defense Inc., a Delaware corporation (the “Company” or “T3”) by Esousa Group Holdings, LLC (the “Selling Stockholder” or “Esousa”). See “Selling Stockholder” for more information about the Selling Stockholder. The shares of Common Stock to which this prospectus relates will or may be issued by us to the Selling Stockholder pursuant to a common stock purchase agreement dated September 19, 2025 (the “Purchase Agreement”). Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to the Selling Stockholder shares of our Common Stock representing more than 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain the approval of the issuance of such shares by our stockholders in accordance with the applicable stock exchange rules, which we obtained at a special meeting of stockholders held on December 16, 2025 (the “Special Meeting”). See the section entitled “Esousa Committed Equity Financing” for a description of the Purchase Agreement and the transactions contemplated thereby.

Such shares of Common Stock consist of shares that we may, in our sole discretion, elect to sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The actual number of shares of our Common Stock to be issued pursuant to the terms of the Purchase Agreement will vary depending on the market price of our Common Stock on the date we elect to sell shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Such number will not exceed the number of shares covered by this prospectus unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (“SEC”).

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, the Purchase Agreement provides that we may sell up to an aggregate of $250,000,000 of our Common Stock (the “Purchase Shares”) to the Selling Stockholder from time to time in our discretion after the date the registration statement, of which this prospectus forms a part, is declared effective, but limited to the amount of shares covered by this prospectus, and after satisfaction of other conditions in the Purchase Agreement. As of the date of this prospectus, we have sold 360,762 Purchase Shares to the Selling Stockholder and its assignees.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock included in this prospectus in a number of different ways and at varying prices. Although the Selling Stockholder is obligated to purchase shares of our Common Stock under the terms and subject to the conditions and limitations of the Purchase Agreement to the extent we choose to sell such shares of our Common Stock to it (subject to certain conditions), the timing and amount of any sales of Common Stock by the Selling Stockholder are within the sole discretion of the Selling Stockholder. There can be no assurances that we will choose to sell any shares of our Common Stock to the Selling Stockholder, or that the Selling Stockholder will sell any or all of the shares of our Common Stock, if any, purchased under the Purchase Agreement pursuant to this prospectus. See the section titled “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder acknowledges that it is disclosed as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

On July 20, 2026, the Company effected a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 1-for-125 (the “Reverse Stock Split”). Unless noted otherwise, all share and price per share information in this prospectus for all periods presented reflect the Reverse Stock Split.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest. Our Common Stock is presently listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “DFNS.” The closing price for our Common Stock on October 1, 2026, as reported by Nasdaq, was $6.86 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is               , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”). Under this registration statement, the selling stockholder named in this prospectus, including its transferees, pledgees, donees or successors (the “Selling Stockholder”), may, from time to time, sell the shares of common stock registered hereby as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities registered hereby as described in this prospectus, other than proceeds that we may receive from the sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the common stock purchase agreement we entered into with the Selling Stockholder on September 19, 2025 (the “Purchase Agreement”).

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

In this prospectus, unless otherwise noted, references to the “Company,” “T3,” “we,” “us,” and “our” refer to T3 Defense Inc. and its subsidiaries.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in this prospectus and/or incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

INDUSTRY, MARKET AND OTHER DATA

Certain industry, market and competitive position data contained in this prospectus supplement and the information incorporated by reference herein relate to or are based on industry studies, research, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, research, publications, surveys and other data to be reliable as of the date of this prospectus supplement and based on reasonable assumptions, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources, and all such data involve risks and uncertainties and are subject to change based on various factors. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of the industry and market, which we believe to be reasonable.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus.

Unless noted otherwise, all share and price per share information in this prospectus for all periods presented reflect the reverse stock split of our outstanding common stock at a ratio of 1-for-125, which became effective as of July 20, 2026 (the “Reverse Stock Split”), which is the same date that our common stock began trading on the Nasdaq Global Market on a post-Reverse Stock Split basis.

Company Overview

Currently, the Company, through its subsidiaries, is a strategic acquirer and operator of aerospace and defense (A&D) businesses. We are building a portfolio of mission-critical suppliers and advanced technology companies and strategic infrastructure opportunities across the defense, aerospace, and advanced manufacturing sectors across the United States, Israel and Europe. Following the appointment in September 2024 of Menachem Shalom, our current chief executive officer and a director, we are positioning the Company as a strategic platform company focused on acquiring, integrating, and scaling high-impact businesses in the aerospace and defense industries. Our strategy targets Tier 2 and Tier 3 suppliers that form the industrial backbone of national security infrastructure, with particular emphasis on companies offering dual-use technologies, advanced AI applications, and critical manufacturing capabilities.

The chart below shows the current ownership and names of our portfolio companies:

Our Current Portfolio:

Defense and Aerospace Technology Acquisitions:

●	Star 26 Capital Inc. (“Star 26” or “Star”) - Defense technology holding company that owns B. Rimon Agencies Ltd., an Israeli supplier of generators for “iron dome” launchers and defense systems. [closed January 12, 2026]

●	Tiltan Software Engineering Ltd. - Israeli AI software company specializing in defense and aerospace applications including GPS-denied navigation, 3D mapping, simulation systems, and AI training platforms. [closed December 30, 2025]

●	Nimbus Drones Technologies and Marketing Ltd. – Israeli company specializing in unmanned arial systems and services. [closed January 15, 2026]

●	I.T.S. Industrial Tecno-logic Solutions Ltd.– Israeli company providing design, development, production and manufacturing of serial, fully integrated electro-mechanical machines and sophisticated assembly lines. [closed February 16, 2026]

●	Positech Ltd., wholly owned subsidiary of I.T.S. – designs and manufactures top-of-the line, high performance motion control systems for military and civilian use.

Technology Distribution and Licensing:

●	Blade Ranger Ltd. (Exclusive U.S. Distribution rights) - Distribution agreement for advanced drone payload systems for defense and homeland security markets, with minimum commitments of 30 payloads over three years. [August 25, 2026]

●	Mandragola Aviation Joint Venture (51% ownership) - Strategic joint venture to establish aviation and defense infrastructure in the Baltics and Israel, including NATO-compliant logistics hubs, MRO (maintenance, repair and operations) facilities, and aircraft modernization capabilities. [August 29, 2026]

Background

The Company was formed on May 24, 2019 under the name Brilliant Acquisition Corporation for the purpose of engaging in a business combination. On June 23, 2023, Brilliant Acquisition Corporation, a British Virgin Islands company (prior to the Merger (as defined below) “Brilliant”, and following the Merger, a Delaware corporation “Nukkleus”), entered into an Amended and Restated Agreement and Plan of Merger (as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger on November 1, 2023, the “Merger Agreement”), by and among Brilliant BRIL Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brilliant (“Merger Sub”), and Nukkleus Inc., a Delaware corporation (“Old Nukk”). Old Nukk (f/k/a Compliance & Risk Management Solutions Inc.) was formed on July 29, 2013 in the State of Delaware as a for-profit Company and established a fiscal year end of September 30. The Merger Agreement provided that, among other things, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old Nukk (the “Merger”), with Old Nukk surviving as a wholly-owned subsidiary of Brilliant. In connection with the Merger, Brilliant changed its name to “Nukkleus Inc.” (“Nukkleus” or “Combined Company”). The Merger and other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” In connection with the Business Combination, Brilliant changed its name to “Nukkleus Inc.” The Business Combination was completed on December 22, 2023.

As a result of Business Combination, we became a financial technology company with the aim of providing blockchain-enabled technology solutions. From the consummation of the Business Combination until the change of management in September 2024, we operated in the technology business as a full-service transactions technology and advisory business providing end-to-end transactions technology solutions. We offered an advanced transactions platform for dealing and risk management with global liquidity and customizable leverage, where users have control over quote and liquidity strategies.

Effective February 9, 2026, the Company changed its name to “T3 Defense Inc.”

Historically, the Company, through its wholly owned subsidiary, provided software and technology solutions for the worldwide retail foreign exchange trading industry. The Company’s primary customer was Triton Capital Markets Ltd. (“TCM”) (formerly known as FXDD Malta Limited). Emil Assentato, the former CEO and a former director of the Company, is also the majority member of Max Q Investments LLC (“Max Q”), which is managed by Derivative Marketing Associates Inc. (“DMA”). Mr. Assentato is the sole owner and manager of DMA. Max Q owns 79% of Currency Mountain Malta LLC, which in turn is the sole shareholder of TCM. In order to define the services rendered to TCM, Nukkleus Limited, a wholly-owned subsidiary of the Company, entered into a General Services Agreement (“GSA”) with TCM in May 2016. The GSA provided that TCM would pay Nukkleus Limited a minimum of $1,600,000 per month. On September 30, 2024, the Company, TCM and FXDirectDealer LLC (“FXDD”) entered into a Release Agreement pursuant to which the parties confirmed that the GSA between the Company and TCM and the General Services Agreement dated May 24, 2016, as amended (“FXDD GSA”), between the Company and FDDD were terminated effective January 1, 2024. The parties further confirmed that there were no obligations or liabilities outstanding or owed between the parties as of September 30, 2024 and each party released and forever discharged the other party from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, both known and unknown, which have arisen or may arise from the GSA or the FXDD GSA.

The Company historically operated its blockchain payment solutions through Digital RFQ Limited (“DRFQ”), a wholly owned subsidiary of the Match Financial Ltd (“Match”), a wholly owned subsidiary of the Company. On November 8, 2024, the Company entered into a Settlement Agreement and Release with Jamal Khurshid and Match providing that Match agreed to sell DRFQ to Mr. Khurshid or his nominee subject to the Company obtaining shareholder approval (the “Settlement Agreement”). As required by the Settlement Agreement, the Company, Match and Mr. Khurshid entered into a Share Purchase Agreement dated December 27, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell DRFQ to Mr. Khurshid in consideration of £1,000. The Company believed the sale of DRFQ was in the best interest of the Company due to continuing net loss generated by DRFQ.

As of August 2025, the Company determined that it no longer had a controlling financial interest in Digital RFQ due to loss of access to financial records. Accordingly, the Company deconsolidated DRFQ during the third quarter of fiscal year 2025. The Company was notified that on July 29, 2025, Match was placed into administration in the United Kingdom pursuant to the Insolvency Act 1986 resulting in the appointment of two administrators (the “Administrators”). The Administrators completed a pre-packaged sale of Match’s entire shareholding in DRFQ to Match Financial Holdings Limited, a newly formed entity owned by Mr. Khurshid, for nominal consideration of £102,000.

Esousa Committed Equity Financing

On September 19, 2025, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Esousa pursuant to which Esousa has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after the effective date of the initial registration statement (the “Initial Registration Statement”) required by the registration rights agreement (the “Registration Rights Agreement”) we entered into with Esousa in connection with the Purchase Agreement, and until the earlier of (i) the 36-month anniversary of the Commencement Date (as defined below) or (ii) the termination of the Purchase Agreement in accordance with the terms thereof, the Purchase Shares, having a total maximum aggregate purchase price of $250,000,000, upon the terms and subject to the conditions and limitations set forth therein.

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement, and any additional registration statements, with the SEC covering the resale of the shares of the Company’s Common Stock issuable to Esousa pursuant to the Purchase Agreement.

As consideration for its commitment to purchase the Common Stock under the Purchase Agreement, the Company agreed to issue to Esousa commitment shares (the “Commitment Shares”) in an amount equal to $1,250,000 divided by the lower of (i) the volume weighted average price (“VWAP”) of the Common Stock on the effective date of the Initial Registration Statement, and (ii) the closing price of the Common Stock on the effective date of the Initial Registration Statement. The Purchase Agreement provides that half of the Commitment Shares will be issued upon the effective date of the Initial Registration Statement, and the remaining amount will be issued upon stockholder approval of the Purchase Agreement and the transactions contemplated by the Purchase Agreement; provided that all Commitment Shares will be issued by the date that is six months from the date of the Purchase Agreement. Because we obtained stockholder approval of the Purchase Agreement and the transactions contemplated thereby at a special meeting of stockholders held on December 16, 2025 (the “Special Meeting”), all of the Commitment Shares were issued on January 2, 2026, approximately ten days after the date the Initial Registration Statement covering 48,000,000 shares (on a pre-Reverse Stock Split basis) of Common Stock went effective.

After the Commencement Date (as defined below), on any business day selected by the Company where the closing sale price of the Common Stock is equal to or greater than $0.10, the Company may, from time to time and at its sole discretion, direct Esousa to purchase (a “VWAP Purchase”) such number of shares of Common Stock that does not exceed 20% of the trading volume on Nasdaq on the applicable purchase date (a “VWAP Purchase Date”) at a purchase price per share equal to 97.5% of the lower of: (i) the lowest daily VWAP of any trading day during the 15 trading days prior to, and including, the purchase date; and (ii) the closing price of the Common Stock on the applicable purchase date. The Company will control the timing and amount of any sales of its Common Stock to Esousa, and Esousa has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to Esousa under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. Esousa may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing Esousa to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Esousa and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Esousa and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s Common Stock (the “Beneficial Ownership Cap”).

The Company has agreed not to issue or sell to Esousa under the Purchase Agreement any shares of its Common Stock, including the Commitment Shares, in excess of 2,126,647 shares (on a pre-Reverse Stock Split basis), which is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains (in its sole discretion) stockholder approval to issue shares in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq. The Company obtained stockholder approval of the issuance of shares in excess of the Exchange Cap pursuant to the Purchase Agreement at the Special Meeting.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after the date on which certain conditions have been satisfied (the “Commencement Date”), including effectiveness of the Initial Registration Statement.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty. From and after the date of the Purchase Agreement until its termination, the Company agreed to not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance as described in the Purchase Agreement. Esousa has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Esousa.

Since January 1, 2025, we have issued to Esousa 2,239,292 shares of Common Stock and 29,723 pre-funded common warrants that remain unexercised as of the date of this prospectus. As of September 30, 2026, we had 3,250,296 shares of Common Stock issued and outstanding and the 10,000,000 Shares we are registering hereby that may be issued to Esousa pursuant to the terms of the Purchase Agreement would represent approximately 75% of our issued and outstanding shares upon issuance (without giving effect to the beneficial ownership limitations that would be applicable to the issuance of such Shares).

2026 Term Note

On September 8, 2026, the Company executed and delivered a Term Note (the “2026 Term Note”) pursuant to which the Company borrowed $3,000,000 from Esousa. The 2026 Term Note is due and payable upon the earlier to occur of (i) December 8, 2026; (ii) the consummation of the sale of the $10,000,000 Series B Preferred Stock (as defined below) as contemplated by the Securities Purchase Agreement (as defined below); and (iii) the consummation by the Company of a financing in gross proceeds of at least $3,000,000. Interest accrues at the rate of 1% per month. The 2026 Term Note contains representations and warranties of the Company and other provisions customary and typical for instruments of this nature.

February 2026 Private Placement

On February 24, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Esousa, pursuant to which Esousa agreed to purchase from the Company in a private placement (the “February 2026 Private Placement”) 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) one and a half restricted common stock purchase warrants (the “Common Warrants”) to initially purchase up to 35,211 shares of Common Stock (on a pre-Reverse Stock Split basis), subject to adjustment and exchange as described herein. Each share of Series B Preferred Stock has a Stated Value of $50,000 and is convertible into a number of shares of Common Stock (or Pre-Funded Warrants in lieu thereof) equal to the Stated Value divided by the Conversion Price. Upon the Company obtaining stockholder approval of the transactions contemplated by the Securities Purchase Agreement and the related agreements (“Stockholder Approval”), the initial Conversion Price for the shares of Series B Preferred Stock issued in the first tranche of the February 2026 Private Placement was adjusted from $2.13 per share to $0.171 per share (on a pre-Reverse Stock Split basis) by reference to the market price of our Common Stock on June 30, 2026, the date on which the Prior Registration Statement was declared effective, and was adjusted again to $21.375 after giving effect to the Reverse Stock Split. Each share of Series B Preferred Stock to be issued in the second tranche of the February 2026 Private Placement will have a Conversion Price equal to the trading price of the Common Stock on the day the registration statement required to be filed pursuant to the registration rights agreement entered into in connection with the February 2026 Private Placement is declared effective. The Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). Assuming a Conversion Price of $21.375 per share, each share of Series B Preferred Stock is convertible into 2,339 shares of Common Stock (or Pre-Funded Warrants in lieu thereof). Each holder of the Series B Preferred Stock is entitled to 10,000 votes per each share of Series B Preferred Stock.

The Common Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each Common Warrant issued in the first tranche of the February 2026 Private Placement is currently exercisable for one share of Common Stock at an Exercise Price of $266.25 per share. The Exercise Price was initially $2.13 per share and was adjusted to $266.25 after giving effect to the Reverse Stock Split. The Exercise Price is subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Common Warrants remain outstanding (subject to certain exempt issuances), as described in the immediately following three paragraphs. Assuming the Company does not effect any transactions between the date of this prospectus and the closing of the second tranche of the February 2026 Private Placement that would further adjust the Exercise Price of the Common Warrants, each Common Warrant to be issued in the second tranche of the February 2026 Private Placement will be exercisable for one share of Common Stock at an Exercise Price of $266.25. The holder of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Common Warrant is then being exercised by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $1.25 (as may be adjusted for stock dividends, subdivisions, or combinations and the like).

Any issuance of Common Stock or Common Stock Equivalents, including certain issuances of options or convertible securities and certain resets or repricing of existing securities, at a price below the then-applicable Conversion Price of the Series B Preferred Stock generally results in the Conversion Price of the Series B Preferred Stock being reduced to such lower effective price. A qualifying issuance of Common Stock or Common Stock Equivalents at a price below the then-applicable Exercise Price of the Common Warrants generally results in a weighted average ratchet with respect to the Exercise Price of the Common Warrants. There is no specified floor price applicable to the Conversion Price of the Series B Preferred Stock, while the Exercise Price of the Common Warrants cannot be reduced by the weighted average ratchet to less than $0.01 per share. Certain issuances are excluded from these anti-dilution provisions, including acquisitions, joint ventures, licensing and leasing arrangements, qualifying conversions or exercises of outstanding securities, issuances under approved stock plans and issuances pursuant to the Purchase Agreement and the February 2026 Private Placement. The Company currently does not anticipate effecting any qualifying issuances that would trigger these anti-dilution provisions in the near future, but there can be no assurance that this will not change.

The price-based anti-dilution adjustments may create a self-reinforcing cycle of dilution if the market price of our Common Stock declines. Our Common Stock has recently experienced a significant decline in market price, decreasing from a closing price of $20.61 per share on August 21, 2026 to a closing price of $6.74 per share on September 29, 2026. If our stock price continues to decline, we may be required to issue Common Stock or Common Stock Equivalents in subsequent financings at prices below the then-applicable Conversion Price of the Series B Preferred Stock or Exercise Price of the Common Warrants, which may trigger further downward adjustments to such prices. A reduction in the Conversion Price of the Series B Preferred Stock increases the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, resulting in additional dilution to our existing stockholders. In addition, a reduction in the Exercise Price of the Common Warrants reduces the amount of cash we would receive upon a cash exercise of the Common Warrants. The issuance or potential issuance of additional shares of Common Stock upon conversion of the Series B Preferred Stock and exercise of the Common Warrants could further dilute our existing stockholders and could place additional downward pressure on the market price of our Common Stock. Any resulting decline in our stock price could, in turn, cause future financings to be completed at lower prices, potentially triggering additional anti-dilution adjustments and further dilution. Because these anti-dilution adjustments generally operate only to reduce the applicable Conversion Price or Exercise Price in response to qualifying lower-priced issuances, subsequent issuances at higher prices generally would not reverse prior downward adjustments.

For example, solely for illustrative purposes, if we completed a qualifying financing and issued Common Stock or Common Stock Equivalents using the $20.61 August 21, 2026 closing price, the Conversion Price of the Series B Preferred Stock would be adjusted to $20.61 and each share of Series B Preferred Stock would be convertible into 2,426 shares of Common Stock (or Pre-Funded Warrants in lieu thereof). If we completed a qualifying financing using the $6.74 September 29, 2026 closing price, each share of Series B Preferred Stock would be convertible into 7,418 shares of Common Stock (or Pre-Funded Warrants in lieu thereof). Similarly, if we completed a qualifying financing in which 1,000,000 shares of Common Stock or Common Stock Equivalents were issued using the $20.61 August 21, 2026 closing price, the Exercise Price of the Common Warrants would be adjusted to $217.12 and the issuance of 4,000,000 Warrant Shares upon cash exercise of Common Warrants would result in aggregate gross proceeds to us of approximately $868.5 million, while a qualifying financing in which 1,000,000 shares of Common Stock or Common Stock Equivalents were issued using the $6.74 September 29, 2026 closing price would result in an Exercise Price of $214.35 and the issuance of 4,000,000 Warrant Shares upon cash exercise of Common Warrants would result in aggregate gross proceeds to us of approximately $857.4 million.

The February 2026 Private Placement is structured as a two-stage investment. At the initial closing, which occurred on February 26, 2026, the Company sold 200 units for gross proceeds of $10 million. The Purchaser agreed to purchase an additional 200 units for an additional investment of $10 million following (i) the effectiveness of the registration statement described below, (ii) stockholder approval of the issuance of the transactions contemplated by the Securities Purchase Agreement as required pursuant to Nasdaq rules, (iii) the stock price is at least $1.00 and (iv) subject to the condition that the value of the trading in the Company’s stock on Nasdaq for the 10 consecutive days preceding the second closing is at or above $900,000 (the “Second Closing Market Trading Value”), provided that if the Second Closing Market Trading Value is less than $900,000, then there will be a proportionate reduction in the number of units to be sold at the second closing.

Pursuant to the Securities Purchase Agreement, the Company was required to seek stockholder approval as required by applicable Nasdaq rules, which was obtained at a special meeting of stockholders held on June 24, 2026. The Company has also granted the investor a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and the Company has agreed not to issue securities for a period of time following the closing of the February 2026 Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

In connection with the February 2026 Private Placement, the Company and the Selling Stockholder entered into a Registration Rights Agreement, dated February 24, 2026 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the resale of the Conversion Shares (and any shares underlying the Pre-Funded Warrants, if any) and the Warrant Shares. The Registration Rights Agreement requires the Company to register 250% of the Conversion Shares as of the date of the Securities Purchase Agreement based on the initial Conversion Price and 250% of the Warrant Shares as of the date of the Securities Purchase Agreement based on the initial Exercise Price. The Company is required to prepare and file an initial registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission within 45 days of the date of the Securities Purchase Agreement (the “Filing Deadline”) and to use its best reasonable efforts to have the Initial Registration Statement declared effective within 75 days of the date of the Securities Purchase Agreement (the “Effectiveness Deadline”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline, then the Company will be required to pay to the Purchaser an amount in shares of Common Stock or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by the Selling Stockholder. Liquidated damages, if any, will accrue and be paid on the earlier of the effective date of a resale registration statement registering the sale of the shares of Common Stock that may be issued in lieu of cash or the date on which such shares can be sold pursuant to Rule 144 (the “Registration Date”). If the Company elects to pay liquidated damages in shares of Common Stock, the number of shares of Common Stock issuable to the Selling Stockholders will be determined by dividing the aggregate amount of accrued liquidated damages by the closing price of the Common Stock on the trading market of the Common Stock on the day immediately prior to the Registration Date (the “LD Share Formula”).

In connection with the February 2026 Private Placement, the Company entered into a Placement Agency Agreement, dated February 24, 2026, with Dawson James Securities Inc. (“DJS”), pursuant to which DJS acted as the sole placement agent for the February 2026 Private Placement. In consideration for the foregoing, the Company has agreed to pay customary placement fees to DJS, including a cash fee equal to 3.5% of the gross proceeds raised in the February 2026 Private Placement and warrants equal to 7.5% of the securities purchased in the February 2026 Private Placement, and has also agreed to reimburse certain expenses of DJS incurred in connection with the February 2026 Private Placement.

January 2026 Call Option Agreement

On January 13, 2026, Menachem Shalom, our Chief Executive Officer, entered into a Call Option Agreement (the “January 2026 Call Option Agreement”) with Esousa, pursuant to which Mr. Shalom has the right to purchase from Esousa 3,984 shares of Common Stock and warrants to purchase 10,039 shares of Common Stock. On April 27, 2026, Mr. Shalom exercised his rights under the January 2026 Call Option Agreement and acquired from Esousa 536 shares of Common Stock and a stock purchase warrant to acquire 18,858 shares of Common Stock, with an exercise price of $64.05 per share and a five-year term expiring January 12, 2031. Such shares of Common Stock and such stock purchase warrant were initially issued to Esousa as consideration for the sale by Esousa to the Company of Esousa’s ownership interest in Star 26, in connection with the Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025 (the “Star Purchase Agreement”), among the Company, Star 26 and the other parties signatory thereto.

September 2025 Private Placement

On September 4, 2025, the Company entered into a Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain accredited investors, including Esousa, for a private placement (the “September 2025 Private Placement”) pursuant to which the investors agreed to purchase from the Company 200 units for an aggregate purchase price of $10,000,000 or a per unit price of $50,000, with each unit consisting of (i) one restricted share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and (ii) restricted common stock purchase warrants (the “September 2025 Common Warrants”) to initially purchase up to 15,957 shares of the Company’s common stock, subject to adjustment and exchange pursuant to the terms thereunder. The September 2025 Private Placement Offering closed on September 9, 2025.

Each share of Series A Preferred Stock has a stated value of $50,000 (the “Series A Stated Value”) and was initially convertible into 10,224 shares of Common Stock (the “Series A Conversion Shares”) (or pre-funded warrants in lieu thereof), calculated by dividing the Series A Stated Value by the initial conversion price equal to $4.89 per share of Series A Preferred Stock (the “Series A Initial Conversion Price”). Upon the Company obtaining stockholder approval of the transactions contemplated by the Series A Securities Purchase Agreement and the related agreements at the Special Meeting, the Series A Initial Conversion Price was adjusted to the lower of (i) $4.72 per share and (ii) the price per share upon the earlier of (A) effectiveness of the registration statement registering the Series A Conversion Shares for resale or (B) upon applicability of Rule 144 under the Securities Act, as it relates to the sale of the Series A Conversion Shares. The Series A Initial Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series A Preferred Stock remains outstanding (subject to certain exempt issuances). Assuming a Series A Initial Conversion Price of $4.72 per share, each share of Series A Preferred Stock is convertible into 10,593 shares of Common Stock (or pre-funded warrants in lieu thereof). The shares of Series A Preferred Stock are subject to a blocker provision (the “Series A Preferred Blocker”), which restricts the conversion of the Series A Preferred Stock if, as a result of such conversion, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 9.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise).

The Series A Preferred Stock are not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

The holders of Series A Preferred Stock do not have any voting rights, other than in connection with certain corporate actions that affect the rights of the Series A Preferred Stock. The holders of Series A Preferred Stock also have certain consent rights in connection with certain proposed fundamental transactions of the Company.

As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding.

The September 2025 Common Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each September 2025 Common Warrant will be initially exercisable for one share of Common Stock at an Initial Exercise Price of $5.405 per share, subject to adjustment.

Pursuant to the Series A Securities Purchase Agreement, the Company was required to seek stockholder approval related to certain provisions contained in the Certificate of Designation of the Series A Preferred Stock. On December 16, 2025, the Company such stockholder approval.

The Company has also granted the investors a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and the Company has agreed not to issue securities for a period of time following the closing of the September 2025 Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

In connection with the September 2025 Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated September 4, 2025 (the “Series A Registration Rights Agreement”). Pursuant to the terms of the Series A Registration Rights Agreement, the Company is required to register the resale of the Series A Conversion Shares (and any shares underlying pre-funded warrants, if any) and the shares issuable upon exercise of the September 2025 Common Warrants (the “September 2025 Warrant Shares”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline (each as defined in the Series A Registration Rights Agreement), then the Company will be required to pay to the purchasers an amount in shares of Common Stock or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by such purchaser. Liquidated damages, if any, will accrue and be paid on the earlier of the effective date of a resale registration statement registering the sale of the shares of Common Stock that may be issued in lieu of cash or the date on which such shares can be sold pursuant to Rule 144. If the Company elects to pay liquidated damages in shares of Common Stock, the number of shares of Common Stock issuable to the applicable purchaser will be determined by dividing the aggregate amount of accrued liquidated damages by the closing price of the Common Stock on the trading market of the Common Stock on the day immediately prior to the applicable registration date.

In connection with the September 2025 Private Placement, the Company entered into a Placement Agency Agreement, dated September 4, 2025, with DJS, pursuant to which DJS acted as the sole placement agent for the September 2025 Private Placement. In consideration for the foregoing, the Company has agreed to pay customary placement fees to DJS, including a cash fee equal to 7.0% of the gross proceeds raised in the September 2025 Private Placement and a cash fee equal to 4.0% on all cash proceeds received by the Company from the exercise of the September 2025 Common Warrants, and has also agreed to reimburse certain expenses of DJS incurred in connection with the September 2025 Private Placement.

December 2024 Private Placement

On December 18, 2024, the Company entered into a Securities Purchase Agreement with Esousa (the “December 2024 Securities Purchase Agreement”) for a private placement (the “December 2024 Private Placement”) pursuant to which Esousa agreed to purchase from the Company 1,666,666 units for an aggregate purchase price of $10,000,000 or a per unit price of $6.00 with each unit consisting of (i) one share of Common Stock and (ii) a common stock purchase warrant to purchase up to one and one half shares of Common Stock (the “December 2024 Common Warrants”). At the discretion of Esousa, it may elect to acquire one pre-funded common stock purchase warrant in lieu of one share of Common Stock. Each share of Common Stock and accompanying December 2024 Common Warrant was sold together at a combined offering price of $6.00 per share and December 2024 Common Warrant. The pre-funded warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the pre-funded warrant is fully exercised. The December 2024 Common Warrants have an exercise price of $6.00 per share, are immediately exercisable on a cash or cashless basis and will expire five (5) years from the date of issuance. The December 2024 units were priced in excess of the average Nasdaq Official Closing Price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the December 2024 Securities Purchase Agreement. The December 2024 Private Placement closed on December 20, 2024.

The December 2024 Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and Esousa and customary indemnification rights and obligations of the parties thereto. Pursuant to the December 2024 Securities Purchase Agreement, the Company is required to register the resale of the shares of Common Stock and the shares issuable upon exercise of the December 2024 Common Warrants and the pre-funded warrants. In certain circumstances including, but not limited to, if the Company misses a filing deadline or an effectiveness deadline (as described in the definitive documents for the December 2024 Private Placement), then the Company will be required to pay to the purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 5.0% multiplied by the aggregate purchase price.

Pursuant to a Placement Agency Agreement, dated December 18, 2024, between the Company and DJS entered into in connection with the December 2024 Private Placement, DJS acted as the sole placement agent for the December 2024 Private Placement and the Company has paid customary placement fees to DJS, including a cash fee equal to 7.0% of the gross proceeds raised in the December 2024 Private Placement and 4.0% on all proceeds from the exercise of the December 2024 Common Warrants. The Company also agreed to reimburse certain expenses of DJS incurred in connection with the December 2024 Private Placement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, and we may remain an emerging growth company for up to five years following the completion of this offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (ii) the date on which we first qualify as a large accelerated filer under the rules of the SEC; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Risk Factors Summary

Investing in our common stock involves significant risks. You should carefully consider the risks described in the section titled “Risk Factors” immediately following this prospectus summary and elsewhere in this prospectus before making a decision to invest in our common stock. If we are unable to successfully address these risks and challenges, our business, financial condition, results of operations, or prospects could be materially and adversely affected. In such case, the trading price of our common stock would likely decline, and you may lose all or part of your investment. Below is a summary of some of the risks we face.

Risks Related to this Offering by the Selling Stockholder

●	The sale or issuance of our Common Stock to the Selling Stockholder may cause dilution and the sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

●	The Selling Stockholder will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline. Investors who buy shares at different times will likely pay different prices.

●	Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder.

●	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Risks Related to Our Business and the Defense Industry

●	The audited consolidated financial statements included in this prospectus have been prepared assuming the Company will continue as a going concern.

●	We are attempting to integrate multiple defense companies simultaneously without any aerospace and defense experience. Our unprecedented transformation from financial technology to aerospace and defense lacks any operational track record and may completely fail and our recent pivot from fintech to the defense sector exposes us to new operational, regulatory, and market risks for which we have limited prior experience.

●	Our Chief Executive Officer’s commitments to other companies may limit his ability to devote full-time attention to our business and could result in competition or conflicts of interest, which could adversely affect our operations and financial performance.

●	Our defense technology distribution agreements expose us to rapid technological obsolescence and intense competition from larger defense contractors with greater resources and established government relationships. We have an exclusive distribution agreement with an Israeli supplier, and any termination, non-renewal, or disruption in these relationships could severely impact our operations.

●	Any significant disruption in our technology could adversely impact our brand and reputation and our business, operating results, and financial condition.

●	We rely on third parties in critical aspects of our business, which creates additional risk.

●	We lack the facility security clearances and cleared personnel required for 90% of U.S. defense contracts.

●	We face overwhelming competition from established prime contractors and we must comply with complex defense regulations without any infrastructure.

●	Our defense distribution business is subject to complex export control laws and regulations, including ITAR and EAR, and failure to comply could result in significant fines, loss of export privileges, and reputational damage. Export control violations could result in criminal prosecution and permanent debarment. The defense procurement process is lengthy, complex, and highly competitive, which may prevent us from achieving the revenue targets required under our distribution agreements.

●	We face potential liability and indemnification obligations related to the defense products we distribute, which could expose us to significant financial losses.

Risks Related to Geopolitical and Macroeconomic Conditions

●	The ongoing “Swords of Iron” war and the broader military conflict in the Middle East have had, and may continue to have, a material adverse effect on our Israeli operations, supply chains, personnel, and ability to execute our business strategy. The conflict has resulted in limitations on exports to Israel, attacks on defense companies by anti-Israeli organizations, and reputational risks that may impair our ability to conduct international business.

●	Mandatory military reserve duty obligations have resulted in, and may continue to result in, significant personnel shortages that disrupt our operations, production schedules, and ability to fulfill contractual obligations.

●	We do not carry war risk insurance for our Israeli operations, and losses arising from military conflict would be entirely unrecovered.

●	Our business partners, customers, and suppliers may invoke force majeure or otherwise fail to perform their contractual obligations as a result of the conflict, which could disrupt our operations and revenue.

●	Rising global defense spending may not translate into revenue for our company, and shifts in government budget priorities could adversely affect demand for our products and services.

●	U.S. trade policy, including tariffs and export restrictions, may increase our costs, disrupt our supply chains, and limit our market access.

●	Intensifying great-power competition and the fragmentation of international trade and security frameworks create systemic risks to our business model.

●	Our foreign ownership structure may permanently preclude classified U.S. defense programs.

Risks Related to Our Financial Condition and Existing Capital Structure

●	We lack the financial infrastructure required for defense contracting.

●	The trading price of our Common Stock has fluctuated in the past, has recently been volatile and may be volatile in the future.

●	The price-based anti-dilution provisions in our convertible preferred stock may create a self-reinforcing cycle of dilution if our stock price declines.

●	The substantial overhang of shares issuable upon conversion of preferred stock and exercise of outstanding warrants may depress our stock price regardless of our operating performance.

●	We expect to issue additional shares of Common Stock or other securities in the future to fund acquisitions and operations, which would further dilute existing stockholders.

●	Our stock price has been and may continue to be highly volatile, and investors may not be able to resell their shares at or above the price at which they purchased them.

●	We are currently at risk of failing to maintain the minimum stockholders’ equity and the alternatives of market value of listed securities or net income from continuing operations required by Nasdaq Listing Rules.

●	We might not be able to consummate the second tranche of our recent financing.

●	Star has the right to require the Company to exchange the Investment Note for all the shares of Star then held by the Company if the Common Stock is delisted.

●	There is no assurance that we will achieve and maintain profitability or that our revenue and business models will be successful. If our estimates or judgment relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

●	The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

●	As a public company, we are required to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our stock.

Risks Related to Our Employees and Other Service Providers

●	In the event of employee or service provider misconduct or error, our business may be adversely impacted. The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could adversely impact our business, operating results, and financial condition.

Corporate Information

We were incorporated under the name “Brilliant Acquisition Corporation”, a British Virgin company. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. on June 23, 2023, Brilliant entered into the Merger Agreement by and among Merger Sub and Old Nukk. Old Nukk (f/k/a Compliance & Risk Management Solutions Inc.) was formed on July 29, 2013 in the State of Delaware as a for-profit Company. The Merger Agreement provided that, among other things, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old Nukk, with Old Nukk surviving as a wholly-owned subsidiary of Brilliant. The Merger closed on December 22, 2023. In connection with the Merger, Brilliant changed its name to “Nukkleus Inc.” Effective February 9, 2026, the Company changed its name to “T3 Defense Inc.”

Our principal executive offices are located at 575 Fifth Avenue, 14th Floor, New York, New York 10017. Our main telephone number is (646) 257-4214. The Company also has an office at 5 Hagvish, Netanya, Israel. maintain a website at www.t3dfns.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus in deciding whether to purchase our securities.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholder of up to 10,000,000 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”).

Common Stock offered by the Selling Stockholder	10,000,000 shares of our Common Stock described herein under “Esousa Committed Equity Financing.”

Common Stock outstanding before Offering:	3,250,296

Use of Proceeds	All of the Shares sold pursuant to this prospectus will be offered and sold by the Selling Stockholder. We will not receive any proceeds from such sales. However, the Purchase Agreement provides that we may sell up to an aggregate of $250,000,000 of our Common Stock to the Selling Stockholder from time to time in our discretion, which may require us to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of Common Stock to the Selling Stockholder under the Purchase Agreement. See “Use of Proceeds.”

Market for Common Stock and Ticker Symbol	Our Common Stock is presently listed on the Nasdaq Global Market under the symbol “DFNS.” The closing price for our Common Stock on October 1, 2026, as reported by the Nasdaq Global Market, was $6.86 per share.

Risk Factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors.”

The number of shares of Common Stock is based on 3,250,296 shares of Common Stock issued and outstanding as of September 30, 2026 and excludes the following:

●	31,907 shares of Common Stock issuable upon the exercise of outstanding Common Warrants issued in connection with the February 2026 Private Placement;

●	39 shares of Common Stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $69,057.69 per share; and

●	104,197 shares of Common Stock issuable upon the exercise of outstanding warrants having a weighted exercise price of $863.05 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and/or incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering by the Selling Stockholder

The sale or issuance of our Common Stock to the Selling Stockholder will cause dilution and the sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.

Subject to the terms of the Purchase Agreement, we generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. The extent to which we rely on the Selling Stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some, or none of the shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. When we sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The Selling Stockholder will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of our Common Stock to be sold to the Selling Stockholder under the Purchase Agreement is derived from the market price of our Common Stock on Nasdaq. Shares to be sold to the Selling Stockholder pursuant to the Purchase Agreement will be purchased at a discounted price. We may effect sales to the Selling Stockholder at a purchase price per share equal to 97.5% of the lower of: (i) the lowest daily VWAP of any trading day during the 15 trading days prior to, and including, the purchase date; and (ii) the closing price of the Common Stock on the applicable purchase date. See the section entitled “Esousa Committed Equity Financing” for more information.

As a result of this pricing structure, the Selling Stockholder may sell the shares it receives immediately after receipt of such shares, which could cause the price of our Common Stock to decrease.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Selling Stockholder to purchase up to $250,000,000 of our Common Stock under the Purchase Agreement over a 36-month period. As of the date of this prospectus, we have sold $8,980,036 of shares of Common Stock to the Selling Stockholder. The Prior Registration Statement registered 48,000,000 shares (pre-Reverse Stock Split), the registration statement of which this prospectus forms a part has registered 10,000,000 shares, and we may register additional shares for resale by the Selling Stockholder pursuant to the Purchase Agreement and the related registration rights agreement. Accordingly, in order to receive aggregate gross proceeds equal to $250,000,000 available to us under the Purchase Agreement, we may need to issue and sell to the Selling Stockholder under the Purchase Agreement more than the number of shares of Common Stock registered hereby, which would require us to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of Common Stock to the Selling Stockholder under the Purchase Agreement.

The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working and other capital needs. Even if we were to sell to the Selling Stockholder all of the shares of Common Stock available for sale to the Selling Stockholder under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after it has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, the other investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Our commitment to issue shares of Common Stock pursuant to the terms of the Purchase Agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Purchase Agreement has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The Selling Stockholder may participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

Risks Related to Our Business and the Defense Industry

The audited consolidated financial statements included in this prospectus have been prepared assuming the Company will continue as a going concern.

The Company recorded negative working capital of approximately $131 million (which includes $124 million of stock purchase warrant liabilities which will not require any cash to extinguish) and stockholders’ deficit of $19 million as of June 30, 2026. For the six months ended June 30, 2026, we had a net operating loss of $7.2 million and $3.4 million for the three months ended June 30, 2026, and net cash used in operations of $9.8 million. Absent any other action, the Company will require additional liquidity to continue its operations for the next 12 months.

After evaluating these conditions, management concluded that its plans, when considered in aggregate, alleviate substantial doubt about the Company’s ability to continue as a going concern. Those plans include: (i) the Company’s existing unrestricted cash balance of approximately $4.1 million, sufficient to fund projected operating expenses through the look-forward period; (ii) an active equity line of credit (“ELOC”) with Esousa — legally binding, SEC-registered, and shareholder-approved — providing drawdown capacity, which exceeds the Company’s projected annual operating cash needs; (iii) the Company’s majority-owned subsidiaries, including Rimon Ltd. and Nimbus Drones, which are cash-positive and require no capital support from the Company; (iv) management’s ongoing efforts to assist subsidiaries in securing or expanding bank credit facilities; (v) the option to satisfy certain obligations through issuance of equity in lieu of cash; and (vi) management’s plans to conduct efficiency measures and cost reduction steps in certain subsidiaries.

In addition, management believes that the completion of the sale by Water IO Ltd., a majority-owned indirect subsidiary of the Company (“Water IO”), of Zorro Net Ltd. (“Zorro Net”) to BiomX Inc. (“BiomX”), pursuant to which Water IO received 1,300,000 shares of BiomX common stock and a $1.25 million promissory note, may provide additional liquidity and financial flexibility to the Company and its subsidiaries. The sale occurred on April 10, 2026, and the note is currently due November 1, 2026.

Management has determined that its plans are probable of being effectively implemented and probable of mitigating the conditions described above, enabling continuation of the Company’s operations for the foreseeable future.

Our unprecedented transformation from financial technology to aerospace and defense lacks any operational track record and may completely fail.

We have recently completed our business model transformation. This transformation required or requires us to: divest our existing operations; acquire and integrate multiple defense companies; establish new regulatory compliance systems for ITAR, DFARS, and other regulations; obtain facility security clearances that typically take 12-18 months; recruit cleared personnel in a competitive market; and develop prime contractor relationships from scratch, all within a short timeframe.

We have never managed a defense program, never held a government contract, never obtained security clearances, and have no established relationships with prime defense contractors. The defense industry operates under fundamentally different business models, regulations, and customer requirements than financial services. There is no assurance that we will successfully execute this transformation or generate any returns from the substantial capital being deployed. Our complete lack of defense industry track record means investors are funding an entirely unproven strategy that may result in total loss of invested capital.

We are attempting to integrate multiple defense companies simultaneously without any aerospace and defense experience.

We have recently acquired Star 26, Tiltan, Nimbus and ITS, and are constantly pursuing other targets, all within a compressed timeframe and without any defense industry acquisition or integration experience. Each acquisition involves different countries (U.S., Israel, Europe), currencies, regulatory regimes, and business models. Managing simultaneous integrations of this magnitude typically requires extensive expertise, dedicated integration teams, and proven playbooks—none of which we possess.

Historical data shows that 70-90% of acquisitions fail to achieve projected synergies, and our complete lack of industry experience significantly increases this failure risk. We may discover post-closing that acquired technologies are obsolete, customer relationships are not transferable, key employees depart, or compliance violations trigger penalties. The complexity of simultaneous multi-jurisdictional defense acquisitions without relevant experience creates extreme execution risk.

Our Chief Executive Officer’s commitments to other companies may limit his ability to devote full-time attention to our business and could result in competition or conflicts of interest, which could adversely affect our operations and financial performance.

Menachem Shalom, our Chief Executive Officer, also serves as the Chief Executive Officer of Star 26, Motomova Inc., and Hold Me Ltd. These roles require Mr. Shalom to devote significant time and resources to the management and strategic direction of these other companies, which may reduce the time and attention he can dedicate to the Company. This divided focus could impair our ability to execute our business strategy, particularly as we transition to a defense-focused company following the acquisition of Star 26. The competing demands on Mr. Shalom’s time may delay critical decision-making, hinder our ability to respond to market opportunities, or weaken our operational oversight, all of which could materially adversely affect our business, financial condition, and results of operations.

Furthermore, the businesses of Star 26, Motomova Inc., and Hold Me Ltd. may operate in sectors or pursue opportunities that compete with our current or future operations. While Star 26 is now our wholly-owned subsidiary, Motomova Inc. and Hold Me Ltd. are separate entities with potentially divergent interests. Mr. Shalom’s involvement in these companies could lead to conflicts of interest, including the allocation of business opportunities, resources, or strategic priorities that may favor these other entities over the Company. Any such competition or conflicts could harm our competitive position, limit our growth prospects, and negatively impact the value of our securities.

If we do not effectively manage our growth and the associated demands on our operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, our business may be adversely impacted.

In our recent acquisitions, including our acquisitions of Star 26, Tiltan and Nimbus, our business has become increasingly complex by expanding the services we offer to include financial services and payment processing services. To effectively manage and capitalize on our growth, we must continue to expand our information technology and financial, operating, and administrative systems and controls, and continue to manage headcount, capital, and processes efficiently. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business as it expands across numerous jurisdictions, including difficulties in hiring, training, and managing an employee base. Failure to scale and preserve our company culture with growth could harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, the quality of our products and services may suffer, and our company culture may be harmed. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely, and reliable reports on our financial and operating results, including the financial statements provided herein, and could impact the effectiveness of our internal controls over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions, or fraud, though we have experienced no such material errors, omissions or fraud in the past. For example, our employees may fail to identify transaction errors or fraudulent information provided by our customers. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of bank relationships that could substantially impair or even suspend company operations.

We intend to continue to develop our technology, in particular our blockchain-enabled payment processing offering. Successful implementation of this strategy may require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Our growth may not be sustainable and depends on our ability to retain existing customers, attract new customers, expand product offerings, and increase processed volumes and revenue from both new and existing customers.

The future growth of our business depends on its ability to retain existing customers, attract new customers as well as getting existing customers and new customers to increase the volumes processed through our payments platform and therefore grow revenue. Our customers are not subject to any minimum volume commitments and they have no obligation to continue to use our services, and we cannot be sure that customers will continue to use our services or that we will be able to continue to attract new volumes at the same rate as we have in the past.

A customer’s use of our services may decrease for a variety of reasons, including the customer’s level of satisfaction with our products and services, the expansion of business to offer new products and services, the effectiveness of our support services, the pricing of our products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory or financial institution limitations, trust, perception and interest in foreign exchange and payment processing services and in our products and services, or reductions in the customer’s payment and transfer activity. Furthermore, the complexity and costs associated with switching to a competitor may not be significant enough to prevent a customer from switching service providers, especially for larger customers who commonly engage more than one payment service provider at any one time.

Any failure by us to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect our business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations.

We have divested our financial technology business and are now building a defense business, creating operational complexity and execution risk.

We are now focused on acquiring and integrating defense companies. This dual-track strategy has required and may continue to require management attention and resources across divergent activities, including: negotiating divestiture terms while managing acquisition integrations; maintaining legacy compliance obligations while implementing new defense regulations; supporting existing financial services customers during transition while pursuing defense customers; and managing employee uncertainty across both divesting and acquiring operations. The complexity of completing divestitures and acquisitions within a short timeframe significantly increases execution risk and the potential for value destruction in both transactions.

We are subject to heightened operational and cybersecurity risks.

We are subject to heightened operational and cybersecurity risks. Many of our employees work from their homes or other non-company dwellings. Technologies in our employees’ and service providers’ homes and shared office spaces may not be as robust and could cause the networks, information systems, applications, and other tools available to employees and service providers to be more limited or less reliable. Further, the security systems in place at our employees’ and service providers’ homes and shared office spaces may be less secure than those used in corporate offices, and while we have implemented technical and administrative safeguards to help protect our systems when our employees and service providers work from home, we may be subject to increased cybersecurity risk which could expose us to risks of data or financial loss, and could disrupt our business operations. There is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter risks associated with employees and service providers accessing company data and systems remotely.

Our defense technology distribution agreements expose us to rapid technological obsolescence and intense competition from larger defense contractors with greater resources and established government relationships.

The defense drone payload market is characterized by rapid technological advancement and intense competition from established defense contractors such as Lockheed Martin, Raytheon, and Northrop Grumman, as well as specialized drone companies like AeroVironment and Kratos Defense. These competitors possess significantly greater financial resources, established relationships with government procurement officials, and proven track records in defense contracting. BladeRanger’s patent-pending autonomous drone navigation technology, while promising, faces competition from well-funded competitors who may develop superior technologies or secure key government contracts that could limit our market access. Additionally, the defense technology sector is subject to rapid obsolescence, and any failure by BladeRanger to continue innovating or maintain technological superiority could render our distribution rights less valuable or unmarketable.

Our recent pivot from fintech to the defense sector exposes us to new operational, regulatory, and market risks for which we have limited prior experience.

We have recently transitioned our business focus from financial technology services to the distribution of advanced defense technologies, primarily through exclusive distribution agreements with Israeli-based companies. This pivot represents a significant shift in our operations, requiring us to develop new expertise in the defense and homeland security markets, including sales, marketing, compliance, and supply chain management tailored to highly regulated industries. Our management team and employees have limited experience in the defense sector, which may result in challenges adapting to industry-specific practices, customer requirements, and competitive dynamics. Failure to effectively manage this transition could lead to operational inefficiencies, delays in fulfilling distribution obligations, or inability to capitalize on market opportunities, adversely affecting our business, financial condition, and results of operations.

We have an exclusive distribution agreement with an Israeli supplier, and any termination, non-renewal, or disruption in this relationship could severely impact our operations.

Our current business model relies almost entirely on an exclusive U.S. distribution agreement executed in August 2025 with BladeRanger Ltd. for drone payload systems. This agreement grants us rights limited to the U.S. defense and homeland security markets and imposes minimum purchase or revenue commitments (e.g., 5, 10, and 15 payloads in Years 1-3). Failure to meet these commitments could result in termination of the agreement, loss of exclusivity, or penalties, forcing us to seek alternative suppliers on less favorable terms or cease operations in these product lines. Any disputes with our suppliers, changes in their business strategies, or external factors affecting their ability to supply products (such as production delays or quality issues) could disrupt our inventory, delay deliveries to customers, and lead to lost revenue or reputational damage.

Any significant disruption in our technology could adversely impact our brand and reputation and our business, operating results, and financial condition.

During our transformation period, we are building new technology infrastructure to support defense operations and have divested our legacy financial technology systems. Our reputation and ability to grow our defense business depends on our ability to develop and maintain systems that meet defense industry standards for reliability, scalability, and performance, including compliance with DFARS cybersecurity requirements and maintaining systems capable of handling classified information processing once we obtain necessary clearances. The proper functioning of our future defense products and services will depend on secure networks, encrypted communications, and systems that meet government security standards.

Our systems, the systems of our third-party service providers and partners, and defense networks we will interact with, have experienced from time to time and may experience in the future service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, insider threats, break-ins, sabotage, human error, vandalism, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. In addition, extraordinary site usage could cause our computer systems to operate at an unacceptably slow speed or even fail. Some of our systems, particularly those we have acquired from Star 26 and Tiltan, or the systems of our third-party service providers and partners are not fully redundant, and our or their disaster recovery planning may not be sufficient for all possible outcomes or events.

If any of our systems, or those of our third-party service providers, are disrupted for any reason, our defense products and services may fail, resulting in unanticipated disruptions, slower response times and delays in our services. For defense contracts, system failures could result in program delays, cost overruns, performance penalties, or contract terminations. This could lead to missed contract milestones, incomplete or inaccurate program reporting, loss of sensitive government information, increased demand on limited program management resources, government claims, and complaints with regulatory organizations, lawsuits, or enforcement actions. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could harm our business. Frequent or persistent interruptions in our services could cause current or potential defense customers or partners to believe that our systems are unreliable, leading them to select other contractors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brands in the defense community. Moreover, to the extent that any system failure or similar event results in damages to our customers or their programs, these customers or the government could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, are likely to be time-consuming and costly for us to address. Problems with the reliability or security of our systems would harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, operating results, and financial condition. In addition, we are continually developing our information systems and technologies to meet defense industry requirements. Implementation of new systems and technologies is complex, expensive, time-consuming, and may not be successful. If we fail to timely and successfully implement new information systems and technologies, or improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, it could have an adverse impact on our business, internal controls (including internal controls over financial reporting), operating results, and financial condition. Because we will be subject to defense regulation in multiple jurisdictions, frequent or persistent interruptions could also lead to regulatory scrutiny, significant fines and penalties, potential debarment, and mandatory and costly changes to our business practices, and ultimately could cause us to lose facility security clearances or government contracts that we need to operate, or prevent or delay us from obtaining additional clearances and contracts that may be required for our business.

We rely on third parties in critical aspects of our business, which creates additional risk. Our ability to offer our services depends on relationships with other financial services institutions and entities, and our inability to maintain existing relationships or to enter into new such relationships could impact our ability to offer services to customers.

As we build our defense business, we will depend on relationships with prime defense contractors, specialized subcontractors, and government-approved suppliers. We will depend on various third-party partners including prime contractors who control access to major defense programs, cleared facilities for classified work, and specialized defense supply chains.

To participate in defense programs, we must establish relationships with prime contractors and other defense companies for teaming agreements, joint ventures, and subcontracting opportunities. Major primes like Lockheed Martin, Boeing, and Raytheon control the majority of defense spending and often prefer working with established partners. Our ability to win defense contracts depends on our ability to establish these critical relationships despite our lack of track record.

Also, critical aspects of our defense technology will rely on third-party technologies, including specialized defense components, ITAR-controlled technologies, and government-furnished equipment. Our lack of established relationships in the defense industry and foreign ownership structure may be an impediment to our ability to establish partnerships with major defense contractors. Should potential partners refuse to work with us, we would be at risk of being unable to participate in major defense programs.

Third parties upon which we rely for defense programs may refuse to partner with us, may breach their agreements with us, refuse to enter into agreements on commercially reasonable terms, take actions that degrade the functionality of our services, impose additional costs or requirements on us, or give preferential treatment to established defense contractors, any of which could prevent us from competing effectively and materially and adversely affect our business, financial condition, results of operations and prospects.

Some third parties that provide services to the defense industry may have significant market power and be able to impose unfavorable terms on new entrants like us. In addition, there can be no assurance that third parties will be willing to work with us on acceptable terms, or at all. If we cannot establish necessary partnerships, we may be unable to compete for defense contracts, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Risks Related to the Defense Industry

We lack the facility security clearances and cleared personnel required for 90% of U.S. defense contracts.

Approximately 90% of U.S. defense contracts require facility security clearances that we completely lack. Obtaining clearances involves: 12-18 month investigation periods; extensive ownership documentation complicated by our foreign ties; sophisticated security system implementation; designation of cleared U.S. citizen executives; and ongoing compliance costs exceeding $500,000 annually. Our foreign ownership through Israeli subsidiaries may preclude certain clearance levels entirely or require restrictive FOCI mitigation agreements. Without clearances, we are excluded from classified programs, sole-source contracts, prime contractor opportunities, and the majority of defense spending.

Fixed-price defense contracts expose us to unlimited losses without cost estimation experience.

The majority of defense contracts are fixed-price, meaning we bear all risk of cost overruns. We have zero experience estimating defense program costs, which require sophisticated models accounting for technical complexity, regulatory compliance, supply chain volatility, labor escalation, and schedule delays. Industry data shows 65% of major defense programs experience cost overruns exceeding 25%. Our lack of historical data, experienced estimators, and program management expertise virtually guarantees significant losses. A single major fixed-price contract loss could exceed our entire equity base.

Export control violations could result in criminal prosecution and permanent debarment.

Operating in defense requires strict ITAR and EAR compliance, where violations carry criminal penalties, fines up to $1 million per violation, and permanent debarment. We lack export compliance programs, technology control plans, licensing expertise, deemed export procedures, and supply chain compliance systems. Our Israeli operations create immediate deemed export risks. Recent enforcement actions include: Raytheon paying $100 million, multiple executive criminal convictions, and permanent debarments. Our lack of compliance infrastructure creates extreme risk of violations that could destroy our business.

We face overwhelming competition from established prime contractors.

The aerospace and defense industry is dominated by companies like Lockheed Martin, Boeing, and Raytheon with 100+ year histories, billions in R&D budgets, thousands of cleared personnel, established customer relationships, and political influence. These contractors win 80% of defense dollars through evaluation criteria favoring past performance we don’t have. As a new entrant with zero track record, we face insurmountable disadvantages in competing for contracts. Small defense companies have failure rates exceeding 60% within five years.

We must comply with complex defense regulations without any infrastructure.

Defense operations require compliance with ITAR, DFARS, CMMC, FAR, CAS, and other regulations for which we have zero infrastructure or expertise. Implementation costs typically exceed $3-5 million in year one. Common violations include inadvertent technical discussions, missing flow-down clauses, and inadequate cybersecurity. Recent enforcement: Raytheon paid $950 million, Boeing suspended from contracts. Our lack of compliance infrastructure virtually guarantees violations resulting in suspension or debarment.

Our defense distribution business is subject to complex export control laws and regulations, including ITAR and EAR, and failure to comply could result in significant fines, loss of export privileges, and reputational damage.

The distribution of drone payloads and advanced defense software is subject to strict U.S. export control regulations, including the International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR). We must obtain and maintain appropriate licenses and ensure compliance with all export restrictions. Any violations, even inadvertent ones, could result in criminal and civil penalties, loss of export privileges, debarment from government contracts, and severe reputational harm.

Dependence on government and homeland security customers exposes us to risks associated with budget constraints, procurement processes, and policy changes.

A significant portion of our target market consists of U.S. government agencies, military branches, and homeland security entities, whose purchases are subject to federal budgeting cycles, sequestration, or shifts in defense priorities. Reductions in defense spending, delays in appropriations, or changes in administration policies could decrease demand for our distributed products, impacting our revenue projections. Government procurement processes are often lengthy, competitive, and unpredictable, requiring us to navigate complex bidding requirements without guaranteed success. Moreover, as a distributor rather than a manufacturer, we may face challenges in qualifying for certain contracts that favor direct suppliers or U.S.-based entities. Failure to secure key contracts or adapt to policy shifts could result in underutilization of our distribution rights, inability to meet minimum commitments under our agreements, and substantial financial harm.

The defense procurement process is lengthy, complex, and highly competitive, which may prevent us from achieving the revenue targets required under our distribution agreements.

Sales to defense and homeland security customers typically involve long procurement cycles, extensive testing and certification requirements, competitive bidding processes, and budget constraints. These factors could make it difficult to achieve the aggressive revenue targets we have committed to, particularly the $3 million first-year revenue requirement under the Tiltan agreement and the escalating purchase requirements under the BladeRanger agreement.

We face potential liability and indemnification obligations related to the defense products we distribute, which could expose us to significant financial losses.

As the exclusive U.S. distributor of drone payloads and defense software, we may face product liability claims, indemnification obligations, or lawsuits related to product performance, defects, or misuse. While our agreements include certain protections, we could still face substantial legal costs, damages, and reputational harm from claims related to these defense technologies, particularly given their use in critical security applications.

Risks Related to Geopolitical and Macroeconomic Conditions

Risks Related to the Ongoing Conflict in Israel and Regional Instability

The ongoing “Swords of Iron” war and the broader military conflict in the Middle East have had, and may continue to have, a material adverse effect on our Israeli operations, supply chains, personnel, and ability to execute our business strategy.

Since October 7, 2023, Israel has been engaged in an ongoing multi-front military conflict, initially triggered by the Hamas attack on southern Israel and subsequently expanding to military operations against Hezbollah in Lebanon, Houthi forces in Yemen, Iranian-backed militias in Syria and Iraq, and direct hostilities with Iran, including a 12-day conflict in June 2025 that resulted in over a billion dollars in claimed property damage in Israel. The majority of our operations, employees, and subsidiaries are located in Israel. Our Israeli subsidiaries — including B. Rimon Agencies Ltd., Tiltan Software Engineering Ltd., Nimbus Drones Technologies Ltd. and I.T.S. Industrial Tecno-logic Solutions Ltd., Positech Ltd. — are directly exposed to the consequences of this conflict, including missile and drone attacks on Israeli territory, temporary evacuation of employees from facilities subject to attack, disruptions to supply chains and shipping routes (exacerbated by attacks by the Houthi movement on shipping in the Red Sea, which have materially increased transportation costs and delivery times), material and component shortages resulting from limitations imposed by certain countries on exports to Israel, and general economic instability. The security situation has created additional challenges, including reluctance by certain foreign counterparties to perform contractual obligations with Israeli entities during hostilities, various bans and limitations on trade and cooperation with Israel-related entities, and fluctuations in the value of the New Israeli Shekel. While ceasefire agreements have been reached on certain fronts, the security situation remains volatile, and the scope, duration, and ultimate consequences of the conflict remain highly uncertain.

Mandatory military reserve duty obligations have resulted in, and may continue to result in, significant personnel shortages that disrupt our operations, production schedules, and ability to fulfill contractual obligations.

Under Israeli law, Israeli citizens and permanent residents are subject to mandatory military reserve service obligations. Since the commencement of the “Swords of Iron” war, our need for employees, particularly in the fields of production and development, has increased in light of higher demand for defense products, while at the same time a significant number of our employees have been called up for military reserve duty, creating recurring personnel shortages. As a smaller reporting company with few employees, the impact of reserve duty call-ups on our operations may be disproportionately severe. Many of our key technical personnel, engineers, and production workers are of military reserve age and are subject to call-up with little or no advance notice, for unpredictable durations. During the initial phase of the conflict, Israeli companies in our sector experienced workforce reductions of up to 40% and operational suspensions lasting 60 days or more. If a material number of our employees are called for reserve duty simultaneously, or if key personnel are called during critical project delivery or acquisition integration periods, we may be unable to meet contractual deadlines, maintain production schedules, fulfill customer orders, or operate our businesses at required levels, any of which could result in breach of contract, loss of customer relationships, financial penalties, and material harm to our business, financial condition, and results of operations.

Escalating global conflicts, particularly the ongoing wars in the Middle East and Ukraine, create both heightened demand and severe operational risks for our business.

The global security environment has deteriorated significantly, with active military conflicts in the Middle East (including the ongoing conflict in Israel and the broader regional tensions involving Iran, Hezbollah, and other actors) and the continuing war in Ukraine now entering its fourth year. While these conflicts may drive increased defense spending globally, they create severe and direct operational risks for our company. Our Israeli subsidiaries, including B. Rimon Agencies Ltd., Tiltan Software Engineering Ltd., Nimbus Drones Technologies Ltd., and I.T.S. Industrial Tecno-logic Solutions Ltd., operate in an active conflict zone where missile attacks, drone incursions, and ground operations pose immediate threats to our facilities, personnel, and supply chains. Mandatory military reserve duty requirements have at times removed significant portions of the Israeli workforce from civilian employment, directly affecting our subsidiaries’ ability to maintain production schedules and fulfill contractual obligations. Flight suspensions and port disruptions in Israel can impede logistics and delay delivery of critical defense products. The continuation or escalation of these conflicts could result in physical damage to our facilities, loss of key personnel, disruption of production, inability to fulfill contractual obligations, and substantial uninsured losses.

We do not carry war risk insurance for our Israeli operations, and losses arising from military conflict would be entirely unrecovered.

Standard commercial insurance policies maintained by our Israeli subsidiaries exclude losses arising from war, military action, terrorism, and related events. Specialized war risk insurance coverage for our Israeli operations is either unavailable or available only at costs that are prohibitively expensive relative to our current financial resources. Accordingly, we carry no insurance coverage for physical damage to our facilities, destruction of inventory or equipment, business interruption, or loss of key personnel resulting from missile strikes, drone attacks, or other military action. To date, none of our facilities have sustained physical damage from the conflict, but we cannot predict whether this will remain the case, particularly in the event of an escalation of hostilities with Iran or an expansion of the conflict to additional fronts. Any war-related losses would be borne entirely by us with no prospect of insurance recovery, which could materially impair our financial condition and ability to continue operations.

The conflict has resulted in limitations on exports to Israel, attacks on defense companies by anti-Israeli organizations, and reputational risks that may impair our ability to conduct international business.

The ongoing conflict has resulted in limitations imposed by certain countries on exports to Israel, restrictions on defense cooperation with Israeli entities, and expanding boycott, divestment, and sanctions (BDS) campaigns targeting Israeli companies and companies doing business with Israel. As a smaller company without the resources or global infrastructure of an established prime contractor, we are vulnerable to such disruptions. International customers, partners, and distributors may decline to do business with us or our Israeli subsidiaries due to political pressure, reputational concerns, or changes in their governments’ policies toward Israel. Our employees at Israeli subsidiaries may face increased pressure due to geopolitical considerations, potentially affecting our ability to attract and retain talent. Any of these developments could limit our addressable market, disrupt our supply chains, impair our revenue growth, and adversely affect our business, financial condition, and results of operations.

Our business partners, customers, and suppliers may invoke force majeure or otherwise fail to perform their contractual obligations as a result of the conflict, which could disrupt our operations and revenue.

The SEC has noted that companies with operations or business relationships in conflict-affected areas should evaluate the potential impacts of counterparties failing to perform obligations, including by invoking force majeure provisions. Several of our contracts with Israeli and international counterparties contain force majeure clauses that may be triggered by the ongoing military conflict or by future escalations. If our customers delay or cancel orders, if our suppliers are unable to deliver materials or components due to export restrictions, shipping disruptions, or damage to their own facilities, or if our business partners invoke force majeure to suspend or terminate contractual obligations, our revenue, supply chain continuity, and business operations could be materially adversely affected. Additionally, we may be unable to invoke force majeure in our own favor if we are unable to perform under our contracts due to the conflict, exposing us to potential claims for breach of contract and damages.

Rising global defense spending may not translate into revenue for our company, and shifts in government budget priorities could adversely affect demand for our products and services.

Global defense spending has reached levels not seen since the Cold War, with NATO members moving toward a 3.5% of GDP defense spending target and the United States proposing its first-ever trillion-dollar defense budget for fiscal year 2026. While these macro trends may appear favorable, there is no assurance that increased defense budgets will result in contracts or revenue for our company. Government defense budgets are subject to annual appropriations, continuing resolutions, sequestration, and political priorities that can shift rapidly. Changes in administration, shifting threat assessments, and fiscal constraints may redirect defense spending away from the categories of products and services we offer. Moreover, as a relatively small and newly formed defense platform, we lack the established relationships and past performance record that government procurement officers and prime contractors rely upon when awarding contracts. Even in a period of rising defense budgets, we may be unable to capture meaningful contract awards, which would adversely affect our ability to achieve profitability and fund ongoing operations.

U.S. trade policy, including tariffs and export restrictions, may increase our costs, disrupt our supply chains, and limit our market access.

The current U.S. trade policy environment is characterized by elevated tariffs, evolving export control regimes, and increasingly restrictive foreign investment regulations. Tariffs on imported materials, components, and finished defense products from allied countries, including Israel, may increase our procurement costs and reduce our margins. Our Israeli-manufactured products, including generators, drone payloads, motion control systems, and AI software, may become subject to new or increased tariffs that we cannot pass on to customers. Additionally, U.S. export control regulations, including the International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR), are becoming more stringent, and any violations, even inadvertent, could result in criminal and civil penalties, loss of export privileges, or debarment from government contracts. Changes in the U.S.-Israel trade relationship, including renegotiation of free trade agreements or changes in defense cooperation frameworks, could materially and adversely affect our business.

Intensifying great-power competition and the fragmentation of international trade and security frameworks create systemic risks to our business model.

The international security and trade architecture is undergoing fundamental restructuring. U.S.-China strategic competition has resulted in export restrictions on critical technologies, restrictions on Chinese rare earth exports (which are essential for defense manufacturing), and the formation of competing technology and security blocs. Russia’s invasion of Ukraine has triggered comprehensive sanctions regimes, disrupted energy markets, and accelerated European rearmament. The potential expiration of the New START nuclear arms control treaty in 2026, combined with expanding nuclear arsenals and proliferation risks, increases the likelihood of a new arms race with attendant risks to global stability. China’s demonstrated willingness to weaponize its dominance in rare earth minerals, critical semiconductor components, and drone components as instruments of geopolitical coercion threatens supply chains throughout the defense industry, including our own. These systemic risks may result in higher input costs, disrupted supply chains, restricted market access, and an operating environment of sustained uncertainty that depresses investment and growth.

Our Israeli operations face active military conflict without war risk insurance.

Our Israeli subsidiaries operate in an active conflict zone with ongoing military operations. Risks include: missile attacks that could destroy facilities; mandatory reserve duty removing 30% of workforce; flight suspensions preventing logistics; supply chain disruptions; cyber attacks on defense companies; and economic impacts from mobilization. Standard insurance excludes war risks, and specialized coverage is unavailable or prohibitively expensive. During the October 2023 conflict, Israeli companies experienced 40% workforce reductions and 60-day operational suspensions. War-related losses would be entirely unrecovered.

Operating across multiple jurisdictions creates irreconcilable legal conflicts.

Our U.S., Israeli, and European operations create conflicts between national security laws, technology transfer restrictions, and foreign investment regulations. Critical conflicts include: U.S. ITAR restrictions versus Israeli technology requirements; CFIUS powers versus Israeli defense controls; EU privacy laws versus U.S. surveillance requirements; and conflicting sanctions regimes. Compliance with one jurisdiction’s laws may violate another’s, creating permanent risk regardless of our compliance efforts.

Our foreign ownership structure may permanently preclude classified U.S. defense programs.

Our foreign ties may exclude us from classified programs representing 40% of defense spending. The National Industrial Security Program requires FOCI mitigation that severely restricts operations. Even with mitigation, we would be excluded from Special Access Programs and the highest-value contracts. Major primes increasingly refuse to work with FOCI-mitigated companies. Our structure may create an insurmountable barrier to 40% of the U.S. defense market.

Geopolitical tensions, international conflicts, or changes in U.S.-Israel relations could disrupt our supply chain and restrict our ability to distribute defense technologies.

As our suppliers are based in Israel, our operations are vulnerable to geopolitical risks in the Middle East, including ongoing conflicts, political instability, or escalations involving Israel. Such events could lead to supply disruptions, increased costs for shipping or insurance, or export restrictions imposed by Israeli authorities. Furthermore, shifts in U.S. foreign policy, trade relations with Israel, or sanctions could limit our access to these technologies. For instance, heightened tensions might result in delays at ports, damage to supplier facilities, or workforce disruptions in Israel, directly impacting our ability to fulfill customer orders. If we cannot secure alternative sources quickly, these risks could cause significant interruptions in our business, leading to breaches of customer contracts, financial losses, and potential legal liabilities.

We are subject to stringent U.S. and international regulations governing defense technologies, and non-compliance could result in fines, loss of licenses, or restrictions on our operations.

The distribution of defense-related products, including drone payloads and software for GPS-denied navigation, AI simulations, 3D mapping, and multi-sensor management, is heavily regulated under U.S. laws such as the International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR), and the Arms Export Control Act. These regulations require us to obtain export licenses, register as a defense exporter, and comply with end-user restrictions, particularly since our products originate from Israel and are intended for U.S. defense and homeland security applications. Violations, even unintentional, could lead to civil or criminal penalties, revocation of licenses, or debarment from government contracts. Additionally, changes in regulatory interpretations or heightened scrutiny of foreign-sourced defense tech could impose new compliance burdens, increasing our costs and delaying product distribution. Our limited experience in this regulatory environment heightens the risk of oversight failures, which could materially adversely affect our business and reputation.

Risks Related to Our Financial Condition and Existing Capital Structure

The trading price of our Common Stock has fluctuated in the past, has recently been volatile and may be volatile in the future.

From the beginning of fiscal year 2026 to date, daily trading volume has ranged from 18,000 shares to 79,000,000. We may incur rapid and substantial decreases in our share price in the foreseeable future that are unrelated to our operating performance or prospects. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The volatility also makes it more difficult for prospective investors to assess the rapidly changing value of our shares. As a result of this volatility, investors may experience losses on their investment in our shares.

These broad market and industry factors may seriously harm the market price of our shares, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that the trading price of our shares will remain at current prices or that future sales of our shares will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to a sudden increase in demand for stock resulting in aggregate short positions in the stock exceeding the number of shares available for purchase, forcing investors with short exposure to pay a premium to repurchase shares for delivery to share lenders. This is known as a “short squeeze.” These short squeezes have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share declines steadily as interest in those stocks abates. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that they will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from their underlying value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer shares of common stock or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell shares of common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

As a relatively small-capitalization company with a relatively small public float, our stock price may experience greater volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility involving companies with relatively small public floats, including our own. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices.

For example, on July 20, 2026, our common stock began trading on a split-adjusted basis following a 1-for-125 reverse stock split. Since that date through August 25, 2026, our common stock has traded at a high of $91.00 per share on July 30, 2026 and a low of $3.70 per share on July 24, 2026, and daily trading volume during this period has ranged from a low of approximately 147,653 shares on August 20, 2026 to a high of approximately 78,865,711 shares on July 27, 2026. Trading in our common stock has also been halted on multiple occasions during July and August 2026 due to volatility.

Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volume of our common stock is low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trading could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience substantial losses on their investment in our common stock.

A decline in the market price of our common stock could also adversely affect our ability to issue additional shares of common stock or other securities and our ability to obtain additional financing in the future.

We lack the financial infrastructure required for defense contracting.

Defense contractors require: performance bonds equaling 100% of contract value; payment bonds; letters of credit; working capital lines for 60-90 day payment cycles; and DCAA-compliant accounting systems. Surety companies require 3 years of profitable operations we don’t have. Banks won’t provide credit without contract history and positive cash flow. Without bonding, we cannot bid on contracts exceeding $150,000. These gaps exclude us from meaningful defense contracts.

The outstanding warrants, convertible preferred stock, and our equity line of credit facility may result in substantial dilution to existing stockholders and depress our stock price.

Our capital structure includes a significant number of securities that are currently convertible into or exercisable for shares of our Common Stock. As of the date of this prospectus, these include: (i) 2,184 shares of Common Stock issuable upon exercise of outstanding Common Warrants issued in the February 2026 Private Placement, exercisable at $266.25 per share with a cashless exercise option based on Black-Scholes value; (ii) 29,723 shares of Common Stock issuable upon exercise of outstanding Pre-Funded Warrants issued upon the earlier conversion of Series B Preferred Stock issued in the first tranche of the February 2026 Private Placement; (iii) an aggregate of 104,197 shares of Common Stock issuable upon exercise of other outstanding warrants to purchase Common Stock; and (iv) the ELOC under which the Company may sell shares of Common Stock from time to time. The conversion or exercise of all or a significant portion of these securities would result in the issuance of a substantial number of additional shares of Common Stock, which would significantly dilute the ownership interest of existing stockholders and could materially depress the market price of our Common Stock.

The price-based anti-dilution provisions in our convertible preferred stock may create a self-reinforcing cycle of dilution if our stock price declines.

The Series B Preferred Stock and the associated warrants issued to the purchaser contain price-based anti-dilution adjustment provisions that automatically reduce the conversion or exercise price — and correspondingly increase the number of shares of Common Stock issuable upon conversion or exercise — if we issue additional shares or convertible securities at prices below the then-applicable conversion or exercise price (subject to certain exempt issuances). The conversion price of the Series B Preferred Stock is also subject to further downward adjustment upon receipt of stockholder approval to the lower of the then-applicable conversion price and the market price of the Common Stock at the time of the triggering event. These provisions mean that if our stock price declines, the holders will be entitled to convert into or exercise for a greater number of shares than initially contemplated, resulting in additional dilution beyond what was anticipated at the time of the original issuance. This downward price adjustment mechanism may create a self-reinforcing cycle: declining stock prices trigger increased conversion shares, the prospect of which further depresses the stock price, leading to further adjustments and additional dilution. Such “death spiral” dynamics have been observed in other public companies with similar convertible security structures and can result in severe erosion of value for existing common stockholders.

The substantial overhang of shares issuable upon conversion of preferred stock and exercise of outstanding warrants may depress our stock price regardless of our operating performance.

Even if the holders of our convertible preferred stock and warrants do not immediately convert or exercise their securities, the existence of a large number of shares of Common Stock that may be issued in the future creates a significant “overhang” that may depress the trading price of our Common Stock. Market participants may sell existing shares in anticipation of future dilutive issuances, or may be unwilling to purchase shares knowing that a substantial number of additional shares may enter the market at any time. The Series B Preferred Stock, if fully converted at their respective current conversion prices, would result in the issuance of additional shares representing a significant percentage of our currently outstanding Common Stock. The aggregate potential dilution from all outstanding convertible securities and warrants is substantial relative to our current public float, and this overhang may discourage new investment, impair our ability to raise capital on favorable terms, and limit the potential appreciation of our stock price, regardless of our operating performance.

We expect to issue additional shares of Common Stock or other securities in the future to fund acquisitions and operations, which would further dilute existing stockholders.

Our business strategy depends on acquiring and integrating defense companies, which we have historically financed in significant part through the issuance of equity securities. We expect to continue to use our Common Stock as acquisition currency, to fund operations, and to attract and retain employees and consultants. We are also obligated to issue additional shares under existing contractual commitments, including shares issuable to the Tiltan seller based on earn-out provisions, additional shares that may be issuable in connection with the ITS acquisition upon exercise of our option to acquire the remaining 49%, and shares that may be issued under future equity incentive plans that will require stockholder approval under Nasdaq listing rules. Each additional issuance of Common Stock or convertible securities will further dilute the ownership interest and economic value of existing stockholders’ shares, may reduce earnings per share, and may adversely affect the market price of our Common Stock. There can be no assurance that we will be able to issue additional equity securities on terms favorable to us, and any future issuances may be on terms significantly dilutive to existing stockholders.

Our stock price has been and may continue to be highly volatile, and investors may not be able to resell their shares at or above the price at which they purchased them.

The market price of our Common Stock has been subject to significant volatility since our transition from a financial technology company to a defense holding company. The trading price may continue to fluctuate widely in response to factors including: our ability to successfully execute our defense acquisition strategy and integrate acquired companies; quarterly variations in our results of operations or those of our competitors; changes in defense spending priorities or government budget sequestration; negative publicity regarding the conflict in Israel, changes in U.S.-Israel relations, or BDS campaigns targeting Israeli companies; changes in financial estimates or recommendations by securities analysts; sales of Common Stock by insiders, large stockholders, or holders of convertible securities; the exercise of warrants or conversion of preferred stock; draws under the ELOC; announcements of new acquisitions, contracts, or products by us or our competitors; and general market conditions and macroeconomic factors. Our Common Stock has a relatively limited public float and trading volume, which amplifies price movements in response to trading activity. There can be no assurance that the market price of our Common Stock will not decline significantly from current levels.

Specifically, there are currently 0 shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock and 29,723 shares issuable upon exercise of outstanding pre-funded warrants. All of these shares may be issued at a price per share less than the price to be paid by purchasers of the securities registered hereby.

We are currently at risk of failing to maintain the minimum stockholders’ equity and the alternatives of market value of listed securities or net income from continuing operations required by Nasdaq Listing Rules.

On August 20, 2026, the Company received a notice (the “Notification Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on The Nasdaq Global Market, and, as of the date of the Notification Letter, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations (together with the stockholders’ equity requirement, the “Listing Rule”). Nasdaq Listing Rule 5450(b)(1)(A) requires listed securities to maintain a minimum stockholders’ equity of $10,000,000. Based on the stockholders’ equity reported in the Company’s Form 10-Q for the period ended June 30, 2026, the Company no longer meets the minimum stockholders’ equity requirement.

The Notification Letter provides that the Company has 45 calendar days, or until October 5, 2026, to submit a plan to regain compliance. If the plan is accepted, the Staff may grant the Company an extension period of up to 180 calendar days from the date of the Notification Letter to evidence compliance. If Nasdaq does not accept the plan, the Company may appeal the decision to a hearings panel.

The Notification Letter has no immediate effect on the listing or trading of the Company’s Common Stock on The Nasdaq Global Market and, at this time, the Common Stock will continue to trade on The Nasdaq Global Market under the symbol “DFNS.” The Company intends to timely submit a plan to regain compliance. The Company is currently evaluating its options for regaining compliance. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Listing Rule or, if accepted, that the Company will evidence compliance with the Listing Rule during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff.

Management believes that the reduction in stockholders’ equity of $42,523,000 as of March 31, 2026 to negative $19,659,000 as of June 30, 2026 is a result of the outstanding Common Warrants associated with the $10 million first tranche of the February 2026 Private Placement. The entire placement proceeds were allocated to the Common Warrants liability. Accordingly, for the six and three months ended June 30, 2026, the Company recognized a loss from the change in fair value of the Common Warrant liability of approximately $98,958 thousand and $80,884 thousand, respectively, representing the increase in fair value from approximately $25,429 thousand at initial recognition to approximately $124,387 thousand as of June 30, 2026 and $43,503 thousand as of March 31, 2026.

Delisting would adversely affect the liquidity, trading volume, investor interest and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

There can be no guarantee that we will continue to meet the requirements for listing on Nasdaq. Our failure to maintain compliance, and our failure to regain compliance thereafter, could result in delisting, which would trigger debt acceleration, acquisition agreement breaches, loss of blue sky law exemptions, elimination of trading liquidity, inability to use stock as currency, and severe capital raising constraints. Based on historical precedent, companies receiving deficiency notices face significant challenges in maintaining regaining compliance. Delisting would effectively end our transformation strategy.

We might not be able to consummate the second tranche of our recent financing.

Pursuant to the terms of the Securities Purchase Agreement we entered into in connection with the February 2026 Private Placement, the first tranche of which closed on February 26, 2026 and consisted of the sale of 200 units to Esousa for gross proceeds of $10 million, Esousa agreed to purchase an additional 200 units for an additional investment of $10 million upon satisfaction of certain conditions, including (i) the effectiveness of a registration statement, (ii) stockholder approval of the issuance of the transactions contemplated by the Securities Purchase Agreement as required pursuant to Nasdaq rules, (iii) the last closing trade price of the Common Stock being greater than $1.00 and (iv) the value of the trading in the Common Stock on Nasdaq for the 10 consecutive days preceding the second closing being at or above $900,000 (the “Second Closing Market Trading Value”), provided that if the Second Closing Market Trading Value is less than $900,000, then there will be a proportionate reduction in the number of units to be sold at the second closing. As a result of all the foregoing conditions, there is a possibility that the Purchaser will not have to consummate the additional investment of $10 million in which case the Company will utilize its current ELOC facility.

Star has the right to require the Company to exchange the Investment Note for all the shares of Star then held by the Company if the Common Stock is delisted.

Pursuant to the terms of the Star Purchase Agreement, among the Company, Star 26 and the other parties signatory thereto, the aggregate consideration paid by the Company for all the shares of Star consisted of: (i) $16,000,000, which was paid to Star 26 by the issuance by the Company of the Investment Note; (ii) $500,000 in cash, representing $5,000,000 less $4,500,000 previously borrowed by Star 26 from the Company; (iii) 4,770,340 Common Shares; (iv) the Warrant to purchase 12,017,648 Warrant Shares at an exercise price of $1.50 per share, exercisable for a period of five years from the Closing Date; (v) the Six-Month Note in the principal amount of $3,000,000, which accrues interest at the rate of 8% per annum and matures on July 12, 2026; and (vi) the Three-Month Note in the principal amount of $3,000,000 (the “Three-Month Note”), which matures on April 12, 2026. The Common Shares, the Warrant, the Six-Month Note and the Three-Month Note were subsequently assigned by Star 26 to the Star shareholders, pro ratably based on their equity ownership in Star 26. The Purchase Agreement provides that if, for a period of 12 months after the closing, the Common Stock is delisted from Nasdaq, Star 26 shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star 26 then held by the Company. In such instance, Star 26 shall retain any cash payments made by the Company to Star 26 and the Company shall retain an equity interest in Star 26 equivalent to all cash payments. Given the current stock price of our Common Stock and the previous reverse stock splits effectuated by the Company, there is a possibility that our Common Stock could be delisted and Star would exercise its right to exchange the Investment Note for the shares of Star owned by the Company.

There is no assurance that we will achieve and maintain profitability or that our revenue and business models will be successful.

Our ability to achieve and maintain profitability is based on numerous factors, many of which are beyond our control. We may not be able to generate sufficient revenue to maintain profitability in the short or long-term. Our revenue growth may slow, or our revenue may decline for a number of other reasons, including reduced demand for our offerings, increased competition, a decrease in the usage of blockchain technologies generally, or any failure to capitalize on growth opportunities.

We are continually refining our revenue and business model and have shifted our focus to the development and commercialization of our Platforms. There is no assurance that these efforts will be successful or that we will generate revenues commensurate with our efforts and expectations or become or stay profitable. We may be forced to make significant changes to our revenue and business model to compete with our competitors’ offerings, and even if such changes are undertaken, there is no guarantee that they will be successful or profitable. Additionally, we will need to hire, train, and integrate qualified personnel to meet and further such changes to our business objectives at potentially significant additional expense. Failure to successfully implement revenue and business models or manage related expenses could cause us to be unprofitable and have an adverse effect on our business, operating results and financial condition.

Changes in U.S. and foreign tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

We are subject to complex income and non-income tax laws and regulations in the United States and a variety of foreign jurisdictions. Our Israeli subsidiaries and cross-border defense operations create particular complexity. Both the United States and foreign jurisdictions may revise corporate income tax and other non-income tax laws which could impact the amount of tax due in such jurisdiction.

Our determination of our corporate income tax liability is subject to review and may be challenged by applicable U.S. and foreign tax authorities. Any adverse outcome of such challenge could harm our operating results and financial condition. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is complex and uncertain. Defense contracts often involve complex cost accounting standards and allowable cost determinations that affect tax treatment. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe is in compliance with current prevailing tax laws. Furthermore, as we operate in multiple taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the characterization and source of income or other tax items, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. The transfer of defense technology between our U.S. and Israeli operations raises particular transfer pricing complexities. The taxing authorities of the jurisdictions in which we operate may challenge our tax treatment of certain items or the methodologies we use for valuing developed technology or intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and operating results.

We are also subject to non-income taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes in the United States and various foreign jurisdictions. A change in the tax law could impact tax positions which could result in an increased exposure related to such tax liabilities. Such changes could have an adverse effect on our operating results and financial condition.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (as defined under Sections 382 and 383 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset post-change taxable income or taxes.

We have not performed a study to determine whether our NOLs are currently subject to Section 382 limitations. We may also experience a future ownership change under Section 382 of the Code that could affect our ability to utilize our NOLs to offset our income.

If our estimates or judgment relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates”. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the identification of performance obligations in revenue recognition, particularly for defense contracts with multiple deliverables and milestone payments, evaluation of tax positions, inter-company transactions, and the valuation of stock-based awards, among others. Defense contracts require particular judgment in percentage-of-completion accounting and estimating costs to complete. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of analysts and investors, resulting in a decline in the trading price of our Common Stock.

The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. As we transition to defense contracting, we must adopt government cost accounting standards and comply with DCAA requirements, which are significantly different from our previous financial services accounting. A change in these principles or interpretations could have a significant effect on our reported financial results and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public.

Defense contracting involves unique accounting requirements including Cost Accounting Standards (CAS), progress payment billing, and complex revenue recognition for long-term contracts. We lack experience with these specialized accounting requirements, and establishing DCAA-compliant accounting systems typically costs $500,000 to $1 million.

There remains uncertainty on how companies transitioning between industries should account for discontinued operations, acquisition-related costs, and transformation expenses. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods, restate our financial statements or impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Business metrics and other estimates are subject to inherent challenges in measurement, and our business, operating results, and financial condition could be adversely affected by real or perceived inaccuracies in those metrics.

As we transition from financial technology to defense, our traditional business metrics are no longer applicable, and we have not yet established meaningful defense industry metrics. We will need to develop new metrics relevant to defense contracting, such as contract backlog, book-to-bill ratios, win rates, and program performance indices. These metrics will be calculated using internal company data and initially will not be validated against industry standards. While these numbers will be based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in such measurements. During our transformation period, we have minimal operational metrics to report, making it difficult for investors to evaluate our progress or compare us to established defense contractors.

Our future defense business metrics may also be impacted by program delays, contract modifications, stop-work orders, or classification restrictions that limit disclosure. Government contracting involves unique reporting requirements and restrictions that differ significantly from commercial business metrics. If our metrics provide us with incorrect or incomplete information about program performance and contract profitability, we may make inaccurate conclusions about our business.

We are subject to changes in financial reporting standards or policies, including as a result of choices made by us, which could materially adversely affect our reported results of operations and financial condition and may have a corresponding material adverse impact on capital ratios.

Our consolidated financial statements are prepared in accordance with GAAP, which are periodically revised or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized bodies. It is possible that future accounting standards and financial reporting standards or policies, including as a result of choices made by us, which we are required to adopt, could change the current accounting treatment that applies to our consolidated financial statements and that such changes could have a material adverse effect on our reported results of operations and financial condition, and may have a corresponding material adverse effect on capital ratios.

As a public company, we are required to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our stock.

We are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our stock could decline, and we could be subject to sanctions or investigations by the exchange on which shares of our stock are listed, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We might require additional capital to support business growth, and this capital might not be available or may require stockholder approval to obtain.

We have funded our operations since inception primarily through equity financings, convertible notes, and revenue generated by our products and services. We intend to continue to make investments in our business to respond to business challenges, including developing new products and services, enhancing our operating infrastructure, expanding our international operations, and acquiring complementary businesses and technologies, all of which may require us to secure additional funds.

Additional financing may not be available on terms favorable to us, if at all. If we incur additional debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets, and the terms of any debt could restrict our operations.

Risks Related to Our Employees and Other Service Providers

In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions, and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, and misappropriation of information, failing to supervise other employees or service providers, or improperly using confidential information.

Employee or service provider errors, including mistakes in executing, recording, or processing transactions for customers, could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services, and is compounded by the fact that many of our employees and service providers are accustomed to working at tech companies which generally do not maintain the same compliance customs and rules as financial services firms.

This can lead to high risk of confusion among employees and service providers, particularly in a fast growth company like ours, with respect to compliance obligations particularly including confidentiality, data access, trading, and conflicts. It is not always possible to deter misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found not to have met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties and restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity, which could seriously damage our reputation. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper transactions could affect our brand and reputation.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could adversely impact our business, operating results, and financial condition.

We operate in a relatively new industry that is not widely understood and requires highly skilled and technical personnel. We believe that our future success is highly dependent on the talents and contributions of our senior management team, including Menachem Shalom, our Chief Executive Officer and a director and other key service providers across finance, compliance, legal, talent and marketing.

Our future success depends on our ability to attract, develop, motivate, and retain highly qualified and skilled employees and service providers. The pool of qualified talent is extremely limited, particularly with respect to executive talent, engineering, risk management, and financial regulatory expertise. We face intense competition for qualified individuals from numerous software and other technology companies. To attract and retain key personnel, we incur significant costs, including salaries and benefits and equity incentives. Even so, these measures may not be enough to attract and retain the personnel we require to operate our business effectively. The loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business, could adversely impact our operating results and impair our ability to grow.

Our culture emphasizes innovation, and if we cannot maintain this culture as we grow, our business and operating results could be adversely impacted.

We believe that our entrepreneurial and innovative corporate culture has been a key contributor to our success. We encourage and empower our employees and service providers to develop and launch new and innovative products and services, which we believe is essential to attracting high quality talent, partners, and developers, as well as serving the best, long-term interests of our company. If we cannot maintain this culture as we grow, we could lose the innovation, creativity and teamwork that has been integral to our business, in which case our products and services may suffer and our business, operating results, and financial condition could be adversely impacted.

Additional Risk Factors

Cybersecurity requirements exceed our current capabilities.

Defense contractors face sophisticated nation-state cyber threats and strict requirements we cannot meet. The Cybersecurity Maturity Model Certification requires 110 security controls, third-party assessment, and ongoing monitoring. Our inadequate cybersecurity virtually guarantees a breach that could result in contract loss and massive liability.

Environmental liabilities could exceed our resources.

Aerospace operations create environmental liabilities including hazardous materials, groundwater contamination, and air emissions with unlimited remediation costs. Recent examples: Raytheon allocated $1.2 billion for cleanup. Environmental insurance excludes pre-existing conditions. Discovery of contamination could trigger costs exceeding our market capitalization.

Menachem Shalom, our Chief Executive Officer and a director, beneficially owns a substantial percentage of our outstanding Common Stock and, if he exercises his warrants, would control a majority of the voting power of our Common Stock. This will allow him to exert significant control over corporate decisions and may discourage transactions that other stockholders may favor.

As of September 30, 2026, Menachem Shalom, our Chief Executive Officer and a director, beneficially owned 118,873 shares of our Common Stock, representing approximately 3.59% of our issued and outstanding shares of Common Stock. This beneficial ownership includes a five-year warrant to purchase an aggregate of 57,405 shares of our Common Stock at an exercise price of $64.05 per share. As a result of his current ownership position and his potential to acquire voting control of a majority of our outstanding Common Stock through the exercise of his warrant, Mr. Shalom has, and upon exercise of the warrant would have, the ability to exert significant influence over, or control, substantially all matters requiring stockholder approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, approval of mergers, acquisitions, and other business combinations, and the outcome of any other matter submitted to a vote of stockholders. This concentration of voting power could have the effect of delaying, deterring, or preventing a change of control of the Company, even if such a transaction would be beneficial to other stockholders, and could deprive other stockholders of the opportunity to receive a premium for their shares. Mr. Shalom’s interests may not always be aligned with the interests of other stockholders, and he may exercise his voting power in a manner that advances his own interests to the detriment of other stockholders.

In addition, Mr. Shalom involvement in other companies could give rise to conflicts of interest, including with respect to the allocation of business opportunities, corporate resources, and management attention.

The holders of our Series B Preferred Stock have additional voting power as compared to the holders of our Common Stock.

Each holder of our Series B Preferred Stock is entitled to 10,000 votes per share on matters submitted to a vote of stockholders. If we consummate the second tranche of the investment and receive an additional $10,000,000, the holders of our Series B Preferred stock will hold 200 shares. This will entitle the holders to no less than 2,000,000 votes, which further concentrates voting power among a limited number of security holders and may limit the ability of holders of Common Stock to influence corporate governance and strategic decisions. The concentration of ownership and voting power may also discourage potential acquirers from attempting to obtain control of the Company and may make it more difficult for other stockholders to effect changes in the composition of our Board of Directors or management, which could adversely affect the market price of our Common Stock.

We may never achieve profitability.

We have a history of losses, minimal current revenue, massive transformation costs, and highly uncertain future revenue. Even if our transformation succeeds, the defense industry’s long sales cycles, competitive pressures, and contract risks may prevent profitability. We may exhaust our resources before generating sustainable revenue, resulting in total loss of investment.

Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

As we transition to the defense industry, we will handle highly sensitive defense-related data, technical specifications, and potentially classified information once we obtain necessary clearances. Our business will involve the collection, storage, processing and transmission of confidential information, defense contractor data, employee, service provider and other personal data, as well as information required to support defense programs. For our defense operations, we must build our reputation on the premise that our systems meet stringent defense industry security requirements including CMMC, DFARS, and NIST standards. As a result, any actual or perceived security breach of us or our third-party partners may:

●	harm our reputation and brand and potentially result in loss of facility security clearances;

●	result in our systems or services being unavailable and interrupt our operations;

●	result in improper disclosure of data and violations of applicable privacy laws, ITAR, EAR, and defense regulations;

●	result in significant regulatory scrutiny, investigations, fines, penalties, potential debarment from defense contracts, and other legal, regulatory and financial exposure;

●	cause us to incur significant remediation costs;

●	compromise classified or controlled technical information critical to defense programs;

●	reduce defense contractors’ confidence in, or decrease use of, our products and services;

●	divert the attention of management from the operation of our business;

●	result in significant compensation or contractual penalties from us to our customers including the U.S. government or third parties as a result of losses to them or claims by them; and

●	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other defense contractors or government systems, whether or not we are directly impacted, could lead to a general loss of customer confidence in our ability to protect sensitive defense information, which could negatively impact us including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including defense contractors, government agencies, and critical infrastructure providers, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, classified networks, and infrastructure. Attacks upon systems across the defense industry are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including nation-state actors specifically targeting defense contractors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we do not have a past history of material security breaches or cyberattacks, as we enter the defense industry we will become a more attractive target for state-sponsored attacks. We are developing systems and processes designed to protect the data we manage, prevent data loss and other security breaches, and meet defense industry cybersecurity requirements. We expect to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In the defense industry, certain threat actors are supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences will increase over time.

Although we maintain insurance coverage that we believe is adequate for our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Defense-specific cyber insurance is particularly expensive and may exclude nation-state attacks. Outages and disruptions of our systems, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

Adverse economic conditions may adversely affect our business.

Our future performance in the defense industry is subject to general economic conditions, defense budget appropriations, continuing resolutions, sequestration risks, and geopolitical tensions that drive defense spending. The United States and other key defense markets experience cyclical changes in defense budgets from time to time based on political priorities, threat assessments, and fiscal constraints. Defense spending is subject to annual appropriations and can be affected by government shutdowns, budget caps, and changing national security priorities. The impact of defense budget cycles on our business is highly uncertain and dependent on a variety of factors, including congressional appropriations, international conflicts, emerging threats, and other events beyond our control. Geopolitical developments, such as regional conflicts, arms races, and alliance dynamics can directly impact defense spending priorities. To the extent that defense budgets are reduced or reallocated away from our focus areas, our ability to win contracts and generate revenue may suffer.

We may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce, and the global economy, and could have an adverse effect on our business, operating results, and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control. Our Israeli subsidiaries face particular risks from regional conflicts, including potential facility damage, workforce mobilization for military service, and operational disruptions.

In addition, our global operations expose us to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause our operating results to suffer. Defense programs may be delayed or suspended during national emergencies, affecting our revenue and operations.

Further, war, acts of terrorism, labor activism and other geopolitical unrest could cause disruptions in our business or the businesses of our partners or the economy as a whole. While increased global tensions may drive defense spending, they also create operational risks for our international operations, particularly in Israel. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in program execution, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results.

Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect our business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are central to our transformation strategy. We recently completed our acquisitions of Star 26, Tiltan and Nimbus, each of which is an Israeli defense company, and divested our Digital RFQ business. We may not be successful in finding additional defense acquisition targets. In addition, we may not be able to successfully finance or integrate any defense businesses given our complete lack of defense industry experience.

We may not be able to identify suitable defense acquisition candidates or complete acquisitions in the future, which could adversely affect our future growth; or businesses that we acquire may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, particularly given the specialized nature of defense operations and our lack of industry knowledge, which could adversely affect our business and results of operations. In addition, the process of integrating these acquisitions may disrupt our business and divert our resources.

In addition, acquisitions of defense companies, particularly those outside our current operating jurisdictions often involve additional or increased risks including, for example:

●	managing geographically separated organizations, systems and facilities with different security requirements;

●	integrating personnel with security clearances and diverse business backgrounds and organizational cultures;

●	complying with defense export controls and foreign regulatory requirements;

●	fluctuations in exchange rates;

●	enforcement and protection of intellectual property and controlled technical data in some foreign countries;

●	difficulty entering new foreign markets due to, among other things, national security restrictions, customer acceptance and business knowledge of these new markets; and

●	general economic and political conditions affecting defense relationships between countries.

These risks may arise for a number of reasons: we may not be able to find suitable defense businesses to acquire at affordable valuations or on other acceptable terms; we may face competition for acquisitions from other established defense companies; we may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to us; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for us to complete acquisitions; we may incur unforeseen obligations or liabilities in connection with acquisitions including environmental remediation costs common in aerospace facilities; we may need to devote unanticipated financial and management resources to an acquired business; we may not realize expected operating efficiencies or product integration benefits from an acquisition; we are entering the defense market where we have no prior experience; and we may experience decreases in earnings as a result of non-cash impairment charges.

We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of our Common Stock. Additionally, our foreign ownership structure and defense operations may trigger CFIUS review of certain transactions, potentially limiting strategic alternatives. In addition, as a Delaware corporation, the Company will generally be subject to provisions of Delaware law, including the DGCL. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in management.

Such provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for our Common Stock.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of the Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder, however, we may receive up to $241,019,964 (the “Maximum Commitment”) in aggregate gross proceeds from the sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. The registration statement, of which this prospectus forms a part, has registered 10,000,000 shares, the gross proceeds of which may be less than the Maximum Commitment. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder after the date of this prospectus. Because we are not obligated to sell any shares of our Common Stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use any proceeds from sales of our Common Stock to the Selling Stockholder, if any, under the Purchase Agreement for working capital and other general corporate purposes. We may use a portion of any proceeds we might receive for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use any proceeds we might receive from this offering for any such acquisitions or investments at this time. Accordingly, we will retain broad discretion over the use of these proceeds. There can be no assurance that we will sell any shares under or fully utilize the Purchase Agreement as a source of financing.

DIVIDEND POLICY

To date, we have not paid dividends on shares of our Common Stock and we do not expect to declare or pay dividends on shares of our Common Stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our financial condition, operating results, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this report. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report, particularly in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “T3”, “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination (as defined below), the business and operations of T3 Defense Inc and its consolidated subsidiaries, and (ii) prior to the Business Combination, Old Nukk (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

Company Overview

Following the appointment in September 2024 of Menachem Shalom, our current chief executive officer and a director, we have transformed from a financial technology services provider into a strategic acquirer and operator of aerospace and defense (A&D) businesses. We are building a portfolio of mission-critical suppliers and advanced technology companies and strategic infrastructure opportunities across the defense, aerospace, and advanced manufacturing sectors across the United States, Israel and Europe.

The Company is positioned as a strategic platform company focused on acquiring, integrating, and scaling high-impact businesses in the aerospace and defense industries. Our strategy targets Tier 2 and Tier 3 suppliers that form the industrial backbone of national security infrastructure, with particular emphasis on companies offering dual-use technologies, advanced AI applications, and critical manufacturing capabilities.

Recent Developments

2026 Term Note

On September 8, 2026, the Company executed and delivered the 2026 Term Note pursuant to which the Company borrowed $3,000,000 from Esousa. The 2026 Term Note is due and payable upon the earlier to occur of (i) December 8, 2026; (ii) the consummation of the sale of the $10,000,000 Series B Preferred Stock as contemplated by the Securities Purchase Agreement; and (iii) the consummation by the Company of a financing in gross proceeds of at least $3,000,000. Interest accrues at the rate of 1% per month. The 2026 Term Note contains representations and warranties of the Company and other provisions customary and typical for instruments of this nature.

Project 35

On July 6, 2026, T3 entered into a Stock Purchase Agreement (the “Project 35 Purchase Agreement”) with Project 35 Ltd., an Israeli corporation (“Project 35”), and X S.A. Security and Defense Ltd., an Israeli corporation (“X.S.A.”), which provided that T3 would acquire 60% of the outstanding equity capital of Project 35 on a fully diluted basis. The Project 35 Purchase Agreement provided that, in consideration for the 60 ordinary shares of Project 35, the Company would issue 168,479 shares of Common Stock and a $1,250,000 note for the shares of Project 35. The note would bear interest at the rate of 12% and mature July 5, 2027. The Project 35 Purchase Agreement also provided that the Company would have an obligation to invest $2,500,000 in Project 35 during the next 12 months.

On August 28, 2026, the Company executed and delivered the Cancellation Agreement with Project 35 and X S.A., pursuant to which the 60% equity interest acquired by the Company in Project 35 was returned to X.S.A. and the 168,479 shares of Common Stock and the $1,250,000 note were returned by the Seller to the Company. As a result of the transaction contemplated by the Cancellation Agreement, the parties have returned to their positions prior to the execution of the Project 35 Purchase Agreement and delivery of the acquisition. The parties released each other from any and all liabilities and claims arising from the contemplated acquisition, including without limitation the obligation of the Company to fund Project 35. Accordingly, the shares of Common Stock have been returned to being authorized but unissued shares of the Company and the note has been cancelled in its entirety. Notwithstanding the termination of the acquisition, the parties are continuing to discuss a possible joint venture, purchases of the products of Project 35 or another type of transaction.

Nasdaq Deficiencies

On August 20, 2026, the Company received the Notification Letter from the Staff notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on The Nasdaq Global Market, and, as of the date of the Notification Letter, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. Nasdaq Listing Rule 5450(b)(1)(A) requires listed securities to maintain a minimum stockholders’ equity of $10,000,000. Based on the stockholders’ equity reported in the Company’s Form 10-Q for the period ended June 30, 2026, the Company no longer meets the minimum stockholders’ equity requirement.

Management believes that the reduction in stockholders’ equity of $42,523,000 as of March 31, 2026 to negative $19,659,000 as of June 30, 2026 is a result of the outstanding Common Warrants associated with the $10 million first tranche of the February 2026 Private Placement.

The entire placement proceeds were allocated to the Common Warrants liability. Accordingly, for the six and three months ended June 30, 2026, the Company recognized a loss from the change in fair value of the Common Warrant liability of approximately $98,958 thousand and $80,884 thousand, respectively, representing the increase in fair value from approximately $25,429 thousand at initial recognition to approximately $124,387 thousand as of June 30, 2026 and $43,503 thousand as of March 31, 2026.

The Notification Letter provides that the Company has 45 calendar days, or until October 5, 2026, to submit a plan to regain compliance. If the plan is accepted, the Staff may grant the Company an extension period of up to 180 calendar days from the date of the Notification Letter to evidence compliance. If Nasdaq does not accept the plan, the Company may appeal the decision to a hearings panel.

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Global Market and, at this time, the common stock will continue to trade on The Nasdaq Global Market under the symbol “DFNS.” The Company intends to timely submit a plan to regain compliance. The Company is currently evaluating its options for regaining compliance. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Listing Rule or, if accepted, that the Company will evidence compliance with the Listing Rule during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff.

On May 5, 2026, the Company received a written notice (the “Bid Price Notice”) from Nasdaq indicating that the Company was not in compliance with the minimum bid requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Common Stock between March 23, 2026 to May 4, 2026, the Company no longer met the minimum bid price requirement.

On August 17, 2026, the Company received a written notice from Nasdaq indicating that the Company had regained compliance with the minimum bid price as required by Nasdaq Listing Rule 5550(a)(2).

Annual Meeting

On August 5, 2026, the Company held its annual meeting of stockholders for the calendar year 2026 (the “Annual Meeting”). As of the record date of July 9, 2026 (the “Record Date”), 126,311,902 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 66,928,688 shares of Common Stock, representing a quorum.

The number of shares issued and outstanding as of the Record Date and the number present or represented by proxy at the Annual Meeting are not reflective of the Reverse Stock Split.

The stockholders voted on and approved the following proposals at the Annual Meeting:

1.	Election of four directors to hold office until the 2027 annual meeting of stockholders of the Company and until their respective successors have been duly elected and qualified. The Company’s nominees were Menachem Shalom, Shiran Fridman, Tomer Nagar and Asaf Nachum.

2.	Ratification of the appointment of Somekh Chaikin, a member firm of KPMG International, as the Company’s independent external auditors for the fiscal year ending December 31, 2026 and to authorize the Board to fix their remuneration.

3.	Approval and adoption of the 2026 Evergreen Equity Incentive Plan and the initial authorization of 176,000 post-Reverse Stock Split shares of Common Stock for issuance thereunder, with such number to increase 8% annually.

Reverse Stock Split

The Company approved a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 1-for-125. The Reverse Stock Split was duly approved in a special meeting of the stockholders held on June 24, 2026. On July 16, 2026, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m., Eastern Time, on July 20, 2026 (the “Effective Date”), and the Common Stock began trading on the Nasdaq Global Market on a split-adjusted basis when the market opened on the Effective Date, under the Company’s existing trading symbol “DFNS.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 67054R302.

The Company implemented the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). As described above, on August 17, 2026, the Company received a written notice from Nasdaq indicating that the Company had regained compliance with the minimum bid price as required by Nasdaq Listing Rule 5550(a)(2).

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company was exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by one hundred twenty-five (125), with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares were issued in connection with the Reverse Stock Split and no cash or other consideration was be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company did round up fractional shares at the beneficial level and instead round up any such fractional shares up at the participant level. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Stock Split were adjusted to reflect the Reverse Stock Split.

The Reverse Stock Split was effected pursuant to the Company’s filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The Company is authorized to issue 150,000,000 shares of Common Stock and 15,000,000 shares of preferred stock (the “Preferred Stock”). There was no change to the number of authorized capital stock of the Company or to the rights limitations and privileges, including voting rights, of the Company’s designated and outstanding shares of Preferred Stock. The Reverse Stock Split had no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each holder of Common Stock’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock remained unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock remain unaffected by the Reverse Stock Split.

Conversion of Debt for Shares

On April 27, 2026, the Company and Menachem Shalom, the Company’s Chief Executive Officer and a member of the Board, executed and delivered the Note Exchange Agreement, pursuant to which the original principal amount of the notes issued to Mr. Shalom and accrued interest thereon in the amount of $2,138,962 was cancelled in its entirety in exchange for the issuance of 4,174,399 shares of common stock (the “Exchange Shares”). The exchange price of $0.5124 was the last consolidated bid price of a share of common stock as reported by The Nasdaq Stock Market LLC. The Exchange Shares are restricted shares and may not be sold without registration or an applicable exemption therefrom.

The notes were assigned to Mr. Shalom from Star 26 pursuant to the terms of the Star Purchase Agreement among the Company, Star 26 and the other parties signatory thereto and pursuant to the exercise by Mr. Shalom of his right to obtain shares, notes and warrants from Esousa in accordance with the terms of the January 2026 Call Option Agreement by and between Mr. Shalom and Esousa.

On April 27, 2026, the Board resolved that Mr. Shalom, the Company CEO and the holder of the notes assigned to him by Star 26 (currently aggregating $2,138,962 in outstanding principal), pursuant to the terms of the Star Purchase Agreement has the right to convert his notes based on the last consolidated bid price as reported by The Nasdaq Stock Market LLC, or $0.5124 per share. On said date, the Board also resolved to reduce the exercise price of the Star Warrant held by Mr. Shalom from $1.50 per share to $0.5124 per share. In connection with the consummation of the transactions contemplated by the Star Purchase Agreement on January 12, 2026, the Company had issued to Star 26 a warrant to purchase a total of 12,017,648 shares of Common Stock at an exercise price of $1.50 per share, which was then distributed to the equity holders of Star 26 on a pro rata basis. Mr. Shalom’s share is a warrant to purchase 7,175,662 shares of Common Stock.

Sale of Zorro Net

On April 10, 2026, Water IO), an Israeli public company traded on the Tel Aviv Stock Exchange in which Star 26, a wholly-owned subsidiary of the Company, holds an approximately 67% equity interest, completed the sale of 100% of the issued and outstanding share capital of Zorro Net, a wholly-owned subsidiary of Water IO, to BiomX (NYSE American: PHGE), pursuant to a Stock Purchase Agreement dated April 10, 2026.

As consideration for the Zorro Net shares, BiomX issued to Water IO: (i) 1,300,000 shares of BiomX common stock; and (ii) a non-convertible promissory note in the principal amount of $1,250,000, bearing interest at the short-term applicable federal rate, maturing three months from the date of issuance. Additionally, BiomX assumed certain obligations of Water IO with respect to the founders and former shareholders of Zorro Net, including a performance-based earnout payable no later than March 31, 2027 equal to the greater of 125% of Zorro Net’s consolidated revenue or eight times Zorro Net’s consolidated EBITDA for fiscal year 2026, and a commitment to retain certain key Zorro Net personnel for three years on no less favorable terms.

As a result of the transaction, Water IO holds 1,300,000 shares of BiomX common stock, representing approximately 16.57% of BiomX’s issued and outstanding common stock following the issuance. The Company, through Star 26, beneficially owns approximately 67% of Water IO’s equity, and accordingly may be deemed to beneficially own such BiomX shares indirectly.

Results of Operations

Comparison For the Six Months Ended June 30, 2026 Versus the Six Months Ended June 30, 2025

Revenues

For the six months ended June 30, 2026 we had revenues of $7,649,000, as compared to revenues of $0 for the six months ended June 30, 2025.

Cost of Revenues and Gross Profit

For the six months ended June 30, 2026, cost of revenues was $6,265,000 and gross profit was $1,384,000, as compared to $0 for the six months ended June 30, 2025.

Operating Expenses

For the six months ended June 30, 2026 we had operating expenses of $8,573,000, as compared to operating expenses of $2,555,000 for the six months ended June 30, 2025. Operating expenses consisted of research and development expenses $622,000, selling and marketing expenses $341,000, and general and administrative expenses $7,121,000, as well as general and administrative expenses of consolidated variable entities of $489,000.

Other Income (Expense)

For the six months ended June 30, 2026, we had total other expense, net, of $104,902,000, as compared to total other income, net, of $108,933,000 for the six months ended June 30, 2025. The change was driven primarily by a loss of $107,641,000 from the change in fair value of stock purchase warrant liabilities in 2026, compared with a gain of $109,406,000 on the same item in 2025.

Net Income (Loss)

For the six months ended June 30, 2026, we had a net loss of $107,780,000, as compared to net income of $105,977,000 for the six months ended June 30, 2025. Net loss attributable to the Company’s stockholders for the six months ended June 30, 2026 was $109,634,000.

Comparison of the Three Months Ended June 30, 2026 to the Three Months Ended June 30, 2025

Revenues

For the three months ended June 30, 2026 we had revenues of $3,996,000, as compared to revenues of $0 for the three months ended June 30, 2025.

Cost of Revenues and Gross Profit

For the three months ended June 30, 2026, cost of revenues was $2,983,000 and gross profit was $1,013,000, as compared to $0 for the three months ended June 30, 2025.

Operating Expenses

For the three months ended June 30, 2026 we had operating expenses of $4,391,000, as compared to operating expenses of $1,048,000 for the three months ended June 30, 2025. Operating expenses consisted of research and development expenses $348,000, selling and marketing expenses $184,000, and general and administrative expenses $3,593,000, as well as general and administrative expenses of consolidated variable entities of $266,000.

Other Income (Expense).

For the three months ended June 30, 2026, we had total other expense, net, of $82,504,000, as compared to total other income, net, of $4,285,000 for the three months ended June 30, 2025. The change was driven primarily by a loss of $81,006,000 from the change in fair value of stock purchase warrant liabilities.

Net Income (Loss)

For the three months ended June 30, 2026, we had a net loss of $81,429,000, as compared to net income of $3,019,000 for the three months ended June 30, 2025. Net loss attributable to the Company’s stockholders for the three months ended June 30, 2026 was $82,487,000.

Liquidity and Capital Resources

As of June 30, 2026, we had $21,242,000 of current assets, including $4,085,000 of cash and cash equivalents. Based on management’s current expectations, we anticipate that we will need approximately $5,000,000 for the next 12 months of operations.

At June 30, 2026, the Company had negative working capital of approximately $131 million (of which $124 million consists of stock purchase warrant liabilities that do not require cash settlement) and a stockholders’ deficit of $19 million as of June 30, 2026; For the six months ended June 30, 2026, the Company reported a net operating loss of $7.2 million, and $3.4 million for the three months ended June 30, 2026, and net cash used in operations of $9.8 million. Absent any other action, the Company will require additional liquidity to continue its operations for the next 12 months.

After evaluating these conditions, management concluded that its plans, when considered in aggregate, alleviate substantial doubt about the Company’s ability to continue as a going concern. Those plans include: (i) the Company’s existing unrestricted cash balance of approximately $4.1 million, sufficient to fund projected operating expenses through the look-forward period; (ii) the ELOC — legally binding, SEC-registered, and shareholder-approved — providing drawdown capacity, which exceeds the Company’s projected annual operating cash needs; (iii) the Company’s majority-owned subsidiaries, including Rimon Ltd. and Nimbus Drones, which are cash-positive and require no capital support from the Company; (iv) management’s ongoing efforts to assist subsidiaries in securing or expanding bank credit facilities; (v) the option to satisfy certain obligations through issuance of equity in lieu of cash; and (vi) management’s plans to conduct efficiency measures and cost reduction steps in certain subsidiaries.

In addition, management believes that the completion of the sale by Water IO Ltd., a majority-owned indirect subsidiary of the Company, of Zorro Net Ltd. to BiomX Inc., pursuant to which Water IO received 1,300,000 shares of BiomX common stock and a $1.25 million promissory note due by November 2026 with monthly installment payments, may provide additional liquidity and financial flexibility to the Company and its subsidiaries. The sale occurred on April 10, 2026.

Management has determined that its plans are probable of being effectively implemented and probable of mitigating the conditions described above, enabling continuation of the Company’s operations for the foreseeable future. In the event management is incorrect in its determination and current and anticipated future sources of liquidity are insufficient to fund our future business activities, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders.

Cash Flows

The following summarizes the key components of our cash flows for the six months ended June 30, 2026 and June 2025:

For the six months ended June 30, 2026, net cash used in operating activities was $9,781,000, net cash used in investing activities was $4,443,000 and net cash provided by financing activities was $15,353,000. For the six months ended June 30, 2025, net cash used in operating activities was $2,694,000, net cash used in investing activities was $1,515,000 and net cash used in financing activities was $878,000.

Cash Flows from Operating Activities

Net cash used in operating activities was $9,781,000 for the six months ended June 30, 2026, as compared to $2,694,000 for the six months ended June 30, 2025. The change was primarily attributable to the net loss of $107,780,000, offset by non-cash items, principally the $102,231,000 change in fair value of warrant and convertible note instruments, $1,907,000 of stock-based compensation, $3,111,000 of interest earned on marketable securities held in the trust account and a $1,744,000 gain on the sale of a subsidiary, together with changes in operating assets and liabilities, including inventory of $916,000 and trade receivables of $255,000.

Cash Flows from Investing Activities

Net cash used in investing activities was $4,443,000 for the six months ended June 30, 2026, as compared to $1,515,000 for the six months ended June 30, 2025. Cash used in 2026 consisted primarily of $4,476,000 used in the purchase of subsidiaries, $1,112,000 relating to the deconsolidation of a subsidiary and $180,000 of payments for property and equipment, partially offset by $1,138,000 of cash acquired in a subsidiary purchase and $239,000 of investments in short-term securities.

Cash Flows from Financing Activities

Net cash provided by financing activities was $15,353,000 for the six months ended June 30, 2026, as compared to net cash used in financing activities of $878,000 for the six months ended June 30, 2025. Cash provided in 2026 consisted primarily of $10,000,000 of net proceeds from the sale of SPAC units and private placement units and $8,073,000 of proceeds from the ELOC, partially offset by $2,543,000 of repayments of notes payable, $455,000 of repayments of short-term bank credit and $288,000 of dividend payments.

Seasonality

The Company’s business is not subject to seasonality.

Off-Balance Sheet Arrangements

We had no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Estimates

Our consolidated financial statements and the related notes included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, operating results, and cash flows will be affected.

See Note 2. Summary of Significant Accounting Policies of the Notes to our consolidated financial statements included in this prospectus for a summary of significant accounting policies and significant estimates and assumptions and their effects on our financial statements. Below are the significant estimates and assumptions that we consider critical because they involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition or results of operations.

Recently Issued Accounting Pronouncements

For information about recently issued accounting standards, refer to Note 2 to our Consolidated Financial Statements appearing elsewhere in this prospectus.

From time to time, we may enter into derivatives or other financial instruments in an attempt to hedge our exposure to foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations. Additionally, the volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. Our international operations increase our exposure to exchange rate fluctuations and, as a result, such fluctuations could have a material impact on our future results of operations and cash flows.

Foreign Currency Risk

Foreign currency transaction risk

Revenues, expenses, and financial results of our foreign subsidiaries are recorded in the functional currency of these subsidiaries. Our foreign currency exposure is primarily related to transactions denominated in British Pounds attributable to cash, customer custodial funds and customer custodial cash liabilities and intercompany transactions where the transaction currency is different from a subsidiary’s functional currency. Changes in foreign exchange rates, and in particular a weakening of foreign currencies relative to the U.S. dollar may negatively affect our results of operations as expressed in U.S. dollars. We have experienced and will continue to experience fluctuations in our results of operations as a result of gains or losses on the settlement and the remeasurement of monetary assets and liabilities denominated in foreign currencies that are not the functional currency of the respective entity.

If an adverse 10% foreign currency exchange rate change was applied to the largest foreign currency exposure (e.g. British Pound) or to all foreign currency exposures in aggregate, of monetary assets, liabilities, and commitments denominated in currencies other than its functional currency as of June 30, 2026 and December 31, 2025, it would not have a material impact on our financial results.

The following discussion and analysis is based upon, and should be read in conjunction with, our audited consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus. All references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are referring to the twelve-month period ended December 31, 2025 and to the twelve-month period ended December 31, 2024. This section generally discusses year-to-year comparisons between such periods. On February 14, 2025, the Board of Directors of the Company approved a change in the Company’s fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 2024. This change resulted in a transition period from October 1, 2024 to December 31, 2024, for which the Company filed a transition report on Form 10-K with the Securities and Exchange Commission covering these three months. As a result, (a) the Form 10-K for the year ended September 30, 2024 filed with the SEC on February 10, 2025 (as amended on Form 10-K/A filed March 31, 2025) contains the audited financial statements for the year ended September 30, 2024 and (b) the Form 10-KT/ filed May 8, 2025(as amended on Form 10-KT/A filed July 9, 2025) contains the audited financial statements as of December 31, 2024 and the year ended September 30, 2024.

Accordingly, the discussion below regarding the financial information of the twelve-month period ended December 31, 2024 is based on unaudited financial statements and is being provided for comparative purposes only.

All numbers below are in the thousands except share and per share data.

Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

Revenue

We had no revenues from operations during the twelve months ended December 31, 2025 and 2024, due to the transformation of the Company to a strategic acquirer and operator of aerospace and defense businesses. During the third quarter of 2025, we discontinued operations of our former subsidiary DRFQ.

Operating Expenses

Total operating expenses for the year ended December 31, 2025 was $32,600 as compared to $8,827 for the year ended December 31, 2024, an increase of approximately 269%. Operating expenses are comprised of professional fees, compensation and related benefits, other general and administrative expenses and impairment loss. Professional fees increased from $6,373 for the year ended December 31, 2024 to $7,803 for the year ended December 31, 2025. Compensation and related benefits increased from $1,279 for the year ended December 31, 2024 to $19,145 for the year ended December 31, 2025, primarily as a result of $18,825 of share-based compensation for the year ended December 31, 2025. Other  general and administrative expenses increased from $785 for the year ended December 31, 2024 to $1,308 for the year ended December 31, 2025. The  increase in the other general and administrative expenses was primarily a result of increases in rent and office maintenance as well as travel expenses of our CEO and other critical members of our team in efforts to grow our business. The impairment loss for the year ended December 31, 2024 was $391 as compared to $4,344 for the year ended December 31, 2025, which was solely attributable to the impairment recognized on the digital assets we acquired during the year ended December 31, 2025.

Net Income

Total net income was $78,631 for the year ended December 31, 2025 as compared to the total net loss of $160,378 for the year ended December 31, 2024. The net income from continuing operations for the year ended December 31, 2025 was $76,601 as compared to a net loss of $165,200 for the year ended December 31, 2024. The net gain from discontinued operations was $2,030 for the year ended December 31, 2025 as compared to a net gain of $4,821 for the year ended December 31, 2024.

Net cash

Net cash used in operating activities for the year ended December 31, 2025 was $6,147 as compared to $3,421 for the year ended December 31, 2024. Net cash used in operating activities for discontinued activities was $51 for the year ended December 31, 2025 as compared to 4,822 for the year ended December 31, 2024.

Net cash used in investing activities was $933 for the year ended December 31, 2024 as compared to $178,867 for the year ended December 31, 2025.

Net cash provided by financing activities was $11,307 for the year ended December 31, 2024 as compared to $181,985 for the year ended December 31, 2025.

Liquidity and Capital Resources

As of December 31, 2025, we had $13,555 of current assets, including $3,897 of cash and cash equivalents. Based on management’s current expectations, we anticipate that we will need approximately $6,000,000 for the next 12 months of operations. We believe that we will have sufficient capital to fund our ongoing operations given our ability to deliver purchase notices under our current ELOC facility after the registration statement is declared effective and we obtain stockholder approval of the issuances thereunder.

The Company recorded negative working capital of approximately $30 million (which includes $24.5 million of stock purchase warrant liabilities which will not require cash to extinguish) and stockholders’ deficit of $15.6 million as of December 31, 2025; a net operating loss of $32.6 million and net cash used in operations of $6.2 million for the year ended December 31, 2025. Absent any other action, the Company will require additional liquidity to continue its operations for the next 12 months.

After evaluating these conditions, management concluded that its plans, taken in aggregate, alleviate substantial doubt. Those plans include: (i) cancellation of a previously contemplated $16 million intercompany note obligation arising from the acquisition of Star 26, which has been mutually agreed to be of no force or effect; (ii) the Company’s existing unrestricted cash balance of approximately $6.0 million, sufficient to fund projected operating expenses of its portfolio companies through the look-forward period; (iii) an active Equity Line of Credit (“ELOC”) with Esousa Holdings, LLC — legally binding, SEC-registered, and shareholder-approved — providing drawdown capacity, which exceeds the Company’s projected annual operating cash needs; (iv) the Company’s majority-owned subsidiaries, including Rimon Ltd. and Nimbus Robotics, which are cash-positive and require no capital support from the Company; (v) management’s ongoing efforts to assist subsidiaries in securing or expanding bank credit facilities; and (vi) the option to satisfy certain obligations through issuance of equity in lieu of cash.

Management has determined that its plans are probable of being effectively implemented and probable of mitigating the conditions described above, enabling continuation of the Company’s operations for the foreseeable future. In the event management is incorrect in its determination and current and anticipated future sources of liquidity are insufficient to fund our future business activities, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders.

Off-Balance Sheet Arrangements

We had no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Estimates

Our consolidated financial statements and the related notes included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, operating results, and cash flows will be affected.

See Note 2. Summary of Significant Accounting Policies of the Notes to our consolidated financial statements included in this prospectus for a summary of significant accounting policies and significant estimates and assumptions and their effects on our financial statements. Below are the significant estimates and assumptions that we consider critical because they involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition or results of operations.

Derivative financial instruments

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). Changes in the fair value of derivative instruments are recognized in the consolidated statement of operations. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk.

The Company evaluates all of its financial instruments, including notes payable, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company applies significant judgment to identify and evaluate complex terms and conditions in its contracts and agreements to determine whether embedded derivatives exist. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract on the Company’s balance sheet. The Company identified embedded derivatives primarily related to conversion features included in certain financial instruments. These features were evaluated in accordance with ASC 815 and, where required, were bifurcated from the host contract and accounted for as derivative liabilities at fair value.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. Changes in the estimated fair value of the liability-classified derivative financial instruments are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Stock purchase warrants

The Company accounts for stock purchase warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing liabilities from equity (“ASC 480”), and ASC 815. The assessment considers whether the stock purchase warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the stock purchase warrants meet all of the requirements for equity classification under ASC 815, including whether the stock purchase warrants are indexed to the Company’s own common shares and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance, modification, and as of each subsequent quarterly period end date while the stock purchase warrants are outstanding.

For issued or modified stock purchase warrants that meet all of the criteria for equity classification, the stock purchase warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

For issued or modified stock purchase warrants that do not meet all the criteria for equity classification, the stock purchase warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the liability classified stock purchase warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

The Company assesses the classification of its common stock purchase warrants at each reporting date to determine whether a change in classification between equity and liability is required. For modified stock purchase warrants that result in a change of classification from equity to liability, a liability is recognized equal to the fair value on the date of modification, additional paid-in capital is adjusted by the fair value of the warrant on the date of issuance.

Extinguishment and Modification of Debt and Related Instruments

The Company accounts for the extinguishment of debt in accordance with ASC 470, Debt. An extinguishment of debt occurs when the Company is legally released from being the primary obligor under the liability, including through repayment, settlement, or a modification of terms that is considered substantial.

Upon extinguishment, the Company derecognizes the carrying amount of the debt and recognizes a gain or loss in the consolidated statement of operations for the difference between the reacquisition price and the net carrying amount of the extinguished debt.

The Company evaluates modifications of debt instruments to determine whether such modifications should be accounted for as a modification or an extinguishment. If the terms of the modified debt are substantially different from the original terms, including based on a quantitative assessment, the transaction is accounted for as an extinguishment of the original debt and the issuance of new debt.

In transactions where debt is settled through the issuance of equity instruments, warrants, or other derivative instruments, the Company evaluates whether such transactions represent an extinguishment of debt. The fair value of the instruments issued is used to determine the reacquisition price, and any resulting gain or loss is recognized in the consolidated statement of operations.

Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees and nonemployees based on their estimated fair values in accordance with ASC 718, “Compensation- Stock Compensation”. Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as a compensation expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of forfeitures as they occur, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Recently Issued Accounting Pronouncements

For information about recently issued accounting standards, refer to Note 2 to our Consolidated Financial Statements appearing elsewhere in this prospectus.

BUSINESS

History

T3 Defense Inc. (formerly known as Nukkleus Inc.) (the “Company” or “T3”) was formed on May 24, 2019 under the name Brilliant Acquisition Corporation for the purpose of engaging in a business combination. On June 23, 2023, Brilliant Acquisition Corporation, a British Virgin Islands company (prior to the Merger “Brilliant”, and following the Merger, a Delaware corporation “Nukkleus”), entered into an Amended and Restated Agreement and Plan of Merger (as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger on November 1, 2023, the “Merger Agreement”), by and among Brilliant BRIL Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brilliant (“Merger Sub”), and Nukkleus Inc., a Delaware corporation (“Old Nukk”). Old Nukk (f/k/a Compliance & Risk Management Solutions Inc.) was formed on July 29, 2013 in the State of Delaware as a for-profit company and established a fiscal year end of September 30. The Merger Agreement provided that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old Nukk (the “Merger”), with Old Nukk surviving as a wholly-owned subsidiary of Brilliant. In connection with the Merger, Brilliant changed its name to “Nukkleus Inc.” (“Nukkleus” or “Combined Company”). The Merger and other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” In connection with the Business Combination, Brilliant changed its name to “Nukkleus Inc.” The Business Combination was completed on December 22, 2023.

As a result of Business Combination, we became a financial technology company with the aim of providing blockchain-enabled technology solutions. From the consummation of the Business Combination until the change of management in September 2024, we operated in the technology business as a full-service transactions technology and advisory business providing end-to-end transactions technology solutions. We offered an advanced transactions platform for dealing and risk management with global liquidity and customizable leverage, where users have control over quote and liquidity strategies.

Historically, the Company, through its wholly owned subsidiary, provided software and technology solutions for the worldwide retail foreign exchange trading industry. The Company’s primary customer was Triton Capital Markets Ltd. (“TCM”) (formerly known as FXDD Malta Limited). Emil Assentato, the former CEO and a former director of the Company, is also the majority member of Max Q Investments LLC (“Max Q”), which is managed by Derivative Marketing Associates Inc. (“DMA”). Mr. Assentato is the sole owner and manager of DMA. Max Q owns 79% of Currency Mountain Malta LLC, which in turn is the sole shareholder of TCM. In order to define the services rendered to TCM, Nukkleus Limited, a wholly-owned subsidiary of the Company, entered into a General Services Agreement (“GSA”) with TCM in May 2016. The GSA provides that TCM will pay Nukkleus Limited a minimum of $1,600,000 per month. Due to non-payment by TCM under the GSA, the Company advised TCM that the GSA has been terminated. The Company has historically generated substantially most of its revenue through the services rendered under the GSA. On September 30, 2024, the Company, TCM and FXDirectDealer LLC (“FXDD”) entered into a Release Agreement pursuant to which the parties confirmed that the GSA between the Company and TCM and the General Services Agreement dated May 24, 2016, as amended (“FXDD GSA”) between the Company and FXDD were terminated effective January 1, 2024. The parties further confirmed that there are no obligations or liabilities outstanding or owed between the parties as of September 30, 2024, and each party released and forever discharged the other party from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, both known and unknown, which have arisen or may arise from the GSA or the FXDD GSA.

The Company historically operated its blockchain payment solutions through Digital RFQ Limited (“DRFQ”), a wholly owned subsidiary of Match Financial Ltd. (“Match”), a wholly owned subsidiary of the Company. On November 8, 2024, the Company entered into a Settlement Agreement and Release with Jamal Khurshid and Match providing that Match agreed to sell DRFQ, to Mr. Khurshid or his nominee subject to the Company obtaining shareholder approval (the “Settlement Agreement”). As required by the Settlement Agreement, the Company, Match and Mr. Khurshid entered into a Share Purchase Agreement dated December 27, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell DRFQ to Mr. Khurshid in consideration of £1,000. The Company believed the sale of DRFQ was in the best interest of the Company due to continuing net loss generated by DRFQ.

As of August 2025, the Company determined that it no longer had a controlling financial interest in Digital RFQ due to loss of access to financial records. Accordingly, the Company deconsolidated DRFQ during the third quarter of fiscal year 2025. The Company was notified that on July 29, 2025, Match was placed into administration in the United Kingdom pursuant to the Insolvency Act 1986 resulting in the appointment of two administrators (the “Administrators”). The Administrators completed a pre-packaged sale of Match’s entire shareholding in DRFQ to Match Financial Holdings Limited, a newly formed entity owned by Mr. Khurshid, for nominal consideration of £102,000.

T3 Defense Overview

Following the appointment in September 2024 of Menachem Shalom, our current chief executive officer and a director, we have transformed from a financial technology services provider into a strategic acquirer and operator of aerospace and defense (A&D) businesses. We are building a portfolio of mission-critical suppliers and advanced technology companies and strategic infrastructure opportunities across the defense, aerospace, and advanced manufacturing sectors across the United States, Israel and Europe.

The Company is positioned as a strategic platform company focused on acquiring, integrating, and scaling high-impact businesses in the aerospace and defense industries. Our strategy targets Tier 2 and Tier 3 suppliers that form the industrial backbone of national security infrastructure, with particular emphasis on companies offering dual-use technologies, advanced AI applications, and critical manufacturing capabilities.

The chart below shows the current ownership and names of our portfolio companies:

Our Current Portfolio:

Defense and Aerospace Technology Acquisitions:

●	Star 26 Capital Inc. - Defense technology holding company that owns B. Rimon Agencies Ltd., an Israeli supplier of generators for “iron dome” launchers and defense systems. [closed January 12, 2026]

●	Tiltan Software Engineering Ltd. - Israeli AI software company specializing in defense and aerospace applications including GPS-denied navigation, 3D mapping, simulation systems, and AI training platforms. [closed December 30, 2025]

●	Nimbus Drones Technologies and Marketing Ltd. – Israeli company specializing in unmanned arial systems and services. [closed January 15, 2026]

●	I.T.S. Industrial Tecno-logic Solutions Ltd.– Israeli company providing design, development, production and manufacturing of serial, fully integrated electro-mechanical machines and sophisticated assembly lines. [closed February 16, 2026]

●	Positech Ltd., wholly owned subsidiary of I.T.S. – designs and manufactures top-of-the line, high performance motion control systems for military and civilian use.

Technology Distribution and Licensing:

●	Blade Ranger Ltd. (Exclusive U.S. Distribution rights) - Distribution agreement for advanced drone payload systems for defense and homeland security markets, with minimum commitments of 30 payloads over three years. [August 25, 2026]

●	Mandragola Aviation Joint Venture (51% ownership) - Strategic joint venture to establish aviation and defense infrastructure in the Baltics and Israel, including NATO-compliant logistics hubs, MRO (maintenance, repair and operations) facilities, and aircraft modernization capabilities. [August 29, 2026]

Star 26 Capital Inc.

Acquisition of 100% of Star 26

On December 15, 2024, the Company entered into the Securities Purchase Agreement and Call Option with Star 26 Capital, Inc., a Nevada corporation (“Star”), the shareholders of Star and Menachem Shalom, as representative of the shareholders, which was subsequently amended on each of February 11, 2025, May 13, 2025, June 15, 2025 and July 25, 2025. Said agreement, as amended, provided that we would acquire 51% of Star and the Star shareholders would grant the Company an option to purchase the balance of the equity. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On September 15, 2025, the parties executed and delivered the Star Purchase Agreement with Star, the Star shareholders and Menachem Shalom, the representative of such shareholders, to provide that at closing the Company will acquire 100% of the issued and outstanding capital of Star in consideration of (each on a pre-Reverse Stock Split basis) (i) $21,000,000, to be paid by a 12-month $16,000,000 promissory note (the “Investment Note”) and the balance in $5,000,000 cash, less any amounts lent to Star from the Company since December 15, 2024, the date of the original purchase agreement, (ii) 4,770,340 shares of common stock of the Company (the “Shares”), (iii) a five-year warrant (the “Star Warrant”) to purchase an aggregate of 12,017,648 shares of the Company’s common stock for an exercise price of $1.50 per share, (iv) $3,000,000 in cash and (v) a 6-month promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8%. The Shares, Star Warrant, cash and the 6-month note will be assigned by Star to the Star shareholders pro ratably. If, for a period of 12 months after the closing, the Common Stock is delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments made.

The closing of the transaction was subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star shareholders represented 16.4% of the issued and outstanding shares of Common Stock, and assuming the Star shareholders exercise the Star Warrant, the Star shareholders would hold an aggregate of 16,787,988 shares (on a pre-Reverse Stock Split basis) of Common Stock representing 57.6% of the issued and outstanding shares of Common Stock of the Company as of the date of the closing.

On January 12, 2026, the Company completed the acquisition of Star. As a result of the acquisition, Star 26 became a wholly owned subsidiary of the Company. The transaction was approved by the Company’s shareholders on December 16, 2025 and confirmed by the Nasdaq Stock Market on January 9, 2026.

The financial statements of Star, including its wholly-owned subsidiary B. Rimon Agencies Ltd., and the requisite pro forma financial statements were included in the proxy statement regarding the special stockholders’ meeting with respect to the acquisition of Star by T3 which was filed with the SEC on September 30, 2025 and the registration statement on Form S-1 which was filed with the SEC on February 11, 2025 (registration no. 333-293384).

Star Business Description

Star is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the defense, industrial machinery and application, manufacturing, transportation, information technology, and aerospace industries, and providing them capitalization and leadership to maximize their value and the potential of their private enterprises while also promoting diversification and risk mitigation for our stockholders. Our acquisition strategy focuses on small and medium businesses, which we characterize as those that have an enterprise value of less than $200 million, in a variety of different industries, with a preference for multinational businesses. To date, we have completed a single acquisition of a defense technology company. Star has not identified any specific business as a target for its next acquisition, and it has not entered into any letters of intent, nor has anyone on its behalf, initiated any substantive acquisition discussions, directly or indirectly, with any such target.

Star completed its first acquisition on February 15, 2024, in connection with our operating subsidiary in the Israeli defense industry, B. Rimon Agencies Ltd. Rimon is a defense technology company and has been in business since 1992 serving the country of Israel and acting as an exclusive distributor in Israel of tier-1 generators, masts, and lighting solutions, as well as a wide range of defense, homeland security and commercial systems.

The Company seeks to acquire controlling interests in small and medium businesses that it believes operate in industries with long-term growth opportunities, which continue to have positive and stable earnings and cash flows, face minimal threats from technological or competitive obsolescence, and have strong management teams largely in place. Star’s mission is to make these businesses its majority-owned subsidiaries and actively manage and grow such businesses. Star expects to improve its business over the long term through organic growth opportunities, add-on acquisitions, and operational improvements.

Star currently holds (1) 100% of Rimon, an Israeli corporation engaged as distributor of military-grade generators, masts and lighting systems and that is, among other clients, a supplier of generators for “Iron Dome” launchers, (2) 67% of Water.IO Ltd., an Israeli corporation listed on the Tel Aviv Stock Exchange engaged in smart hydration technology, and (3) 51% interest in I.T.S. Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems. Until April 10, 2026, Water.IO owned 100% of Zorro Net Ltd., an Israeli corporation specializing in the development and deployment of artificial intelligence systems for perimeter security, defense, monitoring and command and control applications.

Star’s Corporate History and Structure

Star was incorporated by its founder, Menachem Shalom, on January 17, 2024, as Star 26 Capital Inc., a Nevada corporation. Billio Inc., Star’s wholly owned subsidiary, is a Delaware corporation formed by Mr. Shalom on February 12, 2021, to act as an intermediate holding company for Rimon.

Star’s Acquisition of Rimon

On February 15, 2024, Star executed an assignment and assumption agreement with Mr. Shalom, pursuant to which Star, through its wholly owned subsidiary, Billio, acquired all of the issued and outstanding capital stock of Rimon. Under the terms of that agreement, Star agreed to assume all of Mr. Shalom’s rights and obligations toward the sellers of Rimon, as outlined in earlier agreements by and between the same, dated December 22, 2023, and February 15, 2024. Additionally, Star agreed to reimburse Mr. Shalom for his out-of-pocket costs related to the acquisition of Rimon, and for operating loans which he made to Rimon thereafter. To do so, Star issued him a demand grid promissory note with an initial principal of $155,405, which increased to $280,857 by August 28, 2024, with the initial principal being advanced to cover Mr. Shalom’s out-of-pocket costs, and the increase therein related to the advance for operations. The grid note bears interest at 8% per annum and matures 60 days after the earlier of one year from the issuance date or upon the closing of a private placement or public offering of at least $5,000,000.

Rimon is an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products which business includes the purchase and sale of generators, masts, and lightning products and solutions, which it acquires through exclusive distributorship agreements with key third-party suppliers and the engineering, design, production, integration, and maintenance of special tactical vehicles and trailers, including reconnaissance vehicles, mobile command and control vehicles, firefighting trailers, energy and lighting trailers, and satellite broadcast mobility platforms which are primarily sold to special defense forces, intelligence agencies and the Israeli Defense Forces.

Star’s Market Opportunity and Growth Strategy

We believe there is a significant opportunity for organic growth via the acquisition of small and medium size businesses with an enterprise value of less than $200 million (based on the opinion of our management team and advisors), that may be operating in highly fragmented markets throughout the world, including the U.S. and Israel, which are owned and operated by persons within isolated networks of family offices, entrepreneurs, and intermediaries, each of which with the potential to generate attractive returns for our stockholders and investors. Our core operational principles focus on managing our acquired enterprises to ensure recurring cash flow and lasting terminal value, while fostering long-term sustainability in our investments. To do so, the Company aims to invest in and/or buy controlling stakes in operating, revenue-generating businesses. Controlling stakes would allow us to lead the companies into operational efficiencies, growth in revenues, improved financial reporting and operational procedures, hire talented employees and managers and increase the overall enterprise value of these companies. Star’s search for future acquisition targets focuses on companies located in the U.S. or Israel, or both, that provide products and or services to large defense and aerospace companies and or governments. Notwithstanding the forgoing, we may target and acquire companies for acquisition that are located outside the U.S. and Israel if such acquisitions fit within our overall acquisition philosophy and strategy.

We also believe that the economic and market dislocations resulting from the conflict in Israel, as well as other conflicts worldwide, provide an opportunity for companies in the defense industry to see higher-than-average demand for their products and services. Such market conditions, if they persist, would allow us to focus on acquiring profitable businesses in the defense sector, with the opportunity to take advantage of their potential future growth. Within the Israeli defense market in particular, management expects to see a significant number of businesses struggling to satisfy growing demand for their products and services due to a lack of access to capital and experienced executive level leadership among other factors. We believe we will be able to provide these needed resources to any Israeli target company that it acquires. It is confident that the expertise of our management team and the relationships that they can bring to an acquisition represent a compelling value proposition for any potential acquisition target looking to add working capital, a pathway to exit, and a solid leadership base, to assist such a company to grow and expand and to be able to take advantage of market opportunities as they arise.

Star’s Acquisition Process and Strategy

T3’s current acquisition strategy involves the acquisition of small and medium size businesses in various industries, with an initial focus on industries associated with the defense sector, including but not limited to industrial machinery and application, manufacturing, transportation, information technology, and aerospace, that we expect will produce positive, stable earnings, and provide attractive returns on our invested capital. As part of its evaluation of whether it will acquire a particular business, it will perform a comprehensive due diligence review to determine the quality and intrinsic value of the targeted company. we will also seek to identify operational inefficiencies which it would expect to resolve, post-closing, by implementing streamlined processes, optimizing resource allocation, and leveraging innovative solutions with the objective of enhancing overall productivity and effectiveness of such companies. Its due diligence typically includes an analysis of the target Company’s financial statements, detailed document reviews, meetings with current management, consultations with relevant industry experts, competitors, suppliers, and customers, and any other information gathering that we deem appropriate in conducting a comprehensive analysis.

Management believes that the defense sector is poised to experience significant growth in the next few years due to the increasing number of violent conflicts in the world, which may cause an increase in direct demand for defense solutions from conflict participants and their allies. We also anticipate seeing indirect, additional defense industry growth for, as we have observed, countries not involved in or participating in conflicts tend to increase their defense budgets and spending in anticipation of additional future conflicts in which they may become involved. It is our belief that acquiring companies in the defense sector will help us establish a unique marketing network and build expertise in the greater defense sector, thus enabling us to cross-sell products to our large customers and facilitate higher success rates in our sales efforts.

According to the Company’s industry specific market research and analysis, and the network and knowledge of its management team, it is our expectation that attractive opportunities are likely to emerge as private sector owners aim to grow their businesses through scaling or by forming outside partnerships to add value. Our value-add proposition involves partnering with exceptional entrepreneurs, acquiring their companies, and guiding them by providing the funding and resources they will need to become global enterprises. We believe that through this approach we will be more likely to identify and attract potential and appropriate targets for acquisition. Management also believe that the greatest opportunities for consistent annual returns and residual returns on capital from its acquisitions lie in targeting businesses in niche geographical markets with a competitive edge in the defense, government, and military sectors, especially in the U.S. and Israel. While we expect our management team will be most effective working with the types of businesses described above, we will also consider acquiring businesses outside of these industries and sectors as long as any such businesses are congruent with our acquisition strategy.

Pursuant to the acquisition strategy, the Company will seek to structure its transactions such that each of the businesses it acquires will become its wholly owned or controlled subsidiary. However, we may also close acquisitions that result in its ownership of an entity being less than 100%, to meet certain objectives of the target management team or their then-existing stockholders, or for other strategic reasons; provided that we will always acquire more than 50% of the outstanding voting control of any target, or otherwise obtain a controlling interest in such target.

T3 intends to finance acquisitions primarily through the public or private sale of our equity and debt securities. While the success of this financing strategy cannot be guaranteed, the ability to finance future acquisitions through its general capital resources, rather than through acquisition-specific financing, will allow us to minimize delays and closing conditions, thereby enhancing its ability to acquire attractive businesses. Because the timing and size of future acquisitions cannot be readily predicted, we may need access to funding on short notice to be able to benefit fully from attractive acquisition opportunities.

As part of the acquisition strategy, we will seek to evaluate each potential target’s management team and operational and financial strengths and weaknesses. It will review and compare identified targets to comparable businesses and conduct in-depth research on each potential target’s industry to enhance our assessment of their financial and operational performance and their growth and success potential. We will thoroughly negotiate appropriate terms and conditions of any acquisition of a target company that satisfies its acquisition criteria. Some of the future acquisition targets may be financially unstable or in the early stages of development or growth. Even if pre-existing conditions do not negatively impact its decision to acquire a target company, such target may also be subject to numerous other risks inherent in its business and industry, as well as the risks faced by generally by capital markets participants. Although its management team will endeavor to comprehensively evaluate the risks associated with any particular acquisition target, Star cannot assure you that it will properly ascertain, assess, or protect against all significant risk factors.

Valuation and Due Diligence

We intend to perform rigorous business operations and financial evaluations of any target businesses (or assets) that it may acquire. During such due diligence, we intend to evaluate the financial aspects of its acquisition targets using the following metrics:

●	discounted cash flow analysis;

●	evaluation of trading values of comparable public companies;

●	expected value matrices;

●	assessment of competitor, supplier, and customer environments; and

●	review and examination of recent/precedent transactions.

We expect our target review process will yield two outcomes, (1) an accurate projection of expected cash flows, and (2) an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, we believe that our detailed target company review process will enable us to effectively evaluate the prospects and upside of any given acquisition opportunity. Additionally, to assist management in identifying material risks and validating key assumptions in our financial and operational analysis, we will engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. We may also engage technical, operational or industry consultants, as necessary.

We also engage in an extensive evaluation of each target’s existing management team, including a focus on recent performance, expertise, experience, culture, and performance incentives. Where necessary, and consistent with our management strategy, following the acquisition of a target company, we will actively seek to augment, supplement, or replace existing members of target company management who we believe are not likely to properly execute our business plan for the target. Star also analyzes and evaluates the operational and financial systems of each target business and, when necessary, post-acquisition, we will actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

T3 expects to finance acquisitions primarily through additional equity and debt offerings. Although we cannot guarantee that we will be successful with this strategy, management believes that having the ability to finance particular future acquisitions with the general capital resources raised by the company will provide us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, we believe that, in the future, we will need to pursue access to additional capital via debt or equity offerings to successfully fund and execute our business and acquisition strategy.

Competition

In identifying, evaluating, and selecting potential target businesses for our acquisition strategy, we may encounter intense competition from other entities that have business objectives similar to ours, including blank check companies such as SPACs, leveraged buyout funds, operating businesses seeking strategic acquisitions, and private equity groups. Many of these entities are well-established and well-financed and may have greater experience identifying and effecting acquisitions directly or indirectly. These competitors may possess greater financial, technical, human, and other resources than we do. Our ability to acquire larger target businesses in our target sectors will be limited by its available financial resources. Our inherent financial limitations may provide others with an advantage to pursue the acquisition of one or more of its identified target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating acquisitions.

Competitive Advantages

We believe that the collective investment experience of our management and approach to executing its investment strategy will enable it to have several competitive advantages. Our competitive strengths that differentiate us from other acquisition holding companies include:

●	Specialization in the Military and Defense sector. We believe that our focus on the military and defense sectors will enable us to be competitive. This industry may be undergoing a significant transformation as government acquisition processes and new policy incentives align to prioritize national security objectives and promote the adoption of new commercial technologies for military use. In addition, the combination of governments of multiple countries having a need for new, advanced technologies to combat modern threats, along with changing warfare tactics, is driving this specific demand. We believe we are uniquely positioned to enter and succeed as an acquisition holding company in this industry.

●	International and Sector-Specific Expertise. Mr. Shalom, the founder and Chief Executive Officer of T3, has operated businesses internationally, including in Israel. His extensive international experience and knowledge of Israeli business operations, along with a broad network of contacts, provide us with a competitive advantage. This network can assist us in identifying new acquisition targets, finding suitable managers, and securing international capital. Additionally, our directors and executive officers bring executive, investment, and operational experience in managing and growing small and middle-market companies in the defense sector. We believe this combined expertise gives us a significant edge in evaluating future business and acquisition opportunities.

●	Value Proposition for Business Owners. We employ a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of a target’s owners and management team. We are open to providing a complete exit strategy to its sellers or providing opportunities to retain incumbent management. In this effort, we believe that T3 is an appealing buyer for small business owners and managers. As a result, we believe business owners and managers will find it to be a dynamic, value-added buyer that brings resources to achieve their strategic, capital and operating needs, resulting in value creation for the operating subsidiary.

Human Capital

As indicated below, Star’s operating subsidiary Rimon employs 18 people: three technicians, two engineers, three assembly workers, three sales employees, one customer support employee, one financial bookkeeper, and five management employees. None of our employees or any of our subsidiary’s employees are represented by labor unions, and we believe that we have an excellent relationship with such employees.

Sales and Marketing

Star markets its generators, masts, lightning and utility vehicles through our websites and by working with our internal sales team that offers relevant off-the-shelf or tailor-made solutions based on specific client needs and requests. In the future, Star intends to utilize numerous avenues to promote its business, including digital marketing across social media channels, Web3 reservation systems, and various modes of advertisements.

Legal Proceedings

On March 3, 2026, the Company obtained a copy of a summons and complaint filed in the Supreme Court of the State of New York dated February 24, 2026 by Kingswood Capital Partners, LLC against Star 26 Capital, Inc. and the Company. The complaint alleges that a success fee is due for an earned investment banking success fee arising from a transaction. The Company denies all the allegations and intends to vigorously defend such action, which it believes is without merit.

Government Regulation

The following is a list of government regulations which may apply to Star now or in the future as it continues to carry out its business:

●	Approval of U.S. and Other Defense Acquisitions. Many countries, including Israel, require governmental approval of acquisitions of local defense companies or assets by foreign entities. Mergers and acquisitions of defense-related and other potentially sensitive businesses in the U.S. are subject to the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA). Under FIRRMA, its future acquisitions of defense-related and other potentially sensitive businesses in the U.S., if any, may require review, and in some cases approval, by the Committee on Foreign Investment in the U.S. (CFIUS). CFIUS has the authority to impose additional restrictions through National Security Agreements (NSA) as part of its review and approval of the acquisitions.

●	Procurement Regulations. Solicitations for procurement by governmental purchasing agencies in Israel, the U.S. and other countries are governed by laws, regulations and procedures such as those relating to procurement integrity, including due diligence, avoiding conflicts of interest and corruption, and meeting information assurance and cyber-security requirements. Such regulations also include provisions relating to the avoidance of human trafficking and counterfeit parts in the supply chain. In view of the ongoing conflict between Russia and Ukraine, various countries and organizations have adopted specific sanctions and regulations to restrict, among other things, the use of certain goods and technologies originating from Russia. Similarly, the United Stated has adopted specific regulations to restrict, among other things, the procurement of goods or services from specific Chinese entities. Such regulations may apply to us as well as to our supply chain.

●	Anti-Bribery/Corruption Regulations. Star may conduct operations in a number of markets that are considered high risk from an anti-bribery/anti-corruption compliance perspective. Laws and regulations such as the Israel Penal Code, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and corresponding legislation in other countries, prohibit providing personal benefits or bribes to government officials in connection with the governmental procurement process. Israeli defense exporters are required to maintain and follow an anti-bribery/corruption compliance program.

●	Cybersecurity and Data Privacy Regulations. Certain data relating to employees, customers and supply chain that we may receive and maintain, now or in the future, directly or indirectly, is subject to data privacy regulations, including those of the European General Data Privacy Regulation and corresponding Israeli legislation. There has also been an increased focus on cybersecurity, as global privacy, cybersecurity and data protection-related laws and regulations are evolving, extensive, and complex. Star may also be required to comply with expanding and increasingly complex cybersecurity regulations and guidelines in the United States, Israel and elsewhere with respect to reporting adverse events and additional requirements for avoiding or responding to an adverse event.

●	Audit Regulations. In the future, the Israeli Ministry of Defense may audit the books and records of our Israeli defense contractor subsidiaries. Such books and records and other aspects of projects related to U.S. defense contracts, if any, will also be subject to audit by U.S. government audit agencies. Such audits review compliance with government contracting cost accounting and other applicable standards. If discrepancies are found this could result in a downward adjustment of the applicable contract’s price as well as potential penalties. Some other customers have similar rights under specific regulations or contract provisions.

●	Competition Laws. Competition laws and regulations in Israel, the U.S. and other countries often require governmental approvals for transactions that are considered to limit competition. Such transactions may include the formation of joint venture entities, cooperative agreements for specific programs or areas, as well as mergers and acquisitions.

●	Environmental, Health and Safety Regulations. Star may become subject to a variety of environmental, health and safety laws and regulations in the jurisdictions in which we have operations. This potentially includes regulations relating to air, water and ground contamination, hazardous waste disposal and other areas with a potential environmental, health or safety impact. Increased public concern may result in more international, U.S. federal, and/or regional requirements to reduce or mitigate the effects of climate change, such as regulating greenhouse gas emissions, policies mandating or promoting the use of renewable or zero-carbon energy and sustainability initiatives, and additional taxes on fuel and energy. Legislation or regulations may be enacted or promulgated in any jurisdiction in which we do business that impose more stringent restrictions and requirements than our current legal or regulatory obligations. In January 2023, the European Corporate Sustainability Reporting Directive (CSRD) came into force, which requires in-scope companies, among other things, to make sustainability reports including certain mandatory disclosures and other voluntary disclosures on impacts, risks, and opportunities in relation to sustainability matters identified as material by the relevant entity. On March 6, 2024, new SEC rules on climate-related disclosure were adopted which may subject us to burdensome and potentially costly emissions and other data gathering and reporting requirements. We will continue to assess the potential impact of the CSRD and SEC rules on our business and subsidiaries, if any.

B. Rimon Agencies Ltd., Star’s Israeli Defense Business

Star’s defense military technology business is operated by B. Rimon Agencies Ltd., our indirect, wholly owned operating subsidiary that Star acquired on February 15, 2024.

Rimon is an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products which business includes the purchase and sale of generators, masts, and lightning products and solutions, which it acquires through exclusive distributorship agreements with key third-party suppliers and the engineering, design, production, integration, and maintenance of special tactical vehicles and trailers, including reconnaissance vehicles, mobile command and control vehicles, firefighting trailers, energy and lighting trailers, and satellite broadcast mobility platforms which are primarily sold to special defense forces, intelligence agencies and the Israeli Defense Forces.

The Defense Industry

The primary geographic market focus as of the date hereof is Israel where the majority of its customers are located and operate. Israel accounted for 4.4% of global arms exports between 2021 and 2025, up from 3.1% in the prior five-year period, making Israel the seventh-largest arms exporter in the world and surpassing the United Kingdom for the first time. Israel’s defense exports reached a record $14.8 billion in 2024, the fourth consecutive year of record exports, driven by strong global demand for Israeli air defense, unmanned aerial vehicle, and counter-UAS technologies. Three Israeli companies—Elbit Systems Ltd., Israel Aerospace Industries Ltd. (IAI), and Rafael Advanced Defense Systems Ltd.—rank among SIPRI’s Top 100 global arms-producing companies, with combined arms revenues of approximately $16.2 billion in 2024, representing a 16% year-over-year increase. Israel’s military spending increased by 65% in 2024 to $46.5 billion, or 8.8% of GDP—the second-highest military burden in the world—reflecting the intensity of ongoing multi-front military operations. Israel remains one of few countries with successful experience operating a multi-tiered missile defense system, and its defense technologies continue to be adopted by major global militaries. Notable recent transactions include the sale of the Arrow 3 missile defense system to Germany—the largest arms sale in Israel’s history—and defense agreements with India totaling approximately $10 billion encompassing air defense systems and drones. Israel exports arms to customers in 23 European countries, 10 Asian countries, and multiple countries in the Americas and Africa, with Europe (41%) and Asia (40%) representing the largest regional shares of Israeli defense exports.

Global military expenditure reached a record $2.7 trillion in 2024, representing a 9.4% increase over the prior year, driven by the Russia-Ukraine conflict, regional tensions in the Middle East and Asia-Pacific, and broader geopolitical realignment. The United States remained the world’s largest military spender at $997 billion in 2024, and the proposed fiscal year 2026 defense budget represents the first-ever trillion-dollar U.S. defense budget request. The U.S. defense market was valued at approximately $314 billion in 2024 and is projected to reach approximately $447 billion by 2033, growing at a CAGR of approximately 4.0%. The broader global defense technology market is estimated at approximately $750 billion in 2026 and is projected to reach approximately $965 billion by 2030, reflecting a CAGR of approximately 6.5%, with the United States accounting for approximately 40% of global defense technology revenue. In Europe, 17 of the 30 European NATO members reached or surpassed the alliance’s 2% of GDP spending guideline in 2024, with notable increases in Romania (+43%), the Netherlands (+35%), Sweden (+34%), Poland (+31%), and Germany (+28%), and NATO allies agreed at the June 2025 Hague Summit to increase the alliance spending target to 5% of GDP by 2035, comprising at least 3.5% for core defense expenditures and up to 1.5% for broader defense- and security-related investments. These trends reflect a structural increase in global defense spending that we believe creates significant market opportunities for defense technology companies operating in Israel and internationally. While the Company is in the early stages of entering the United States defense market through its subsidiaries, the Company intends to pursue opportunities in the U.S. and other international markets over time.

Tiltan Software Engineering Ltd.

Acquisition of 100% of Tiltan

On December 30, 2025, the Company consummated its acquisition (the “Tiltan Acquisition”) of all of the issued and outstanding shares of Tiltan Software Engineering Ltd. (“Tiltan”) pursuant to a Stock Purchase Agreement, as amended (the “Tiltan Purchase Agreement”), among the Company, its wholly owned subsidiary Nukk Picolo Ltd. (“Nukk Picolo”), Tiltan and Arie Shafir (the “Tiltan Seller”), in consideration of NIS 47,600,000 (approximately $14,000,000). Pursuant to the Tiltan Purchase Agreement, the purchase price is payable in a combination of (i) cash equal to 75% of the purchase price (the “Cash Portion”), or NIS 35,700,000 (approximately $10,500,000), a portion of which (NIS 5,283,333, less NIS 666,667 retained by the Company as working capital for Tiltan) will be paid by the Company to the Tiltan Seller and the remainder of which is evidenced by a secured promissory note (the “Tiltan Note”) in the principal amount of NIS 29,750,000 (approximately $8,750,000), and (ii) shares of Common Stock equal to 25% of the purchase price (the “Stock Portion”), or NIS 11,900,000 (approximately $3,500,000). The remaining Cash Portion of NIS 29,750,000 (approximately $8,750,000) is payable by the Company in five installments at 36-day intervals until the final payment on June 29, 2026, with the first two installments each being reduced by NIS 666,667 for working capital to be retained by Tiltan. The cash payments are evidenced by the Note and secured by the pledge described below. As a result of the acquisition, Tiltan became an indirect wholly owned subsidiary of the Company.

In connection with the closing of the Tiltan Acquisition, the Company deposited 2,000,000 shares (on a pre-Reverse Stock Split basis) of Common Stock (the “Escrowed Shares”) into escrow with an escrow agent. On June 29, 2026, the escrow agent released to the Tiltan Seller shares of Common Stock having an aggregate value equal to 25% of the purchase price (NIS 11,900,000), calculated based on the market price of the Common Stock on said date. Any Escrowed Shares in excess of this amount shall be cancelled and returned to the Company. If the value of the Escrowed Shares on said date is less than 25% of the purchase price, the Company is required to either (i) issue additional shares of Common Stock to the Tiltan Seller or (ii) pay the Tiltan Seller the difference in cash, so that the Seller receives shares and/or cash having an aggregate value equal to 25% of the purchase price. as consideration that may be released to the Tiltan Seller in accordance with the Tiltan Purchase Agreement.

Also in connection with the closing of the Tiltan Acquisition, the Company issued the Tiltan Note to the Tiltan Seller. The Tiltan Note matures in five equal installments (other than the first two installments which have been reduced by NIS 666,667 for working capital to be retained by Tiltan) at 36-day intervals beginning on the 36th day following the closing date until the final payment which is due on June 29, 2026. The Tiltan Note does not bear interest unless an Event of Default (as defined in the Tiltan Note) occurs, in which case the outstanding principal amount shall bear interest at the rate of 10% per annum from the date of default until payment. Events of Default include failure to timely make a monthly installment payment within ten (10) business days after written notice is received from the Tiltan Seller, bankruptcy of the Company or Nukk Picolo, material breach of the Tiltan Purchase Agreement, and cessation of business operations for a continuous period of twenty (20) days. Upon an Event of Default, the Tiltan Seller may declare all amounts due and payable and exercise remedies under the Tiltan Note and the Pledge Agreement (as defined below).

As security for the Company’s payment obligations under the Tiltan Note and the Tiltan Purchase Agreement, Nukk Picolo entered into a pledge agreement (the “Pledge Agreement”) with the Tiltan Seller, pursuant to which Nukk Picolo granted the Tiltan Seller a first-priority security interest in all 100 shares of Tiltan acquired in the Tiltan Acquisition. The security interest shall be registered with the Israeli Registrar of Companies. Upon full payment of all amounts due under the Tiltan Note and the Tiltan Purchase Agreement, the pledge shall be released.

The acquisition of Tiltan did not require pro forma financial statements given the impact of the acquisition on the financial condition of acquisition was not material.

Business of Tiltan

Tiltan develops simulation, geospatial, and operational software solutions that enable its defense and homeland security customers to train personnel, test systems, navigate, and operate in complex environments using realistic three-dimensional mapping and sensor-based data. Tiltan’s core capabilities—mapping, simulation, and machine vision—can be offered as distinct products but are designed to work together as an integrated solution for situational awareness and decision support. In plain terms, Tiltan makes software that turns complex real-world environments into clear digital tools: it helps customers create a detailed digital version of a physical area (a “terrain model”), build a digital copy of a real location that mirrors real-world conditions (a “digital twin”), and construct computer-generated virtual worlds for training or testing purposes (a “synthetic environment”).

Tiltan offers five principal products and platforms: (1) T-AWARE, an exploitation system for processing, analyzing, and visualizing multi-sensor intelligence data; (2) TOPS, a physics-based simulation platform that generates high-fidelity imagery across visible light (standard camera imagery similar to what the human eye sees), infrared (heat-based imagery useful for seeing in darkness), and synthetic aperture radar or SAR (radar imaging that can detect objects through clouds, darkness, and adverse weather conditions); (3) Majestic.ai, a generative AI platform for creating realistic synthetic datasets used to train AI systems more quickly and cost-effectively than using real-world imagery; (4) T-BAT, a software-only navigation solution for drones and aircraft that enables autonomous operation when GPS signals are unavailable, jammed, or unreliable; and (5) AGM, a rapid automatic geo-mapping tool that converts spatial data into actionable geospatial intelligence.

History and Structure

Tiltan was founded over 30 years ago and is headquartered in Petach Tikva, Israel. The company has long served as both a direct supplier and subcontractor to all major Israeli defense companies, both governmental and non-governmental, building a track record in AI-driven simulation, synthetic data generation, geospatial intelligence, and GPS-denied navigation for defense applications.

Tiltan reported revenues of approximately $2,964,000 and $2,185,000 for the fiscal years ended December 31, 2024 and December 31, 2025, respectively, but has not been included in the Company’s 2025 Financial Statements.

Market Opportunity and Growth

Tiltan’s products address several large and growing markets driven by rising global defense spending, heightened geopolitical tensions, and the proliferation of autonomous systems that require advanced simulation, synthetic training data, and GPS-denied navigation capabilities.

In the synthetic data market, the global AI training dataset market was valued at approximately $1.73 billion in 2022 and is forecast to reach approximately $8.61 billion by 2030, representing a compound annual growth rate of approximately 22%. According to Gartner, synthetic data is expected to overshadow more than 85% of real data in AI model training by 2030, reflecting a fundamental shift in how AI systems are developed and trained. Tiltan’s Majestic.ai platform is positioned to address this growing demand by providing physically accurate, validated outdoor visual sensor synthetic datasets for defense and, increasingly, commercial AI applications.

In the GPS-denied navigation market, the broader UAV navigation systems market was valued at approximately $9.73 billion in 2024 and is projected to reach approximately $20.41 billion by 2029, with a CAGR of approximately 15.97%. The U.S. drone software market is projected to grow at a CAGR of 15.4% through 2030. Tiltan’s T-BAT product addresses the software-only segment of this market, which is in its early stage with only five known competitors globally offering pure software solutions without requiring dedicated hardware.

Tiltan is actively pursuing international expansion beyond its Israeli base. In Asia, Tiltan has secured a purchase order from a governmental technology institute and is in advanced stages of formalizing representative arrangements with additional opportunities under proposal. In Europe, Tiltan has signed representative consultancy agreements in two major European countries, submitted a price proposal to a major European integrator, and is in advanced negotiations with another. In the United States, Tiltan is exploring various resellers, value-added resellers, and representatives, with an opportunity involving a large governmental entity under evaluation.

Competition and Competitive Advantage

Tiltan competes with a range of Israeli and international defense simulation, geospatial intelligence, and AI training companies across its product lines. Competition varies by product:

In GPS-denied navigation (T-BAT), Tiltan competes with five global companies offering software-only solutions: Sightec (Israel), Protrack (Israel), Spleenlab (Germany, product under development), Daedalean (Switzerland), and SSCI (United States). Most other GPS-denied solution providers offer complete hardware-software packages that are more complex and expensive, whereas T-BAT is a software-only, customer-agnostic solution that complements existing UAV OEM platforms and components without requiring dedicated hardware.

In synthetic data for AI training (Majestic.ai), direct competitors include Sky Engine AI, Parallel Domain, Cognata, Bifrost, Anyverse, and Simerse. Most of these competitors rely on third-party 3D engines such as Unity or Unreal, which are primarily designed for gaming and 3D display rather than physics-based sensor simulation. Indirect competitors include large technology companies such as NVIDIA, Microsoft, and Google, which invest in AI training infrastructure and maintain programs to partner with synthetic dataset providers, representing both competition and potential collaboration opportunities. Data labeling companies such as Alegion, CloudFactory, and SuperAnnotate are also considered indirect competitors, as synthetic data represents a threat to their manual labeling business models.

The Company believes that Tiltan’s key competitive advantages include over 30 years of proven delivery to all major Israeli defense companies; a proprietary physics-based 3D engine that provides full control over development, special features, and no third-party royalty obligations; the ability to generate synthetic data across visible light, infrared, and SAR sensor types, addressing the most demanding defense use cases; a working alpha version of its Majestic.ai platform with early adoption by defense customers; and recognition from the Israeli Ministry of Defense, including an award in an advanced computer vision competition and validation of its infrared simulation capabilities against competitors, in which Tiltan’s results outperformed other participants.

Human Capital

Tiltan currently employs approximately 14 people in Israel, with expertise in AI, computer vision, geospatial engineering, 3D modeling, simulation, and software development. The team draws from Israel’s defense-technology talent pool and emphasizes innovation and quality in its product development.

Sales and Marketing

Tiltan’s sales efforts are led by its CEO, who dedicates approximately one-third of his time to business development activities, supported by a part-time business development consultant. Sales activities target defense prime contractors and government agencies, historically through direct contracts and subcontracting arrangements with major Israeli defense companies. Tiltan’s marketing efforts include technical demonstrations, participation in defense industry events, and digital channels showcasing the company’s physics-based simulation realism and AI capabilities. Since the acquisition,

Government Regulations

Tiltan is subject to Israeli Ministry of Defense export controls applicable to defense items and technologies. The company maintains compliance controls through DECA (Defense Export Controls Agency) oversight. As an indirect subsidiary of a U.S. public company, Tiltan’s activities involving technology transfers or international sales are subject to U.S. International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR), cybersecurity standards applicable to defense systems, and anti-corruption laws including the U.S. Foreign Corrupt Practices Act (FCPA). Tiltan does not currently receive any governmental funding, grants, or R&D support from the Israel Innovation Authority or other government sources. There are no royalties owed to any third parties. No material regulatory violations have been reported.

Intellectual Property

Tiltan does not currently hold any registered patents, pending patent applications, registered trademarks, or pending trademark applications. Tiltan’s principal intellectual property consists of its proprietary software platforms and 3D engine, which are developed in-house and over which Tiltan maintains full control without third-party royalty obligations. The company’s competitive position is based primarily on its accumulated know-how developed over more than 30 years of defense software engineering, its proprietary physics-based simulation engine, and the specialized expertise of its team. Tiltan has not granted, and has not been granted, any material intellectual property licenses.

Nimbus Acquisition

Acquisition of 100% of Nimbus

On January 15, 2026, the Company consummated its acquisition (the “Nimbus Acquisition”) of 100% of Nimbus Drones Technologies and Marketing Ltd., an Israeli private company (“Nimbus”) specializing in unmanned aerial systems and services, pursuant to the terms of that certain Stock Purchase Agreement, dated January 15, 2026 (the “Nimbus Purchase Agreement”), by and among the Company, Nimbus and Elad Defense LLC (“Elad”). In connection with the closing of the Nimbus Acquisition, the Company issued to Elad as consideration (each on a pre-Reverse Stock Split basis) (i) 1,850,000 shares of Common Stock and (ii) a $3,250,000 convertible 24-month note (the “Nimbus Note”) bearing 6% interest, which is convertible at the option of the holder at a fixed price of $2.00 per share. The Nimbus Note also prohibits the Company from issuing the holder shares that would result in the holder beneficially owning more than 4.99% of the outstanding shares of Common Stock. The Nimbus Note was converted to an aggregate of 1,625,000 shares (on a pre-Reverse Stock Split basis) of Common Stock as of February 17, 2026.

Business Description

Nimbus is an Israeli unmanned aerial vehicle (UAV) company engaged in the sale of various drone models primarily for the defense, homeland security, and civilian industries. Nimbus provides end-to-end UAV solutions, including drone hardware sales and maintenance, aerial photography, mapping and imaging services, and professional UAV pilot training and knowledge transfer. Nimbus serves defense and security organizations, municipalities, local authorities, and surveying and engineering firms with customized unmanned aerial systems and related services.

History and Structure

Nimbus was founded in 2024 and is headquartered in Jerusalem, Israel.

Nimbus reported approximately $940,000 in revenue for the fiscal year ended December 31, 2025, but has not been included in the Company’s 2025 Financial Statements. As a company founded in 2024, Nimbus had limited operations and revenue prior to fiscal year 2025.

Market Opportunity and Growth

Nimbus operates in the growing global UAV and counter-UAS markets, which are driven by increasing adoption in defense, homeland security, public safety, agriculture, and commercial sectors. Demand for drone-based intelligence, surveillance, and reconnaissance capabilities continues to expand amid heightened geopolitical tensions, border security requirements, and the proliferation of unmanned systems. In Israel specifically, the Ministry of Defense has issued tenders for UAV-related contracts valued at approximately NIS 50 million, reflecting the domestic market opportunity. The ongoing security situation in Israel and globally has further increased demand for UAV operations and counter-drone capabilities. Nimbus has secured new customers since its acquisition by T3, though these engagements have not yet reached material revenue levels.

Competition and Competitive Advantage

Nimbus competes primarily with Israeli UAV service providers and drone companies, including Lol TV and Profilor Drones, as well as international UAV service providers and manufacturers. The UAV market is characterized by a growing number of participants, rapid technological development, and increasing demand from both defense and civilian sectors. Nimbus’s competitive advantages include its comprehensive end-to-end UAV lifecycle support encompassing hardware sales, maintenance, aerial operations, certified pilot training, and operational knowledge transfer; its expertise in customized professional systems for defense and critical applications; its ability to serve diverse sectors including security, public, commercial, and agriculture with integrated services; and its presence in Israel’s defense and technology ecosystem, which provides access to operational experience in high-stakes environments.

Human Capital

Nimbus currently employs 2 persons who are involved in both operations and sales activities. None of our employees or any of our subsidiary’s employees are represented by labor unions, and we believe that we have an excellent relationship with such employees.

Sales and Marketing

Nimbus’s sales activities are conducted by its 2 employees, who focus on direct engagements with defense and security entities, public sector agencies including municipalities and local authorities, and commercial clients such as surveying and engineering firms. Historical sales focus has been on the Israeli market, emphasizing operational reliability and professional-grade UAV applications. Marketing efforts leverage industry demonstrations, digital channels, and participation in defense and technology events.

Government Regulations

Nimbus holds UAV pilot licenses issued by the Civil Aviation Authority of Israel (CAAI) and complies with Israeli civil aviation regulations governing drone operations, including flight restrictions and airspace management requirements. As an Israeli UAV company within a U.S. public entity, Nimbus is subject to Israeli Ministry of Defense and civil aviation export regulations for drones and dual-use technologies. U.S. activities are subject to ITAR, EAR, and applicable FAA or equivalent standards for drones, as well as cybersecurity requirements for defense systems and anti-corruption laws including the FCPA. Nimbus does not currently receive any governmental funding or grants, and there are no royalties owed to third parties. No material regulatory violations have been reported.

Intellectual Property

Nimbus does not currently own any patents, patent applications, registered trademarks, or other material intellectual property. The company has not been granted, and has not granted to others, any intellectual property licenses.

Blade Ranger Ltd.

On August 20, 2025, the Company entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with Blade Ranger Ltd. (“Blade Ranger”), an Israeli public company specializing in development of drones payloads. Blade Ranger develops and commercializes drone technologies for the solar energy market. In addition, it has developed a payload that is used by defense and homeland security forces.

Pursuant to the Distribution Agreement, Blade Ranger granted the Company exclusive distribution rights for defense and homeland security sector in the United States for its proprietary product - a unique drone payload that can be used by military forces and homeland security organizations. We agreed to pay Blade Ranger $100,000 for the exclusive U.S. rights, with the first payment is to be made by the end of November 2025, and equal payments are due at the end of the next three consecutive quarters. The Company committed to purchase 5 units in Year 1, 10 units in Year 2, and 15 units in Year 3. Upon meeting these targets, the Distribution Agreement extends for an additional five years with a 20 unit annual commitment. If we achieve 125% of revenue targets in any year, the Company will receive an 8% credit on annual purchases.

As part of this strategic shift, the Company incorporated a new subsidiary in Delaware, Nukkleus Defense Technologies, Inc., to focus on the commercialization of third-party defense-related products, technologies and solutions (including the Blade Ranger products) and to explore the development and commercialization of proprietary solutions targeting defense and aerospace markets.

Mandragola Aviation Joint Venture

On August 28, 2025, the Company, Nukk Picolo Ltd., a wholly-owned Israeli subsidiary of ours, and Mandragola Ltd., an Israeli company (“Mandragola”) entered into a Joint Venture Agreement (the “JV Agreement”). Pursuant to the terms of the JV Agreement, the parties will establish a joint venture company in Israel (the “JV Company”) which is intended to establish advanced manufacturing zones in both the Baltics and Israel, designed to support civil and defense aviation needs. Plans also include the development of a NATO-compliant logistics hub in Riga in cooperation with additional regional partners, as well as facilities dedicated to licensed maintenance and repair (MRO) services, aircraft modernization, resale, and leasing, including the deployment of the de-icing technology for commercial aircrafts which the Company recently licensed (on an exclusive basis) from Blade Ranger Ltd. Pursuant to the JV Agreement, Nukk Picolo will hold 51% equity interest in the JV Company. The JV Agreement provides that, under certain specified conditions, we can require Mandragola sell to us its participating interest in the JV Company in consideration for the issuance of the Company’s common stock based on the then specified valuation of JV Company as set forth in the JV Agreement.

Mandragola is an Israeli business development and investment company specializing in advanced technologies and strategic partnerships. Under the JV Agreement, Mandragola has undertaken to provide to the JV Company a 24 month committed credit line of up to $2 million on an as needed basis.

Nukk Picolo has the right to designate three of the five member board of the JV Company with Mandragola designating the remaining two directors.

Under the JV Agreement, we issued to Mandragola (each on a pre-Reverse Stock Split basis) 310,000 restricted shares of common stock, five year warrants to purchase 250,000 shares of T3 common stock at a per share exercise price of $4.40 and five year warrants for an additional 350,000 shares at a per share exercise price of $6.00 (the “Performance Warrants”). The Performance Warrants only vest upon the JV Company achieving $25 million cumulative revenue. If the revenues targets are not achieved by the JV Company within the five-year period, the Performance Warrants expire.

ITS and Positech

On February 16, 2026, T3 Defense acquired 51% of the outstanding equity capital of I.T.S. Industrial Tecno-logic Solutions Ltd. (“ITS”) on a fully diluted basis. We have a 3- year option to acquire the remainder 49% from the other shareholder of ITS.

ITS is an Israeli company providing design, development, production, and manufacturing of serial, fully integrated electro-mechanical machines and sophisticated assembly lines. Positech Ltd., its wholly-owned subsidiary, designs and manufactures top-of-the-line, high-performance motion control systems for military and civilian use. ITS and Positech provide small to middle-series one-stop shop “Build to Spec” & “Build to print” custom-made prototypes and OEM systems in the mechanical, electrical, hardware, firmware and software engineering fields.

The acquisition was consummated pursuant to the terms of the Agreement dated June 8, 2025 (the “Agreement”) among Star 26, ITS and its controlling shareholder Gera Eron. As of February 15, 2026, the Company has lent ITS an aggregate of NIS 10,000,000 (approximately $3,235,500), with interest accruing at the annual rate of the Israeli Consumer Price Index plus 4%. Pursuant to the Agreement, the loans shall only be repaid after January 1, 2027 if (i) the aggregate amount of the assets of ITS will be at least 150% higher than the liabilities for at least 6 continuous months and (ii) the total aggregate amount of bank credit provided to ITS and Positech shall be lower than an aggregate of 3 months of income generated by ITS and Positech for 6 continuous months.

In consideration for the loan, Star received 51% of the share capital of ITS on a fully diluted basis. Neither Star nor the Company is required to provide any additional consideration for the ITS shares.

Pursuant to the terms of the Agreement, Star was also granted an exclusive option to purchase the remainder 49% of ITS for three years from the controlling shareholder. Depending on whether the option is exercised in the first, second or third year hereafter, the agreed purchase price for the 49% is 25 million NIS, 30 million NIS or 35 million NIS, respectively. The Agreement also provides for additional loans to be made, and all such loans were made. The loans we made are only to be repaid from cash flow surpluses after ITS has provided for its working capital required and growth financing requirements and also after reducing its liabilities to banking institutions. Strategic decisions require the consent of Gera Eron, including any amendments to the articles of association, the capital structure of ITS or Positech, raising capital and acquisitions.

The audited financial statements of ITS, including its wholly-owned subsidiary Positech, as well as pro forma financial statements, were filed with the SEC under a Form 8-K/A on April 1, 2026.

Business Description

ITS is an Israeli engineering and manufacturing company specializing in the serial production of complex electro-mechanical machines and integrated production systems on a build-to-spec and build-to-print basis. ITS provides end-to-end engineering and manufacturing solutions—from initial concept and prototyping through full-scale assembly line deployment—using a Design for Manufacturing (“DFM”) methodology that enables advanced products to be manufactured reliably and at scale. In plain terms, ITS designs and builds the specialized production lines and machines that its customers need to manufacture their own complex products in volume. The company’s services encompass mechanical and electrical engineering design, precision machining, firmware and software development, supply chain management, and factory deployment.

ITS serves customers across multiple sectors, including defense and security technologies, digital three-dimensional printing, agricultural technology and smart farming systems, advanced industrial automation, and specialized research and development and innovation systems. ITS’s named customers include Netafim Ltd. (a global leader in smart irrigation and agricultural technology), Tritone Technologies Ltd. (a metal additive manufacturing company), and several other Israeli technology and defense companies.

History and Structure

For over 30 years, ITS has specialized in engineering and manufacturing integrated electro-mechanical machines, advanced production systems, and assembly lines for defense and industrial applications. In 2016, ITS acquired a 51% controlling stake in Positech Ltd. (“Positech”) and acquired full ownership in 2021, making Positech a wholly-owned subsidiary of ITS.

ITS reported revenues of approximately $6,395,000 and $4,549,000 for the fiscal years ended December 31, 2024 and December 31, 2025, respectively, but has not been included in the Company’s 2025 Financial Statements.

Market Opportunity and Growth

ITS operates in the defense and advanced manufacturing sectors, serving customers that require precision-engineered production systems for complex electro-mechanical products. The company’s market opportunity is driven by growing demand for reliable, scalable manufacturing solutions in Israel’s defense industrial base, as well as in commercial sectors including agricultural technology, additive manufacturing (3D printing), and industrial automation. Israel’s defense industry, which supports three companies in SIPRI’s Top 100 global arms producers with combined revenues of approximately $16.2 billion in 2024, relies on a domestic ecosystem of specialized manufacturers and subcontractors such as ITS to deliver the production infrastructure required for defense programs. Increased global defense spending and the expansion of Israel’s defense export market—which reached a record $14.8 billion in 2024—create additional demand for manufacturing capacity within the Israeli defense supply chain. ITS has not secured new customers or contracts since the Company’s acquisition; however, management believes the company’s integration into the T3 Defense group may create opportunities for expanded business development over time.

Competition and Competitive Advantage

ITS competes with a number of Israeli and international engineering and contract manufacturing companies, including Flex Ltd. (a global electronics manufacturing services provider), Dagesh, Ziv-Av Engineering Ltd., I. Sherman, and ZUK Systems. The defense and industrial contract manufacturing market is characterized by a significant number of specialized participants, long-standing customer relationships, and high barriers to entry driven by the need for precision engineering capabilities, defense-grade quality standards, and specialized know-how. ITS’s competitive advantages include over 30 years of experience in bridging design-to-production with DFM expertise for cost-effective serial manufacturing; end-to-end capabilities from concept and prototyping through full assembly line deployment; the ability to serve diverse sectors including defense, agricultural technology, additive manufacturing, and industrial automation with customized build-to-spec and build-to-print solutions; and a proven track record with established Israeli defense and technology companies.

Human Capital

ITS currently employs approximately 39 people in Israel, including mechanical and electrical engineers, machining specialists, firmware and software developers, and production technicians.

Sales and Marketing

ITS employs one to two persons dedicated to sales and business development activities. Sales efforts are focused on defense prime contractors, technology companies, and industrial clients through direct engagements and customized build-to-spec and build-to-print proposals. ITS has established long-standing relationships with customers in the Israeli defense ecosystem and in commercial sectors including agricultural technology and additive manufacturing. Marketing efforts include participation in defense and technology industry events and direct technical demonstrations of the company’s engineering and manufacturing capabilities.

Government Regulations

ITS is subject to Israeli Ministry of Defense regulations applicable to defense-related manufacturing, including export controls on defense items and technologies. As a subsidiary of a U.S. public company, ITS’s activities involving technology transfers or international sales are subject to U.S. International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR), cybersecurity standards applicable to defense systems, and anti-corruption laws including the U.S. Foreign Corrupt Practices Act (FCPA). ITS does not currently receive any governmental funding, grants, or R&D support. There are no royalties owed to any third parties. No material regulatory violations have been reported.

Intellectual Property

ITS does not currently hold any registered patents, pending patent applications, registered trademarks, or pending trademark applications. ITS’s principal intellectual property consists of unregistered manufacturing know-how developed over more than 30 years of engineering and production experience, including proprietary DFM methodologies, process expertise, and technical knowledge related to the design and construction of complex electro-mechanical production systems. ITS has not granted, and has not been granted, any material intellectual property licenses.

Positech Ltd.

Business Description

Positech, a wholly-owned subsidiary of ITS, is an Israeli defense engineering company specializing in the multi-disciplinary mechanical design, engineering, assembly, and production of customized servo motion control systems for mission-critical defense platforms. The company develops high-precision direct-drive, gearless motion technologies that provide accurate stabilization, tracking, and pointing capabilities for sensors, radar systems, communications platforms, electro-optical and infrared payloads, and remote weapon stations. In plain terms, Positech builds the motorized pedestals and turrets that allow defense systems—such as radar dishes, cameras, and weapon stations—to rotate, aim, and stabilize with extreme precision, even on moving vehicles, ships, or aircraft. Positech’s direct-drive technology eliminates mechanical gears, which reduces maintenance requirements and eliminates backlash (the small amount of play or looseness that occurs in geared systems), resulting in smoother, more accurate, and more reliable motion. Positech’s systems are deployed across land, sea, and air defense environments where reliability, accuracy, and durability are essential for operational performance. Positech was funded in 2001.

Positech reported revenues of approximately $3,053,000 and $1,600,000 for the fiscal years ended December 31, 2024 and December 31, 2025, respectively, but has not been included in the Company’s 2025 Financial Statements.

Market Opportunity and Growth

Positech operates in the defense motion control and stabilization systems market, serving customers that require high-precision pointing, tracking, and stabilization capabilities for mission-critical platforms. The market for precision motion control in defense applications is driven by increasing demand for advanced radar, electro-optical, and communication systems across land, sea, and air platforms; the proliferation of remote weapon stations requiring high-accuracy stabilization; and the broader growth in global defense spending and Israel’s record defense export market. As a direct supplier to Israel’s largest defense companies, Positech benefits from the continued investment by these companies in new platforms and systems. Positech has recently secured three new contracts from Israel Aerospace Industries (IAI) and a new contract with Kappasense, demonstrating continued demand for its capabilities.

Competition and Competitive Advantage

Positech competes with a number of Israeli and international providers of precision motion control and stabilization systems for defense applications, including Novatec Ltd., Orbit Communication Systems Ltd. (specifically its Orbit CS division), Capture Ltd., and BL. The defense motion control market is specialized and characterized by high barriers to entry, including the need for deep expertise in direct-drive motor technology, stringent defense-grade quality and reliability requirements, and long qualification cycles with defense prime contractors. Positech’s competitive advantages include its proprietary direct-drive, gearless motor technologies that deliver zero-backlash, high-dynamics stabilization and pointing performance; its ability to provide fully customized servo motion systems tailored to specific platform requirements; its established relationships with Israel’s largest defense companies, including IAI/Elta and Rafael Advanced Defense Systems; and over 20 years of accumulated know-how in designing and manufacturing motion control systems for demanding defense environments.

Human Capital

Positech currently employs approximately 14 people in Israel, including mechanical and electrical engineers, motion control specialists, and production technicians. The team specializes in the design, engineering, and production of high-precision servo motion systems. Positech does not have dedicated sales personnel; business development activities are conducted through its parent company ITS and by Positech’s management directly.

Legal Proceedings

As of the date of this report, Positech is involved in a legal proceeding with a former employee. Management does not believe that the outcome of this matter will have a material adverse effect on the company’s business, financial condition, or results of operations of Positech.

Government Regulations

Positech is subject to Israeli Ministry of Defense regulations applicable to defense-related manufacturing and the production of defense subsystems. As an indirect subsidiary of a U.S. public company, Positech’s activities involving defense items, technology transfers, or international sales are subject to U.S. International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR), cybersecurity standards applicable to defense systems, and anti-corruption laws including the U.S. Foreign Corrupt Practices Act (FCPA). Positech does not currently receive any governmental funding, grants, or R&D support. There are no royalties owed to any third parties. No material regulatory violations have been reported.

Intellectual Property

Positech does not currently hold any registered patents, pending patent applications, registered trademarks, or pending trademark applications. Positech’s principal intellectual property consists of unregistered know-how developed over more than 20 years of engineering and production experience, including proprietary expertise in direct-drive motor design, gearless motion control systems, and customized servo stabilization technologies for defense applications. Positech has not granted, and has not been granted, any material intellectual property licenses.

Darwin Tokens

On July 30, 2025, the Company entered into a Warrant to Purchase Tokens agreement with Synthetic Darwin LLC (“Darwin”), pursuant to which the Company paid a purchase price of $500 in exchange for the right to purchase up to 200,000,000 tokens (the “Warrant Tokens”) at escalating exercise prices ranging from $0.02 to $0.50 per token. The warrant is exercisable in four tranches of 50,000,000 tokens each over a twelve-month period and expires one year from the issue date. The warrant may be exercised for cash, by issuance of the Company’s common stock, by net exercise, or through other agreed forms of payment.

Tokens issued upon exercise are subject to a six-month transfer restriction, subject to certain parity protections. The agreement also provides anti-dilution style protections, including entitlement to a pro rata portion of future token issuances, forks, or increases in total token supply.

At the time of initial acquisition in July 2025, the Company exercised a warrant to acquire 50 million tokens in exchange for the issuance of 147,710 shares of common stock (on a pre-Reverse Stock Split basis) of the Company at a total exercise price of $1,000 thousands. In addition, on October 8, 2025, the Company exercised the second tranche and issued 375,000 shares of common stock (on a pre-Reverse Stock Split basis) of the Company to acquire another 50 million tokens at a total exercise price of $3,360 thousands.

Darwin is a blockchain-based digital token issued and recorded on a distributed ledger. The token may be transferable and trades at market-determined prices on digital asset platforms. The token does not represent an equity interest or contractual claim to assets or cash flows of Darwin.

Corporate Office

T3 Defense’s principal executive office is 575 Fifth Ave, 14th Floor, New York, New York 10017. The Company also has an office at 5 Hagvish, Netanya, Israel. Our main telephone number is (646) 257-4214. We maintain a website at www.t3dfns.com through which we make available free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Alternatively, you may also access our reports at the SEC’s website at www.sec.gov. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this annual report.

Employees

T3 and its subsidiaries employ 105 employees, of which 2 work directly for T3, 39 employees work for ITS, 11 for Positech, 14 for Tiltan, 17 for Nukk Picolo Ltd., 18 for Rimon, 2 for Water IO and 2 for Nimbus.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers as of September 30, 2026.

Name	Age	Position
Menachem Shalom	50	Chief Executive Officer and Director
Shiran Fridman	39	Director
Tomer Nagar	38	Director
Asaf Nachum	49	Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Menachem Shalom has been our Chief Executive Officer and member of our Board of Directors since September 2024. Mr. Shalom also serves as the Chief Executive Officer, President and Chairman of the Board of Directors of Star 26 Capital, Inc. since January 2024, as well as the Chairman of B. Rimon Agencies Ltd., a wholly owned operating subsidiary of Star 26 and operator of Israeli defense business. Mr. Shalom has served as a director and the Chief Executive Officer of Motomova Inc (OTC Markets: MTMV) since December 1, 2022 and its Secretary since May 24, 2023. Mr. Shalom was the Co-Chief Executive Officer, and a member of the board of directors of MEA since January 2022. Since 2017, Mr. Shalom has also served as CEO of Hold Me Ltd., a digital platform for mobile wallet and payments founded by Mr. Shalom. Mr. Shalom is the principal executive and financial officer and sole director of Hold Me Ltd., a company registered with the Securities and Exchange Commission. Prior to his tenure with the Company, Mr. Shalom founded and served as CEO of Wayerz Solutions, Ltd., a digital platform for correspondent banking and wires’ routing optimization, between 2014 and 2017 and as Vice President of Business Development, Sales and Marketing at Dsnr Media Group Ltd., an international cross-platform digital advertising company. Mr. Shalom also founded and served as CEO of Mipso Ltd., a software-as-a-service provider in the fashion and retail industry, between 2010 and 2013; ooga studio Ltd., an industrial design incubator, between 2007 and 2010; and Medifreeze Ltd., a startup in the area of stem cell cryopreservation, between 2004 and 2009. Mr. Shalom received his MBA at the Hebrew University of Jerusalem in 2003 after receiving an LLM in corporate law at Columbia University School of Law in 2000.

Shiran Fridman has been a member of our Board of Directors since May 19, 2026. Since 2025, Ms. Fridman has been an independent business and financial consultant. From 2007 through 2025 she was an investment manager at Four Seasons Real Estate in Israel.

Tomer Nagar has been a member of our Board of Directors since November 8, 2024. He has been employed in the sales department for Sogolowek Food Group since 2019. Prior to joining Sogolowek, Mr. Nagar served in the Israeli Air Force from 2006 through 2018 as a First Sergeant and Master Sergeant. Mr. Nagar graduated from the Israeli Air Force College in 2005 with a degree in Aviation Machinery.

Asaf Nachum has been a member of our Board of Directors since May 19, 2026. Mr. Nachum is an independent investment advisor and portfolio manager.

Board of Directors

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, each director receives annual compensation of $20,000 for their services on our Board.

We reimburse our directors for expenses incurred in connection with attending directors’ meetings. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Shiran Fridman, Asaf Nachum and Tomer Nagar is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and will have with the combined company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Below are our current committee members.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Shiran Fridman±	Shiran Fridman *	Shiran Fridman *
Asaf Nachum *	Asaf Nachum	Asaf Nachum
Tomer Nagar	Tomer Nagar	Tomer Nagar

*	Denotes Chairperson.
±	Denotes audit committee financial expert.

Audit Committee

The Company’s Audit Committee consists of Asaf Nachum, Shiran Fridman and Tomer Nagar, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. The Board has determined that Shiran Fridman, who serves as the Chairperson of the Audit Committee, qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter, which is available on our website at http://www.t3dfns.com.

Compensation Committee

The Company’s Compensation Committee consists of Asaf Nachum, Shiran Fridman and Tomer Nagar. Shiran Fridman serves as Chairperson of the Compensation Committee.

The Compensation Committee determines matters pertaining to the compensation of our named executive officers and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter, which is available on our website at http://www. t3dfns.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee consists of Asaf Nachum, Shiran Fridman and Tomer Nagar. Shiran Fridman serves as Chairperson of the Compensation Committee.

The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board and implementing the Company’s corporate governance policies. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The Nominating and Corporate Governance Committee has adopted a Nominating and Corporate Governance Committee Charter, which is available on our website at http://www. t3dfns.com.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. During the year ended December 31, 2025, we believe all of our officers, directors and 10% stockholders made the required filings pursuant to Section 16(a), except Morel Levi, our former Chief Financial Officer, failed to file a Form 3 upon becoming an insider on December 8, 2025.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to all directors and officers, which is available on our website at https://www. t3dfns.com. The Code of Ethics describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers (including director compensation) during the fiscal years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Menachem Shalom	2025	310,000	-	3,637,500	-	-	-	20,000	3,967,500
CEO	2024	80,000	-	695,000	-	-	-	8,333	783,333

Morel Levi	2025	5,750	-	24,250	-	-	-	-	30,000
CFO (Former)	2024	-	-	-	-	-	-	-	-

Employment Agreements

Menachem Shalom was appointed as a director on July 24, 2024. On December 16, 2024, the Company entered into a Consultancy Agreement with Menachem Shalom, the Company’s CEO, effective September 1, 2024. Pursuant to the agreement, Mr. Shalom is employed as Chief Executive Officer of the Company unless terminated pursuant to the terms of the agreement. During the initial term of the agreement (September 2024 through February 2025), Mr. Shalom is entitled to receive $20,000 monthly, with subsequent semi-annual $5,000 monthly increases effective March 2025 & September 2025.

On February 17, 2026, the Board of Directors, based on the recommendations and approval of the Compensation Committee, approved the terms of the terms and provisions of a Consulting Agreement between the Company and Billio Ltd., a company in Israel, to provide the services of Menachem Shalom as the principal executive officer of the Company. The consulting agreement terminates and supersedes the previous consulting agreements between the Company and affiliates of Mr. Shalom.

Given the performance of the Company within the last 15 months, the Compensation Committee and the Board of Directors determined that it was in the best interest of the Company to provide Mr. Shalom with the amended consulting agreement and increased compensation. The Committee and the Board also authorized a cash bonus to Mr. Shalom in the amount of $250,000 for his past services to the Company. The Company, under the supervision and guidance of Mr. Shalom, has completed several acquisitions within the last 15 months, including without limitation, Star 26, Tiltan Software Engineering, Nimbus Drones and ITS.

Pursuant to the terms of the Consulting Agreement, which is effective as of January 1, 2026, Mr. Shalom will continue to act as the chief executive officer of the Company while maintaining other executive roles in non-completing companies. For his services, Mr. Shalom will receive a base salary of $60,000 per month and target cash bonuses equal to 50% of base salary, subject to achievement of performance goals to be set by the Compensation Committee. He could also be entitled to additional milestone-based bonuses as determined by the Board. Mr. Shalom will receive 250,000 shares of common stock quarterly, subject to availability under approved incentive plans; if there is no plan or no availability, the quarterly amount of shares shall accrue until there is availability under an approved incentive plan. Such plan will also require shareholder approval pursuant to applicable Nasdaq rules. He will also be entitled to a relocation grant of $175,000 if Mr. Shalom relocates to the United States with his family. Mr. Shalom will also be entitled to all executive benefit plans including health and 401(k) plans and 30 business days per year vacation.

In the event Mr. Shalom is terminated for cause or is no longer employed by the Company for reason of death or disability, he shall only be entitled to his compensation at such time. If he is terminated by the Company without cause, he shall be entitled to 6 months of his base compensation, and if Mr. Shalom resigns, he shall be entitled to compensation for 12 months. If he is terminated for cause, Mr. Shalom shall not be entitled to any compensation.

The Consulting Agreement contains customary non-competition, non-solicitation and confidentiality provisions.

On April 8, 2025, the Board adopted the Company’s Policy for the Recovery of Erroneously Awarded Compensation, in accordance with Nasdaq Rule 5608 (“Clawback Policy”). The Clawback Policy provides for the reasonably prompt recovery by the Company of Incentive Based Compensation paid to a Covered Person (an executive officer and certain other specified senior employees), to the extent erroneously awarded, following an Accounting Restatement by the Company. The Clawback Policy applies to all Incentive Based Compensation paid after the date of adoption of the Clawback Policy.

On December 8, 2025, the Board appointed Morel Levi as the Chief Financial Officer of the Company, effective as of December 8, 2025. Mr. Levi receives a salary of $7,500 per month for serving as the Company’s Chief Financial Officer. Mr. Levi did not receive any compensation from the Company during the fiscal year ended December 31, 2024.

Option Exercises and Stock Vested

There were no options exercised by our executive officers or stock vested to our executive officers during the fiscal year ended December 31, 2025.

Outstanding Equity Awards

The following table sets forth information with respect to the outstanding equity awards of our named executive officers as of December 31, 2025:

Outstanding Equity Awards
	Option Awards					Stock Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised options	Options exercise price	Option expiration	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	(#)	(#)	(#)	($)	date	(#)	($)	(#)	($)
Menachem Shalom	-	-	-	-	-	-	-	-	-

Morel Levi	-	-	-	-	-	-	-	-	-

No Pension Benefits

The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Non-Employee Director Compensation

The following table sets forth all information concerning all cash and non-cash compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended December 31, 2025.

	Non-Employee Director Compensation
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Reuven Yeganeh (1)	20,000	48,500	-	-	-	-	68,500
Anastasiia Kotaieva (1)	16,667	-	-	-	-	-	16,667
David Rokach (2)	20,000	24,250	-	-	-	-	44,250
Tomer Nagar (3)	20,000	24,250	-	-	-	-	44,250
Aviya Volodarsky (3)	20,000	24,250	-	-	-	-	44,250

(1)	Mr. Yeganeh and Ms. Kotaieva were appointed as directors on June 13, 2024. Ms. Kotaieva’s term as a director ended on November 6, 2025. Mr. Yaganeh resigned on May 19, 2026.

(2)	Mr. Rokach was appointed as director on July 24, 2024, and served until his resignation on May 19, 2026.

(3)	Mr. Nagar & Ms. Volodarsky were appointed as directors on November 8, 2024. Ms. Volodarsky’s term as a director ended on February 23, 2026.

Each of Ms. Fridman and Mr. Nachum, who were appointed on May 19, 2026, are entitled to $5,000 per quarter they serve as directors of the Company and 5,000 shares of common stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2026 with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, if any, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned, based on 3,250,296 shares of Common Stock issued and outstanding as of such date.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Named Executive Officers and Directors	Position	Number of Shares of Common Stock	Percentage of Common Stock
Menachem Shalom(1)	CEO and Director	118,873	3.59%
Shiran Fridman	Director	0	*
Tomer Nagar	Director	120	*
Asaf Nachum	Director	0	*
Total Officers and Directors (4 people)		118,993	3.60%

(1)	Consists of 61,468 shares of Common Stock and 57,405 shares of Common Stock issuable upon exercise of warrants held by Menachem Shalom.

*	Less than 1%.

ESOUSA COMMITTED EQUITY FINANCING

On September 19, 2025, we entered into the Purchase Agreement with Esousa pursuant to which Esousa has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after the effective date of the Initial Registration Statement, and until the earlier of (i) the 36-month anniversary of the Commencement Date or (ii) the termination of the Purchase Agreement in accordance with the terms thereof, the Purchase Shares, having a total maximum aggregate purchase price of $250,000,000, upon the terms and subject to the conditions and limitations set forth therein.

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement, and any additional registration statements, with the SEC covering the resale of the shares of the Company’s Common Stock issuable to Esousa pursuant to the Purchase Agreement.

As consideration for its commitment to purchase the Company’s Common Stock under the Purchase Agreement, the Company agreed to issue to Esousa the Commitment Shares in an amount equal to $1,250,000 divided by the lower of (i) the VWAP of the Common Stock on the effective date of the Initial Registration Statement, and (ii) the closing price of the Common Stock on the effective date of the Initial Registration Statement. The Purchase Agreement provides that half of the Commitment Shares will be issued upon the effective date of the Initial Registration Statement, and the remaining amount will be issued upon stockholder approval of the Purchase Agreement and the transactions contemplated by the Purchase Agreement; provided that all Commitment Shares will be issued by the date that is six months from the date of the Purchase Agreement. Because we obtained stockholder approval of the Purchase Agreement and the transactions contemplated thereby at the Special Meeting, all of the Commitment Shares were issued on January 2, 2026, ten days following the date the Initial Registration Statement covering 48,000,000 shares (on a pre-Reverse Stock Split basis) of Common Stock went effective.

After the Commencement Date, on any business day selected by the Company where the closing sale price of the Common Stock is equal to or greater than $0.10, the Company may, from time to time and at its sole discretion, direct Esousa to purchase such number of shares of Common Stock that does not exceed 20% of the trading volume on Nasdaq on the applicable purchase date at a purchase price per share equal to 97.5% of the lower of: (i) the lowest daily VWAP of any trading day during the 15 trading days prior to, and including, the purchase date; and (ii) the closing price of the Common Stock on the applicable purchase date. The Company will control the timing and amount of any sales of its Common Stock to Esousa, and Esousa has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of Common Stock to Esousa under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. Esousa may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing Esousa to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Esousa and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Esousa and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s Common Stock.

The Company has agreed not to issue or sell to Esousa under the Purchase Agreement any shares of its Common Stock, including the Commitment Shares, in excess of the Exchange Cap, unless the Company obtains (in its sole discretion) stockholder approval to issue shares in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq. The Company obtained stockholder approval of the issuance of shares in excess of the Exchange Cap pursuant to the Purchase Agreement at the Special Meeting.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after the Commencement Date, including effectiveness of the Initial Registration Statement.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty. From and after the date of the Purchase Agreement until its termination, the Company agreed to not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance as described in the Purchase Agreement. Esousa has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Esousa.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Esousa of any or all of the shares of Common Stock that may be issued by us to Esousa under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “Esousa Committed Equity Financing” above. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Esousa on September 19, 2025 in order to permit the Selling Stockholder to offer the shares for resale from time to time. As used in this prospectus, the term “Selling Stockholder” means Esousa Group Holdings, LLC.

Except for (i) the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, (ii) the February 2026 Private Placement, (iii) the September 2025 Private Placement, (iv) the December 2024 Private Placement, (v) the January 2026 Call Option Agreement and (vi) the 2026 Term Note, Esousa has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of September 30, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on each VWAP Purchase Date, with respect to a VWAP Purchase, the number of shares that may actually be sold by the Company to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus and the percentage is based on an aggregate of 3,250,296 shares of our Common Stock outstanding on September 30, 2026.

	Number of Shares of Common Stock Owned Prior to	Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Offering(1)	Prospectus(2)	Number	Percent
Esousa Group Holdings LLC(5)	31,907	10,000,000	31,907	0.24%

(1)	Consists of (i) 29,723 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants based upon an exercise price of $0.0001 per share, and (ii) 2,184 shares of Common Stock issuable upon the exercise of Common Warrants based upon an exercise price of $266.25. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchase of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. The purchases made by Esousa pursuant to the Purchase Agreement are also subject to the Beneficial Ownership Cap. Michael Wachs serves as the sole Managing Member of Esousa Group Holdings LLC and has voting and dispositive control over the securities held by Esousa Group Holdings LLC. The address for Esousa Group Holdings LLC and Michael Wachs is 211 E 43rd St, Suite 402, New York, NY 10017.
(2)	The actual number of Purchase Shares of our Common Stock to be issued and sold to the Selling Stockholder pursuant to the terms of the Purchase Agreement will vary depending on the market price of our Common Stock on the date we elect to sell shares of our Common Stock to the Selling Stockholder under the Purchase Agreement.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokerage transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Esousa is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder .

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we will issue to the Selling Stockholder $1,250,000 worth of shares of our Common Stock as Commitment Shares in accordance with the Purchase Agreement. We will also reimburse the Selling Stockholder for the legal expenses and disbursements of the Selling Stockholder’s legal counsel, incurred by the Selling Stockholder in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We estimate that the total expenses for the offering will be approximately $80,000.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on the Nasdaq Global Market under the symbol “DFNS”.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 150,000,000 shares of Common Stock, par value $0.0001, and 15,000,000 shares of preferred stock, par value $0.0001.

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and our bylaws as currently in effect. Copies of the currently effective certificate of incorporation and bylaws were filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025, filed on April 9, 2026.

As of September 30, 2026, the Company had 3,250,296 outstanding shares of Common Stock and 0 outstanding shares of preferred stock.

Common Stock

Holders of Common Stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive dividends, if declared by the Board, out of funds that the Company may legally use to pay dividends. In the event of a liquidation or dissolution, holders of Common Stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. The Company’s current certificate of incorporation does not provide the Common Stock with any redemption, conversion or preemptive rights. All shares of Common Stock that are outstanding as of the date of this joint proxy statement/prospectus will be fully-paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 15,000,000 shares, $0.0001 par value per share, of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series A Preferred Stock

Each share of Series A Preferred Stock has a stated value of $50,000 (the “Series A Stated Value”) and was initially convertible into 10,224 shares of Common Stock (the “Series A Conversion Shares”) (or pre-funded warrants in lieu thereof), calculated by dividing the Series A Stated Value by the initial conversion price equal to $4.89 per share of Series A Preferred Stock (the “Series A Initial Conversion Price”). Upon the Company obtaining stockholder approval of the transactions contemplated by the Securities Purchase Agreement, dated September 4, 2025 (the “Series A Securities Purchase Agreement”) and the related agreements at the Special Meeting, the Series A Initial Conversion Price was adjusted to the lower of (i) $4.72 per share and (ii) the price per share upon the earlier of (A) effectiveness of the registration statement registering the Series A Conversion Shares for resale or (B) upon applicability of Rule 144 under the Securities Act, as it relates to the sale of the Series A Conversion Shares. The Series A Initial Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series A Preferred Stock remains outstanding (subject to certain exempt issuances). Assuming a Series A Initial Conversion Price of $4.72 per share, each share of Series A Preferred Stock is convertible into 10,593 shares of Common Stock (or pre-funded warrants in lieu thereof). The shares of Series A Preferred Stock are subject to a blocker provision (the “Series A Preferred Blocker”), which restricts the conversion of the Series A Preferred Stock if, as a result of such conversion, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 9.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise).

The Series A Preferred Stock are not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

The holders of Series A Preferred Stock do not have any voting rights, other than in connection with certain corporate actions that affect the rights of the Series A Preferred Stock. The holders of Series A Preferred Stock also have certain consent rights in connection with certain proposed fundamental transactions of the Company.

As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

Pursuant to the Series B Certificate of Designations, each share of Series B Preferred Stock has a Stated Value of $50,000 and is convertible into a number of shares of Common Stock (or Pre-Funded Warrants in lieu thereof) equal to the Stated Value divided by then-applicable conversion price, which, for the shares of Series B Preferred Stock issued in the first tranche of the February 2026 Private Placement, is currently $21.375 per share of Series B Preferred Stock (the “Conversion Price”). The Conversion Price was initially $2.13 per share (on a pre-Reverse Stock Split basis), was subsequently adjusted to $0.171 per share (on a pre-Reverse Stock Split basis) by reference to the market price of our Common Stock on June 30, 2026, the date on which the Prior Registration Statement was declared effective, and was adjusted again to $21.375 after giving effect to the Reverse Stock Split. Each share of Series B Preferred Stock to be issued in the second tranche of the February 2026 Private Placement will have a Conversion Price equal to the trading price of the Common Stock on the day this registration statement is declared effective. The Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). Assuming a Conversion Price of $21.375 per share, each share of Series B Preferred Stock is convertible into 2,339 shares of Common Stock (or Pre-Funded Warrants in lieu thereof).

The shares of Series B Preferred Stock are convertible at the option of the holder at any time and will be automatically converted into Common Stock (or Pre-Funded Warrants in lieu thereof) on the effective date of the Initial Registration Statement, whether or not the Stockholder Approval has been obtained. If at any time after the one-year anniversary of the closing of the February 2026 Private Placement, the Series B Preferred Stock is then outstanding and the Company has not received Stockholder Approval, the Series B Preferred Stock will be redeemable at the option of the holder at a price per share equal to 105% of the Stated Value. The conversion of the shares of Series B Preferred Stock is subject to the Preferred Blocker. The shares of Series B Preferred Stock are not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

The holders of Series B Preferred Stock are entitled to 10,000 votes per each share of Series B Preferred Stock. The holders of Series B Preferred Stock have voting rights with respect to certain corporate actions that affect the rights of the holders of Series B Preferred Stock and also have certain consent rights in connection with certain proposed Fundamental Transactions (as defined in the Series B Certificate of Designations). The Series B Preferred Stock is (i) senior to the Common Stock of the Company and any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, (ii) equal with any class or series of capital stock established after the closing date of the Private Placement, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of amounts upon liquidation, dissolution or winding up and (iii) junior to all of the Company’s existing and future indebtedness. The Company has agreed not to issue any parity stock or senior securities without the written consent of a majority in interest of the Series B Preferred Stock. Upon a change of control, liquidation or winding up of the Company the holders of the Series B Preferred Stock are entitled to a liquidation preference of $50,000 per Share.

Common Warrants

The Common Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each Common Warrant issued in the first tranche of the February 2026 Private Placement is currently exercisable for one share of Common Stock at an Exercise Price of $266.25 per share, subject to adjustment for stock splits, distributions and the like (the “Exercise Price”). The Exercise Price was initially $2.13 per share and was adjusted to $266.25 after giving effect to the Reverse Stock Split. The Exercise Price is subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Common Warrants remain outstanding (subject to certain exempt issuances), as described herein. Assuming the Company does not effect any transactions between the date of this prospectus and the closing of the second tranche of the February 2026 Private Placement that would further adjust the Exercise Price of the Common Warrants, each Common Warrant to be issued in the second tranche of the February 2026 Private Placement will be exercisable for one share of Common Stock at an Exercise Price of $266.25. The holder of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of shares of Common Stock issuable upon exercise of such Common Warrants by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $1.25 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The exercise of the Common Warrants is subject to the Warrant Blocker.

In the event of a Fundamental Transaction (as defined in the Common Warrants), the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Common Warrants, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrant in connection with a Fundamental Transaction.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Common Warrants, the Company will be subject to penalties, payable in the Company’s discretion in cash or shares on the Registration Date or buy-in. If the Company elects to pay the penalties in shares, the number of shares due will be based on the LD Share Formula.

Dividends

The Company has not paid any cash dividends on shares of its Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Board. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Anti-takeover provisions

Certificate of Incorporation and Bylaws

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.

●	The Board has the right to elect directors to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on the Board;

●	The Company’s certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates; and

●	The Board is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire the Company.

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.

Public Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our common stock at a price of $11,500.00 per share. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Global Market under the symbols “DFNS” and “DFNSW”, respectively.

Transfer Agent and Registrar

The transfer agent for the Company is Continental Stock Transfer & Trust Company, 1 State St., 30th floor, New York, NY 10004, telephone: (212) 509-4000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective as of January 14, 2026, the Company dismissed GreenGrowth CPAs as the independent registered public accounting firm engaged to audit the Company’s financial statements. GreenGrowth’s dismissal was approved by the Board as of such date.

Effective as of January 14, 2026, the Company engaged Somekh Chaikin, a member firm of KPMG International, as the Company’s independent external auditors for the year ending December 31, 2025. The appointment of Somekh Chaikin, which was approved by the stockholders of the Company at the Company’s annual meeting held on November 6, 2025, is subject to completion of Somekh Chaikin’s client acceptance procedures.

GreenGrowth had served as the Company’s independent auditors since November 2023. GreenGrowth’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024, September 30, 2024 and 2023, did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included explanatory paragraphs with respect to the Company’s ability, in light of its recurring losses from operations and a working capital deficit, to continue as a going concern.

During the fiscal years ended December 31, 2025 and 2024, and through January 14, 2026, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with GreenGrowth on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to GreenGrowth’s satisfaction, would have caused GreenGrowth to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2025 and 2024, and through January 14, 2026, neither the Company nor anyone on its behalf consulted with Somekh Chaikin regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Somekh Chaikin concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, since the beginning of our last fiscal year, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Star Agreement

As described above, on January 12, 2026, we closed our acquisition of 100% of the issued and outstanding capital stock of Star 26 pursuant to the terms of the Purchase Agreement, by and among the Company, Star 26, the shareholders of Star 26, and Menachem Shalom, as representative of the shareholders of Star 26. As a result of the Acquisition, Star 26 became a wholly-owned subsidiary of the Company. The transaction was approved by the stockholders of the Company on December 16, 2025 and confirmed by Nasdaq on January 9, 2026. Pursuant to the terms of the Purchase Agreement, the aggregate consideration paid by the Company consisted of: (i) $16,000,000, which was paid to Star 26 by the issuance by the Company of the Investment Note; (ii) $500,000 in cash, representing $5,000,000 less $4,500,000 previously borrowed by Star 26 from the Company; (iii) 4,770,340 Common Shares; (iv) the Warrant to purchase 12,017,648 Warrant Shares at an exercise price of $1.50 per share, exercisable for a period of five years from the Closing Date; (v) the Six-Month Note in the principal amount of $3,000,000, which accrues interest at the rate of 8% per annum and matures on July 12, 2026; and (vi) the Three-Month Note in the principal amount of $3,000,000 (the “Three-Month Note”), which matures on April 12, 2026. The Common Shares, the Warrant, the Six-Month Note and the Three-Month Note were subsequently assigned by Star 26 to the Selling Stockholders, pro ratably based on their equity ownership in Star 26. In connection with the Acquisition, the Company cancelled certain promissory notes previously issued by Star 26 to the Company in the aggregate principal amount of $4,500,000. The cancellation of said indebtedness was applied as a credit against the cash consideration otherwise payable to Star 26 at the closing of the Acquisition. The cash portion of the purchase price payable at closing was funded from the Company’s available cash on hand.

Star currently holds (1) 100% of Rimon, an Israeli corporation engaged as distributor of military-grade generators, masts and lighting systems and that is, among other clients, a supplier of generators for “Iron Dome” launchers, (2) 67% of Water.IO Ltd., an Israeli corporation engaged in smart hydration technology, and (3) a convertible loan issued by I.T.S. Industrial Techno-logic Solutions Ltd., an Israeli corporation which designs, develops and manufactures fully integrated electro-mechanical machines, assembly lines and custom motion systems.

If, for a period of 12 months after the closing, the Common Stock is delisted from Nasdaq, Star 26 shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star 26 then held by the Company, provided, however, Star 26 shall retain any cash payments made by the Company to Star 26 and the Company shall retain an equity interest in Star 26 equivalent to all cash payments.

Call Option Agreement with Esousa Group Holdings LLC

Menachem Shalom, the Company’s Chief Executive Officer, director and a controlling stockholder, is a party to the January 2026 Call Option Agreement with Esousa. On April 27, 2026, Mr. Shalom exercised his rights under this agreement and acquired from Esousa 536 shares of Common Stock and a stock purchase warrant to acquire 18,858 shares of Common Stock, with an exercise price of $64.05 per share and a five-year term expiring January 12, 2031.

X Group Conversion

On June 11, 2024 the Company issued the X Group Fund of Funds a Note in consideration of cash proceeds in the amount of $250,000. As an additional inducement to provide the X Group Note 1, the Company issued X Group the X Group Warrant 1. The Company and X Group also entered into a Restructuring Agreement providing that, among other items, X Group, in its sole discretion, will have the right for a period for six months from the effective date to lend the Company an additional $500,000.

On September 10, 2024, the Company issued the X Group Note 2 in the principal amount of $125,000 to X Group in consideration of cash proceeds in the amount of $100,000, which was funded on September 4, 2024.

On November 8, 2024, the Company entered the Conversion Agreement with X Group to convert outstanding principal and interest totaling of $771,085 payable under the X Group Note 1 and the X Group Note 2 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and an additional warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share (“X Group Warrant 2”) in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the X Group Warrant 1 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024. On November 14, 2024, the Company and X Group entered into a letter agreement pursuant to which it amended the terms of the Conversion Agreement and the X Group Warrant 2 issued in connection with the Conversion Agreement. Pursuant to the letter agreement, the shares of common stock to be issued under the Conversion Agreement were amended to be 319,952 shares of common stock of the Company and the exercise price of the X Group Warrant 2 was amended to be $2.41.

On October 9, 2025, 117,568 and 259,864 shares of common stock were issued to X Group upon the cashless exercise of the X Group Warrant 1 and the X Group Warrant 2, respectively.

Services provided by related parties

The following description is required pursuant to applicable SEC rules and regulations, but the parties described below are not currently related parties to the Company or management.

From time to time, Oliver Worsley, a former shareholder of the Company, provided consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $0 and $54,499 for the three months ended December 31, 2024 and the year ended September 30, 2024, which have been included in professional fees on the reconciliation summary of discontinued operations.

From time to time, Craig Vallis, a former shareholder of the Company, provided consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $321,110 and $105,834 for the three months ended December 31, 2024 and the year ended September 30, 2024, respectively, which have been included in professional fees on the reconciliation summary of discontinued operations.

From time to time, Jamal Khurshid, the Company’s former chief executive officer and director, provided consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $2,593 and $61,327 for the three months ended December 31, 2024 and the year ended September 30, 2024, respectively, which have been included in professional fees on the reconciliation summary of discontinued operations.

Revenue from related party and cost of revenue from related party

During the three months ended December 31, 2024 and the year ended September 30, 2024, Digital RFQ earned revenue from related parties in the amount of $4,601 and $69,619, respectively, which was included in revenue – financial services on the reconciliation summary of discontinued operations (see Note 5).

Due from affiliates

At December 31, 2025 and 2024, due from affiliates consisted of the following:

	December 31,	December 31,
	2025	2024
Jamal Khurshid	$—	$50,768

Total	$—	$50,768

(1)	The balance due from Jamal Khurshid represents monies the Company paid on behalf of Jamal Khurshid.

Management believes that the affiliates’ receivables are fully collectable. Therefore, no allowance for doubtful account is deemed to be required on its due from affiliates at December 31, 2025 and 2024.

Due to affiliates

At December 31, 2025 and December 31, 2024, due to affiliates, which is included partially on the reconciliation summary of discontinued operations as well as the accompanying consolidated balance sheets, consisted of the following:

	December 31,	December 31,
	2025	2024
Currency Mountain Holdings Bermuda, Limited (“CMH”) (1)	42,000	42,000
FXDD Trading (1)	-	441,402
Markets Direct Payments (1)	-	2,384
Match Fintech Limited (2)	-	36,293
Total	$	$522,079

(1)	CMH, FXDD Trading, and Markets Direct Payments are controlled by Emil Assentato, the Company’s former chief executive officer and chairman.

(2)	Match Fintech Limited is controlled by affiliates of the Company.

The balances due to affiliates represent expenses paid by FXDD Trading, Markets Direct Payments, and Match Fintech Limited on behalf of the Company and advances from CMH.

Amounts due to affiliates are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Customer digital currency assets and liabilities – related parties

At December 31, 2025 and 2024, related parties’ digital currency, which was controlled by Digital RFQ, amounted to $0 and $1,028, respectively, which was included in customer digital currency assets and liabilities on the reconciliation summary of discontinued operations.

Note receivable – related parties

At December 31, 2025 and 2024, notes receivable – related parties amounted to $4,500,000 and $1,000,000, respectively, and was entirely represented by the advances made to Star 26 pursuant to the Star Agreement.

Loan payable – related parties and interest payable – related parties

On August 15, 2023, Digital RFQ issued a promissory note (the “August 2023 Loan”) in the principal amount of $75,000 to Emil Assentato, the Company’s former chief executive officer and chairman, in consideration of cash proceeds in the amount of $75,000. The August 2023 Loan bears interest of 5.0% per annum and is due and payable on August 15, 2026. A partial repayment of the August 2023 Loan of $50,000 was paid to Emil Assentato in January 2024.

Between October 1, 2023 and September 30, 2024, the Company issued promissory notes in the aggregate principal of $1,105,639 and $248,000 to a shareholder and to an entity managed by that shareholder, respectively, (collectively, the “Shareholder 2024 Loans”), in consideration of cash proceeds in the same amount in the following tranches:

October 2023	$199,000
December 2023	424,000
January 2024	25,000
February 2024	188,000
March 2024	80,000
April 2024	31,000
May 2024	100,000
June 2024	120,500
July 2024	59,000
August 2024	58,000
September 2024	69,139
Total	$1,353,639

The 2024 Shareholder Loans bear interest of 5.0% per annum and each individual loan will be due and payable three years from the date of issuance.

In March 2024, the Company entered into a facility agreement with a shareholder (the “March 2024 Facility”), whereby a Company’s former subsidiary can request loans up to an aggregate $500,000 from the former shareholder. The proceeds from advances under the March 2024 Facility are restricted to fund working capital and operating expense. Advances drawn under the March 2024 Facility bear interest of 4.0% per month. This loan will be repaid in installments in accordance with the terms of the March 2024 Facility, with the last installment due on July 31, 2024. In April 2024, $11,820, a portion of the March 2024 Facility’s outstanding principal was exchanged for due from affiliates.

In March 2024, the Company entered into a loan agreement with a Company’s former shareholder (the “March 2024 Loan”), providing the Company with a loan up to GBP 395,000. The proceeds from advances under the March 2024 Loan are restricted to fund working capital and operating expenses of a former subsidiary. Advances drawn under the March 2024 Loan bear interest at a rate of 10.0% per annum. This March 2024 Loan is unsecured and is due and payable on March 31, 2025. In April 2024, GBP 32,337 ($37,198 at the exchange date), a portion of the March 2024 Loan’s outstanding principal, was exchanged for note receivable – related party.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by McDermott Will & Schulte LLP, Miami, Florida.

EXPERTS

The consolidated financial statements of T3 Defense Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of T3 Defense Inc. as of December 31, 2024, and for the year ended December 31, 2024 and September 30, 2024, have been incorporated by reference herein in reliance upon the report of GreenGrowth CPA, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus or those documents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 20, 2026;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 18, 2026;

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 9, 2026;

●	Current Reports on Form 8-K filed with the SEC on September 11, 2026, September 10, 2026, August 31, 2026, August 20, 2026, August 17, 2026, August 6, 2026, July 16, 2026, July 15, 2026, July 13, 2026, July 9, 2026, June 29, 2026, June 18, 2026, June 15, 2026, June 11, 2026, May 8, 2026, April 28, 2026, April 16, 2026, April 15, 2026 and April 10, 2026; and

●	The description of the Common Stock contained in our Form 10-KT for the transition period from September 30, 2024 to December 31, 2024, filed with the SEC on May 8, 2025 and any amendment or other report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (646) 257-4214 or by writing to us at the following address:

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, New York 10017

You also may access these filings on our website at www.t3dfns.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

T3 DEFENSE INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

AS OF JUNE 30, 2026

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Unaudited Condensed Consolidated Interim Balance sheets as of June 30, 2026, and December 31, 2025	F-2
Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive Income (Loss) for six and three months ended June 30, 2026 and 2025	F-4
Unaudited Condensed Consolidated Interim Statements of Stockholders’ Deficit for the period of six and three months ended June 30, 2026 and 2025	F-6
Unaudited Condensed Consolidated Interim Statements of Cash Flows for the six months ended June 30, 2026 and 2025	F-9
Notes to unaudited condensed consolidated financial statements	F-12

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(USD in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	4,085	2,627
Current assets of consolidated variable interest entities
Cash and cash equivalents	751	1,270
Other current assets	137	102
Short term deposits and restricted cash	365	50
Marketable securities	2,175	250
Inventories	4,738	-
Note receivable - related party	-	4,500
Due from related parties	-	1,641
Accounts receivable	3,576	506
Other current assets	2,890	224
Loan granted	2,525	2,385

Total Current assets	21,242	13,555

Non-Current Assets
Operating right of use assets	4,189	823
Non-Current assets of consolidated variable interest entities
Cash and securities held in trust account	175,889	172,779
Other non-current assets	-	36
Investment under the fair value option	2,454	-
Property and equipment, net	575	101
Goodwill	99,047	7,688
Other intangible assets	12,196	7,388
Intangible assets	-	16
Deferred taxes	318	-
Funds in respect of employee rights upon termination	90	-
Total Non-Current assets	294,758	188,831

Total Assets	316,000	202,386

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(USD in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Liabilities and Stockholders’ Deficit
Current Liabilities
Short term loan	4,506	12
Accounts payable	4,035	124
Operating lease liability, current portion	1,362	504
Promissory note – related party	2,061	-
Due to related parties	181	255
Other current liabilities	6,059	3,117
Other current liabilities of consolidated variable interest entities	255	104
Loans payable - former related parties, current maturities	750	842
Stock purchase warrant liabilities	124,387	24,521
Deferred considerations	9,592	14,067

Total current liabilities	153,188	43,546

Non-Current liabilities
Non-current operating lease liabilities	2,685	143
Loan payable - former related parties, net of current maturities	3,285	850
Liability in respect of employee rights upon termination	114	-
Deferred tax liability	498	647
Total Non-Current liabilities	6,582	1,640

Total Liabilities	159,770	45,186

Noncontrolling interests Subject to Possible Redemption	175,889	172,779

Stockholders’ Deficit
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 200 and 0 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively)	(*-)	-
Common stock ($0.0001 par value; 150,000,000 shares authorized; 758,660 and 152,206 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively)	10	2
Additional paid-in capital	207,104	102,737
Accumulated other comprehensive loss	(276)	-
Accumulated deficit	(232,162)	(122,527)
Total Company’s stockholders’ deficit	(25,324)	(19,788)
Non-controlling interest	5,665	4,209
Total stockholders’ deficit	(19,659)	(15,579)
Total liabilities and stockholders’ deficit	316,000	202,386

(*) Less than $1 thousand.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

(USD in thousands, except share and per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues	7,649	-	3,996	-
Cost of revenues	(6,265)	-	(2,983)	-
Gross profit	1,384	-	1,013	-
Operating expenses
Research and development expenses	(622)	-	(348)	-
Selling and marketing expenses	(341)	-	(184)	-
General and administrative expenses	(7,121)	(2,555)	(3,593)	(1,048)
General and administrative expenses of consolidated variable interest entities	(489)	-	(266)	-
Total operating expenses	(8,573)	(2,555)	(4,391)	(1,048)

Loss from operations	(7,189)	(2,555)	(3,378)	(1,048)

Other income (expenses)
Interest expense	(3,414)	(372)	(825)	(207)
Interest income of consolidated variable interest entities	3,110	-	1,321	-
Interest on related parties promissory note	(354)	(51)	-	(17)
Loss on marketable securities	(3,705)	-	(3,705)	-
Penalty – late registration	-	(800)	-	(800)
Change in fair value - convertible note	5,392	588	-	20
Change in fair value - stock purchase warrant liabilities	(107,641)	109,406	(81,006)	5,128
Other income	1,710	161	1,710	161
Total other income (expense), net	(104,902)	108,932	(82,505)	4,285
Net income (loss) before income taxes	(112,091)	106,377	(85,883)	3,237
Income taxes	152	-	190	-
Net income (loss) from continuing operation	(111,939)	106,377	(85,693)	3,237
Gain (loss) from discontinued operations	4,159	(400)	4,263	(218)
Net income (loss)	(107,780)	105,977	(81,430)	3,019
Net income attributable to non-controlling interests	1,854	-	1,058	-
Net income (loss) attributable to the Company’s stockholders	(109,634)	105,977	(82,488)	3,019
Net income (loss)	(107,780)	105,977	(81,430)	3,019
Earnings (loss) per share from continuing operations (basic) (*)	(328.4)	2,550	(182.8)	77.5
Earnings (loss) per share from discontinued operations (basic) (*)	12.1	(9.610)	9.00	(5.00)
Total loss per share (basic) (*)	(316.3)	2,540.39	(173.8)	72.5

Weighted average number of shares of Common Stock outstanding - basic	353,309	41,721	480,024	41,975
Earnings (loss) per share from continuing operations (diluted) (*)	(328.4)	2,378	(182.8)	72.5
Loss per share from discontinued operations (diluted) (*)	12.1	(8.75)	9.00	(5.00)
Total loss per share (diluted)(*)	(316.3)	2,369	(173.8)	67.50

Weighted average number of shares of Common Stock outstanding – diluted(*)	353,309	44,737	480,024	44,991

(*)	Share amounts have been retroactively adjusted to reflect the 1-for-125 Reverse Stock Split (see Note 1).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(USD in thousands, except share and per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Comprehensive income (loss):
Net income (loss)	(107,780)	105,977	(81,430)	3,019
Unrealized foreign currency translation loss	(240)	(182)	(483)	(123)

Comprehensive income (loss)	(108,020)	105,795	(81,913)	2,896

Comprehensive income attributable to non-controlling interests	1,751	-	827	-
Comprehensive income (loss) attributable to the Company’s stockholders	(109,771)	105,795	(82,740)	2,896
Comprehensive income (loss)	(108,020)	105,795	(81,913)	2,896

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares (**)	Amount	Additional paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income (Loss)	Non-controlling interest	Total stockholders’ equity (deficit)

BALANCE AT DECEMBER 31, 2025	-	-	152,206	2	102,737	(122,527)	-	4,209	(15,579)
Issuance of common stock from exercise of warrants	-	-	27,871	*	4,960	-	-	-	4,960
Stock-based compensation	-	-	3,800	*	1,907	-	-	-	1,907
Issuance of common stock in relation to private placement	-	-	19,512	*	*	-	-	-	*
Issuance of preferred stock in relation to private placement	200	-	-	-	-	-	-	-	-
Issuance of common stock for purchase of subsidiaries	-	-	52,963	1	24,902	-	-	-	24,903
Conversion of note into equity	-	-	13,000	*	3,153	-	-	-	3,153
Equity classified warrants issued as part of purchase of subsidiaries	-	-	-	-	45,646	-	-	-	45,646
Shares issued as penalty	-	-	585	*	*	-	-	-	*
Shares issued to settle commitment under ELOC agreement	-	-	2,439	*	*	-	-	-	*
Issuance of shares from ELOC exercises	-	-	31,745	1	3,529	-	-	-	3,530
Issuance of shares for settlement of debt on related party	-	-	1,600	*	300	-	-	-	300
Subsidiary consolidation for the first time	-	-	-	-	-	-	(139)	1,739	1,600
Accretion of noncontrolling interests subject to possible redemption	-	-	-	-	(1,275)	-	-	(514)	(1,789)
Foreign currency translation adjustments	-	-	-	-	-	-	115	128	243
Comprehensive loss for the period	-	-	-	-	-	(27,147)	-	796	(26,351)
BALANCE AT MARCH 31, 2026	200	-	305,721	4	185,859	(149,674)	(24)	6,358	42,523

(*)	Less than $1 thousand.
(**)	Share amounts have been retroactively adjusted to reflect the 1-for-125 Reverse Stock Split (see Note 1).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares (**)	Amount	Additional paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income (Loss)	Non-controlling interest	Total stockholders’ equity (deficit)

BALANCE AT MARCH 31, 2026	200	-	305,721	4	185,859	(149,674)	(24)	6,358	42,523
Issuance of common stock from exercise of warrants	-	-	211,544	3	12,795	-	-	-	12,798
Issuance of common stock in connection with the VisionWave share exchange	-	-	48,000	1	2,353	-	-	-	2,354
Issuance of common stock in relation to conversion of note	-	-	33,395	-	2,139	-	-	-	2,139
Issuance of shares from ELOC exercises	-	-	160,000	2	4,541	-	-	-	4,543
Transaction with non-controlling interests and deconsolidation of subsidiary	-	-	-	-	358	-	-	(1,140)	(782)
Accretion of noncontrolling interests subject to possible redemption	-	-	-	-	(941)	-	-	(380)	(1,321)
Foreign currency translation adjustments	-	-	-	-	-	-	(252)	(231)	(483)
Comprehensive loss for the period	-	-	-	-	-	(82,488)	-	1,058	(81,430)
BALANCE AT JUNE 30, 2026	200	-	758,660	10	207,104	(232,162)	(276)	5,665	(19,659)

(*)	Less than $1 thousand.
(**)	Share amounts have been retroactively adjusted to reflect the 1-for-125 Reverse Stock Split (see Note 1).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares (**)	Amount	Additional paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income (Loss)	Non-controlling interest	Total stockholders’ equity (deficit)

BALANCE AT DECEMBER 31, 2024	-	-	39,444	*	37,760	(201,076)	(34)	-	(163,350)
Issuance of common stock from exercise of pre-funded warrants	-	-	667	*	3,056	-	-	-	3,056
Stock-based compensation	-	-	-	-	178	-	-	-	178
Foreign currency translation adjustments	-	-	-	-	-	-	(59)	-	(59)
Comprehensive income for the period	-	-	-	-	-	102,958	-	-	102,958
BALANCE AT MARCH 31, 2025	-	-	40,111	*	40,994	(98,118)	(93)	-	(57,217)
Issuance of common stock in relation to settlement agreement	-	-	100	*	157	-	-	-	157
Issuance of common stock in relation to conversion of note	-	-	2,082	*	781	-	-	-	781
Issuance of common stock from exercise of options	-	-	674	*	*	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	(123)	-	(123)
Comprehensive income for the period	-	-	-	-	-	3,019	-	-	3,019
BALANCE AT JUNE 30, 2025	-	-	42,967	*	41,932	(95,099)	(216)	-	(53,383)

(*) Less than $1 thousand.

(**) Share amounts have been retroactively adjusted to reflect the 1-for-125 Reverse Stock Split (see Note 1).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Six months ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the period	(107,780)	105,977
Net loss (income) from discontinued operations	(4,159)	400
Net income (loss) for the period from continuing operation	(111,939)	106,377
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Amortization and Depreciation	438	323
Stock-based compensation	1,907	178
Interest earned on marketable securities held in Trust Account	(3,110)	-
Employee extermination	(14)	-
Deferred taxes	(162)	-
Interest on loans	(151)	-
Gain on sale of subsidiary	(1,744)	-
Loss on marketable securities	3,705	-
Change in fair value – convertible note embedded derivative	(234)	(588)
Change in fair value - stock purchase warrant liabilities	102,231	(109,406)
Changes in lease assets and lease liabilities	(38)	-
Changes in operating assets and liabilities:
Trade receivables	(255)	-
Other current assets	(153)	(444)
Due from related parties	-	(132)
Inventory	(916)	-
Accounts payable	597	28
Due to affiliates	-	87
Interest payable - related parties	629	51
Accrued expenses and other current liabilities	(686)	545
Net cash used in operating activities – continuing operations	(9,895)	(2,981)
Net cash used in operating activities – discontinuing operations	104	287
Net cash used in operating activities	(9,791)	(2,694)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Six months ended
	June 30,
	2026	2025

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used in purchase of subsidiaries	(4,476)	-
Short term deposit	(52)	-
Deconsolidation of subsidiary	(1,112)	-
Proceeds from sales short term securities	239	-
Cash provided by purchase of subsidiaries	1,138	-
Payment on property and equipment	(180)	(15)
Advance to target of planned acquisition	-	(1,500)
Net cash used in investing activities	(4,443)	(1,515)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on short term bank credit	(455)	-
Repayment of note payable	(2,543)	(78)
Payments of penalty – late registration	-	(800)
Proceeds from loans payable - related parties	535	-
Repayments of loans	(409)	-
Payment of liability to former shareholder of a subsidiary	(288)	-
Company’s portion in investment of minority in subsidiary	440	-
Proceeds from issuance of ELOC	8,073	-
Proceeds from issuance of private placement, net	10,000	-

Net cash provided by (used in) financing activities	15,353	(878)

Effect of exchange rate changes on cash and cash equivalents – continuing operations	-	(4)
Effect of exchange rate changes on cash and cash equivalents – discontinuing operations	-	107
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,119	(4,984)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD, INCLUDING DISCONTINUED OPERATIONS	3,947	7,858
CASH, CASH EQUIVALENTS, RESTRICTED CASH INCLUDING CASH FROM HELD FOR SELL COMPANY AT END OF PERIOD, INCLUDING DISCONTINUED OPERATIONS	5,066	2,874
LESS CASH FROM DISCONTINUED OPERATIONS	-	1,354
CASH, CASH EQUIVALENTS, RESTRICTED CASH INCLUDING CASH FROM DISCONTINUED OPERATIONS AT END OF PERIOD FROM CONTINUING OPERATIONS	5,066	1,520

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Six months ended
	June 30,
	2026	2025

Supplemental disclosure of cash flow information:
Cash paid for: Interest	-	6
Non-cash transactions:
Investment in investee	2,354
Fair value of pre-funded warrants exercised	-	3,056
Fair value of the derivative liability extinguished from conversion of convertible note	-	260
Fair value of common stock issued in connection with settlement agreement	-	158
Fair value of common stock issued in connection with conversion of convertible note	-	521
Exercise of Warrants	17,758	-
Initial recognition of operating lease liability and a corresponding right-of- use asset	31	-
Conversion of promissory note	2,439	-
Conversion of note receivable into shares of Nimbus	3,153	-

Six months ended
June 30,
2026
Cash provided by purchase of subsidiaries consolidated for the first time:
Working capital (excluding cash and cash equivalents)	(16,028)
Long terms assets	7,723
Intangible assets	5,182
Goodwill	91,358
Intangible assets held for sale	905
Long terms liabilities	(19,233)
Other	139
Non-controlling interest	(635)
Issuance of common stock and warrants	(70,549)
Net cash provided by the purchase of subsidiaries consolidated for the first time	(1,138)

Six months ended
June 30,
2026
Subsidiaries Deconsolidation:
Working capital (excluding cash and cash equivalents)	120
Investment in investee	(452)
Tangible assets	1
loan from the Company	1,327
Non-controlling interest	116

Net cash derived from deconsolidation of subsidiary	1,112

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

T3 DEFENSE INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL

A.	T3 Defense Inc. (formerly known as Nukkleus Inc.) (the “Company” or “T3”) was formed on May 24, 2019 under the name Brilliant Acquisition Corporation. On June 23, 2023, Brilliant Acquisition Corporation, a British Virgin Islands company, entered into an Amended and Restated Agreement and Plan of Merger (as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger on November 1, 2023, (the “Merger Agreement”), by and among Brilliant BRIL Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brilliant (“Merger Sub”), and Nukkleus Inc., a Delaware corporation (“Old Nukk”). Old Nukk (f/k/a Compliance & Risk Management Solutions Inc.) was formed on July 29, 2013 in the State of Delaware. The Merger Agreement provided that, at the closing, among other things (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old Nukk (the “Merger”), with Old Nukk surviving as a wholly-owned subsidiary of Brilliant.

The Business Combination was completed on December 22, 2023. On the Closing Date, and in connection with the closing of the Business Combination, Brilliant changed its name to Nukkleus Inc. and the Company’s common stock began trading on the NASDAQ under the ticker symbol NUKK.

Effective February 9, 2026, the Company changed its name to “T3 Defense Inc.” As a result of the name change, the new ticker symbol for the Company’s common stock is “DFNS” and trading continued under the new ticker symbol on The Nasdaq Global Market.

While Brilliant was the legal acquirer, Old Nukk was the accounting acquirer; therefore, the historical financial statements of Old Nukk became those of the Company. Accordingly, the consolidated financial statements reflect: (i) Old Nukk’s historical results prior to the Business Combination; (ii) the combined results thereafter; (iii) Old Nukk’s assets and liabilities at their historical cost; and (iv) the Company’s equity structure for all periods presented.

The Company historically operated its blockchain payment solutions through Digital RFQ Limited (“DRFQ”), an indirect wholly owned subsidiary of the Company. In January 2024, the Company ceased its general support service operations, terminating the existing customer and supplier contracts with a related party, and shifted its focus to the payment services operations. On December 27, 2024, the Company entered into a Share Purchase Agreement to sell DRFQ for nominal consideration of £1,000, subject to shareholder approval. As of August 2025, the Company determined that it no longer had a controlling financial interest in Digital RFQ. Accordingly, the Company deconsolidated DRFQ during the third quarter of fiscal year 2025.

On December 30, 2025, the Company consummated the acquisition of all of the issued and outstanding shares of Tiltan Software Engineering Ltd. (“Tiltan”) pursuant to a Stock Purchase Agreement, as amended, among the Company, its wholly owned subsidiary Nukk Picolo Ltd. (“Nukk Picolo”), Tiltan and Arie Shafir (the “Tiltan Seller”).

The Company approved a reverse stock split of its issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-125 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved in a special meeting of the stockholders held on June 24, 2026. On July 16, 2026, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m., Eastern Time, on July 20, 2026, and the Company’s Common Stock began trading on the Nasdaq Stock Market on a split-adjusted basis when the market opened on July 20, 2026.

All shares, stock option and per share information in these consolidated financial statements have been restated to reflect the Reverse Stock Split on a retroactive basis.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

B.	SC II Acquisition Corp.

On October 16, 2025, a registration statement was filed with the Securities and Exchange Commission (the “SEC”) regarding a proposed initial public offering (“IPO”) of units of SC II Acquisition Corp. (“SC II” or the “SPAC”), a newly formed special purpose acquisition company and indirect subsidiary of the Company. The SPAC’s sponsor, SC Capital II Sponsor LLC (the “Sponsor”), a Delaware limited liability company, is controlled and majority owned by Nukkleus Defense Technologies Inc., a wholly-owned subsidiary of the Company.

On November 28, 2025, SC II consummated its initial public offering (“IPO”) of 17,250,000 units (the “Units”), including the full exercise by the underwriters of their over-allotment option to purchase an additional 2,250,000 Units. The Units were sold at a public offering price of $10.00 per Unit, generating gross proceeds of approximately $172.5 million. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one right to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of SC II’s initial business combination (each, a “Share Right”).

Simultaneously with the closing of the IPO, the Sponsor purchased 255,000 private placement units (the “Sponsor Units”) at $10.00 per unit, pursuant to a Sponsor Private Placement Units Purchase Agreement dated November 25, 2025. The issuance of the Sponsor Units was made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The proceeds of the IPO were placed in a trust account to be used for the purpose of completing a business combination in accordance with SC II’s amended and restated memorandum and articles of association.

As of June 30, 2026, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Class A ordinary shares subject to redemption as of December 31, 2025	172,778
Plus:
Remeasurement of carrying value to redemption value	1,789
Class A ordinary shares subject to redemption as of March 31, 2026	174,568

Plus:
Remeasurement of carrying value to redemption value	1,321
Class A ordinary shares subject to redemption as of June 30, 2026	175,889

On March 31, 2026, the SPAC entered into a non-binding letter of intent (the “LOI”) with a payments technology company (the “Target”), which outlines the general terms and conditions of a potential business combination (the “Proposed Transaction”) pursuant to which the SPAC would acquire 100% of the outstanding equity and equity equivalents of the Target.

The LOI is a preliminary, non-binding expression of mutual interest and does not constitute a binding commitment, obligation or agreement of the SPAC or the Target to consummate the Proposed Transaction or any other transaction. Except for certain limited binding provisions, including, among other things, exclusivity, confidentiality, the waiver of claims against the SPAC’s trust account, and governing law, neither the SPAC nor the Target has any legal obligation to the other party with respect to the Proposed Transaction by virtue of the LOI.

On July 12, 2026, the SPAC informed the Target that it is terminating the LOI, effective immediately, as the SPAC does not intend to pursue the Proposed Transaction. As a result of such termination, the SPAC no longer has any obligations pursuant to the LOI, other than certain confidentiality obligations.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

C.	Star 26 Capital Inc. Acquisition

On January 12, 2026, the Company consummated the acquisition of 100% of the issued and outstanding equity of Star 26 Capital Inc. (“Star”) pursuant to the terms of the Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025 (the “Star Agreement”), with Star, the equity holders of Star, and Menachem Shalom, as the representative of said equity holders. Mr. Shalom, the Company’s Chief Executive Officer and a director, is also a controlling shareholder and director of Star. Pursuant to the Star Agreement, T3 acquired a 100% interest in Star. See note 3.

D.	Nimbus Drones Technologies and Marketing Ltd Acquisition

On January 15, 2026, the Company consummated its acquisition (the “Nimbus Acquisition”) of 100% of Nimbus Drones Technologies and Marketing Ltd., an Israeli private company (“Nimbus”) specializing in unmanned aerial systems and services. See Note 4.

E.	I.T.S. Industrial Techno-Logic Solutions Ltd. Acquisition

On February 16, 2026, the Company consummated its acquisition (the “ITS Acquisition”) of 51% of I.T.S. Industrial Techno-Logic Solutions Ltd., an Israeli private company (“ITS”). ITS is engaged in the design, development, and serial production of fully integrated electro-mechanical systems and sophisticated assembly lines.

ITS’s operations are conducted by ITS and its wholly-owned subsidiary, Positech Ltd., which specializes in the design and manufacture of high-performance motion control systems for both defense and commercial applications. See Note 5.

F.	Israel – Hamas war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas. The conflict subsequently expanded to additional regional fronts and contributed to a period of heightened geopolitical and security instability in the region.

During 2024 and 2025, hostilities included military operations in Lebanon and direct confrontations involving Iran. These developments increased regional uncertainty and, at times, resulted in temporary disruptions to the Company’s operations in Israel, including limited interruptions to routine business activities.

In September 2025, a ceasefire agreement was reached between Israel and Hamas, and all remaining living Israeli hostages were released and returned to Israel. While the ceasefire has generally held as of the date of these financial statements, the security situation remains sensitive, and the potential for renewed hostilities or broader regional escalation cannot be ruled out. More recently, on February 28, 2026, hostilities between Israel and Iran escalated again. Israel, together with the United States, conducted a major joint military campaign of air and missile strikes against targets in Iran, which triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and management is unable to predict when, or on what terms, this escalation will be resolved. Accordingly, the extent of the continued impact on the Company’s operations and financial results, if any, cannot be reasonably estimated at this time.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

Given that the majority of the Company’s operations are conducted in Israel, and that all members of the Company’s board of directors and management, as well as most employees, consultants, and service providers, are located in Israel, the Company is directly affected by the economic, political, geopolitical, and military conditions impacting the region. As of June 30, 2026, while ceasefire arrangements with Hamas, Lebanon and Iran were generally in effect and large-scale military operations had subsided, the overall security environment in Israel and the surrounding region remained unstable and unpredictable. Any further escalation or expansion of the conflict could negatively affect both regional and global conditions, and may adversely impact the Company’s business, financial condition, and results of operations. In April 2026, a ceasefire agreement was reached with respect to the hostilities with Iran described above; however, the ceasefire remains fragile and the overall security situation in Israel and the region continues to be uncertain.

G.	Going concern

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern.

At June 30, 2026, the Company had negative working capital of approximately $131 million (of which $124 million consists of stock purchase warrant liabilities that do not require cash settlement) and stockholders’ deficit of $19 million as of June 30, 2026; For the six and three months ended June 30 , 2026, the Company reported a net operating loss of $7.2 million and $3.4 million, respectively, and for the six months ended June 30, 2026, the net cash used in operations was approximately $9.8 million. Absent any other action, the Company will require additional liquidity to continue its operations for the next 12 months.

After evaluating these conditions, management concluded that its plans, when considered in aggregate, alleviate substantial doubt about the Company’s ability to continue as a going concern. Those plans include: (i) the Company’s existing unrestricted cash balance of approximately $4.1 million, sufficient to fund projected operating expenses through the look-forward period; (ii) an active Equity Line of Credit (“ELOC”) with Esousa Holdings, LLC — legally binding, SEC-registered, and shareholder-approved — providing drawdown capacity, which exceeds the Company’s projected annual operating cash needs; (iii) the Company’s majority-owned subsidiaries, including Rimon Ltd. and Nimbus Drones, which are cash-positive and require no capital support from the Company; (iv) management’s ongoing efforts to assist subsidiaries in securing or expanding bank credit facilities; (v) the option to satisfy certain obligations through issuance of equity in lieu of cash; and (vi) management’s plans to conduct efficiency measures and cost reduction steps in certain subsidiaries.

In addition, management believes that the completion of the sale in April 2026 by Water IO Ltd., a majority-owned indirect subsidiary of the Company, of Zorro Net Ltd. to BiomX Inc., pursuant to which Water IO received 1,300,000 shares of BiomX common stock and a $1.25 million promissory note (see note 7A below), may provide additional liquidity and financial flexibility to the Company and its subsidiaries.

Management has determined that its plans are probable of being effectively implemented and probable of mitigating the conditions described above, enabling continuation of the Company’s operations for the foreseeable future.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation

The condensed interim consolidated financial statements included in this Quarterly Report are unaudited. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for a fair statement of the Company’s financial position as of June 30, 2026, and its results of operations, changes in stockholders’ equity, and cash flows for the six months ended June 30, 2026 and 2025. The results of operations for the six and three months ended June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any other future annual or interim period. These financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on April 9, 2026. The Company’s significant accounting policies are disclosed in the audited financial statements for the year ended December 31, 2025 included in such Form 10-K except as mentioned below.

Use of Estimates

The preparation of unaudited condensed consolidated interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to calculation of fair value of the financial instruments.

Inventories

Substantially all inventory consists of raw materials are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on a first-in, first-out basis or specific cost .The Company does not hold finished goods as inventory

Revenue recognition

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of business or market conditions.

The Company follows the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company has two main types of revenues –

Revenues from selling goods imported by the Company – like generators, masts and lighting

Revenues from integration projects where the Company designs, engineers, sources raw materials, assembles and completes tactical vehicles and trailers.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Revenue recognition (cont.)

The Company provides services to customers and has related performance obligations and recognizes revenue in accordance with ASC 606. Revenues are recognized when the Company satisfies performance obligations under the terms of its contracts, and control of its services or products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. Control is transferred upon delivery of its services or products.

A typical contract with a customer specifies that the Company would receive an advance payment once the contract is signed, an additional payment would be made to the Company once the ordered product is manufactured and ready to be shipped to the customer and the remainder of the contract’s consideration would be made once the system is installed in the customer’s factory and it is accepted by the customer.

According to ASC-606-10-50, and given the mentioned-above, once signed, the Company’s contracts are considered Contract Liability – as the Company has received the amount prior to delivering the goods to the customer. Those amounts would not be considered as revenues. Once the goods are shipped to the customer – the contract becomes Contract Asset – as the Company transferred the goods to the client prior to receiving the full consideration for it. At the time the receipt of the consideration is conditional upon a successful installation of the product by the Company at the customer’s location and the full acceptance of the product by the customer. Only after such installation and acceptance the consideration owed to the Company is categorized as receivable. In all cases the time interval between the delivery of the product and its installation and acceptance by the customer happens within days.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

Cost of Goods Sold:

The Cost of Goods Revenues represents the costs incurred in the production of goods sold by the Company. These costs include, but are not limited to:

-	Raw Materials – Costs related to the procurement of raw materials and other direct inputs used in the production process.

-	Direct Labor – Wages and related expenses for employees directly involved in the manufacturing or production process.

-	Manufacturing Overhead – Indirect production costs, including factory utilities, depreciation of production equipment, and maintenance expenses.

-	Other Direct Costs – Any additional costs directly attributable to the production of goods, including packaging and quality control.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Research and Development Costs

Research and development (“R&D”) costs are accounted for in accordance with ASC 730, Research and Development. R&D costs are expensed as incurred and include, among other things, payroll and related costs for employees engaged in research and development activities, external consulting services, materials, prototype development, testing activities, and other directly attributable costs.

Software development costs incurred prior to the establishment of technological feasibility of a software, as well as costs incurred after general release of software products (including routine maintenance, bug fixes, and minor enhancements), are expensed as incurred.

Technological feasibility is generally determined based on the completion and approval of detail program design documentation together with the successful validation of an internal working model demonstrating that the software product can be produced to meet its design specifications. Accordingly, technological feasibility is generally achieved prior to a working model ready for customer testing.

The costs incurred by the Company between technological feasibility and general release to the public have been insignificant. Accordingly, all research and development costs have been expensed as incurred.

Severance pay

Labor laws in effect in Israel require the Company to pay severance pay to employees dismissed or retiring in certain other circumstances. The liability is calculated based on the employees’ most recent monthly salary multiplied by the number of years of service. The said liability is partially covered by purchase of insurance policies. The Company’s liability for employee rights upon retirement includes the severance pay liability to its employees in accordance with existing labor laws and based on salary components for which employees are entitled to receive severance pay, according to management.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Fair value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earnings are reported in the statement of operations.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Fair value (cont.)

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	As of June 30, 2026
	Level 1	Level 2	Level 3	Total
	US$

Assets:
Marketable Securities	2,175	-	-	2,175
Investment under the fair value option	1,127			1,127
Total assets	3,302	-	-	3,302

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
	US$

Assets:
Marketable Securities	250	-	-	250
Total assets	250	-	-	250

The Company’s financial liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	As of June 30, 2026
	Level 1	Level 2	Level 3	Total
	US$

Liabilities:
Stock purchase warrant liabilities	-	-	124,387	124,387
Total liabilities	-	-	124,387	124,387

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
	US$

Liabilities:
Private Placement Warrant	-	-	24,521	24,521
Total liabilities	-	-	24,521	24,521

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Fair value (cont.)

The following table presents the changes in fair value of the level 3 liabilities for the period from December 31, 2025 through June 30, 2026. Changes in fair value are recognized in the consolidated statement of operations within finance expenses. The fair value of the Level 3 liabilities was determined using valuation models. Significant unobservable inputs include expected volatility, expected term, risk-free interest rate and discount rates.

	Private Placement Warrant	February 2026 Warrants	Derivative liabilities	Total
Liabilities:
Outstanding at December 31, 2025	24,521	-	-	24,521
Additions	-	25,429	-	25,429
Liabilities assumed as part of subsidiary consolidated for the first time	-	-	8,779	8,779
Exercised	(17,758)	-	(3,153)	(20,911)
Changes in fair value	(6,763)	98,958	(5,626)	86,569
Outstanding at June 30, 2026	-	124,387	-	124,387

Investment under the fair value option:

Investments in entities over which the Company has the ability to exercise significant influence, but which it does not control, are within the scope of the equity method in ASC 323, Investments — Equity Method and Joint Ventures, and are therefore eligible items for the fair value option under ASC 825-10-15-4. The Company has elected the fair value option for such investments. The election is made instrument by instrument and is irrevocable, and was made at the eligibility date, which is the date on which control over the former subsidiary was lost. The investment is initially recognized at the fair value determined on the loss-of-control date and is subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in earnings. Dividends received from the investee are recognized in earnings rather than as a reduction of the carrying amount of the investment.

Goodwill:

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for in accordance with the “purchase method” and is allocated to reporting units at acquisition. Goodwill is not amortized but rather tested for impairment at least annually in accordance with the provisions of ASC Topic 350, “Intangibles - Goodwill and Other”. The Company performs its goodwill annual impairment test for the reporting units at December 31 of each year, or more often if indicators of impairment are present. As of June 30, 2026, no indicators of impairment were identified, and accordingly no impairment loss in respect of goodwill was recognized during the six months then ended.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – ACQUISITION OF STAR 26

On January 12, 2026, T3 acquired 100% interest in Star pursuant to the terms of the Star Agreement. The consideration consisted of $21,000 , to be paid by a 12-month $16,000 promissory note and the balance in $5,000 cash, less $4,000 representing all amounts lent to Star from T3 since December 15, 2024, the date the original Star Agreement was signed.

In addition, Star received:

-	38,163 shares of common stock of T3,

-	a five-year warrant to purchase an aggregate of 96,141 shares of T3’s common stock for an exercise price of $187.50 per share,

-	A promissory note in the principal amount of $3,000 (the “Six-Month Note”), which note accrues interest at the rate of 8% per annum and matures July 12, 2026; and

-	A promissory note in the principal amount of $3,000 (the “Three-Month Note”), which note matures April 12, 2026.

The shares, warrants, the Six-Month Note and the Three-Month Note were assigned by Star to the equity holders of Star, pro-ratably.

The transaction was approved by the Company’s shareholders on December 16, 2025 and was completed on January 12, 2026, at which time Star became a wholly owned subsidiary of the Company.

On March 31, 2026, the Company agreed on the termination of its obligation to pay $16,000 to its wholly-owned subsidiary Star. Pursuant to the Cancellation Agreement (the “Cancellation Agreement”), while all terms and provisions of the Purchase Agreement remain in full force and effect, and the Company’s ownership of Star, including all assets, operations, and subsidiaries, is unaffected, the Company eliminated $16,000 of indebtedness, effective immediately, at no cost, no dilution, and with no offsetting obligation to the Company or its shareholders.

The acquisition has been accounted for as a business combination under ASC 805, Business Combinations. The Company determined that Star constitutes a business as defined under ASC 805 as the acquired set includes inputs, processes, and the ability to generate outputs.

The Company, with the assistance of a third-party specialist, calculated the total consideration at $69,433. The fair value of the share issued was determined at $18,151 based on the share price of Company’s common stock as of the date of the closing. The fair value of the promissory notes issued was determined at $5,636.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – ACQUISITION OF STAR 26 (cont.)

The fair value of the Common Warrant was calculated using the Black Scholes option pricing model. The assumptions used to perform the calculations are detailed below:

January 12, 2026
Expected volatility (%)	264%
Risk-free interest rate (%)	3.66%
Expected dividend yield	0.0%
Expected term (years)	5
Conversion price (U.S. dollars)	1.5
Underlying share price (U.S. dollars)	3.81
Fair value (U.S. dollars in thousands)	45,645

The table below summarizes the fair value of assets acquired and liabilities assumed following the adjustments mentioned above as of the acquisition date:

January 12, 2026
U.S. Dollars (in thousands)
Working capital	(6,683)
Long terms assets	4,805
Intangible assets	333
Intangible assets available for sale, net	697
Goodwill	72,255
Other comprehensive income	139
Non-controlling interest	(734)
Long term liabilities	(1,379)
Net assets acquired	69,433

As of January 12, 2026, the Company, with the assistance of a third-party valuation specialist, prepared the initial allocation of the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The aggregate fair value of consideration transferred was approximately $69.4 million.

The allocation of the purchase price was as follows (in thousands):

January 12,
2026

Net tangible assets acquired	(3,702)
Customer relationships (2-year useful life)	31
Distributor relations (3-year useful life)	16
Order backlog (2-year useful life)	190
Intangible assets available for sale	905
Deferred tax liabilities	(54)
Deferred tax liabilities available for sale	(208)
Goodwill	72,255
69,433

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – ACQUISITION OF STAR 26 (cont.)

Customer relationships, distributor relations and order backlog were valued using the multi-period excess earnings method. Developed technology was valued using the relief-from-royalty method. The identified intangible assets are being amortized on a straight-line basis over their estimated useful lives.

Deferred tax liabilities were recognized primarily in respect of the fair value adjustments to identifiable intangible assets.

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired and is primarily attributable to expected synergies, future growth opportunities, assembled workforce and other intangible benefits that do not qualify for separate recognition. The goodwill recognized is not expected to be deductible for income tax purposes.

In connection with the consummation of the transactions contemplated by the Star Purchase Agreement on January 12, 2026, the Company issued to Star 26 a warrant to purchase a total of 96,141 shares of Common Stock at an exercise price of $187.50 per share (the “Star Warrant”), which was then distributed to the equity holders of Star 26 on a pro rata basis. Mr. Shalom’s pro rata amount of the Star Warrant was to purchase 57,405 shares of Common Stock.

See Note 7D below.

NOTE 4 – ACQUISITION OF NIMBUS

On January 15, 2026, the Company consummated its acquisition (the “Nimbus Acquisition”) of 100% of Nimbus Drones Technologies and Marketing Ltd., an Israeli private company (“Nimbus”) specializing in unmanned aerial systems and services, pursuant to the terms of that certain Stock Purchase Agreement, dated January 15, 2026 (the “Nimbus Purchase Agreement”), by and among the Company, Nimbus and Elad Defense LLC (“Elad”). In connection with the closing of the Nimbus Acquisition, the Company issued to Elad as consideration (i) 14,800 shares of Common Stock and (ii) a $3,250 convertible 24-month note (the “Nimbus Note”) bearing 6% interest, which is convertible at the option of the holder at a fixed price of $250.00 per share. The Nimbus Note also prohibits the Company from issuing the holder shares that would result in the holder beneficially owning more than 4.99% of the outstanding shares of Common Stock. As of February 17, 2026, the Nimbus Note was converted into an aggregate of 13,000 shares of Common Stock.

The acquisition has been accounted for as a business combination under ASC 805, Business Combinations. The Company determined that Nimbus constitutes a business as defined under ASC 805 as the acquired set includes inputs, processes, and the ability to generate outputs.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 4 – ACQUISITION OF NIMBUS (cont.)

The total consideration of the acquisition was calculated using a third-party appraiser at approximately $15,298 and is comprised of the following components:

1.	Share consideration consisting of 14,800 shares of the Company’s Common Stock, issued to Elad Defense LLC, with an estimated fair value of $6,753, based on the Company’s closing share price of $456.25 on the acquisition date.

2.	The Nimbus Note, with an estimated fair value of approximately $8,545 thousand. The fair value of the Nimbus Note was estimated as of the acquisition date with the assistance of a third-party valuation specialist, considering the terms of the Nimbus Note, including the fixed conversion price of $250.00 per share, the Company’s closing share price of $456.25 on the acquisition date. The acquisition was completed on January 15, 2026.

The Company prepared the initial allocation of the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The following table summarizes the allocation of the purchase price as of January 15, 2026:

January 15, 2026
U.S. Dollars (in thousands)

Working capital	21
Long terms assets	2
Long term liabilities	(84)
Goodwill	15,359
Total consideration transferred	15,298

No separately identifiable intangible assets were recognized, as the Company, with the assistance of the valuation specialist, did not identify any material order backlog, customer relationships, proprietary technology or non-compete arrangements that met the recognition criteria under ASC 805.

Goodwill represents the excess of the purchase price over the fair value of the identifiable net liabilities assumed and is primarily attributable to expected synergies, future growth opportunities, assembled workforce and other intangible benefits that do not qualify for separate recognition. The goodwill recognized is not expected to be deductible for income tax purposes.

NOTE 5 – ACQUISITION OF ITS

On June 8, 2025, Star Twenty Six Ltd. (“Star Twenty Six”) entered into an agreement with I.T.S. Industrial Techno-Logic Solutions Ltd. and its shareholder Mr. Gera Eron, pursuant to which Star Twenty Six will lend to ITS NIS 10,000 (approximately USD 3 million). In return Star Twenty Six would receive 51% of the share capital of ITS on a fully diluted basis. Pursuant to the terms of the agreement, Star Twenty Six was also granted an option to purchase the remaining 49% of ITS for three years from the controlling shareholder. Depending on whether the option is exercised in the first, second or third year thereafter, the agreed purchase price for the 49% is 25 million NIS, 30 million NIS or 35 million NIS, respectively.

On February 16, 2026, Star Twenty Six acquired 51% of the outstanding equity capital of ITS on a fully diluted basis and has a 3-year option to acquire the remaining 49% from the other shareholder of ITS.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 5 – ACQUISITION OF ITS (cont.)

The Company prepared the initial allocation of the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The following table summarizes the allocation of the purchase price as of February 16, 2026:

February 16, 2026
U.S. Dollars (in thousands)

Working capital	(2,592)
Long terms assets	2,915
Goodwill and Intangible assets	9,698
Non-controlling interest	(1,005)
Long term liabilities	(7,972)
Net assets acquired	1,044

The Company equally allocated the excess of the purchase price over the fair value of identifiable net assets acquired between goodwill and intangible assets.

The acquisition was completed on February 16, 2026.

NOTE 6 – DECONSOLIDATION OF WATER IO LTD.

On June 24, 2026, Star Twenty Six entered into a share purchase agreement with unrelated purchasers for the sale of 592,784 ordinary shares of Water IO Ltd. (“Water IO”) representing approximately 19.6% of Water IO’s share capital, at a price of NIS 3.10 per share, reflecting total consideration of NIS 1,838 (approximately $617). The sale resulted in a gain of approximately $1,744 , which was recorded under other income in the condensed consolidated statements of operations. The portion of the gain related to the remeasurement of the Company’s retained investment in Water IO to its fair value was approximately $1,100. This gain was calculated based on Water IO’s share price on the Tel Aviv Stock Exchange. Following the deconsolidation, Water IO is considered a related party. The Company has continuing involvement in the management of Water IO.

Following the completion of the sale, the holding of Star Twenty Six in Water IO decreased to approximately 40%. As a result, the Company ceased to control Water IO and, in accordance with ASC 810, Consolidation, deconsolidated Water IO as of the transaction date.

Upon the loss of control, the Company derecognized the assets and liabilities of Water IO, including the related non-controlling interests, and recognized its retained interest in Water IO at fair value as of the date control was lost. Following the deconsolidation, the Company’s retained interest of approximately 40% in Water IO is accounted for under the fair value option, based on Water IO’s share price on the Tel Aviv Stock Exchange.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 6 – DECONSOLIDATION OF WATER IO LTD. (cont.)

The effect of the deconsolidation of Water IO on the condensed consolidated statements of cash flows for the six months ended June 30, 2026 is as follows:

Six months ended June 30, 2026
U.S. Dollars (in thousands)
Subsidiaries deconsolidation:
Working capital (excluding cash and cash equivalents)	(992)
Investment in investee	(452)
Other current assets	617
Investment under the fair value option	1,127
Tangible assets	1
Loan from the Company	1,327
Non-controlling interest	116
Net cash used in the deconsolidation of subsidiary	1,744

The composition of the Company’s investment in Water IO as of June 30, 2026 is as follows:

June 30, 2026
U.S. Dollars (in thousands)
Investment under the fair value option	1,127
Loan granted	1,327
Total investment in Water IO	2,454

NOTE 7 – EVENTS DURING THE REPORTING PERIOD

A.	Sale of Zorro Net Ltd

On April 10, 2026, Water IO Ltd. (“Water IO”), an Israeli public company traded on the Tel Aviv Stock Exchange in which Star 26 Capital Inc. (“Star 26”), a wholly-owned subsidiary of the Company, held, as of that date, an approximately 67% equity interest (which was subsequently reduced to approximately 40% following the sale described in Note 6 below), completed the sale of 100% of the issued and outstanding share capital of Zorro Net Ltd. (“Zorronet”), a wholly-owned subsidiary of Water IO, to BiomX Inc. (“BiomX”) (NYSE American: PHGE), pursuant to a Stock Purchase Agreement.

As consideration for the Zorronet shares, BiomX issued to Water IO: (i) 1,300,000 shares of BiomX common stock; and (ii) a non-convertible promissory note in the principal amount of $1,250, bearing interest at the short-term applicable federal rate, maturing three months from the date of issuance. Additionally, BiomX assumed certain obligations of Water IO with respect to the founders and former shareholders of Zorronet, including a performance-based earnout payable no later than March 31, 2027 equal to the greater of 125% of Zorronet’s consolidated revenue or eight times Zorronet’s consolidated EBITDA for fiscal year 2026, and a commitment to retain certain key Zorronet personnel for three years on no less favorable terms. The gain recognized by Water IO on the sale of Zorronet was included in the Company’s results of operations only for the period through the loss of control over Water IO. Following the deconsolidation of Water IO described in Note 6, the Company no longer consolidates Water IO, and the sale of Zorronet has no continuing effect on the Company’s consolidated financial position, results of operations or cash flows in subsequent periods.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – EVENTS DURING THE REPORTING PERIOD (cont.)

On July 27, 2026, BiomX and Water IO entered into Amendment No. 1 and Waiver, dated as of July 24, 2026, to the Note (the “Amendment”) pursuant to which (i) the maturity date of the Note was extended from July 10, 2026 to November 1, 2026; (ii) the Company agreed to pay $250 of principal within two business days after execution of the Amendment, and the remaining principal in four equal monthly installments of $250 each on August 1, September 1, October 1 and November 1, 2026, with the outstanding balance continuing to bear interest at the short-term Applicable Federal Rate payable with the final installment; (iii) in full satisfaction of interest accrued through the date of the Amendment and as consideration for the delay in payment and the waiver and extension, BiomX agreed to issue to Water IO 800,000 restricted shares of common stock, subject to clearance of an additional listing application with the NYSE American and written confirmation by each party of its corporate approvals, with an August 31, 2026 longstop after which such amount is payable in cash and no shares will be issued; and (iv) Water IO irrevocably waived, retroactively to the original maturity date, any default, event of default or right of acceleration arising from the non-payment of the Note at its original maturity date, and confirmed that the Note has not been accelerated.

The sale resulted in a gain of approximately $4 million to Water IO, which was recorded under Gain (loss) from discontinued operations in the condensed consolidated statements of operations.

B.	Resignation and Appointment of New Directors

On May 19, 2026, Shiran Fridman and Asaf Nachum were appointed to the Board of Directors of the Company, effective as of May 19, 2026.

Mr. Nachum, age 49, is an independent investment advisor and portfolio manager.

Each of Ms. Fridman and Mr. Nachum is entitled to $5 per quarter they serve as directors of the Company and 40 shares of common stock of the Company.

The appointments were made to replace David Rokach and Reuven Yeganeh, both of whom resigned as of May 19, 2026.

C.	Conversion of Debt

On April 27, 2026, the Company, and Mr. Shalom, executed and delivered the Note Exchange Agreement, pursuant to which the original principal amount of the notes issued to Mr. Shalom and accrued interest thereon in the amount of $2,139 was cancelled in its entirety in exchange for the issuance of 33,395 shares of common stock (the “Exchange Shares”). The exchange price of $0.5124 was the last consolidated bid price of a share of common stock as reported by The Nasdaq Stock Market LLC. The Exchange Shares are restricted shares and may not be sold without registration or an applicable exemption therefrom.

The notes were assigned to Mr. Shalom from Star 26 Capital Inc. (“Star 26”) pursuant to the terms of the Amended and Restated Securities Purchase Agreement and Call Option dated September 15, 2025 (the “Star Purchase Agreement”) among the Company, Star 26 and the other parties signatory thereto and pursuant to the exercise by Mr. Shalom of his right to obtain shares, notes and warrants from Esousa Group Holdings LLC (“Esousa”) in accordance with the terms of the Call Option Agreement dated January 13, 2026.

In connection with the consummation of the transactions contemplated by the Star Purchase Agreement on January 12, 2026, the Company issued to Star 26 a warrant to purchase a total of 96,141 shares of Common Stock at an exercise price of $187.50 per share (the “Star Warrant”), which was then distributed to the equity holders of Star 26 on a pro rata basis. Mr. Shalom’s pro rata amount of the Star Warrant was to purchase 57,405 shares of Common Stock.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – EVENTS DURING THE REPORTING PERIOD (cont.)

D.	Exchange of Shares with VisionWave

On May 17, 2026, T3 exchanged 48,000 newly issued restricted shares of common stock of the Company, representing 9.96% of the issued and outstanding shares, for 475,492 shares of common stock (the “Exchange Shares”) of VisionWave Holdings, Inc., a Delaware corporation listed on the Nasdaq Capital Market (“VisionWave”). The per share price of the shares of VisionWave was $5.59 and the per share price of the Company was $55.375. The market value of the Exchange Shares was approximately $2,354 thousand.

VisionWave, through its own internal developments, various industry partnerships, and through its wholly owned subsidiaries VisionWave Technologies Inc., a Nevada corporation, and Solar Drone Ltd, an Israeli corporation, develops software and hardware solutions for UxV (Unmanned Vehicles including UAVs, UGVs and USVs – Aerial, Ground and Submersible) capabilities by integrating artificial intelligence (AI) and autonomous capabilities for defense, aerospace and commercial applications. Its technologies, both those available for sale and in development — ranging from radars and vision systems; to radio frequency (RF) sensing technologies; to computer platforms; to payload management for various UxVs like drones and UGVs, are intended for military and homeland security applications and for commercial use.

The exchange was consummated pursuant to the terms of the Share Exchange and Swap Agreement dated as of May 13, 2026 (the “Exchange Agreement”) by and between the Company and VisionWave. Both VisionWave and the Company agreed to a 6-month lockup of the shares exchanged and no registration rights were provided. The Exchange Agreement also contained typical representations and warranties for an agreement of this nature.

NOTE 8 – STOCKHOLDERS’ EQUITY

Transactions:

A.

On February 26, 2026, the Company closed a private placement pursuant to the terms of a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor (the “Purchaser”) agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000 , or a per unit price of $50. Each unit consists of (i) one share (each a “Share” and collectively, the “Shares”) of Series B Convertible Preferred Stock, par value $0.0001 per share (pre-Reverse Stock Split) (the “Series B Preferred Stock”), and (ii) Common Warrants to purchase 35,211 (pre-Reverse Stock Split) shares of common stock, par value $0.0001 per share (pre-Reverse Stock Split), representing 150% of the number of shares of Common Stock initially issuable upon conversion of one share of Series B Preferred Stock, subject to adjustment as described herein (the “Common Warrants” and the shares of Common Stock issuable upon exercise or exchange of the Common Warrants, the “Warrant Shares”). The Private Placement is structured as a two stage investment. At the initial closing, which occurred on February 26, 2026, the Company sold 200 units for gross proceeds of $10 million. The Purchaser agreed to purchase an additional 200 units for an additional investment of $10 million following (i) the effectiveness of the registration statement described below, (ii) stockholder approval of the issuance of the transactions contemplated by the Securities Purchase Agreement as required pursuant to Nasdaq rules, (iii) the stock price is at least $1.00 (pre-Reverse Stock Split) and (iv) subject to the condition that the value of the trading in the Company’s stock on Nasdaq for the 10 consecutive days preceding the second closing is at or above $900  (the “Second Closing Market Trading Value”), provided that if the Second Closing Market Trading Value is less than $900 , then there will be a proportionate reduction in the number of units to be sold at the second closing.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – STOCKHOLDERS’ EQUITY (cont.)

Pursuant to the Securities Purchase Agreement, the Company is required to seek stockholder approval (the “Stockholder Approval”) related to the issuance of the units to be issued in the Private Placement. The Company is required to file a preliminary proxy statement for a special meeting of the Company’s stockholders within 75 days of the initial closing of the Private Placement. The Company’s directors and officers have agreed to execute voting agreements to vote in favor of the applicable proposals. If the Company does not obtain Stockholder Approval at the first such meeting, the Company is required to call a meeting every 4 months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the securities are no longer outstanding.

The Company also granted the Purchaser a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and has agreed not to issue securities for a period of time following the closing of the Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

Under the terms of the Securities Purchase Agreement, the Company agreed not to deliver any purchase notices under Company’s equity line of credit with the Purchaser until after the later of the date on which (i) the registration statement is declared effective and (ii) the Company obtains Stockholder Approval and even after such date, certain market conditions must be satisfied.

Series B Preferred Stock

Pursuant to the Certificate of Designations of Rights, Preferences and Limitations which was filed with the Secretary of State of the State of Delaware prior to closing of the Private Placement, each share of Series B Preferred Stock has a stated value of $50,000 (the “Stated Value”) and will initially be convertible into 23,474 (pre-Reverse Stock Split) shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $2.13 per Share (pre-Reverse Stock Split) (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The Initial Conversion Price will also be adjusted upon receipt of Stockholder Approval (as hereinafter defined), if obtained, to the lower of (i) the then applicable conversion price and (ii) the price per share of the Common Stock on its trading market upon the earlier of (A) effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement (as defined herein) or (B) upon applicability of Rule 144 as it relates to the sale of the Conversion Shares.

On June 24, 2026, at a special meeting of the shareholders of the Company, the shareholders approved, among other items, (i) the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock issued or issuable in connection with the Private Placement as required by Nasdaq Listing Rules 5635(d) and (ii) the issuance of shares of Common Stock upon exercise of certain restricted common stock purchase warrants issued or issuable to the Purchaser pursuant to the terms of the Securities Purchase Agreement for purposes of complying with the Nasdaq Listing Rules.

The Series B Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the registration statement, whether or not the Stockholder Approval has been obtained. If at any time after the one-year anniversary of the closing of the Private Placement, the Series B Preferred Stock is then outstanding and the Company has not received Stockholder Approval, the Series B Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series B Preferred Stock is subject to a 9.9% beneficial ownership limitation blocker. The Series B Preferred Stock is not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – STOCKHOLDERS’ EQUITY (cont.)

The holders of Series B Preferred Stock are entitled to 10,000 votes per each share of Series B Preferred Stock. The holders of Series B Preferred Stock have voting rights with respect to certain corporate actions that affect the rights of the Series B Preferred Stockholders and also have certain consent rights in connection with certain proposed Fundamental Transactions (as defined in the Certificate of Designations). The Series B Preferred Stock is (i) senior to the Common Stock of the Company and any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, (ii) equal with any class or series of capital stock established after the closing date of the Private Placement, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of amounts upon liquidation, dissolution or winding up and (iii) junior to all of the Company’s existing and future indebtedness.

The Company has agreed not to issue any parity stock or senior securities without the written consent of a majority in interest of the Series B Preferred Stock. Upon a change of control, liquidation or winding up of the Company the holders of the Series B Preferred Stock are entitled to a liquidation preference of $50,000 per Share.

Common Warrants

The Common Warrants are exercisable on a cash or cashless basis at the earlier of (i) 180 days following their issuance and (ii) the date the stockholder approval is obtained, and expire 5 years from the date of issuance. Each Common Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $2.13 per share (pre-Reverse Stock Split), subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Common Warrants remain outstanding (subject to certain exempt issuances). At any time after the closing of the Private Placement, the holder of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Common Warrant is then being exercised by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior to the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The exercise of the Common Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the Common Warrants), the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Common Warrants, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrant in connection with a Fundamental Transaction.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Common Warrants, the Company will be subject to liquidated damages, payable in the Company’s discretion in cash or shares on the Registration Date (as defined therein) or buy-in. If the Company elects to pay in shares, the number of shares due will be based on the LD Share Formula (as defined below).

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – STOCKHOLDERS’ EQUITY (cont.)

Registration Rights Agreement

In connection with the Private Placement, on February 24, 2026, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the resale of the Conversion Shares (and any shares underlying the Pre-Funded Warrants, if any) and the Warrant Shares. The Company is required to prepare and file an initial registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission within 45 days of the date of the Securities Purchase Agreement (the “Filing Deadline”) and to use commercially reasonable efforts to have the Initial Registration Statement declared effective within 75 days of the date of the Securities Purchase Agreement (the “Effectiveness Deadline”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline, then the Company will be required to pay to the Purchasers an amount in shares or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by such Purchaser. Liquidated damages, if any, will accrue and be paid on the earlier of the effective date of a resale registration statement registering the sale of the shares that may be issued in lieu of cash or the date on which such shares can be sold pursuant to Rule 144 (the “Registration Date”). If the Company elects to pay liquidated damages in shares of Common Stock, the number of shares of Common Stock issuable to the Purchaser will be determined by dividing the aggregate amount of accrued liquidated damages by the closing price of the Company’s Common Stock on the trading market of the Common Stock on the day immediately prior to the Registration Date (the “LD Share Formula”).

In connection with the Private Placement, the Company entered into a Placement Agency Agreement, dated February 24, 2026, with Dawson James Securities Inc. (the “Placement Agent”), pursuant to which the Placement Agent acted as the sole placement agent for the Private Placement. In consideration for the foregoing, the Company has agreed to pay customary placement fees to the Placement Agent, including a cash fee equal to 3.5% of the gross proceeds raised in the Private Placement and issue warrants equal to 7.5% of the securities placed in the Offering. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the Placement Agent incurred in connection with the Private Placement.

The Company analyzed the February 2026 Private Placement in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The Company determined that the Common Warrants do not meet the criteria for equity classification. Accordingly, the Common Warrants were accounted for as liability-classified instruments. The Common Warrants are initially recorded at fair value and are remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations until settlement or expiration.

The Company, with the assistance of a third-party specialist, allocated the total proceeds received in the initial closing of the February 2026 Private Placement between the Common Warrant liability and the Series B Preferred Stock. Because the initial fair value of the Common Warrant liability exceeded the gross proceeds received, the entire $10.0 million of gross proceeds was allocated to the Common Warrant liability, the Series B Preferred Stock was initially recorded at zero, and the excess of approximately $15,429 thousand was recognized as financing expense upon initial recognition.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – STOCKHOLDERS’ EQUITY (cont.)

Warrant Shares liability

The fair value of the Common Warrant was calculated using the Monte Carlo Simulation Model. The assumptions used to perform the calculations are detailed below:

	February 24, 2026	June 30, 2026
Expected volatility (%)	85.6%	92.4%
Risk-free interest rate (%)	3.61%	4.18%
Expected dividend yield	0.0%	0.0%
Expected term (years)	5	4.66
Conversion price (U.S. dollars)	2.130	2.130
Underlying share price (U.S. dollars)	2.130	0.171
Fair value (U.S. dollars in thousands)	25,429	124,387

Based on the above, the entire February 2026 Private Placement proceeds were allocated to the Common Warrants liability.

For the six and three months ended June 30, 2026, the Company recognized a loss from the change in fair value of the Common Warrant liability of approximately $98,958 thousand and $80,884 thousand, respectively, representing the increase in fair value from approximately $25,429 thousand at initial recognition to approximately $124,387 thousand as of June 30, 2026 and $43,503 thousand as of March 31, 2026.

On January 2, 2026, the Company issued 19,512 shares of common stock in connection with the conversion of previously issued Series B convertible preferred stock.

In addition, on January 2, 2026, the Company issued 585 shares of common stock to satisfy the penalty incurred from late effectiveness of the registration statement for the securities from September 2025 Private Placement. The fair value of the penalty shares was estimated at $300 and was included as other expenses in the financial statements for the year ended December 31, 2025.

B.	On September 19, 2025, the Company and Esousa Company Holdings, LLC, a New York limited liability company (the “Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Company may sell to the Investor, from time to time during the term of the ELOC Purchase Agreement, up to the lesser of (i) $250,000 of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), and (ii) the Exchange Cap (as defined below) (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”). Upon entering into the ELOC Purchase Agreement, the Company agreed to issue to the Investor $1,250 worth of the Company’s Common Stock (the “Commitment Shares”), determined by the lower of (i) the VWAP on the effective date of the registration statement covering the Common Shares and the Commitment Shares and (ii) the closing sale price on the effective date of such registration statement; provided, however, that if the Company elects to terminate the ELOC Purchase Agreement, the Commitment Shares’ calculation shall be based on the date of termination rather than the effective date of the registration statement.

Additionally, on September 19, 2025, the Company and the Investor entered into a registration rights agreement (the “ELOC RRA”), pursuant to which the Company agreed to file a registration statement with the United States Securities and Exchange Commission (“SEC”) covering the resale of Common Shares that are issued to the Investor under the ELOC Purchase Agreement, including the Commitment Shares.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – STOCKHOLDERS’ EQUITY (cont.)

On January 2, 2026, the Company issued 2,439 shares of common stock in connection with the Commitment Shares. The fair value of the Commitment shares was estimated at $1,250 and was included as other expense in the financial statements for the year ended December 31, 2025.

During the period from January 1, 2026 to February 4, 2026, the Company elected to sell to the Investor an aggregate of 6,945 shares of Common Stock for total proceeds of $2,208. In addition, during February 2026, the Company advanced the Investor 24,800 shares of Common Stock to be applied against future sales of the Company’s Common Stock under the ELOC Purchase Agreement. During the period from February 9, 2026 to February 19, 2026, the Company elected to sell to the Investor an aggregate of 5,512 shares of Common Stock from the advance shares, for total proceeds of $1,322.

Advance shares are not treated as completed sales on the date they were transferred to the Investor. Rather, the related share issuances and proceeds were recognized upon each drawdown, when the applicable purchase price was determined in accordance with the VWAP pricing provisions of the ELOC Purchase Agreement

NOTE 9 – WARRANTS

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding as of June 30, 2026:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at June 30, 2026	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

Public and Private Warrants	11,500	6,701	0.03	908.75
September 2025 Private Placement Warrant	675.63	3,777	3.10	173.75
February 2026 Warrants	266.25	701,746	4.66	177.50
	266.25-11,500	712,224	4.61	184.36

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding as of December 31, 2025:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at December 31, 2025	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

Public and Private Warrants	11,500.00	6,701	0.53	2,023.75
April 2024 Warrants	860.00	116	0.01	2.50
August 2025 Warrant	550.00	2,000	0.24	28.75
September 2025 Private Placement Warrant	675.63	29,268	3.60	518.75
	0.0125 – 11,500.00	38,085	2.87	756.25

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 9 – WARRANTS (cont.)

Warrant activities for the six months ended June 30, 2026 were as follows:

	Number of warrants	Weighted Average Exercise Price
		USD

Outstanding at December 31, 2025	38,085	2,573.75
Expired	(116)	860.00
Granted	701,746	177.50
Exercised	(27,491)	648.75
	712,224	1,260.00

NOTE 10 – STOCK-BASED COMPENSATION

Stock options generally vest over one to three years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction of a vesting condition based on a period of service. Total stock options activity for the six months ended June 30, 2026 is summarized as follows:

	Number of Options	Weighted Average Exercise Price
		USD

Outstanding at December 31, 2025	38.60	68,825
Granted	-	-
Exercised	-	-
Outstanding at June 30, 2026	38.60	68,825
Exercisable at June 30, 2026	38.60	68,825
Options expected to vest	-	-

Stock-based compensation expense for the six months ended June 30, 2026 and 2025, was $0 and $178, respectively. Stock-based compensation expense was recorded as professional fees on the accompanying consolidated statements of operations and comprehensive loss. There was no unrecognized stock-based compensation at June 30, 2026.

NOTE 11 – LITIGATION

On March 3, 2026, the Company obtained a copy of a summons and complaint filed in the Supreme Court of the State of New York dated February 24, 2026 by Kingswood Capital Partners, LLC against Star, Nukkleus, Inc. and the Company. The complaint alleges that a success fee is due for an earned investment banking success fee arising from a transaction. The Company denies all the allegations and intends to vigorously defend such action, which it believes is without merit. The court has referred the matter to mandatory mediation.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Balances with related parties and officers:

	As of June 30,	As of December 31,
	2026	2025

Note receivable - related party	-	4,500
Promissory note – related party	2,061	-
Due from related parties	-	1,641
Due to related parties	-	255
Other current liabilities	181	154

B.	Other information:

On February 17, 2026, the Board of Directors, based on the recommendations and approval of the Compensation Committee, approved the terms and provisions of a Consulting Agreement between the Company and Billio Ltd., a company in Israel, to provide the services of Menachem Shalom as the principal executive officer of the Company. The consulting agreement terminates and supersedes the (i) Consulting Agreement dated December 16, 2024 between the Company and Billio Ltd., pursuant to which the Company obtained consulting services from the Consultant through Menachem Shalom; (ii) Management Services Agreement dated June 28, 2024, as amended by Amendment No. 1 dated August 8, 2024, between Star 26 Capital, Inc. (“Star Capital”) and Zero One Capital LLC, a Nevada limited liability company (“Zero One”) in which Mr. Shalom is the chief executive officer and controlling member and shareholder of Zero One; and (iii) Offsetting Management Services Agreement dated August 12, 2024 between Zero One and B. Rimon Agencies Ltd., an Israeli company which is currently wholly-owned by Star Capital.

Given the performance of the Company within the last 15 months, the Compensation Committee and the Board of Directors determined that it was in the best interest of the Company to provide Mr. Shalom with the amended consulting agreement and increased compensation. The Committee and the Board also authorized a cash bonus to Mr. Shalom in the amount of $250  for his past services to the Company. The Company, under the supervision and guidance of Mr. Shalom, has completed several acquisitions within the last 15 months, including without limitation, Star 26, Tiltan Software Engineering, Nimbus Drones and ITS.

Pursuant to the terms of the Consulting Agreement, which is effective as of January 1, 2026, Mr. Shalom will continue to act as the chief executive officer of the Company while maintaining other executive roles in non-competing companies. For his services, Mr. Shalom will receive a base salary of $60 per month and target cash bonuses equal to 50% of base salary, subject to achievement of performance goals to be set by the Compensation Committee. He could also be entitled to additional milestone-based bonuses as determined by the Board. Mr. Shalom will receive 2,000 shares of common stock quarterly, subject to availability under approved incentive plans; if there is no plan or no availability, the quarterly amount of shares shall accrue until there is availability under an approved incentive plan. Such plan will also require shareholder approval pursuant to applicable Nasdaq rules. He will also be entitled to a relocation grant of $175  if Mr. Shalom relocates to the United States with his family. Mr. Shalom will also be entitled to all executive benefit plans including health and 401(k) plans and 30 business days per year vacation.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – RELATED PARTIES (cont.)

In the event Mr. Shalom is terminated for cause or is no longer employed by the Company for reason of death or disability, he shall only be entitled to his compensation at such time. If he is terminated by the Company without cause, he shall be entitled to 6 months of his base compensation, and if Mr. Shalom resigns, he shall be entitled to compensation for 12 months. If he is terminated for cause, Mr. Shalom shall not be entitled to any compensation.

The Consulting Agreement contains customary non-competition, non-solicitation and confidentiality provisions.

On February 23, 2026, the Company received a letter of resignation from Ms. Aviya Volodarsky pursuant to which Ms. Volodarsky resigned from her position as a member of the board of directors of the Company and from all the committees on which she served for personal reasons. The resignation was effective immediately.

NOTE 13 – SEGMENT REPORTING

As of June 30, 2026, the Company’s reportable segments are (i) Rimon, (ii) ITS and (iii) Tiltan. Nimbus and Water were not considered material and are therefore included within other segments.

The Company’s chief operating decision maker is its chief executive officer.

The chief operating decision maker assesses performance and decides how to allocate resources based on gross profit (loss) that is also reported on the income statement as gross profit (loss).

The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The chief operating decision maker uses gross profit (loss) to evaluate income generated from the segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity.

The following table presents information about the Company’s reportable segments for the six months ended June 30, 2026 and 2025:

	Six months ended
	June 30
	2026	2025

Revenue from Rimon	3,331	-
Salaries and related compensation	(441)
Depreciation	(13)
Other cost related to Rimon (mainly materials)	(2,298)	-
Gross Profit	579	-

Revenue from ITS	3,450	-
Salaries and related compensation	(1,820)
Depreciation	(300)
Other cost related to ITS (mainly materials)	(751)	-
Gross loss	579	-

Revenue from TILTAN	736	-
Salaries and related compensation	(198)
Depreciation and amortization	(33)
Cost related to TILATN	(254)	-
Gross income	251	-

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 13 – SEGMENT REPORTING (cont.)

	Six months ended
	June 30
	2026	2025
Revenue from other reportable segments	132	-
Cost related to other reportable segments	(157)	-
Gross income	(25)	-

Research and development expenses	(622)	-
Selling and marketing expenses	(341)	-
Professional services	(1,928)	(2,555)
Salaries and related compensation	(2,043)	-
Other general and administrative expenses	(3,150)	-
General and administrative expenses of consolidated variable interest entities	(489)	--
Total Operating loss	(7,189)	(2,555)
Interest expense	(3,415)	(372)
Interest on related parties promissory note	(354)	-
Change in fair value - convertible note	5,392	588
Change in fair value - stock purchase warrant liabilities	(107,641)	109,406
Other (expenses) income	1,116	(690)

Net loss before tax	(112,091)	106,377

Discontinued operation	4,159	(400)
Income taxes	152	-

Net loss	(107,780)	105,977

NOTE 14 – SUBSEQUENT EVENTS

A.	Annual Meeting

On August 5, 2026, the Company held its annual meeting of stockholders for the calendar year 2026 (the “Annual Meeting”). As of the record date of July 9, 2026 (the “Record Date”), 126,311,902 shares of common stock, $0.0001 par value per share (the “Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 66,928,688 shares of Common Stock, representing a quorum.

The number of shares issued and outstanding as of the Record Date and the number present or represented by proxy at the Annual Meeting are not reflective of the 1:125 reverse stock split effective July 20, 2026.

The stockholders voted on and approved the following proposals at the Annual Meeting:

1.	Election of four directors to hold office until the 2027 annual meeting of stockholders of the Company and until their respective successors have been duly elected and qualified. The Company’s nominees were Menachem Shalom, Shiran Fridman, Tomer Nagar and Asaf Nachum.

2.	Ratification of the appointment of Somekh Chaikin, a member firm of KPMG International, as the Company’s independent external auditors for the fiscal year ending December 31, 2026 and to authorize the Company’s Board of Directors to fix their remuneration.

3.	Approval and adoption of the 2026 Evergreen Equity Incentive Plan and the initial authorization of 176,000 post-split shares of common stock for issuance thereunder, with such number to increase 8% annually.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 14 – SUBSEQUENT EVENTS (cont.)

B.	Reverse Stock Split

The Company approved a reverse stock split of its issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-125 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved in a special meeting of the stockholders held on June 24, 2026. On July 16, 2026, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m., Eastern Time, on July 20, 2026, and the Company’s Common Stock began trading on the Nasdaq Stock Market on a split-adjusted basis when the market opened on July 20, 2026.

The Company implemented the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance on July 31, 2026, once the Company’s Common Stock has traded at or above $1.00 for ten consecutive trading days.

The Reverse Stock Split became effective on July 20, 2026 (the “Effective Date”) and began trading on a split-adjusted basis at the commencement of trading on the Effective Date, under the Company’s existing trading symbol “DFNS.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 67054R302.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company were exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by one hundred twenty-five (125), with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares were issued in connection with the Reverse Stock Split and no cash or other consideration was be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company did round up fractional shares at the beneficial level and instead round up any such fractional shares up at the participant level. Also on the Effective Date, all equity awards outstanding immediately prior to the Reverse Stock Split were adjusted to reflect the Reverse Stock Split.

The Reverse Stock Split was effected pursuant to the Company’s filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The Company is authorized to issue 150,000,000 shares of Common Stock and 15,000,000 shares of preferred stock (the “Preferred Stock”). There was no change to the number of authorized capital stock of the Company or to the rights limitations and privileges, including voting rights, of the Company’s designated and outstanding shares of Preferred Stock. The Reverse Stock Split had no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each Common Stockholder’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock remained unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock remain unaffected by the Reverse Stock Split.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 14 – SUBSEQUENT EVENTS (cont.)

C.	Acquisition of Project 35

On July 6, 2026, T3 Defense Inc., a Delaware corporation (the “Company”), acquired 60% of the outstanding equity capital of Project 35, an Israeli corporation (“Project 35”) on a fully diluted basis. In consideration for the 60 ordinary shares of Project 35, the Company issued 168,479 shares of common stock and a $1,250 note for the shares of Project 35. The note bears interest at the rate of 12% and matures July 5, 2027. The Company also has an obligation to provide Project 35 with funding of $2,500 for its operations during the next 12 months.

Project35 supplies defense organizations, including Israel Aerospace Industries (IAI), ELTA Systems, Rafael Advanced Defense Systems, and Elbit Systems, as well as the Israel Ministry of Defense. Project35’s unmanned aerial platforms are in operational use. Over the past three and a half years, Project 35 has focused on developing the HY-380, an autonomous, man-portable aerial interceptor designed to neutralize hostile drones within seconds of detection using a dual-sensor guidance system that combines RF and optical AI tracking. The interceptor has completed initial live-fire field trials, validating its performance and accuracy for high-intensity conflict environments. Project35’s aerial platforms range from heavy-lift multirotor cargo drones and long-endurance fixed-wing VTOL aircraft for intelligence, surveillance, and reconnaissance to high-speed, AI-guided tactical FPV systems. Complementing these is a dedicated counter-UAV suite comprising the HY-380 autonomous interceptor, radar and GNSS countermeasure systems, RF jamming and direction-finding, and cybersecure, anti-jam mesh data links. The company’s systems are built from composite materials and aerospace-grade structures, hold AS9100 aviation quality certification, and are engineered to Western supply-chain standards, including Blue UAS and NDAA compliance.

The acquisition was made pursuant to the Stock Purchase Agreement dated as of July 6, 2026 among the Company, Project 35 and X S.A. Security and Defense Ltd., as the seller of the shares of Project35.

Given the limited time between the acquisition date and June 30, 2026, the Company has not yet completed the valuation procedures necessary to determine the fair values of the identifiable assets acquired and liabilities assumed, including intangible assets, contingent consideration (if any), and the resulting goodwill. As permitted under ASC 805-10-25-13 through 25-19 (the measurement period provisions), the Company has recorded the assets acquired and liabilities assumed at provisional amounts based on management’s preliminary estimates, and will finalize the purchase price allocation within the one-year measurement period following the acquisition date, as additional information regarding facts and circumstances that existed as of the acquisition date becomes available. Accordingly, certain disclosures otherwise required under ASC 805-10-50, including a detailed breakdown of the fair value of assets acquired and liabilities assumed by major class, the amount of goodwill by reportable segment, and pro forma revenue and earnings information as if the acquisition had occurred at the beginning of the reporting period, have not been presented in these financial statements because they are not yet practicable to determine. These disclosures will be included in the Company’s financial statements for the period in which the purchase price allocation is finalized.

T3 DEFENSE INC.

(FORMERLY “NUKKLEUS INC.”)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

T3 DEFENSE INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
T3 Defense, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of T3 Defense, Inc. and subsidiaries (the Company) as of December 31 2025, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2026.

Tel Aviv, Israel
April 9, 2026

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Nukkleus, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nukkleus, Inc. (the Company) as of December 31, 2024 and September 30, 2024 and the related consolidated statements of comprehensive income (loss), consolidated statements of changes in stockholders’ deficit, and consolidated statements of cash flows for the 3 months and year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and September 30, 2024, and the results of its operations and its cash flows for the 3 months and year then ended in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor from 2023 to 2025.

Los Angeles, California

May 8, 2025

PCAOB ID Number 6580

Report of Independent Registered Public Accounting Firm – GreenGrowth CPAs (PCAOB ID 6580)

T3 DEFENSE INC.

CONSOLIDATED BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	2,627	6,898
Current assets of consolidated variable interest entities
Cash and cash equivalents	1,270
Other current assets	102
Restricted cash	50	-
Marketable Securities	250	-
Note receivable - related party (Note 1B)	4,500	1,000
Due from related parties (Note 18)	1,641	-
Accounts receivable, less allowance for credit losses of $27 as of December 31, 2025	506	-
Other current assets (Note 5)	224	107
Loan granted (Note 6)	2,385	-
Current assets from discontinued operations (Note 3)	-	1,089
Total Current assets	13,555	9,094

Non-Current Assets
Intangible assets (Note 7)	16	-
Operating right of use assets (Note 8)	823	-
Non-Current assets of consolidated variable interest entities		-
Cash and securities held in trust account (Note 1D)	172,779	-
Other non-current assets	36	-
Property and equipment, net	101	-
Goodwill (Note 4)	7,688	-
Other intangible asset (Note 4)	7,388	-
Non-Current assets from discontinued operations (Note 3)	-	15
Total Non-Current assets	188,831	15

Total Assets	202,386	9,109

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

CONSOLIDATED BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31,	December 31,
	2025	2024
Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loan	12	-
Accounts payable	124	70
Operating lease liability, current portion (Note 8)	504	-
Convertible notes payable, net (Note 9)	-	706
Note payable, net	-	64
Due to related parties	255	42
Other current liabilities (Note 10)	3,117	1,167
Other current liabilities of consolidated variable interest entities	104
Loans payable - former related parties, current (Note 11)	842	619
Stock purchase warrant liabilities	24,521	164,771
Deferred considerations (Note 4)	14,067	-
Derivative liability	-	848
Current liabilities from discontinued operations (Note 3)	-	3,163
Total current liabilities	43,546	171,450

Non-Current liabilities
Non-current operating lease liabilities (Note 8)	143	-
Loan payable - former related parties, net of current portion (Note 11)	850	992
Deferred tax liability (Note 4)	647	-
Non-current liabilities from discontinued operations (Note 3)	-	17
Total Non-Current liabilities	1,640	1,009

Total Liabilities	45,186	172,459

Noncontrolling interests Subject to Possible Redemption (Note 1D)	172,779	-

Stockholders’ Deficit (Note 12)
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively)	-	-
Common stock ($0.0001 par value; 150,000,000 shares authorized; 19,025,767 and 4,930,531 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively)	2	*
Additional paid-in capital	102,737	37,760
Accumulated other comprehensive (loss)	-	(34)
Accumulated deficit	(122,527)	(201,076)
Total Company’s stockholders’ deficit	(19,788)	(163,350)
Non-controlling interest	4,209	-
Total stockholders’ deficit	(15,579)	(163,350)
Total liabilities and stockholders’ deficit	202,386	9,109

(*)	Less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(USD in thousands except share and per share data)

	Year ended December 31	Three months ended December 31	Year ended September 30,
	2025	2024	2024

Operating expenses
Impairment loss	(4,344)	-	(391)
General and administrative expenses (Note 15)	(28,082)	(4,525)	(6,714)
General and administrative expenses of consolidated variable interest entities	(174)	-	-
Total operating expenses	(32,600)	(4,525)	(7,105)

Loss from operations	(32,600)	(4,525)	(7,105)

Other income (expenses)
Financial expense, net	(154)	(439)	(387)
Interest income of consolidated variable interest entities	279	-	-
Loss on settlement of vendor obligations	-	(278)	(289)
Gain on settlement of vendor obligations	-	-	211
Loss on shares issued as commitment for ELOC agreement	(1,250)	-	-
Gain on settlement of due to affiliates	-	-	192
Loss on debt extinguishment	(7,484)	-	-
Penalties on late registration	(1,100)	-	-
Change in fair value - convertible note embedded derivative	588	(625)	-
Change in fair value - stock purchase warrant liabilities	131,766	(140,585)	-
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	-	(663)
Day one loss on private placement	(13,435)	(13,533)	-
Other income	-	18	-
Total other income (expense), net	109,210	(156,105)	(273)

Net income (loss) before income taxes	76,610	(160,630)	(7,378)
Income taxes	(9)	-	-
Net income (loss) from continuing operation	76,601	(160,630)	(7,378)
Net gain (loss) from discontinued operations (Note 3)	2,030	(158)	(1,141)
Net income (loss)	78,631	(160,788)	(8,519)
Net income attributable to non-controlling interests	82	-	-
Net income attributable to the Company’s stockholders	78,549	(160,788)	(8,519)
Net income (loss)	78,631	(160,788)	(8,519)

Earnings (loss) per share from continuing operations (basic)	8.21	(51.91)	(4.27)
Earnings (loss) per share from discontinued operations (basic)	0.24	(0.05)	(0.66)
Total loss per share (basic)	8.45	(51.96)	(4.93)

Weighted average number of shares of Common Stock outstanding - basic (*) (Note 17)	8,364,332	3,094,253	1,728,144
			-
Earnings (loss) per share from continuing operations (diluted)	7.74	(51.91)	(4.27)
Earnings (loss) per share from discontinued operations (diluted)	0.22	(0.05)	(0.66)
Total gain per share (diluted)	7.96	(51.96)	(4.93)

Weighted average number of shares of Common Stock outstanding – diluted (Note 17)	9,249,992	3,094,253	1,728,144

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(USD in thousands except share and per share data)

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024
Comprehensive income (loss):
Net income	78,631	(160,788)	(8,519)
Other comprehensive loss from discontinued operations	34	111	(177)
Comprehensive income (loss)	78,665	(160,677)	(8,696)
Comprehensive income attributable to non-controlling interests	82	-	-
Comprehensive income (loss) attributable to the Company’s stockholders	78,583	(160,677)	(8,696)
Comprehensive income (loss)	78,665	(160,677)	(8,696)

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock		Additional		Accumulated Other	Non-	Total stockholders’
	Number of Shares	Amount	Number of Shares	Amount	paid-in capital	Accumulated deficit	Comprehensive Income (Loss)	controlling interest	equity (deficit)

BALANCE AT DECEMBER 31, 2024	-	-	4,930,531	*	37,760	(201,076)	(34)	-	(163,350)
Issuance of common stock from exercise of warrants	-	-	7,185,861	1	31,918	-	-	-	31,919
Stock based compensation	-	-	3,370,000	1	18,825	-	-	-	18,826
Issuance of common stock and warrants for services performed	-	-	310,000	*	2,817	-	-	-	2,817
Issuance of common stock in relation to settlement agreement	-	-	12,500	*	157	-	-	-	157
Issuance of common stock in relation to conversion of notes	-	-	503,455	*	1,792	-	-	-	1,792
Issuance of common stock from exercise of options	-	-	85,710	*	*	-	-	-	*
Issuance of common stock in exchange for digital assets	-	-	522,710	*	4,360	-	-	-	4,360

Issuance of equity-classified warrants	-	-	-	-	7,080	-	-	-	7,080
Adjustments in relation to deconsolidation of subsidiary	-	-	-	-	-	-	213	-	213
Commitment to issue shares as penalty	-	-	-	-	300	-	-	-	300
Shares issued as commitment for ELOC agreement	-	-	-	-	1,250	-	-	-	1,250
Issuance of shares as collateral for investment	-	-	2,000,000	*	*	-	-	-	*
Issuance of shares for settlement of debt on related party	-	-	105,000	*	509	-	-	-	509
Capital contribution – SCII	-	-	-	-	882	-	-	6,108	6,990
Accretion of Noncontrolling interests Subject to Possible Redemption					(4,913)	-	-	(1,981)	(6,894)
Foreign currency translation adjustments	-	-	-	-	-	-	(179)	-	(179)
Comprehensive loss for the year	-	-	-	-	-	78,549	-	82	78,631
BALANCE AT DECEMBER 31, 2025	-	-	19,025,767	2	102,737	(122,527)	-	4,209	(15,579)

(*)	Less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock		Additional		Accumulated Other	Total stockholders’
	Number of Shares	Amount	Number of Shares	Amount	paid-in capital	Accumulated deficit	Comprehensive Income (Loss)	equity (deficit)

BALANCE AT SEPTEMBER 30, 2024	-	-	2,098,999	*	33,335	(40,288)	(145)	(7,098)
Rounding of post-split shares outstanding per transfer agent	-	-	57	*	-	-	-	*
Stock-based compensation	-	-	-	-	6	-	-	6
Issuance of common stock as compensation for services	-	-	847,500	*	1,364	-	-	1,364
Issuance of common stock in connection with Exit and Settlement Agreement	-	-	140,100	*	325	-	-	325
Issuance of common stock as compensation to board of directors	-	-	690,000	*	959	-	-	959
Issuance of common stock to settle accrued expenses and other current liabilities	-	-	354,660	*	760	-	-	760
Issuance of common stock, net of issuance of costs	-	-	249,263	*	478	-	-	478
Issuance of common stock to settle convertible notes payable	-	-	319,952	*	771	-	-	771
Issuance of common stock in connection with private placement and embedded derivative, net of issuance costs	-	-	230,000	*	-	-	-	*
Reclassification of stock purchase warrants from equity-classified to liability-classified	-	-	-	-	(238)	-	-	(238)
Foreign currency translation adjustments	-	-	-	-	-	-	111	111
Comprehensive loss for the year	-	-	-	-	-	(160,788)		(160,788)
BALANCE AT DECEMBER 31, 2024	-	-	4,930,531	*	37,760	(201,076)	(34)	(163,350)

(*)	Less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Preferred Stock		Common Stock		Additional		Accumulated Other	Total stockholders’
	Number of Shares	Amount	Number of Shares	Amount	paid-in capital	Accumulated deficit	Comprehensive Income (Loss)	equity (deficit)

BALANCE AT SEPTEMBER 30, 2023	-	-	1,259,333	*	25,544	(31,769)	32	(6,193)
Stock-based compensation	-	-	-	-	230	-	-	230
Issuance of Old Nukk common stock in exchange for a receivable from Brilliant	-	-	47,533	*	1,802	-	-	1,802
Issuance of Old Nukk common stock to settle accrued expenses and other current liabilities	-	-	5,629	*	213	-	-	213
Issuance of common stock to settle accrued expenses and other current liabilities	-	-	361,532	*	1,880	-	-	1,880
Issuance of stock purchase warrants	-	-	-	-	518	-	-	518
Issuance of common stock to settle loans payable – related parties	-	-	8,767	*	271	-	-	271
Issuance of common stock to settle due to affiliates	-	-	94,710	*	2,727	-	-	2,727
Issuance of common stock in connection with reverse recapitalization	-	-	321,495	*	150	-	-	150
Foreign currency translation adjustment	-	-	-	-	-	-	(177)	(177)
Comprehensive loss for the year	-	-	-	-	-	(8,519)	-	(8,519)
BALANCE AT SEPTEMBER 30, 2024	-	-	2,098,999	*	33,335	(40,288)	(145)	(7,098)

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended	Three months ended	Year ended
	December 31	December 31,	September 30,
	2025	2024	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) for the year from continuing operations	78,631	(160,788)	(8,519)
Net gain (loss) from discontinued operations	2,030	(158)	(1,141)
Net gain (loss) for the year from continuing operation	76,601	(160,630)	(7,378)
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Amortization of debt discount	-	414	316
Depreciation	4	-	-
Stock-based compensation	18,826	6	230
Interest earned on marketable securities held in Trust Account	(278)
Loss on extinguishment of vendor obligations	-	278	289
Gain on extinguishment of vendor obligations	-	-	(211)
Gain on extinguishment of affiliates liabilities due to	-	-	(192)
Impairment loss	4,344	-	391
Gain on deconsolidation	-	(64)	-
Loss on extinguishment of convertible notes payable	7,080	-	-
Shares and warrants issued in connection with JV agreement	2,817	-	-
Shares issued as part of settlement agreement	157	-	-
Shares issued as penalty for filing	300	-	-
Shares issued as commitment for ELOC agreement	1,250	-	-
Gain on marketable securities	(301)	-	-
Day one loss on stock purchase warrants issued in connection with private placement	13,435	13,533	-
Change in fair value - stock purchase warrant liabilities	(130,135)	663	-
Change in fair value of liability-classified stock purchase warrants	(588)	140,585	-
Changes in lease assets and lease liabilities	(151)	-
Change in fair value of derivative liabilities	-	625	-
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	-	46	-

Changes in operating assets and liabilities:
Other current assets	(264)	136	(236)
Accounts payable	30	70	-
Due to affiliates	-	-	2,919
Interest payable - related parties	(34)	21	44
Accrued expenses and other current liabilities	760	2,861	2,935
Change from discontinued operations
Net cash used in operating activities – continuing operations	(6,147)	(1,456)	(893)
Net cash used in operating activities – discontinuing operations	(51)	1,116	(2,925)
Net cash used in operating activities	(6,198)	(340)	(3,818)

T3 DEFENSE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended December 31	Three months ended December 31,	Year ended September 30,
	2025	2024	2024

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investment	-	64	-
Investment in short term securities	50	-	-
Loan granted	(2,351)	-	-
Investment of cash in Trust Account	(172,500)
Due to affiliates, net	(984)	-	-
Cash provided by purchase of subsidiary	449	-	-
Payment on property and equipment	(31)	-	-
Advance to target of planned acquisition	(3,500)	(1,000)	-
Net cash used in investing activities – continuing operations	(178,867)	(936)	-
Net cash used in investing activities – discontinuing operations	(960)	-	133
Net cash used in investing activities	(179,827)	(936)	133

CASH FLOWS FROM FINANCING ACTIVITIES:
Business Combination, net of issuance costs	-	-	150
Proceeds from issuance of loans payable - related parties	-	-	1,354
Proceeds from issuance of private placement and embedded derivative, net of issuance costs	9,225	9,135	-
Proceeds from sale of SPAC Units and Private Placement Units, net of issuance costs	172,854	-	-
Proceeds from issuance of common stock, net of issuance costs	-	478	-
Repayments on loans payable - related parties	(94)	(1,000)	-
Proceeds from issuance of convertible notes payable and embedded derivative, net of issuance costs	-	450	-
Proceeds from issuance of convertible notes payable and stock purchase warrants, net of issuance costs	-	-	996
Proceeds from issuance of note payable and stock purchase warrants	-	-	78
Net cash provided by financing activities – continuing operations	181,985	9,063	2,578
Net cash provided by financing activities – discontinuing operations	-	-	422
Net cash provided by financing activities	181,985	9,063	3,000

Effect of exchange rate changes on cash and cash equivalents– continuing operations	95	36	29
Effect of exchange rate changes on cash and cash equivalents– discontinuing operations	34	-	-

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,911)	7,823	(656)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR, INCLUDING DISCONTINUED OPERATIONS	7,858	35	691
CASH, CASH EQUIVALENTS, RESTRICTED CASH INCLUDING CASH FROM HELD FOR SELL COMPANY AT END OF YEAR, INCLUDING DISCONTINUED OPERATIONS	3,947	7,858	35
LESS CASH FROM DISCONTINUED OPERATIONS	-	960	35
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR FROM CONTINUING OPERATIONS	3,947	6,898	-

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	-	-	1
Non cash transactions:
Issuance of common stock to settle loans payable – related parties and accrued and unpaid interest	-	-	613
Capital reduction on settlement of loans payable – related parties and accrued and unpaid interest through issuance of common stock	-	-	(343)
Issuance of common stock to settle due to affiliates	-	-	6,627
Capital reduction on settlement of due to affiliates through issuance of common stock	-	-	(3,900)
Issuance of common stock to settle accrued expenses and other current liabilities	-	760	1,880
Settlement of due to affiliates through issuance of loan payable – related parties	-	-	1,213
Settlement of accrued expenses and other current liabilities through issuance of Old Nukk common stock	-	-	213
Issuance of Old Nukk common stock to Brilliant vendors in exchange for receivable from Brilliant	-	-	1,802
Settlement of loans payable – related parties through exchange of notes receivable – related parties and accrued and unpaid interest	-	-	38
Settlement of loans payable – related parties through exchange of due from affiliates	-	-	12
Fair value of the stock purchase warrants issued in connection with the private placement agreement	-	23,239	-
Issuance of common stock issued as compensation for services	-	1,364	-
Issuance of common stock issued to settle Exit and Settlement Agreement	-	325	-
Issuance of common stock issued as compensation to board of directors	-	959	-
Fair value of derivative liability embedded within convertible note payable	-	(848)	-
Fair value of liability-classified warrants issued in connection with conversion of convertible notes		(663)
Settlement of convertible notes payable through issuance of common stock		771
Fair value of stock purchase warrants reclassified from equity-classified to liability-classified		(283)
Issuance of common stock for digital assets purchased	4,360	-	-
Initial recognition of operating lease liability and a corresponding right-of- use asset	695	-	-
Fair value of the derivative liability extinguished from conversion of convertible note	260		-
Fair value of warrants exercised	31,919	-	-
Share issued to cover subsidiary’s liabilities	509	-	-
Offering costs included in accrued offering costs	76	-	-
Fair value of common stock issued in connection with conversion of convertible note	1,532	-	-

Cash provided by purchase of subsidiary consolidated for the first time:
Working capital (excluding cash and cash equivalents)	(858)
Long terms assets	323
Intangible assets	7,388
Goodwill	7,688
Deferred considerations	(14,103)
Long terms liabilities	(887)
Net cash provided by from the purchase of subsidiary consolidated for the first time	(449)

The accompanying notes are an integral part of the consolidated financial statements.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL

A.	T3 Defense Inc. (formerly known as Nukkleus Inc.) (the “Company” or “T3”) was formed on May 24, 2019 under the name Brilliant Acquisition Corporation. On June 23, 2023, Brilliant Acquisition Corporation, a British Virgin Islands company, entered into an Amended and Restated Agreement and Plan of Merger (as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger on November 1, 2023, (the “Merger Agreement”), by and among Brilliant BRIL Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Brilliant (“Merger Sub”), and Nukkleus Inc., a Delaware corporation (“Old Nukk”). Old Nukk (f/k/a Compliance & Risk Management Solutions Inc.) was formed on July 29, 2013 in the State of Delaware. The Merger Agreement provided that, at the closing, among other things (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Old Nukk (the “Merger”), with Old Nukk surviving as a wholly-owned subsidiary of Brilliant.

The Business Combination was completed on December 22, 2023. On the Closing Date, and in connection with the closing of the Business Combination, Brilliant changed its name to Nukkleus Inc. and the Company’s common stock began trading on the NASDAQ under the ticker symbol NUKK.

Effective February 9, 2026, the Company changed its name to “T3 Defense Inc.” As a result of the name change, the new ticker symbol for the Company’s common stock is “DFNS” and trading commenced under the new ticker symbol on The Nasdaq Stock Market LLC on February 9, 2026.

Old Nukk was determined to be the accounting acquirer in the Business Combination under Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). This determination was primarily based on Old Nukk’s shareholders holding a majority of the voting interests in the combined entity, Old Nukk’s ability to appoint and maintain control over the majority of the board of directors of the combined entity, and the continuity of senior management and operations. Accordingly, the Business Combination was accounted for as a reverse recapitalization, with Old Nukk deemed to have issued equity for the net assets of Brilliant. The net assets of Brilliant were recorded at historical cost, and no goodwill or intangible assets were recognized.

While Brilliant was the legal acquirer, Old Nukk was the accounting acquirer; therefore, the historical financial statements of Old Nukk became those of the Company. Accordingly, the consolidated financial statements reflect: (i) Old Nukk’s historical results prior to the Business Combination; (ii) the combined results thereafter; (iii) Old Nukk’s assets and liabilities at their historical cost; and (iv) the Company’s equity structure for all periods presented.

Following the Business Combination, until the change in management in September 2024, the Company operated in the technology business as a full-service transactions technology and advisory business providing end-to-end transactions technology solutions. The Company offered an advanced transactions platform for dealing and risk management with global liquidity and customizable leverage, where users have control over quote and liquidity strategies.

Historically, the Company, through its wholly owned subsidiary, provided software and technology solutions for the worldwide retail foreign exchange trading industry. The Company’s primary customer was Triton Capital Markets Ltd. (“TCM”) (formerly known as FXDD Malta Limited). Substantially all of the Company’s revenues prior to January 1, 2024 were generated pursuant to a General Services Agreement (“GSA”) entered into in May 2016 between Nukkleus Limited and TCM. The GSA provided for minimum monthly payments of $1,600.

Due to non-payment by TCM under the GSA, the Company notified TCM of termination of the agreement. On September 30, 2024, the Company entered into a Release Agreement with TCM and FXDirectDealer LLC confirming that the GSA (and a related services agreement with FXDirectDealer LLC) had been terminated effective January 1, 2024, and that no obligations or liabilities remained outstanding between the parties as of the agreement date. The parties mutually released one another from all claims arising under the agreements.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (continued)

The Company historically operated its blockchain payment solutions through Digital RFQ Limited (“DRFQ”), an indirect wholly owned subsidiary of the Company. In January 2024, the Company ceased its general support service operations, terminating the existing customer and supplier contracts with a related party, and shifted its focus to the payment services operations. On December 27, 2024, the Company entered into a Share Purchase Agreement to sell DRFQ for nominal consideration of £1,000, subject to shareholder approval. As of August 2025, the Company determined that it no longer had a controlling financial interest in Digital RFQ. Accordingly, the Company deconsolidated DRFQ during the third quarter of fiscal year 2025. See note 3 below for additional information.

B.	Star 26 Capital Inc.

On December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option, as amended by Amendment No. 1 dated February 11, 2025, Amendment No. 2 dated May 13, 2025, and Amendment No. 3 dated June 15, 2025 with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and Menachem Shalom, the representative of the Star Equity Holders, to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products.

On September 15, 2025, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Star Agreement”) with Star, Star Equity Holders, and Menachem Shalom, pursuant to which the Company agreed to acquire 100% of the issued and outstanding equity of Star. Mr. Shalom, the Company’s Chief Executive Officer and director, is also a controlling shareholder and director of Star.

Pursuant to the Star Agreement, T3 is to acquire a controlling 100% interest in Star in consideration of $21,000, to be paid by a 12-month $16,000 promissory note and the balance in $5,000 cash, less any amounts lent to Star from T3 since the Purchase Agreement signed among the parties. At the time of closing, the amounts lent are $4,500.

In addition, Star would receive:

●	4,770,340 shares of common stock of T3,

●	a five-year warrant to purchase an aggregate of 12,017,648 shares of T3’s common stock for an exercise price of $1.50 per share,

●	$3,000 working capital in cash and

●	a 6-month promissory note in the principal amount of $3,000, which shall accrue an annual interest at the rate of 8%.

The shares, warrants, cash and the 6-month note will be assigned by Star to the Star Equity Holders pro-ratably.

The transaction was approved by the Company’s shareholders on December 16, 2025 and was completed on January 12, 2026, at which time Star became a wholly owned subsidiary of the Company.

Because the acquisition closed subsequent to December 31, 2025, the transaction has not been reflected in the accompanying consolidated financial statements. The Company will account for the acquisition under ASC 805, Business Combinations. The preliminary allocation of purchase consideration to the assets acquired and liabilities assumed has not yet been completed as of the date of issuance of these financial statements.

C.	Tiltan Software Engineering Ltd.

On December 30, 2025, the Company consummated the acquisition of all of the issued and outstanding shares of Tiltan Software Engineering Ltd. (“Tiltan”) pursuant to a Stock Purchase Agreement, as amended, among the Company, its wholly owned subsidiary Nukk Picolo Ltd. (“Nukk Picolo”), Tiltan and Arie Shafir (the “Tiltan Seller”), in consideration of NIS 47,600 (approximately $14,000). As a result of the acquisition, Tiltan became an indirect wholly owned subsidiary of the Company. (see note 4 for additional information).

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (continued)

D.	SC II Acquisition Corp.

On October 16, 2025, a registration statement was filed with the Securities and Exchange Commission (the “SEC”) regarding a proposed initial public offering (“IPO”) of units of SC II Acquisition Corp. (“SC II”), a newly formed special purpose acquisition company and indirect subsidiary of the Company.

On November 28, 2025, SC II consummated its IPO of 17,250,000 units (the “Units”), including the full exercise by the underwriters of their over-allotment option to purchase an additional 2,250,000 Units. The Units were sold at a public offering price of $10.00 per Unit, generating gross proceeds of approximately $172.5 million. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one right to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of SC II’s initial business combination (each, a “Share Right”).

Simultaneously with the closing of the Initial Public Offering (“IPO”), SC Capital II Sponsor LLC (the “Sponsor”), a Delaware limited liability company and indirect subsidiary of the Company in which the Company holds a majority interest, purchased 255,000 private placement units (the “Sponsor Units”) at $10.00 per unit, pursuant to a Sponsor Private Placement Units Purchase Agreement dated November 25, 2025. The issuance of the Sponsor Units was made pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The proceeds of the IPO were placed in a trust account to be used for the purpose of completing a business combination in accordance with SC II’s amended and restated memorandum and articles of association.

The Company evaluated SC II under ASC 810, Consolidation, including the variable interest entity (“VIE”) model. SC II was determined to be a VIE because, among other factors, the holders of the Class A ordinary shares lack substantive decision-making rights over the activities that most significantly impact SC II’s economic performance and the Sponsor, through its governance rights and economic interests, has the ability to direct such activities.

The Company concluded that it is the primary beneficiary of SC II as it (i) has the power, through its majority ownership and control of the Sponsor, to direct the activities that most significantly impact SC II’s economic performance, including identifying and negotiating a potential business combination, and (ii) has the obligation to absorb losses and the right to receive benefits that could potentially be significant to SC II.

Accordingly, SC II has been consolidated in the Company’s consolidated financial statements as of December 31, 2025.

The assets held in the trust account are held in money market funds which invest in U.S. Treasury securities. The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	172,500
Less:
Proceeds allocated to Public Rights	(5,382)
Class A ordinary shares issuance costs	(1,233)
Plus:
Remeasurement of carrying value to redemption value	6,894
Class A ordinary shares subject to redemption as of December 31, 2025	172,779

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (continued)

E.	Mandragola Joint Venture

On August 28, 2025, the Company, Nukk Picolo and Mandragola Ltd., an Israeli corporation (“Mandragola”), entered into a Joint Venture Agreement (the “JV Agreement”).

Pursuant to the JV Agreement, the parties agreed to establish a joint venture company in Israel (the “JV Company”). The JV Company is intended to develop advanced manufacturing zones in the Baltics and Israel designed to support civil and defense aviation activities, including the establishment of a NATO-compliant logistics hub in Riga and facilities dedicated to licensed maintenance and repair (MRO) services, aircraft modernization, resale and leasing activities. Under the JV Agreement, Nukk Picolo will hold a 51% equity interest in the JV Company and has the right to designate three of the five members of the board of directors, with Mandragola designating the remaining two directors.

The JV Agreement further provides that, under certain specified conditions, the Company may require Mandragola to sell its participating interest in the JV Company to the Company in exchange for shares of the Company’s common stock based on a pre-determined valuation formula set forth in the JV Agreement.

Mandragola has committed to provide the JV Company with a 24-month credit line of up to $2 million, to be drawn as needed.

In connection with the JV Agreement, the Company issued to Mandragola:

●	310,000 restricted shares of the Company’s common stock.

●	five-year warrants to purchase 250,000 shares at an exercise price of $4.40 per share; and

●	five-year performance-based warrants to purchase 350,000 shares at an exercise price of $6.00 per share (the “Performance Warrants”).

●	As of December 31, 2025 the JV Company has not commenced its operations.

F.	Reverse stock split

Effective October 24, 2024, the Company amended its amended and restated certificate of incorporation to implement a one-for-eight reverse stock split of its common stock (the “2024 Reverse Stock Split”) and increased the number of authorized shares of the Company’s common stock from 40,000,000 to 150,000,000.

As a result of the Reverse Stock Split, every seven shares of the Company’s outstanding Common Stock prior to the effect of that amendment were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with or following the reverse split and the shares were rounded to the nearest whole number.

All shares, stock option and per share information in these consolidated financial statements have been restated to reflect the Reverse Stock Split on a retroactive basis.

G.	Change of Company’s fiscal year

On February 14, 2025, the Board of Directors of the Company approved a change in the Company’s fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 2024. This change results in a transition period from October 1, 2024, to December 31, 2024.

The decision to change the fiscal year end was made to align the Company’s financial reporting with the calendar year, which is expected to enhance operational efficiency, improve comparability with industry peers, and better serve the needs of shareholders. Further, the Company intends to align its fiscal year with Star.

The periods presented are the year ended December 31, 2025, the three months ended December 31, 2024 (the “Transition Period”), and the year ended September 30, 2024 (“Fiscal 2024”). Each of the Company’s fiscal quarters ends on the last day of the calendar month.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (continued)

H.	Nasdaq Compliance Matter

On August 28, 2025, the Company received a notification letter from Nasdaq indicating that the Company was not in compliance with the Market Value Rule because the Company had failed to maintain a minimum market value of listed securities of $50,000 over the previous 10 consecutive business days as required by The Nasdaq Global Market. The Company had been provided a compliance period of 180 calendar days, or until February 24, 2026, to regain compliance.

On September 26, 2025, the Company received written confirmation from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it regained compliance with the minimum market value of listed securities requirement under Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Rule”). Nasdaq’s September 26, 2025 letter confirmed that, for the last 10 consecutive business days from September 15, 2025 to September 26, 2025, the Company’s market value of listed securities had been $50,000 or greater. As a result, the Company has demonstrated compliance with the Market Value Rule, and Nasdaq has determined that the Company has regained compliance.

Consequently, the Company is now in compliance with the Market Value Rule and this matter has been closed.

I.	Israel – Hamas war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas. The conflict subsequently expanded to additional regional fronts and contributed to a period of heightened geopolitical and security instability in the region.

During 2024 and 2025, hostilities included military operations in Lebanon and direct confrontations involving Iran. These developments increased regional uncertainty and, at times, resulted in temporary disruptions to the Company’s operations in Israel, including limited interruptions to routine business activities.

In September 2025, a ceasefire agreement was reached between Israel and Hamas, and all remaining living Israeli hostages were released and returned to Israel. While the ceasefire has generally held as of the date of these financial statements, the security situation remains sensitive, and the potential for renewed hostilities or broader regional escalation cannot be ruled out. More recently, on February 28, 2026, hostilities between Israel and Iran escalated again. Israel, together with the United States, conducted a major joint military campaign of air and missile strikes against targets in Iran, which triggered a broad Iranian response and contributed to significant regional instability. The situation remains highly fluid, and management is unable to predict when, or on what terms, this escalation will be resolved. Accordingly, the extent of the continued impact on the Company’s operations and financial results, if any, cannot be reasonably estimated at this time.

Given that the majority of the Company’s operations are conducted in Israel, and that all members of the Company’s board of directors and management, as well as most employees, consultants, and service providers, are located in Israel, the Company is directly affected by the economic, political, geopolitical, and military conditions impacting the region. As of December 31, 2025, while ceasefire arrangements with Hamas, Lebanon and Iran were generally in effect and large-scale military operations had subsided, the overall security environment in Israel and the surrounding region remained unstable and unpredictable. Any further escalation or expansion of the conflict could negatively affect both regional and global conditions, and may adversely impact the Company’s business, financial condition, and results of operations.

J.	Going concern.

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern.

At December 31, 2025, the Company had negative working capital of approximately $30 million (of which $24.5 million stock purchase warrant liabilities that do not require cash settlement) and stockholders’ deficit of $15.6 million as of December 31, 2025; For the year ended December 31, 2025, the Company reported a net operating loss of $32.6 million and net cash used in operations of $6.2 million. Absent any other action, the Company will require additional liquidity to continue its operations for the next 12 months.

After evaluating these conditions, management concluded that its plans, when considered in aggregate, alleviate substantial doubt about the Company’s ability to continue as a going concern. Those plans include: (i) cancellation of a previously contemplated $16 million intercompany note obligation arising from the Star acquisition, which has been mutually agreed to be of no force or effect (see Note 20) ; (ii) the Company’s existing unrestricted cash balance of approximately $7.0 million, sufficient to fund projected operating expenses through the look-forward period; (iii) an active Equity Line of Credit (“ELOC”) with Esousa Holdings, LLC — legally binding, SEC-registered, and shareholder-approved — providing drawdown capacity, which exceeds the Company’s projected annual operating cash needs; (iv) the Company’s majority-owned subsidiaries, including Rimon Ltd. and Nimbus Robotics, which are cash-positive and require no capital support from the Company; (v) management’s ongoing efforts to assist subsidiaries in securing or expanding bank credit facilities; and (vi) the option to satisfy certain obligations through issuance of equity in lieu of cash. See also Note 20, which describes a private placement agreed upon subsequent to the balance sheet date, pursuant to which the Company received $10 million in February 2026.

Management has determined that its plans are probable of being effectively implemented and probable of mitigating the conditions described above, enabling continuation of the Company’s operations for the foreseeable future.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

A.	Use of Estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

As applicable to these financial statements, the most significant estimates and judgments involve valuation of stock-based compensation, valuation of equity-classified stock purchase warrants, valuation of liability-classified stock purchase warrants, valuation of derivative liability, the useful lives of long-lived assets and assumptions used in assessing impairment of long-lived assets.

B.	Functional currency

A majority of the revenues of the Company and its subsidiaries are generated in U.S. dollars. In addition, most of the Company’s and its subsidiaries’ costs and expenses are denominated and determined in U.S. dollars. Management believes that the U.S. dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

Transactions and monetary balances in other currencies are translated into the functional currency using the current exchange rate. Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters”. All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

C.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

D.	Change in Presentation

In the fourth quarter of Fiscal 2025, the Company changed our presentation in tables from United States Dollars to thousands, unless otherwise designated. As a result, certain rounding adjustments have been made to prior period disclosed amounts in order to conform to the current year presentation. In addition, certain prior period amounts may not recalculate due to rounding. These changes were not significant, and no other updates were made to previously reported financial information.

E.	Cash and cash equivalents, and restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Restricted cash as of December 31, 2025 and 2024 include $ 50 and $0, respectively, collateral account for the Company’s corporate credit cards and for lease liability and is classified in current assets.

Restricted cash also includes Cash held in trust account in the amount of $172,779 (see note 1D)

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

F.	Marketable Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, “Investments – Equity Securities”. Investments in marketable equity securities are recorded at fair value based on quoted market prices, with unrealized gains and losses, reported as financial income or expenses, as appropriate. These securities are a Level 1 fair value measurement.

G.	Digital assets

The Company holds blockchain-based digital tokens. The Company evaluates each class of tokens to determine appropriate accounting treatment. Fair value is determined under ASC 820 using quoted prices in active markets (Level 1).

Crypto assets that meet the scope of ASC 350-60 are measured at fair value, with changes in fair value recognized in earnings as a component of other income (expense). Fair value is determined in accordance with ASC 820 using quoted prices in active markets (Level 1).

Digital tokens that provide enforceable contractual rights to receive future goods or services from the issuer are accounted for based on their economic substance and are excluded from ASC 350-60. Such tokens are recognized as intangible assets and are initially measured at the fair value of consideration transferred, including, when applicable, the grant-date fair value of equity instruments issued.

These intangible service assets are classified as non-current until the related services become available for use and are amortized to operating expense over the expected period of service consumption. The Company evaluates these assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

H.	Accounts receivables

The Company manages credit risk associated with accounts receivables at the customer level. Pursuant to Topic 326 for our accounts receivables, the Company maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, the Company may be required to increase or decrease our allowance for doubtful accounts.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

I.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%
Furniture and office equipment	7-15
Leasehold improvements	(*)
Computers	33
Vehicle	15

(*)	Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.

J.	Fair value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
	US$
Assets:
Marketable Securities	250	-	-	250
Total assets	250	-	-	250

The Company’s financial liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
	US$
Liabilities:
September 2025 Private Placement Warrant	-	-	24,521	24,521
Total liabilities	-	-	24,521	24,521

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
	US$
Liabilities:
Embedded Derivative Liability	-	-	848	848
June 2024 Warrants	-	-	5,334	5,334
November 2024 Warrant	-	-	12,468	12,468
Pre-funded Warrants	-	-	52,682	52,682
Private Placement Warrant	-	-	94,287	94,287
Total liabilities	-	-	165,619	165,619

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents the changes in fair value of the level 3 fair value measurements of the Company’s liabilities for the period from December 31, 2024 through December 31, 2025.

Changes in fair value are recognized in the consolidated statement of operations within finance expenses. The fair value of the Level 3 liabilities was determined using valuation models. Significant unobservable inputs include expected volatility, expected term, risk-free interest rate and discount rates.

	Embedded Derivative Liability	June 2024 Warrants	November 2024 Warrants	Pre-funded Warrants	Common Stock Warrant	Private Placement Warrant	Total
Liabilities:
Outstanding at December 31, 2024	848	5,334	12,468	52,682	94,287	-	165,619
Additions	-			-	-	23,435	23,435
Exercised	(260)	(1,054)	(2,079)	(10,229)	(18,557)	-	(32,179)
Changes in fair value	(588)	(4,280)	(10,389)	(42,453)	(75,730)	1,086	(132,354)
Outstanding at December 31, 2025	-	-	-	-	-	24,521	24,521

	Embedded Derivative Liability	June 2024 Warrants	November 2024 Warrants	Pre-funded Warrants	Common Stock Warrant	Private Placement Warrant	Total
Liabilities:
Outstanding at October 1, 2024	-	-	-	-	-	-	-
Additions	223	283	664	5,085	18,153	-	24,408
Changes in fair value	625	5,051	11,804	47,597	76,134	-	141,211
Outstanding at December 31, 2024	848	5,334	12,468	52,682	94,287	-	165,619

K.	Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC Topic 810, Consolidation (“ASC 810”).  Under ASC 810, a variable interest entity (“VIE”) is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the party with both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb the losses or the right to receive benefits that could potentially be significant to the VIE.

To assess whether the Company has the power to direct the activities of a VIE that most significantly impact its economic performance, the Company considers all the facts and circumstances including its ongoing rights and responsibilities.

This assessment includes identifying the activities that most significantly impact the VIE’s economic performance and identifying which party, if any, has power over those activities. In general, the party that makes the most significant decisions affecting the VIE is determined to have the power to direct the activities of the VIE. To assess whether the Company has the obligation to absorb the losses or the right to receive benefits that could potentially be significant to the VIE, the Company considers all of its economic interests, including debt and equity interests, and any other variable interests in the VIE. If the Company determines that it is the party with the power to make the most significant decisions affecting the VIE, and the Company has an obligation to absorb the losses or the right to receive benefits that could potentially be significant to the VIE, then the Company consolidates the VIE.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

L.	Business Combinations

The Company uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions, tax-related valuation allowances and pre-acquisition contingencies are initially recorded in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations.

M.	Intangible assets:

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives, as noted below. Recoverability of these assets is measured by a comparison of the carrying amount of the asset to the undiscounted future cash flows expected to be generated by the assets. If the assets are considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired assets.

Intangible assets and their useful lives are as follows:

Useful Life (in Years)

Customer relationships	11
Developed technology	15

Acquisition-related intangible assets:

The Company accounts for ASC 350-20 “Goodwill and Other Intangible Assets” (“ASC 350-20”). ASC 805-10 specifies the accounting for business combinations and the criteria for recognizing and reporting intangible assets apart from goodwill.

 Acquisition-related intangible assets result from the Company’s acquisitions of businesses accounted for under the purchase method and consist of the value of identifiable intangible assets. Acquisition-related definite lived intangible assets are reported at cost, net of accumulated amortization.

N.	Goodwill:

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for in accordance with the “purchase method” and is allocated to reporting units at acquisition. Goodwill is not amortized but rather tested for impairment at least annually in accordance with the provisions of ASC Topic 350, “Intangibles - Goodwill and Other”. The Company performs its goodwill annual impairment test for the reporting units at December 31 of each year, or more often if indicators of impairment are present.

Intangible assets with finite lives are amortized using the straight-line basis over their useful lives, to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

O.	Derivative financial instruments

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). Changes in the fair value of derivative instruments are recognized in the consolidated statement of operations... The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk.

The Company evaluates all of its financial instruments, including notes payable, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company applies significant judgment to identify and evaluate complex terms and conditions in its contracts and agreements to determine whether embedded derivatives exist. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract on the Company’s balance sheet. The Company identified embedded derivatives primarily related to conversion features included in certain financial instruments. These features were evaluated in accordance with ASC 815 and, where required, were bifurcated from the host contract and accounted for as derivative liabilities at fair value.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. Changes in the estimated fair value of the liability-classified derivative financial instruments are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

P.	Stock purchase warrants

The Company accounts for stock purchase warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing liabilities from equity (“ASC 480”), and ASC 815. The assessment considers whether the stock purchase warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the stock purchase warrants meet all of the requirements for equity classification under ASC 815, including whether the stock purchase warrants are indexed to the Company’s own common shares and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance, modification, and as of each subsequent quarterly period end date while the stock purchase warrants are outstanding.

For issued or modified stock purchase warrants that meet all of the criteria for equity classification, the stock purchase warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

For issued or modified stock purchase warrants that do not meet all the criteria for equity classification, the stock purchase warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the liability classified stock purchase warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

The Company assesses the classification of its common stock purchase warrants at each reporting date to determine whether a change in classification between equity and liability is required. For modified stock purchase warrants that result in a change of classification from equity to liability, a liability is recognized equal to the fair value on the date of modification, additional paid-in capital is adjusted by the fair value of the warrant on the date of issuance.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

D.	Assets held for sale

The Company records assets held for sale in accordance with ASC 360 at the lower of carrying value or fair value less costs to sell. Fair value is the amount obtainable from the sale of the asset in an arm’s length transaction. The reclassification takes place when the assets are available for immediate sale and the sale is highly probable. These conditions are usually met from the date on which a letter of intent or agreement to sell is ready for signing.

E.	Discontinued operations

A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC 205-20, “Presentation of Financial Statements - Discontinued Operations” (“ASC 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the consolidated statements of Operations and the consolidated statements of cash flows (see Note 9). For long-lived assets or disposals that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale.

F.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the years ended December 31, 2025 or 2024.

G.	Severance pay

All the Company’s employees have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

Severance expenses for the years ended December 31, 2024 and 2023 amounted to $87 and $75 respectively.

Q.	Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial statement carrying amount and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for unrecognized tax benefits in accordance with ASC Topic 740, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of unrecognized tax benefits recorded in a Company’s financial statements. According to ASC Topic 740, tax positions must meet a more-likely-than-not recognition threshold to be recognized. Recognized tax positions are measured as the largest amount that is greater than 50 percent likely of being realized. The Company’s accounting policy is to present interest and penalties relating to income taxes within income taxes; however, the Company did not recognize such items in its fiscal years 2025 and 2024 financial statements and did not recognize any amount with respect to an unrecognized tax benefit in its balance sheets.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

R.	Basic and diluted profit (loss) per Common Stock

Basic loss per Common Stock is computed by dividing the loss for the period attributable to common stockholders, after allocation of earnings or losses to non-controlling interests or other classes of equity, by the weighted average number of shares of Common Stock outstanding during the period. In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares.

S.	Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees and nonemployees based on their estimated fair values in accordance with ASC 718, “Compensation- Stock Compensation”. Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as a compensation expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of forfeitures as they occur, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

T.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, loan granted as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel and United States. The Company considers that its cash and cash equivalents have low credit risk based on the credit ratings of the counterparties.

The Company may also be exposed to credit risk with respect to loans granted to third parties. Prior to granting such loans, the Company evaluates the creditworthiness of the borrowers and may obtain collateral or other security when deemed appropriate. The Company monitors the collectability of such loans on an ongoing basis and assesses, at each reporting date, whether there is a need to recognize an allowance for credit losses based on the borrower’s financial condition and other relevant factors.

The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

U.	Commitments and Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

V.	Extinguishment and Modification of Debt and Related Instruments

The Company accounts for the extinguishment of debt in accordance with ASC 470, Debt. An extinguishment of debt occurs when the Company is legally released from being the primary obligor under the liability, including through repayment, settlement, or a modification of terms that is considered substantial.

Upon extinguishment, the Company derecognizes the carrying amount of the debt and recognizes a gain or loss in the consolidated statement of operations for the difference between the reacquisition price and the net carrying amount of the extinguished debt.

The Company evaluates modifications of debt instruments to determine whether such modifications should be accounted for as a modification or an extinguishment. If the terms of the modified debt are substantially different from the original terms, including based on a quantitative assessment, the transaction is accounted for as an extinguishment of the original debt and the issuance of new debt.

In transactions where debt is settled through the issuance of equity instruments, warrants, or other derivative instruments, the Company evaluates whether such transactions represent an extinguishment of debt. The fair value of the instruments issued is used to determine the reacquisition price, and any resulting gain or loss is recognized in the consolidated statement of operations.

W.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

The Company is a lessee in certain operating leases primarily for office space and vehicles. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent Company’s right to use an underlying asset for the lease term and lease liabilities represent Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

X.	Emerging growth company:

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Y.	New Accounting Pronouncements

Recently Adopted Accounting Standards

The Company adopted ASU 2023-08 on January 1, 2025 using a modified retrospective approach. The adoption affected the accounting for certain crypto assets within the scope of ASC 350-60, which are now measured at fair value with changes in fair value recognized in earnings. Digital tokens that provide enforceable contractual rights to receive future goods or services from the issuer are excluded from the scope of ASC 350-60 and continue to be accounted for based on their economic substance. The impact of adoption was not material to the Company’s consolidated financial statements.

Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. The ASU is effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805): Identifying the Acquirer in a Business Combination Involving a Variable Interest Entity. This ASU modifies the guidance for identifying the accounting acquirer in transactions involving VIEs. The ASU is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, and early adoption is permitted. The amendments are applied prospectively to business combinations occurring after the adoption date. The Company consolidates certain entity that is considered VIEs and is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements and related disclosures.

The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements; however, the impact will depend on the nature of future transactions.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments introduce a practical expedient for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the timing of adoption and the impact of this guidance on its consolidated financial statements and related disclosures.

In September 2025, the FASB issued ASU 2025-07, Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those annual periods. Early adoption is permitted. The Company does not currently have contracts that include share-based noncash consideration; however, management is evaluating the potential impact of this ASU on future transactions.

In September 2025, the FASB also issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software, which modifies the recognition threshold for capitalization of internal-use software costs. The ASU is effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual periods. Early adoption is permitted. The Company is evaluating the impact of this ASU on its internal-use software capitalization policy and does not expect a material impact upon adoption.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – DISCONTINUED OPERATIONS AND DECONSOLIDATION

On November 8, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Mr. Khurshid, the Company’s former chief executive officer and director and Match Financial Ltd (“Match”), a subsidiary of the Company, pursuant to which the Company agreed, subject to shareholder approval, to sell Digital RFQ Limited (“DRFQ”), a wholly owned subsidiary of the Match to Mr. Khurshid or his nominee. In connection therewith, on December 23, 2024, the parties entered into a Share Purchase Agreement providing for the sale of the subsidiary for consideration of GBP 1, subject to shareholder approval.

As a result of the execution of the Settlement Agreement and management’s commitment to a plan to dispose of the subsidiary, the financial services operating activities met the criteria to be classified as held for sale under ASC 205-20 as of November 8, 2024. Accordingly, the assets and liabilities of the subsidiary were classified as held for sale beginning on that date, and the results of operations of the financial services operating segment have been presented as discontinued operations for all periods subsequent to such classification.

On August 5, 2025, the Company was notified that on July 29, 2025, Match had been placed into administration in the United Kingdom pursuant to the Insolvency Act 1986, and administrators were appointed. On July 29, 2025, the administrators completed a pre-packaged sale of Match’s entire shareholding of the subsidiary to an entity owned by Mr. Khurshid. As a result, the Company lost control of the subsidiary and deconsolidated the subsidiary as of July 29, 2025 in accordance with ASC 810-10-40.

During the preparation of the consolidated financial statements for the quarter ended June 30, 2025, management was unable to obtain complete financial information from the subsidiary due to the loss of direct access to systems and limited cooperation from subsidiary personnel. Accordingly, the results of discontinued operations for the period from April 1, 2025 through July 29, 2025 are based on management’s best estimates derived from historical trends and available information.

Upon deconsolidation, the Company derecognized the subsidiary’s assets and liabilities and recognized a net gain on deconsolidation of approximately $2,491, which is included within other income (expense) in the consolidated statements of operations and comprehensive loss

Summary Reconciliation of Discontinued Operations

The following tables present the balance sheets and the results of operations of the Company classified as discontinued operations for the periods presented:

	December 31,	December 31,
	2025	2024
	USD in thousands	USD in thousands
Assets
Current Assets
Cash and cash equivalents	-	149
Customer custodial funds	-	811
Customer digital currency assets	-	23
Due from affiliates	-	51
Other current assets	-	55
Total Current assets	-	1,089

Non-Current Assets
Intangible asset, net	-	15
Total Non-Current assets	-	15

Total Assets	-	1,104

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – DISCONTINUED OPERATIONS AND DECONSOLIDATION (continued)

	December 31,	December 31,
	2025	2024
	USD in thousands	USD in thousands
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	-	504
Customer custodial cash liabilities	-	973
Customer digital currency liabilities	-	11
Due to affiliates	-	480
Loans payable - related parties, current	-	683
Interest payable - related parties, current	-	204
Accrued expenses and other current liabilities	-	308
Total current liabilities	-	3,163

Non-Current liabilities
Loan payable - related parties, net of current portion	-	17
Total Non-Current liabilities	-	17

Total Liabilities	-	3,180

	Year ended December 31	Three months ended December 31	Year ended September 30
	2025	2024	2024

Revenues from financial services	569	404	5,914
Cost of revenues	(96)	(44)	(4,915)
Gross profit	473	360	999

Operating expenses:
General and administrative	(792)	(425)	(8,072)
Total operating expenses	(792)	(425)	(8,072)

Loss from operations	(319)	(65)	(7,073)

Other income (expenses):
Interest expense - related parties	(190)	(82)	(163)
Gain on termination of GSS GSA – related party	-	-	6,083
Gain on deconsolidation	2,491	-	-
Other income (expense)	48	(11)	12
Total other income (expense), net	2,349	(93)	5,932

Net loss from discontinued operations	2,030	(158)	(1,141)

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 4 – ACQUISITION OF TILTAN

On December 30, 2025, the Company completed the acquisition of 100% of the issued and outstanding shares of Tiltan Software Engineering Ltd. (“Tiltan”), an Israeli provider of AI-based software solutions for defense and aerospace applications, pursuant to a Stock Purchase Agreement (the “Tiltan Purchase Agreement”). The acquisition was undertaken to expand the Company’s capabilities in AI-based software solutions and to leverage expected synergies and growth opportunities in the defense and aerospace sectors. As a result of the acquisition, Tiltan became an indirect wholly owned subsidiary of the Company.

The contractual purchase price was NIS 47.6 million (approximately $14.0 million based on the exchange rate at the acquisition date), payable 75% in cash and 25% in shares of the Company’s common stock.

The cash portion of NIS 35,700 is payable in installments through June 29, 2026 and is primarily evidenced by a secured promissory note in the principal amount of NIS 29,750. The note does not bear interest unless an event of default occurs and is secured by a first-priority pledge over the shares of Tiltan. Deferred cash payments were measured at fair value as of the acquisition date by discounting contractual amounts using a market-based discount rate.

The equity portion, equal to NIS 11,900, represents a fixed monetary amount to be settled in a variable number of shares. At closing, shares were deposited into escrow, with the final number of shares to be determined based on the market price on June 29, 2026. If the value of escrowed shares is less than the required amount, the Company is obligated to issue additional shares or pay the shortfall in cash. The equity consideration was measured at fair value based on the closing market price of the Company’s common stock on the acquisition date.

The acquisition has been accounted for as a business combination under ASC 805, Business Combinations. The Company determined that Tiltan constitutes a business as defined under ASC 805 as the acquired set includes inputs, processes, and the ability to generate outputs.

As of December 31, 2025, the Company, with the assistance of a third-party valuation specialist, completed the allocation of the purchase price to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The aggregate fair value of consideration transferred was approximately $14.3 million.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 4 – ACQUISITION OF TILTAN (continued)

The acquisition was completed on December 30, 2025 and therefore did not contribute to the Company’s revenues or earnings for the year ended December 31, 2025. Pro forma results of operations have not been presented as the impact of the acquisition is not material. Acquisition-related costs were expensed as incurred and are included in general and administrative expenses.

The allocation of the purchase price was as follows (in thousands):

December 31,
2025

Net tangible assets acquired	(86)
Customer relationships (11-year useful life)	4,663
Developed technology (15-year useful life)	2,725
Deferred tax liabilities	(887)
Goodwill	7,688
14,103

Customer relationships were valued using the multi-period excess earnings method. Developed technology was valued using the relief-from-royalty method. The identified intangible assets are being amortized on a straight-line basis over their estimated useful lives.

Deferred tax liabilities were recognized primarily in respect of the fair value adjustments to identifiable intangible assets.

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired and is primarily attributable to expected synergies, future growth opportunities, assembled workforce and other intangible benefits that do not qualify for separate recognition. The goodwill recognized is not expected to be deductible for income tax purposes.

NOTE 5 – OTHER CURRENT ASSETS

	December 31,
	2025	2024

Prepaid expenses	159	102
Other receivable	65	5
	224	107

NOTE 6 – LOAN GRANTED

On November 1, 2025, the Company entered into an unsecured promissory note agreement with a third party, pursuant to which the Company advanced an aggregate principal amount of $2,351, bearing simple interest at a rate of 12% per annum. The outstanding principal and accrued interest are due on October 30, 2026. The note represents a senior unsecured obligation of the borrower and ranks pari passu with its other unsubordinated unsecured indebtedness.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – DIGITAL ASSETS

On July 30, 2025, the Company entered into a Warrant to Purchase Tokens agreement with Synthetic Darwin LLC (the “Darwin”), pursuant to which the Company paid a purchase price of $0.5 in exchange for the right to purchase up to 200,000,000 tokens (the “Warrant Tokens”) at escalating exercise prices ranging from $0.02 to $0.50 per token. The warrant is exercisable in four tranches of 50,000,000 tokens each over a twelve-month period and expires one year from the issue date. The warrant may be exercised for cash, by issuance of the Company’s common stock, by net exercise, or through other agreed forms of payment.

Tokens issued upon exercise are subject to a six-month transfer restriction, subject to certain parity protections. The agreement also provides anti-dilution style protections, including entitlement to a pro rata portion of future token issuances, forks, or increases in total token supply.

At the time of initial acquisition in July 2025, the Company exercised a warrant to acquire 50 million tokens in exchange for the issuance of 147,710 shares of common stock of the Company at a total exercise price of $1,000 thousands. In addition, on October 8, 2025, the Company exercised the second tranche and issued 375,000 shares of common stock of the Company to acquire another 50 million tokens at a total exercise price of $3,360 thousands.

Darwin is a blockchain-based digital token issued and recorded on a distributed ledger. The token may be transferable and trade at market-determined prices on digital asset platforms. The token does not represent an equity interest or contractual claim to assets or cash flows of the Darwin.

The Company accounts for the warrant and the underlying tokens based on their economic substance. The tokens acquired upon exercise represent rights to receive services within a blockchain-based ecosystem but do not represent a contractual claim to cash flows or equity interests. Accordingly, the Company has concluded that the tokens are not within the scope of ASC 350-60 since they do not represent crypto assets within the scope of that guidance, but rather rights to future services, and are recognized upon acquisition as indefinite-lived intangible assets. The tokens are initially measured at the fair value of the consideration transferred, including the fair value of equity instruments issued in accordance with the contractual pricing mechanism. Because the related services are not yet available, the tokens are not amortized and are instead evaluated for impairment in accordance with the accounting policy described above. During the year ended December 31, 2025 the Company recorded an impairment loss of $4,344.

NOTE 8 – LEASES

A.	The components of operating lease cost for the years ended December 31, 2025 and Three month ended December 31, 2024 and for the year ended September 30, 2024 were as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31,	September 30,
	2025	2024	2024

Operating lease costs	39	-	-

B.	Supplemental cash flow information related to operating leases was as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31,	September 30,
	2025	2024	2024

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	240	-	-
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	695	-	-

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 8 – LEASES (continued)

C.	Supplemental balance sheet information related to operating leases was as follows:

	December 31,
	2025	2024

Operating leases:
Operating leases right-of-use asset	823	-

Current operating lease liabilities	504
Non-current operating lease liabilities	143	-
Total operating lease liabilities	647	-
		-
Weighted average remaining lease term (years)	2.6	-

Weighted average discount rate	10.7%	-

D.	Future minimum lease payments under non-cancellable leases as of December 31, 2025 were as follows:

2025
2026	257
2027	262
2028	185
Total operating lease payments	704
Less: imputed interest	(57)
Present value of lease liabilities	647

On December 15, 2025, the Company entered into a new lease agreement for office space in Netanya, Israel for a period of 1 year with monthly payments of $1 and an option to extend the agreement for an additional 1 year with at a 5% increase in the monthly payments. A lease right-of-use asset and a related liability in the amount of $16 have been recognized in the balance sheet in respect of this lease.

In December 2025 the Subsidiary exercised its extension option of a lease agreement for the office space in 2 Granit, Petach-Tikva, Israel for a term of one year. The quarterly lease payments under the lease agreement are approximately NIS 106 (approximately $33).

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 9 – CONVERTIBLE NOTES PAYABLE, NET

The Company’s convertible notes payable consisted of the following:

	Year ended
	December 31
	2025	2024
August 2024 Note	-	515
December 2024 Note	-	500
	-	1,015
Less: debt issuance costs	-	(309)
Convertible notes payable, net	-	706

August 2024 Note:

In August 2024, the Company issued a senior unsecured promissory note (the “August 2024 Note”) in the principal amount of $515 to a new lender in consideration of cash proceeds in the amount of $412. The August 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. The lender shall have the right to convert the principal and interest payable under the August 2024 Note into shares of common stock of the Company. In addition, the Company issued the lender a stock purchase warrant (the “August 2024 Warrant”) to acquire 175,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised for cash. The number of shares and exercise prices for the August 2024 Note and August 2024 Warrant reflect the October 2024 reverse stock split.

The August 2024 Warrant was determined to be an equity classified warrant and fair value was calculated as $447 using the Black-Scholes option-pricing model with the following assumptions: volatility of 183.31%, risk-free rate of 3.84%, annual dividend yield of 0.0% and expected life of five years. The Company recorded a total debt discount of $342,314 related to the original issue discount and August 2024 Warrant, which will be amortized over the term of the August 2024 Note. The principal amount of the August 2024 Note was allocated to the August 2024 Note and the August 2024 Warrant in the amount of $276 and $239, respectively. The amount allocated to the original issue discount and the August 2024 Warrant were recorded as a discount on the August 2024 Note, which will be amortized to interest expense using the effective interest rate method over the term of the August 2024 Note.

In June 2025, the lender sold August 2024 Note and the August 2024 Warrant to an unaffiliated third party. In August 2025, the Company entered into a settlement agreement with the new holder (the “Holder”) of the August 2024 Note and August 2024 Warrant. Pursuant to the terms of the settlement agreement, the Holder agreed to waive all events of default in relation to the August 2024 Note. Additionally, the Holder agreed to convert the August 2024 Note into 243,155 shares of common stock based on the post-reverse stock split conversion price of $2.50 per share. In consideration of such waiver and conversion, the Company agreed to issue to the Holder a pre-funded warrant to purchase 1,702,088 shares of the Company’s common stock. The Company determined the fair value of the pre-funded warrants a $7,080 based on the share price at the date of the agreement. Such warrants were exercised into 1,702,088 common stock in October 2025.

Furthermore, on August 11, 2025, the Company agreed to exchange the August 2024 Warrant for a new warrant (the “Exchange Warrant”) in form and substance similar to the August 2024 Warrant, provided that such Exchange Warrant permitted the Holder to exercise such Exchange Warrant on a cashless basis. The Holder then exercised the Exchange Warrant on a cashless basis, resulting in an issuance of 123,860 shares of the Company’s common stock.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 9 – CONVERTIBLE NOTES PAYABLE, NET (continued)

December 2024 Note:

On December 3, 2024, the Company issued a convertible promissory note (the “December 2024 Note”) in the principal amount of $500 to a lender, in consideration of cash proceeds in the amount of $450 after an original issue discount of $25 and issuance costs of $25 in connection with the standby equity purchase agreement executed with the lender (the “SEPA”). The December 2024 Note matures on December 3, 2025. The SEPA was subsequently terminated in December 2024. The December 2024 Note has the following features:

The note bears interest at 10% per annum (18% upon an event of default) and matured on December 3, 2025. The note was issued in connection with a standby equity purchase agreement, which was terminated in December 2024.

The note was convertible at the option of the holder into shares of the Company’s common stock at a conversion price equal to the lower of (i) $2.00 per share or (ii) 90% of the lowest daily VWAP during the ten consecutive trading days preceding conversion, subject to a floor price of $0.33. Conversions were subject to a 4.99% beneficial ownership limitation (the “Exchange Cap”), unless stockholder approval was obtained.

Upon the occurrence of specified events, including certain price-based triggers, exchange cap limitations, or registration-related events (each, an “Amortization Event”), the Company was required to make monthly payments of $150,000 plus a 10% premium and accrued interest. The note was also subject to optional redemption by the Company at a premium.

Certain embedded features, including redemption and default provisions, were required to be bifurcated and presented as derivative liabilities at fair value according to ASC 815. The embedded derivatives were initially recorded at fair value of $223 and are remeasured at fair value at each reporting date, with changes recognized in earnings. As of December 31,2024, the fair value of the embedded derivatives was $848.

During May and June 2025, the holder converted the entire balance of the note into 260,300 shares of common stock. Upon conversion, the embedded derivative liabilities were remeasured to fair value, which was $260. As a result, the Company recorded $588 as Change in fair value - convertible note embedded derivative.

NOTE 10 – OTHER CURENT LIABILITIES

	December 31,
	2025	2024

Employees and related institutions	649	-
Accrued expenses	1,650	1,101
Dividends payable to former Tiltan shareholder	774	-
Other payable	44	66
	3,117	1,167

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 11 – LOANS PAYABLE – FORMER RELATED PARTIES

Between October 2023 through September 2024, the Company issued promissory notes in the aggregate principal of $1,106 thousands and $248 thousands to a shareholder and to an entity managed by that shareholder, respectively, (collectively, the “2024 Shareholder Loans”), in consideration of cash proceeds.

The 2024 Shareholder Loans bear interest of 5.0% per annum and each individual loan will be due and payable three years from the date of issuance. As of December 31, 2025, the outstanding principal balance and accrued and unpaid interest of the 2024 Shareholder Loans was $1,354 and $125, respectively.

In July 2024, a shareholder of the Company made payments on the Company’s behalf to settle an obligation with an affiliate in which the shareholder has a controlling interest. The shareholder entered into an assignment of debt agreement with the affiliate whereby the affiliate assigned its right, title obligation and interest in the obligation by the Company to the shareholder (the “July 2024 Loan”). The July 2024 Loan is noninterest bearing and was due and payable at issuance.

Consisting of the above-mentioned loans, the Company’s loans payable – related parties is summarized as follows:

	Year ended
	December 31
	2025	2024
Shareholder 2024 Loans additions	1,354	1,354
July 2024 Loan additions	1,213	1,213
July 2024 Loan repayments	(1,000)	(1,000)
	1,567	1,567
Accrued interest	125	44
	1,692	1,611

As part of current liabilities	842	619
As part of non-current liabilities	850	992

In June 2024, as part of the terms of a note payable entered into, 30.0% of the loans payable with the shareholder of the Shareholder 2024 Loans and July 2024 Loan was due and payable on demand.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT)

Description of the rights attached to the Shares in the Company:

Common Stock:

Holders of common stock are entitled to receive dividends and other distributions, as and if declared by the Board out of assets or funds of the Company legally available and shall share equally on a per share basis. The common stock possesses all voting power of the Company. Each share of common stock is entitled to one vote. In the event of any liquidation, dissolution or winding up of the Company, after payment or provision of payment of the debts and other liabilities of the Company, the holders of common stock are entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of common stock held by them.

Reverse stock split:

Effective October 24, 2024, the Company amended its amended and restated certificate of incorporation to implement a one-for-eight reverse stock split of its common stock (the “2024 Reverse Stock Split”) and increased the number of authorized shares of the Company’s common stock from 40,000,000 to 150,000,000 (see Note 1 above).

Preferred Stock:

The Company is authorized to issue 15,000,000 shares of preferred stock with a par value of $0.0001 per share. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, option or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.

Transactions:

A.	In December 2023, 47,533 shares of Old Nukk common stock with a fair value of $1,802,215 as determined on the issuance date using the reported closing share price was issued to the sponsor of Brilliant in exchange for a receivable from Brilliant. Upon closing of the Business Combination, the receivable recorded by the Company was exchanged with the payable recorded by Brilliant, resulting in a reduction in additional paid-in capital as part of the reverse recapitalization.

B.	In December 2023, 5,629 shares of Old Nukk common stock with a fair value of $213,386 as determined on the issuance date using the reported closing share prices was issued as consideration for services performed by advisors to Old Nukk in connection with the business combination and recorded as a component of deferred transaction cost on the balance sheet. Upon closing of the Business Combination, the deferred transaction costs were reclassified to a reduction in additional paid-in capital as part of the reverse recapitalization.

C.	In December 2023, 8,767 shares of Old Nukk common stock with a fair value of $613,410 as determined on the issuance date using the reported closing share prices were issued as settlement of loans payable – related parties with a carrying value of $270,563. The excess of the fair value of the shares issued over the carrying value of the loans payable – related parties of $342,847 was accounted for as an equity transaction (capital reduction), as the debt holder was Company shareholder and the transaction was effected in his capacity as a shareholder. Accordingly, no gain or loss was recognized in the consolidated statement of operations..

D.	In December 2023, 94,710 shares of Old Nukk common stock with a fair value of $6,627,315 as determined on the issuance date using the reported closing share prices were issued as settlement of due to affiliates with a carrying value of $2,727,061. The excess of the fair value of the shares issued over the carrying value of the due to affiliate of $3,900,254 was treated as a capital reduction as the affiliate is an entity that is controlled by a Company shareholder.

E.	During the nine months ending September 30, 2024, the Company issued a total of 361,531 shares of common stock to settle obligations to vendors amounted to $1,880.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

F.	In November 2024, 319,952 shares of the Company’s common stock with a fair value of $771,085 as determined on the issuance date using the reported closing share prices were issued to convert the principal and accrued interest on certain convertible notes payable with a carrying value of $771,085 .

G.	In November 2024, the Company entered into two securities purchase agreements pursuant to which the Company sold 110,707 and 138,556 shares of the Company’s common stock at a purchase price of $2.09456 and 1.7765 per share, respectively, for aggregate gross proceeds of $231,765 and $246,030 respectively. The purchase price per share includes a 5.0% discount from the closing price of the Company as listed on Nasdaq as of the business day immediately prior to the closing date of each securities purchase agreement. Issuance costs totaling $36,281 were incurred in connection to these securities purchase agreements and was recorded as a reduction to additional paid-in capital.

H.	On November 8, 2024, the Company entered into an exit and settlement agreement (the “Exit and Settlement Agreement”) with three directors of the Board, under which each director resigned effective immediately and each director received 140,100 fully vested shares of the Company’s common stock with a fair value of $108,344 as compensation for past services rendered. An aggregate $325,032 was recorded as stock-based compensation expense as a component of compensation and related benefits on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

I.	On December 16, 2024, the Company issued an aggregate of 1,337,500 stock grants with a fair value of $1,859,125 as determined on the issuance date using the reported closing share prices consisting of restricted shares of common stock under its stock incentive plans to various executive officers, directors and consultants of the Company who have provided services to the Company for an extended period of time with limited compensation. Of these 1,337,500 shares issued, 647,500 and 690,000 were issued to consultants and directors, respectively, with $900,025 and $959,100 recorded as stock-based compensation expense as components of professional fees and compensation and related benefits, respectively, on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

J.	In December 2024, 200,000 shares of the Company’s common stock with a fair value of $464 as determined on the issuance date using the reported closing share price were issued to two shareholders as compensation for past services provided and was recorded as stock-based compensation expense as a component of professional fees on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

K.	On December 18, 2024, the Company entered into a securities purchase agreement for a private placement (the “2024 Private Placement”) pursuant to which an investor purchased from the Company 1,666,666 units for an aggregate purchase price of $9,999,996 or a per unit price of $6.00 with each unit consisting of (i) one share of the Company’s common stock and (ii) a stock purchase warrant to purchase up to one and one half shares of the Company’s common stock (the “Private Placement Warrant”). The investor may elect to acquire one pre-funded common stock purchase warrant in lieu of one share (the “Pre-Funded Warrant”). The Units were priced in excess of the average Nasdaq Official Closing Price of the Company’s common stock for the five trading days immediately preceding the signing of the Private Placement. The Private Placement closed on December 20, 2024.

On December 19, 2024, 230,000 shares of common stock were issued in connection with the Private Placement.

Pursuant to the terms of the Private Placement, the Company was obligated to file a resale registration statement related to the securities purchased in the Private Placement and to ensure that such resale registration statement was declared effective within 75 days from the closing date of the Private Placement. The Company did not meet this obligation and as a result, the investor was entitled to penalties payable in cash until the registration statement becomes effective. During April through June 2025, the Company made cash payments to the investor totaling $800 to satisfy these penalties. On September 15, 2025, the Company requested a withdrawal of the registration statement.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

The Pre-funded Warrant and the Private Placement Warrant permit the investor to acquire a fixed amount of shares of the Company’s common stock at a per share price of $0.0001 and $6.00, respectively, that may be exercised on a cash or cashless basis. The Pre-Funded Warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the Pre-Funded Warrant is fully exercised. The Private Placement Warrant has an exercise price of $6.00 per share, is immediately exercisable on a cash or cashless basis and will expire five years from the date of issuance. The Pre-funded Warrant and the Private Placement Warrant were determined to be liability-classified at the time of issuance.

The Company analyzed the 2024 Private Placement in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The Company determined that the Pre-funded Warrant and the Private Placement Warrant do not meet the criteria for equity classification. Accordingly, the Pre-funded Warrant and the Private Placement Warrant were accounted for as a single liability-classified instrument. The Pre-funded Warrant and the Private Placement Warrant were initially recorded at fair value and are remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations until settlement or expiration.

The Company using a third-party specialist allocated the total proceeds to the Warrant Shares liability and to the Series A Preferred Stock.

Pre-funded Warrant and the Private Placement Warrant Shares liability

The fair value of the Pre-funded Warrant was calculated using the Black-Scholes option pricing Model. The assumptions used to perform the calculations are detailed below:

	December 18, 2024	December 31, 2024
Expected volatility (%)	113.8%	114.2%
Risk-free interest rate (%)	4.30%	4.30%
Expected dividend yield	0.0%	0.0%
Expected term (years)	5.00	5.00
Conversion price (U.S. dollars)	0.0001	0.0001
Fair value (U.S. dollars in thousands)	5,086	52,682

The fair value of the Private Placement Warrant was calculated using the Monte Carlo Simulation Model. The assumptions used to perform the calculations are detailed below:

	December 18, 2024	December 31, 2024
Expected volatility (%)	113.8%	114.2%
Risk-free interest rate (%)	4.30%	4.30%
Expected dividend yield	0.0%	0.0%
Expected term (years)	5.00	5.00
Probability of a fundamental event	10.0%	10.0%
Conversion price (U.S. dollars)	6.00	6.00
Fair value (U.S. dollars in thousands)	18,153	94,287

Based on the above the entire 2024 Private Placement proceeds were allocated to the warrants.

As of December 31, 2025 the Pre-funded Warrant and the Private Placement Warrant were fully exercised

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

L.	In February 2025, the investor in the Private Placement sold 83,333 and 125,000 units of the Pre-funded Warrant and Private Placement Warrant, respectively, to a third party. In February 2025, the third party submitted a cashless exercise of their 83,333 units in relation to the Pre-Funded Warrant, which resulted in an issuance of 83,333 shares of common stock. The shares were estimated at $3,056 based on the share price of the common stock on issuance date.

M.	During July and August 2025, the remaining 1,353,333 Pre-funded Warrant units and the 2,499,999 Private Placement Warrant units were exercised on a cashless basis, resulting in the issuance of 4,899,166 total shares of common stock. The shares were estimated at $27,923 based on the share price of the common stock on issuance date.

N.	In April 2025, the Company issued 12,500 shares of common stock in connection with a settlement agreement with a former consultant. The shares were estimated at $157 based on the share price of the common stock on issuance date.

O.	In May and July 2025, the Company issued 85,710 shares of common stock to a consultant in connection with a cashless exercise of an option granted to him under Company’s 2024 Equity Incentive Plan.

P.	In May and June 2025, the Company issued a total of 260,300 shares of common stock to a lender in connection with the full conversion of the December 2024 Note (see Note 9). The shares were estimated at $520 based on the balance of the 2024 Note in addition to $260 related to the extinguishment of Embedded Derivative tied to the December 2024 Note.

Q.	In August 2025, the Company issued 123,860 and 243,155 shares of common stock in connection with the cashless exercise of the August 2024 Warrant and the conversion of the August 2024 Note, respectively (see Note 9). The shares were estimated at total amount of $1,012 based on share price of the date of the exercise.

R.	In September 2025, the Company issued 310,000 shares of common stock in connection with a new joint venture agreement. The Company determined the fair value of the shares issued at $1,144 based on Company’s share price as of the date of the closing (see note 1E).

S.	On September 4, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Securities Purchase Agreement”) for a private placement (the “2025 Private Placement”) pursuant to which the investors (the “Purchasers”) agreed to purchase from the Company 200 units for an aggregate purchase price of $10,000 or a per unit price of $50, with each unit consisting of (i) one restricted share (each a “Share” and collectively, the “Shares”) of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and (ii) restricted common stock purchase warrants to initially purchase up to 15,957 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, subject to adjustment and exchange as described herein (the “Common Warrants” and the shares of Common Stock issuable upon exercise or exchange of the Common Warrants, the “Warrant Shares”). The Shares of Series A Preferred Stock will be issued at closing of the 2025 Private Placement pursuant to the Certificate to be filed with the Secretary of State of the State of Delaware prior to closing of the 2025 Private Placement. Each Share of Series A Preferred Stock has a stated value of $50 (the “Stated Value”) and will initially be convertible into 10,224 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $4.89 per Share (the “Initial Conversion Price”).

The Series A Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the Initial Registration Statement whether or not Stockholder Approval has been obtained. If at any time after the one-year anniversary of the closing of the 2025 Private Placement, the Series A Preferred Stock is then outstanding and the Company has not received Stockholder Approval, the Series A Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series A Preferred Stock is subject to a 9.9% beneficial ownership limitation blocker.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Pursuant to the Securities Purchase Agreement, the Company was required to seek stockholder approval (the “Stockholder Approval”) related to certain provisions contained in the Certificate and to file a preliminary proxy statement for a special or annual meeting of the Company’s stockholders within six months of the closing of the 2025 Private Placement and hold a meeting as soon as practicable thereafter to seek Stockholder Approval. The Company also granted the Purchasers a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and the Company has agreed not to issue securities for a period of time following the closing of the 2025 Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

Pursuant to the terms of the 2025 Private Placement, the Company was obligated to file a resale registration statement related to the securities purchased in the Private Placement and to ensure that such resale registration statement was declared effective within 75 days from the closing date of the 2025 Private Placement. If the registration statement is not declared effective by the Effectiveness Deadline, the Company will be required to pay to the Purchasers an amount in shares of common stock or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by such Purchasers. The Company filed a registration statement which was declared effective at December 23, 2025.

The Company analyzed the 2025 Private Placement in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. The Company determined that the Warrant Shares do not meet the criteria for equity classification. Accordingly, the Warrant Shares were accounted for as a single liability-classified instrument. The Warrants are initially recorded at fair value and are remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations until settlement or expiration.

The Company using a third-party specialist allocated the total proceeds to the Warrant Shares liability and to the Series A Preferred Stock.

Warrant Shares liability

The fair value of the Warrant Shares was calculated using the Monte Carlo Simulation Model. The assumptions used to perform the calculations are detailed below:

	September 4, 2025	December 31, 2025
Expected volatility (%)	87%	93.7%
Risk-free interest rate (%)	3.65%	3.70%
Expected dividend yield	0.0%	0.0%
Expected term (years)	5	4.68
Conversion price (U.S. dollars)	5.405	5.405
Underlying share price (U.S. dollars)	4.72	4.03
Fair value (U.S. dollars in thousands)	23,435	24,521

Based on the above the entire 2025 Private Placement proceeds were allocated to the warrants.

After the balance sheet date, on January 2, 2026, the Company issued 2,439,000 shares of common stock in connection with the conversion of the Series A convertible preferred stock.

In addition, on January 2, 2026, the Company issued 73,170 shares of common stock to satisfy the penalty incurred from late effectiveness of the registration statement for the securities from the September 2025 Private Placement. The fair value of the penalty shares was estimated at $300 and was included as other expenses in the financial statements for the year ended December 31, 2025.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

T.	On September 19, 2025, the Company and Esousa Company Holdings, LLC, a New York limited liability company (the “Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the Investor up to the lesser of (i) $250,000 of the Company’s common shares, par value $0.0001 per share (the “Common Shares”) and (ii) the Exchange Cap (as defined below) (subject to certain exceptions provided in the ELOC Purchase Agreement) (the “Total Commitment”), from time to time during the term of the ELOC Purchase Agreement. Upon entering into the ELOC Purchase Agreement, the Company agreed to issue to the Investor $1,250 worth of the Company’s Common Stock (the “Commitment Shares”), determined by the lower of the (i) the VWAP on the effective date of the registration statement covering the Common Shares and the Commitment Shares and (ii) the closing sale price on the effective date of said registration statement; provided, however, that if the Company elects to terminate the ELOC Purchase Agreement, the Commitment Shares’ calculation shall be based on the date of termination rather than the effective date of the registration statement.

Additionally, on September 19, 2025, the Company and the Investor entered into a registration rights agreement (the “ELOC RRA”), pursuant to which the Company agreed to file a registration statement with the United States Securities and Exchange Commission (“SEC”) covering the resale of Common Shares that are issued to the Investor under the ELOC Purchase Agreement, including the Commitment Shares.

After the balance sheet date, on January 2, 2026, the Company issued 304,878 shares of common stock in connection with the Commitment Shares. The fair value of the Commitment shares was estimated at $1,250 and was included as other expenses in the financial statements for the year ended December 31, 2025.

U.	On October 9, 2025, the Company issued an aggregate of 377,432 restricted shares of common stock to an affiliated entity upon the full cashless exercise of the 150,000 June 2024 Warrant units and the 351,424 November 2024 Warrant units. The shares were estimated at $3,132 based on the share price of the common stock on issuance date.

V.	On October 9, 2025, the Company issued an aggregate of 1,702,070 restricted shares of common stock in connection with the full cashless exercise of the August 2025 Pre-funded Warrants.

W.	On October 9, 2025, the Company issued 147,710 shares to Synthetic Darwin LLC upon the Company’s exercise of the first tranche of 50 million Darwin tokens. The shares were estimated at $1,000 based on the share price of the common stock on issuance date.

X.	On October 9, 2025, the Company issued 375,000 shares to Synthetic Darwin LLC upon the Company’s exercise of the second tranche of 50 million Darwin tokens. The shares were estimated at $3,360 based on the share price of the common stock on issuance date (see note 7).

Y.	On November 13, 2025, the board of directors of the Company approved the issuance of an equity grant to executive officers and consultants under its 2025 Equity Incentive Plan amounting to a total of 3,950,000 shares of common stock, par value $0.0001. On November 13, 2025, and December 22, 2025, the Company issued 3,370,000 shares of common stock to employees, Directors and consultants and in January 2026 the Company issued 475,000 shares of common stock to employees, Directors and consultants. The Company estimated the value of the shares issued at $18,648 based on the share price of the date of the board resolution. See also section Y below.

Z.	On November 13, 2025 and December 23, 2025, the Company issued an aggregate of 105,000 restricted shares of common stock as debt settlement of debt to related parties. The shares were estimated at $509 based on the share price of the common stock on issuance date.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 13 – WARRANTS

a.	On June 11, 2024 (the “Effective Date”), the Company issued a Senior Unsecured Promissory Note (the “X Group Note 1”) in the principal amount of $312.5 to X Group Fund of Funds, a Michigan limited partnership (“X Group”) in consideration of cash proceeds in the amount of $250. As an additional inducement to provide the X Group Note 1, the Company issued X Group a Stock Purchase Warrant (“X Group Warrant 1”) to acquire 150,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. X Group Warrant 1 was initially convertible at a per share conversion price of $2.00. The number of shares and exercise prices for the X Group Note 1 and X Group Warrant 1 reflect the October 2024 reverse stock split

The Company and X Group also entered into a Restructuring Agreement providing that, among other items, X Group, in its sole discretion, will have the right for a period for six months from the Effective Date (the “Investment Period”), to lend the Company an additional $500,000 in consideration of a convertible promissory note that will have a term of two years, bear interest at 12% and will convert into shares of common stock at a per share price of $2.00. During the Investment Period, the Company may not incur additional debt or enter into any equity financing arrangement without the written consent of the X Group.

In order to induce X Group to provide the loan contemplated pursuant to the Note, Emil Assentato, a former director and executive officer of the Company, entered into a Voting Agreement with the Company and X Group agreeing to vote his shares in support of any transaction provided by X Group. The Company and X Group have agreed that 100% of all loan balances including loans payable to Emil Assentato by the Company will be recorded on the books of the Company as a bona fide debt of the Company, of which 30% of such debt will be paid within nine (9) months of the Effective Date and the balance to be repaid within twenty-four (24) months of the Effective Date.

On September 10, 2024, the Company issued an additional Senior Unsecured Promissory Note (the “X Group Note 2”) in the principal amount of $125 to X Group in consideration of cash proceeds in the amount of $100, which was funded on September 4, 2024.

On November 8, 2024, the Company entered into a Conversion Agreement (the “Conversion Agreement”) with X Group to convert outstanding principal and interest totaling of $771,085 payable under the X Group Note 1 and the X Group Note 2 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and an additional warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share (“X Group Warrant 2”) in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the X Group Warrant 1 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024. On November 14, 2024, the Company and X Group entered into a letter agreement pursuant to which it amended the terms of the Conversion Agreement and the X Group Warrant 2 issued in connection with the Conversion Agreement. Pursuant to the letter agreement, the shares of common stock to be issued under the Conversion Agreement were amended to be 319,952 shares of common stock of the Company and the exercise price of the X Group Warrant 2 was amended to be $2.41.

The assumptions used for the Black-Scholes option pricing model for liability-classified stock purchase warrants are as follows:

June 2024 Warrants	November 2024 Modification
Expected volatility (%)	113.8%
Risk-free interest rate (%)	4.40%
Expected dividend yield	0.0%
Expected term of options (years)	4.6
Exercise price (US dollars)	2.0
Share price (US dollars)

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 13 – WARRANTS (continued)

November 2024 Warrants	November 2024 Issuance
Expected volatility (%)	113.8%
Risk-free interest rate (%)	4.20%
Expected dividend yield	0.0%
Expected term of options (years)	5
Exercise price (US dollars)	2.0
Share price (US dollars)

b.	On August 28, 2025, the Company, Nukk Picolo and Mandragola, entered into a JV Agreement (see note 1E). In connection with the JV Agreement, the Company agreed to issue to Mandragola. five-year warrants to purchase 250,000 shares at an exercise price of $4.40 per share and five-year performance-based warrants to purchase 350,000 shares at an exercise price of $6.00 per share (the “Performance Warrants”).

The Company accounted for the JV Warrants as share-based payment award. Accordingly, the JV Warrants were measured at grant-date fair value and with no subsequent update

The fair value of the JV Warrants was calculated as of grant date using a Monte Carlo simulation model. The key assumptions used in the valuation were as follows:

Fair value of the JV Warrants	August 28, 2025
Expected volatility (%)	110.10%
Risk-free interest rate (%)	3.65%
Expected dividend yield	0.0%
Expected term of options (years)	5
Exercise price (US dollars)	$4.40
Share price (US dollars)	$4.33
Fair value (U.S. dollars)	$1,673

The Performance Warrants vest only upon the JV Company achieving cumulative revenues of $25 million within five years from the issuance date. If the revenue target is not achieved within such period, the Performance Warrants expire unvested.

As of December 31, 2025, management concluded that the revenue target had not been met and that the performance condition was not yet considered probable. Accordingly, no amount was recognized with respect to the Performance Warrants as of that date.

c.	Pursuant to the September 4, 2025, 2025 Private Placement, the Company issued restricted common stock purchase warrants to initially purchase up to 15,957 shares of common stock, par value $0.0001 per share, of the Company, subject to adjustment and exchange as described herein (See note 12T).

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 13 – WARRANTS (continued)

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding of December 31, 2025:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at December 31, 2025	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

Public and Private Warrants	92.00	837,625	0.53	16.19
April 2024 Warrants	6.88	14,535	0.01	0.02
August 2025 Warrant	4.4	250,000	0.24	0.23
September 2025 Private Placement Warrant	5.405	3,658,537	3.60	4.15
	0.0001 – 92.00	4,760,697	2.87	6.05

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at December 31, 2024:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at December 31, 2024	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
				USD

Public and Private Warrants	92.00	837,625	0.61	14.10
April 2024 Warrants	6.88	14,535	0.01	0.02
June 2024 Warrants	2.00	150,000	0.12	0.05
August 2024 Warrants	2.00	175,000	0.15	0.06
November 2024 Warrant	2.41	351,424	0.31	0.15
Pre-funded Warrants	0.0001	1,436,666	1.30	0.00
Private Placement Warrant	6.00	2,499,999	2.27	2.74
	0.0001 – 92.00	5,465,249	4.77	17.12

Warrant activities for the year ended December 31, 2025 were as follows:

	Number of warrants	Weighted Average Exercise Price
		USD

Outstanding at December 31, 2024	5,465,249	17.12
Granted	5,610,625	0.02
Exercised	(6,315,177)	2.74
	4,760,697	17.12

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 14 – STOCK BASED COMPENSATION

Old Nukk Equity Incentive Plan

For periods prior to the reverse recapitalization, the Old Nukk Equity Incentive Plan (the “Old Nukk Plan”) permitted the granting of various awards including stock options (including both nonqualified options and incentive options), stock appreciate rights (“SARs”), stock awards, phantom stock units, performance awards and other share-based awards to employees, outside directors and consultants, and advisors to the Company. Only stock options have been awarded to consultants and advisors under the Old Nukk Plan.

Assumed Options converted into an option to purchase a number of shares of the Company’s common stock equal to the product of the number of shares of Old Nukk common stock and the Exchange Ratio at an exercise price per share equal to the exercise price of the Assumed Options divided by the Exchange Ratio. Each Assumed Option is governed by the same terms and conditions applicable to the Assumed Options prior to the Business Combination. No further grants can be made under the Old Nukk Plan.

2024 Equity Incentive Plan

On October 11, 2024, the Company’s shareholders approved a new long-term incentive award plan (the “2024 Plan”). The 2024 Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are approved by the Board at its sole discretion to attract and retain personnel instrumental to the success of the Company.

On November 13, 2024, the Company issued 100,000 stock options to a consultant of the Company at an exercise price of $2.39 per share. In May 2025, the consultant exercised these options via a cashless exercise, resulting in an issuance of 85,710 shares of common stock.

2025 Equity Incentive Plan

In February 2025, the Company established the Nukkleus Inc 2025 Equity Incentive Plan (the “2025 Plan”) to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to align their interest and efforts to the long-term interest of the Company’s stockholders.

On November 13, 2025, the board of directors of the Company approved the issuance of an equity grant to executive officers and consultants under its 2025 Equity Incentive Plan amounting to a total of 3,950,000 shares of common stock, par value $0.0001. On November 13, 2025, and December 22, 2025, the Company issued 3,370,000 shares of common stock to employees, Directors and consultants and in January 2026 the Company issued 475,000 shares of common stock to employees, Directors and consultants. The Company estimated the value of the shares issued at $18,648 based on the share price of the date of the board resolution. In addition, the Company issued an aggregate of 105,000 restricted shares of common stock as debt settlement of debt to related parties. The shares were estimated at $509 based on the share price of the common stock on issuance date.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 14 – STOCK BASED COMPENSATION (continued)

Stock options generally vest over one to three years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction a vesting condition based on a period of service. Total stock options activity for the year ended December 31, 2025 is summarized as follows:

	Number of Options	Weighted Average Exercise Price
		USD

Outstanding at December 31, 2024	104,823	27.61
Granted	-	-
Exercised	(100,000)
Outstanding at December 31, 2025	4,823	550.60
Exercisable at December 31, 2025	4,823	550.60
Options expected to vest	-	-

Stock-based compensation expense for year ended December 31, 2025, for three months ended December 31, 2024 and for year ended September 30, 2024 was $18,825, $6 and $230, respectively. Stock-based compensation expense were recorded as professional fees on the accompanying consolidated statements of operations and comprehensive loss. There was no unrecognized Stock-based compensation at December 31, 2025.

NOTE 15 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024

Professional services	7,645	3,106	5,987
Salaries and related expenses	320	1,171	133
Stock based compensation	18,825	6	230
Rent and office maintenance	195	-	-
Depreciation	4	-	-
Other expenses	1,093	242	364
	28,082	4,525	6,714

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 16 – INCOME TAX

A.	Income (loss) before provision for income taxes was as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024

United States – continuing operations	76,610	(160,630)	(7,378)
United States – discontinued operations	-	-	(261)
Foreign – discontinued operations	2,030	(158)	(880)
Income (loss) before income taxes	78,640	(160,788)	(8,519)

B.	The reconciliations of the statutory income tax rate and the Company’s effective income tax rate were as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024

Statutory federal income tax rate	21%	21%	21%
State tax	7.1%	7.1%	6%
Foreign rate different rates	0.0%	0.0%	(0.2)%
Permanent differences	0.0%	0.0%	(0.9)%
Change in valuation allowance	(28.1)%	(28.1)%	(25.9)%
Effective tax rate	0.0%	0.0%	0.0%

C.	A reconciliation of the provision for income taxes to the amount computed by applying the 21% statutory U.S. federal income tax rate to income before income taxes for years prior to the adoption of ASU 2023-09 is as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024

Income (loss) from continuing operation before income taxes	76,610	(160,630)	(7,378)
U.S federal statutory income tax rate	21%	21%	21%
Income tax (benefit) computed at the statutory income tax rate	16,088	(33,734)	(1,429)
State tax, net of federal benefit	5,439	(11,421)	(484)
Discontinued operations	572	-	-
Deferred taxes assets recognition for prior years	(296)	(27)	(163)
Change in valuation allowance	(21,794)	45,182	2,076
	9	-	-

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 16 – INCOME TAX (continued)

D.	Deferred taxes result primarily from noncapital loss carryforwards. Significant components of the Company’s deferred tax assets are as follows:

	December 31	December 31
Composition of deferred tax assets:	2025	2024

Operating loss carry-forwards	16,582	8,394
Accrued directors’ compensation	-	147
Stock-based compensation	720	720
Income (loss) from change in fair value – derivative liabilities	8,394	39,694
Impairment of digital assets	1,221	-
Allowance for credit losses	12	11
Unrealized foreign currency exchange loss	-	1
Capitalized SPAC acquisition related professional fee	1,262	1,262
Operating lease liabilities	120	-
Other temporary differences	240	-
Total deferred tax assets	28,551	50,229

Composition of deferred tax liabilities:
Right-of-use asset	116	-
Intangible assets	647
Total deferred tax liabilities	763	-

Net deferred tax assets	27,788	50,229
Valuation allowance	(28,435)	(50,229)
	(647)	-

U.S. resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 21%. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the US under applicable tax treaties to avoid double taxation. Income of Israeli subsidiaries are taxable from 2018 onwards, at corporate tax rate between 12% - 23%. SC II considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

As of December 31, 2025, the Company and subsidiaries have operating loss carry forwards of approximately $56,194, of which $258 can be offset against taxable income generated until 2038, $55,081 can be offset against future taxable income, if any, indefinitely limited to 80% of the annual taxable income and $855 can be offset against future taxable income, if any, indefinitely. However, due to changes in stock ownership, the use of the U.S. federal net operating loss carry-forwards is limited under Section 382 of the Internal Revenue Code. The Company has not performed a study to determine if the loss carryforwards are subject to these Section 382 limitations. $258 of the net operating loss carry-forwards will expire in fiscal years 2033 through 2038. The remaining net operating loss carry-forwards do not expire.

The Company has a December 31 tax year-end. The federal, state and foreign income tax returns of the Company are subject to examination by various tax authorities.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 17 – EARNINGS (LOSS) PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares of Common Stock used in computing basic and diluted loss per Common Stock for the years ended December 31, 2025 and 2024, are as follows:

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
	2025	2024	2024
BASIC EPS:
Net income (loss) from continuing operation (numerator):	76,601	(160,630)	(7,378)
Less: net (income) loss attributable to noncontrolling interest	(82)	-	-
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(4,913)	-	-
Less: Net income (loss) attributable to preferred stockholders	(2,975)	-	-
Adjusted income (loss), net of tax - basic	68,631	(160,630)	(7,378)

Weighted average number of shares of Common Stock outstanding attributable to stockholders (Number of shares)	8,364,332	3,094,253	1,728,144
Earnings (loss) per share from continuing operations (basic)	8.21	(51.91)	(4.27)
Net gain (loss) from discontinued operations	2,030	(158)	(1,141)
Earnings (loss) per share from discontinued operations (basic)	0.24	(0.05)	(0.66)
DILUTED EPS:
Adjusted income (loss), net of tax - basic	68,631	(160,630)	(7,378)
Add: Net income (loss) attributable to preferred stockholders	2,975	-	-
Adjusted income (loss), net of tax - diluted	71,606	(160,630)	(7,378)

Weighted-average number of shares outstanding – basic (Number of shares)	8,364,332	3,094,253	1,728,144
Add: dilutive effect of Warrants (Number of shares)	72,660	-	-
Add: if converted dilutive effect of preferred stockholders	813,000	-	-
Weighted-average number of shares outstanding - diluted	9,249,992	3,094,253	1,728,144

Earnings (loss) per share from continuing operations (diluted)	7.74	(51.91)	(4.27)
Net gain (loss) from discontinued operations	2,030	(158)	(1,141)
Earnings (loss) per share from discontinued operations (diluted)	0.22	(0.05)	(0.66)

Total weighted average number of shares of Common Stock related to outstanding options, excluded from the calculations of diluted loss per share (Number of shares)	2,000,000	4,497,623	1,660,098

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 18 – RELATED PARTIES

A.	Transactions and balances with related parties and officers:

	Year ended	Three months ended	Year ended
	December 31	December 31	September 30,
General and administrative expenses:
Directors’ compensation	241	1,171	133
Salaries and fees to officers	4,222	-	-
Total General and administrative expenses	4,463	1,171	133

(*) Include share base compensation	3,783	1,139	-

B.	Balances with related parties and officers:

	As of December 31,
	2025	2024

Note receivable - related party	4,500	1,000
Due from related parties	1,641	-
Due to related parties	255	-
Other current liabilities	154	-

C.	Other information:

Menachem Shalom was appointed as a director on July 24, 2024. On December 16, 2024, the Company entered into a Consultancy Agreement with Menachem Shalom, the Company’s CEO, effective September 1, 2024. Pursuant to the agreement, Mr. Shalom is employed as Chief Executive Officer of the Company unless terminated pursuant to the terms of the agreement. During the initial term of the agreement (September 2024 through February 2025), Mr. Shalom is entitled to receive $20 monthly, with subsequent semi-annual $5monthly increases effective March 2025 & September 2025.

On December 8, 2025, the Board of Directors of the Company, appointed Morel Levi as the Chief Financial Officer of the Company, effective as of December 8, 2025. Mr. Levi will also serve as the Chief Financial Officer of Nukk Picolo Ltd., a wholly owned subsidiary of the Company (the “Subsidiary”), and has entered into an employment agreement with the Subsidiary.

In connection with his appointment as Chief Financial Officer of the Company and Subsidiary, Mr. Levi will receive a salary of $7,500 per month.

In December 2024, the Company advanced $1,000 to Star pursuant to the Star Agreement. From February through September 2025, the Company advanced an additional $3,500 pursuant to the first and second amendments to the Star Agreement, resulting in aggregate advances of $4,500 outstanding as of December 31, 2025. The advance is evidenced by a promissory note that does not bear interest. (see Notes 1B)

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 19 – SEGMENT REPORTING

During 2025, the Company sold its previously existing operations, which are now presented as discontinued operations (see Note 3). On December 30, 2025, the Company acquired a subsidiary operating in the Defense Software sector (see Note 4).

As of December 31, 2025, the Company identifies one reportable segment.

The Company’s chief operating decision maker is its chief executive officer.

The chief operating decision maker assesses performance and decides how to allocate resources based on net income (loss) that is also reported on the income statement as net income (loss).

The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The chief operating decision maker uses net income (loss) to evaluate income generated from the segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity.

All of Company’s long-lived assets are located in Israel.

Since the acquisition of the Defense Software subsidiary was completed on December 30, 2025, the results of operations for this segment for the year ended December 31, 2025, were immaterial.

Net income (loss), financial expenses (as appear in the statement of comprehensive loss) and information on expenses included in note 15 are used to monitor budget versus actual results. The chief operating decision maker also uses net income (loss) in competitive analysis by benchmarking to the Company’s competitors. The competitive analysis along with monitoring of budget versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

NOTE 20 – SUBSEQUENT EVENTS

Proposed Business Combination

On March 31, 2026, SC II Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), entered into a non-binding letter of intent (the “LOI”) with a payments technology company (the “Target”), which outlines the general terms and conditions of a potential business combination (the “Proposed Transaction”) pursuant to which the SPAC would acquire 100% of the outstanding equity and equity equivalents of the Target. The SPAC’s sponsor, SC Capital II Sponsor LLC, , is controlled and majority owned by Nukkleus Defense Technologies Inc., a wholly-owned subsidiary of T3.

The LOI is a preliminary, non-binding expression of mutual interest and does not constitute a binding commitment, obligation or agreement of the SPAC or the Target to consummate the Proposed Transaction or any other transaction. Except for certain limited binding provisions, including, among other things, exclusivity, confidentiality, the waiver of claims against the SPAC’s trust account, and governing law, neither the SPAC nor the Target has any legal obligation to the other party with respect to the Proposed Transaction by virtue of the LOI.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 20 – SUBSEQUENT EVENTS (continued)

Cancellation of $16,000,000 Indebtedness

On January 12, 2026, the Company completed the Star purchase transaction – see note 1B above. On March 31, 2026, the Company agreed on the termination of its obligation to pay $16,000,000 to its wholly-owned subsidiary, Star. Pursuant to the Cancellation Agreement, (the “Cancellation Agreement”), while all terms and provisions of the Amended and Restated Securities Purchase Agreement, dated September 15, 2025 (the “Acquisition Agreement”) remain in full force and effect, and the Company’s ownership of Star, including all assets, operations, and subsidiaries, is unaffected, the Company eliminated $16,000,000 of indebtedness, effective immediately, at no cost, no dilution, and with no offsetting obligation to the Company or its shareholders.

Pursuant to the terms of the Cancellation Agreement, the entire $16,000,000 obligation to Star, including principal, accrued interest and any other amounts owing with respect thereto, were cancelled, terminated and rendered of no further force or effect, effective immediately, at no cost, no dilution, and with no offsetting obligation to the Company or its shareholders and while maintaining full ownership of Star and all of its assets.

Litigation

On March 3, 2026, the Company, obtained a copy of a summons and complaint filed in the Supreme Court of the State of New York dated February 24, 2026 by Kingswood Capital Partners, LLC against Star, Nukkleus, Inc. and the Company. The complaint alleges that a success fee is due for an earned investment banking success fee arising from a transaction. The Company denies all the allegations and intends to vigorously defend such action, which it believes is without merit.

Private Placement

On February 26, 2026, T3 closed a private placement pursuant to the terms of a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor (the “Purchaser”) agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000. Each unit consists of (i) one share (each a “Share” and collectively, the “Shares”) of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) one and a half common stock purchase warrants to initially purchase up to one and a half shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, subject to adjustment as described herein (the “Common Warrants” and the shares of Common Stock issuable upon exercise or exchange of the Common Warrants, the “Warrant Shares”). The Private Placement is structured as a two stage investment. At the initial closing, which occurred on February 26, 2026, the Company sold 200 units for gross proceeds of $10 million. The Purchaser agreed to purchase an additional 200 units for an additional investment of $10 million following (i) the effectiveness of the registration statement described below, (ii) stockholder approval of the issuance of the transactions contemplated by the Securities Purchase Agreement as required pursuant to Nasdaq rules, (iii) the stock price is at least $1.00 and (iv) subject to the condition that the value of the trading in the Company’s stock on Nasdaq for the 10 consecutive days preceding the second closing is at or above $900,000 (the “Second Closing Market Trading Value”), provided that if the Second Closing Market Trading Value is less than $900,000, then there will be a proportionate reduction in the number of units to be sold at the second closing.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 20 – SUBSEQUENT EVENTS (continued)

Pursuant to the Securities Purchase Agreement, the Company is required to seek stockholder approval (the “Stockholder Approval”) related to the issuance of the units to be issued in the Private Placement. The Company is required to file a preliminary proxy statement for a special meeting of the Company’s stockholders within 75 days of the initial closing of the Private Placement. The Company’s directors and officers have agreed to execute voting agreements to vote in favor of the applicable proposals. If the Company does not obtain Stockholder Approval at the first such meeting, the Company is required to call a meeting every 4 months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the securities are no longer outstanding.

The Company also granted the Purchaser a right of participation in subsequent financings of the Company for a period of time following closing, subject to certain exempt issuances, and has agreed not to issue securities for a period of time following the closing of the Private Placement, subject to certain exempt issuances, including issuances pursuant to strategic transactions.

Under the terms of the Securities Purchase Agreement, the Company agreed not deliver any purchase notices under Company’s equity line of credit with the Purchaser until after the later of the date on which (i) the registration statement is declared effective and (ii) the Company obtains Stockholder Approval and even after such date, certain market conditions must be satisfied.

Series B Preferred Stock

Pursuant to the Certificate of Designations of Rights, Preferences and Limitations which was filed with the Secretary of State of the State of Delaware prior to closing of the Private Placement, each share of Series B Preferred Stock has a stated value of $50,000 (the “Stated Value”) and will initially be convertible into 23,474 shares of Common Stock (the “Conversion Shares”) (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)), calculated by dividing the Stated Value by the initial conversion price equal to $2.13 per Share (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The Initial Conversion Price will also be adjusted upon receipt of Stockholder Approval (as hereinafter defined), if obtained, to the lower of (i) the then applicable conversion price and (ii) the price per share of the Common Stock on its trading market upon the earlier of (A) effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement (as defined herein) or (B) upon applicability of Rule 144 as it relates to the sale of the Conversion Shares.

The Series B Preferred Stock is convertible at the option of the holder at any time and will be automatically converted into Common Stock or Pre-Funded Warrants in lieu thereof on the effective date of the registration statement, whether or not the Stockholder Approval has been obtained. If at any time after the one-year anniversary of the closing of the Private Placement, the Series B Preferred Stock is then outstanding and the Company has not received Stockholder Approval, the Series B Preferred Stock is redeemable at the option of the holder at a price per Share equal to 105% of the Stated Value. The conversion of the Series B Preferred Stock is subject to a 9.9% beneficial ownership limitation blocker. The Series B Preferred Stock are not entitled to receive dividends, other than on an as-converted basis if dividends are paid to holders of Common Stock.

The holders of Series B Preferred Stock are entitled to 10,000 votes per each share of Series B Preferred Stock. The holders of Series BPreferred Stock have voting rights with respect to certain corporate actions that affect the rights of the Series B Preferred Stockholders and also have certain consent rights in connection with certain proposed Fundamental Transactions (as defined in the Certificate of Designations). The Series B Preferred Stock is (i) senior to the Common Stock of the Company and any other equity securities that the Company may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, (ii) equal with any class or series of capital stock established after the closing date of the Private Placement, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of amounts upon liquidation, dissolution or winding up and (iii) junior to all of the Company’s existing and future indebtedness. The Company has agreed not to issue any parity stock or senior securities without the written consent of a majority in interest of the Series B Preferred Stock. Upon a change of control, liquidation or winding up of the Company the holders of the Series B Preferred Stock are entitled to a liquidation preference of $50,000 per Share.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 20 – SUBSEQUENT EVENTS (continued)

Common Warrants

The Common Warrants are exercisable on a cash or cashless basis at the earlier of (i) 180 days following their issuance and (ii) the date the stockholder approval is obtained, and expire 5 years from the date of issuance. Each Common Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $0.0125 per share, subject to adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Common Warrants remain outstanding (subject to certain exempt issuances). At any time after the closing of the Private Placement, the holder of the Common Warrants may exchange the Common Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Common Warrant is then being exercised by the Black Scholes Value (as defined in the Common Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The exercise of the Common Warrants is subject to a 9.9% beneficial ownership limitation blocker.

In the event of a Fundamental Transaction (as defined in the Common Warrants), the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such Fundamental Transaction. Additionally, as more fully described in the Common Warrants, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrant in connection with a Fundamental Transaction.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Common Warrants, the Company will be subject to liquidated damages, payable in the Company’s discretion in cash or shares on the Registration Date (as defined therein) or buy-in. If the Company elects to pay in shares, the number of shares due will be based on the LD Share Formula (as defined below).

Registration Rights Agreement

In connection with the Private Placement, on February 24, 2026, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the resale of the Conversion Shares (and any shares underlying the Pre-Funded Warrants, if any) and the Warrant Shares. The Company is required to prepare and file an initial registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission within 45 days of the date of the Securities Purchase Agreement (the “Filing Deadline”) and to use commercially reasonable efforts to have the Initial Registration Statement declared effective within 75 days of the date of the Securities Purchase Agreement (the “Effectiveness Deadline”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline, then the Company will be required to pay to the Purchasers an amount in shares or cash, at the Company’s discretion, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate purchase price paid by such Purchaser. Liquidated damages, if any, will accrue and be paid on the earlier of the effective date of a resale registration statement registering the sale of the shares that may be issued in lieu of cash or the date on which such shares can be sold pursuant to Rule 144 (the “Registration Date”). If the Company elects to pay liquidated damages in shares of Common Stock, the number of shares of Common Stock issuable to the Purchaser will be determined by dividing the aggregate amount of accrued liquidated damages by the closing price of the Company’s Common Stock on the trading market of the Common Stock on the day immediately prior to the Registration Date (the “LD Share Formula”).

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 20 – SUBSEQUENT EVENTS (continued)

In connection with the Private Placement, the Company entered into a Placement Agency Agreement, dated February 24, 2026, with Dawson James Securities Inc. (the “Placement Agent”), pursuant to which the Placement Agent acted as the sole placement agent for the Private Placement. In consideration for the foregoing, the Company has agreed to pay customary placement fees to the Placement Agent, including a cash fee equal to 3.5% of the gross proceeds raised in the Private Placement and issue warrants equal to 7.5% of the securities placed in the Offering. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the Placement Agent incurred in connection with the Private Placement.

Consulting Agreement

On February 17, 2026, the Board of Directors, based on the recommendations and approval of the Compensation Committee, approved the terms of the terms and provisions of a Consulting Agreement between the Company and Billio Ltd., a company in Israel, to provide the services of Menachem Shalom as the principal executive officer of the Company. The consulting agreement terminates and supersedes the (i) Consulting Agreement dated December 16, 2024 between the Company and Billio Ltd., pursuant to which the Company obtained consulting services from the Consultant through Menachem Shalom; (ii) Management Services Agreement dated June 28, 2024, as amended by Amendment No. 1 dated August 8, 2024, between Star 26 Capital, Inc. (“Star Capital”) and Zero One Capital LLC, a Nevada limited liability company (“Zero One”) in which Mr. Shalom is the chief executive officer and controlling member and shareholder of Zero One; and (iii) Offsetting Management Services Agreement dated August 12, 2024 between Zero One and B. Rimon Agencies Ltd., an Israeli company which is currently wholly-owned by Star Capital.

Given the performance of the Company within the last 15 months, the Compensation Committee and the Board of Directors determined that it was in the best interest of the Company to provide Mr. Shalom with the amended consulting agreement and increased compensation. The Committee and the Board also authorized a cash bonus to Mr. Shalom in the amount of $250,000 for his past services to the Company. The Company, under the supervision and guidance of Mr. Shalom, has completed several acquisitions within the last 15 months, including without limitation, Star 26, Tiltan Software Engineering, Nimbus Drones and ITS.

Pursuant to the terms of the Consulting Agreement, which is effective as of January 1, 2026, Mr. Shalom will continue to act as the chief executive officer of the Company while maintaining other executive roles in non-completing companies. For his services, Mr. Shalom will receive a base salary of $60,000 per month and target cash bonuses equal to 50% of base salary, subject to achievement of performance goals to be set by the Compensation Committee. He could also be entitled to additional milestone-based bonuses as determined by the Board. Mr. Shalom will receive 250,000 shares of common stock quarterly, subject to availability under approved incentive plans; if there is no plan or no availability, the quarterly amount of shares shall accrue until there is availability under an approved incentive plan. Such plan will also require shareholder approval pursuant to applicable Nasdaq rules. He will also be entitled to a relocation grant of $175,000 if Mr. Shalom relocates to the United States with his family. Mr. Shalom will also be entitled to all executive benefit plans including health and 401(k) plans and 30 business days per year vacation.

In the event Mr. Shalom is terminated for cause or is no longer employed by the Company for reason of death or disability, he shall only be entitled to his compensation at such time. If he is terminated by the Company without cause, he shall be entitled to 6 months of his base compensation, and if Mr. Shalom resigns, he shall be entitled to compensation for 12 months. If he is terminated for cause, Mr. Shalom shall not be entitled to any compensation.

The Consulting Agreement contains customary non-competition, non-solicitation and confidentiality provisions.

T3 DEFENSE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 20 – SUBSEQUENT EVENTS (continued)

Director Resignation

On February 23, 2026, the Company received a letter of resignation from Ms. Aviya Volodarsky pursuant to which Ms. Volodarsky resigned from her position as a member of the board of directors of the Company and from all the committees on which she served for personal reasons. The resignation was effective immediately.

Name Change

Effective February 9, 2026, the Company changed its name by the filing of a certificate of correction to the Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Company to “T3 Defense Inc.”. The change in the name of the Company was effectuated pursuant to Section 242(d)(1) of the Delaware General Corporation Law. As a result of the name change, the new ticker of the Company became “DFNS”.

Nimbus Acquisition

On January 15, 2026, the Company consummated its acquisition (the “Nimbus Acquisition”) of 100% of Nimbus Drones Technologies and Marketing Ltd., an Israeli private company (“Nimbus”) specializing in unmanned aerial systems and services, pursuant to the terms of that certain Stock Purchase Agreement, dated January 15, 2026 (the “Nimbus Purchase Agreement”), by and among the Company, Nimbus and Elad Defense LLC (“Elad”). In connection with the closing of the Nimbus Acquisition, the Company issued to Elad as consideration (i) 1,850,000 shares of Common Stock and (ii) a $3,250,000 convertible 24-month note (the “Nimbus Note”) bearing 6% interest, which is convertible at the option of the holder at a fixed price of $2.00 per share. The Nimbus Note also prohibits the Company from issuing the holder shares that would result in the holder beneficially owning more than 4.99% of the outstanding shares of Common Stock. As of February 17, 2026, the Nimbus Note was converted to an aggregate of 1,625,000 shares of Common Stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which, except for the SEC registration fee, are estimated.

SEC registration fee	$12,774.25
Miscellaneous expenses	$0
Legal	$35,000
Accounting fees and expenses	$8,000
Printing expenses	$0
Total	$55,774.25

We will pay the expenses, other than any underwriting discounts and commissions, associated with the resale of securities pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation contains provisions relating to the limitation of liability and indemnification of directors and officers. Our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

Our Certificate of Incorporation provides that we shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Company also agrees, to the extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Each of the transactions described below occurred prior to July 20, 2026, the date the Company effected a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-125, and, accordingly, the share and price per share information have not been adjusted to reflect such reverse stock split.

On May 28, 2024, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Silverback Capital Corporation (“SCC”) to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $1,118,953.75 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 70% of the average of the three lowest trading prices during the five trading day period prior to a share request, which may not be less than $0.05 per share. In the event the Company’s market price decreases to or below $0.75 per share, then either the Company or SCC may declare a default. SCC has agreed that it will not become the beneficial owner of more than 4.99% of common stock of the Company at any point in time. Further, the Settlement Agreement provides that Settlement Shares may not be issued to SCC if such issuance would exceed 19.9% of the outstanding common stock as of May 23, 2024. The Settlement Agreement and the issuance of the Settlement Shares was approved by the Circuit Court of the Twelfth Judicial Circuit Court for Manatee County, Florida (the “Court”) on May 29, 2024 (Case No. 2024 CA 755). The Court entered an Order confirming the fairness of the terms and conditions of the Settlement Agreement and the issuance of the Settlement Shares.

Pursuant to the Settlement Agreement, during the period from May 1, 2024 through November 13, 2024, the Company issued an aggregate of 590,854 shares of its common stock.

Senior Unsecured Promissory Note – August 2024

On August 1, 2024 (the “August 2024 Effective Date”), the Company issued a Senior Unsecured Promissory Note (the “East Asia Note”) in the principal amount of $515,500 to East Asia Technology Investments Limited (the “East Asia”) in consideration of cash proceeds in the amount of $412,075. The August 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. As an additional inducement to provide the loan as outlined under the East Asia Note, the Company issued East Asia a Stock Purchase Warrant (“East Asia Warrant”) to acquire 175,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. East Asia shall have the right to convert the principal and interest payable under the East Asia Note into shares of common stock of the Company at a per share conversion price of $2.50.

On June 25, 2025, East Asia sold the East Asia Note and the East Asia Warrant to an unaffiliated third party. In connection with the sale, the Company, East Asia and Palm Global Technologies Limited (“Palm”), a party in which the Company has previously entered into letter of intent, entered into a Mutual Release Agreement dated June 19, 2025 which was executed June 25, 2025. Pursuant to the Mutual Release Agreement, Palm and East Asia released the Company and the Company released Palm and East Asia from all claims, demands, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and any other liabilities whatsoever.

Common Shares

In July 2024, the Company issued 500,000 shares of its common stock to settle accrued and unpaid professional fees.

In July 2024, the Company issued 300,000 shares of its common stock for services rendered and to be rendered.

On November 8, 2024, the Company entered into a securities purchase agreement with NUKK TRACKER NOTES - CH1108678926 / 23714, series of notes (Series 24) issued by ProETP DAC pursuant to which the Company sold 110,707 shares of its common stock at a purchase price of $2.09456 per share, for aggregate gross proceeds of $231,882.

On November 8, 2024, the Company entered into a Conversion Agreement (the “Conversion Agreement”) with X Group Fund of Funds to convert outstanding principal and interest totaling $771,085 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and a warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the Stock Purchase Warrant dated June 11, 2024 to acquire 150,000 shares of common stock at a per share price of $2.00 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024.

On November 8, 2024, the Company entered into Settlement Agreement and Release with each of Craig Vallis and Oliver Worsley providing that the Company will issue 125,000 and 75,000 shares of common stock, respectively, in consideration of each party releasing the Company for compensation owed for services.

On December 3, 2024, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (the “Investor”) pursuant to which the Company has the right to sell to the Investor up to $10 million of shares of its common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

In connection with the SEPA, and subject to the conditions set forth therein, the Investor has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $2.0 million (the “Pre-Paid Advance”), which was to be advanced to the Company in three tranches. The first tranche of the Pre-Paid Advance, in the amount of $0.50 million, was disbursed to the Company on December 3, 2024 (the “YA Note”). On December 19, 2024, the Company and YA II PN Ltd. (the “Investor”) entered into a Termination Agreement pursuant to which the SEPA and the Registration Rights Agreement were terminated provided that such termination had no effect or bearing on, and shall in no way alter in any way the YA Note or any portion of the SEPA or the Registration Rights Agreement related to the Note, or any rights of the Investor or obligations of the Company related to the Note.

Private Placement - December 2024

On December 18, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) pursuant to which the investor (the “Purchaser”) agreed to purchase from the Company 1,666,666 units for an aggregate purchase price of $10,000,000 or a per unit price of $6.00 with each unit consisting of (i) one share (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and (ii) a common stock purchase warrant to purchase up to one and one half shares of Common Stock (the “Common Warrant”). At the discretion of the Purchaser, it may elect to acquire one pre-funded common stock purchase warrant in lieu of one Share (the “Pre-Funded Warrant”). Each Share and accompanying Common Warrant was sold together at a combined offering price of $6.00 per Share and Common Warrant. The Pre-Funded Warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the Pre-Funded Warrant is fully exercised. The Common Warrant will have an exercise price of $6.00 per share, are immediately exercisable on a cash or cashless basis and will expire five (5) years from the date of issuance. The Units were priced in excess of the average Nasdaq Official Closing Price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Securities Purchase Agreement. The Private Placement closed on December 20, 2024.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties thereto. Pursuant to the Securities Purchase Agreement, the Company is required to register the resale of the Shares and the shares issuable upon exercise of the Common Warrant and the Pre-Funded Warrant. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission within 15 days of the date of the Securities Purchase Agreement (the “Filing Deadline”) and to use its best efforts to have the registration statement declared effective within 45 days of the closing of the Private Placement or 75 days in the event of a full review (the “Effectiveness Deadline”). In certain circumstances including, but not limited to, if the Company misses the Filing Deadline or the Effectiveness Deadline, then the Company will be required to pay to the Purchasers an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 5.0% multiplied by the aggregate purchase price.

Pursuant to a Placement Agency Agreement, dated December 18, 2024, between the Company and Dawson James Securities Inc. (the “Placement Agent”) entered into in connection with the Private Offering, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 7.0% of the gross proceeds raised in the Private Placement and 4.0% on all proceeds from the exercise of the Common Warrants. Pursuant to the Placement Agency Agreement, the Company has also agreed to reimburse certain expenses of the Placement Agent incurred in connection with the Private Placement.

In order to compensate various executive officers, directors and consultants of the Company who have provided services to the Company for an extended period of time with limited compensation, the Company issued an aggregate of 1,337,500 restricted stock grants consisting of restricted shares of common stock under its stock incentive plans on December 16, 2024 prior to the market opened on such date of which Menachem Shalom received 500,000 shares of common stock, Anastasiia Kotaieva, a former director, received 150,000 shares of common stock and each of the directors of the Company received 10,000 shares of common stock. To date, prior to the restricted stock grant, the directors of the Company have not received any compensation for their service and Mr. Shalom has not received an equity award for his service. The shares of common stock were issued without registration under the Securities Act pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The sale of the shares of common stock did not involve any public offering and each participant either received or had access to adequate information the Company. No advertising or general solicitation was made in connection with the issuance of the shares of common stock.

Private Placement – September 2025

On September 4, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors for a private placement (the “September 2025 Private Placement”) pursuant to which the investors agreed to purchase from the Company 200 units for an aggregate purchase price of $10,000,000 or a per unit price of $50,000, with each unit consisting of (i) one restricted share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, and (ii) restricted common stock purchase warrants to initially purchase up to 15,957 shares of the Company’s common stock, subject to adjustment and exchange pursuant to the terms thereunder. The September 2025 Private Placement Offering closed on September 9, 2025.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering.

Equity Line of Credit – September 2025

On September 19, 2025, the Company and Esousa Group Holdings, LLC, a New York limited liability company (the “ELOC Investor”), entered into a common stock purchase agreement (the “ELOC Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to the ELOC Investor up to the lesser of (i) $250,000,000 of Common Stock (the “ELOC Common Shares”) and (ii) the number of shares of Common Stock (including the Commitment Shares (as defined below)) which equals 19.99% of the Common Stock outstanding immediately prior to the execution of the ELOC Purchase Agreement (subject to certain exceptions provided in the ELOC Purchase Agreement), from time to time during the term of the ELOC Purchase Agreement. Upon entering into the ELOC Purchase Agreement, the Company agreed to issue to the ELOC Investor $1,250,000 worth of Common Stock (the “Commitment Shares”), determined by the lower of the (i) the VWAP on the effective date of the registration statement covering the Common Shares and the Commitment Shares and (ii) the closing sale price on the effective date of said registration statement; provided, however, that if the Company elects to terminate the ELOC Purchase Agreement, the Commitment Shares’ calculation shall be based on the date of termination rather than the effective date of the registration statement. The ELOC Common Shares purchased pursuant to the ELOC Purchase Agreement will be purchased from time to time at a price equal to a discounted price of 97.5% of the lower of: (i) the lowest daily VWAP of any trading day during the three trading days preceding the date on which the Company submits a draw down notice; and (ii) the closing sale price of the Common Stock on the applicable VWAP purchase date. The maximum amount of any VWAP purchase shall not exceed 20% of the trading volume in the Common Stock on the Nasdaq Stock Market on the applicable purchase date.

Based in part upon the representations of the ELOC Investor in the ELOC Purchase Agreement, the offer and sale of the Commitment Shares to the ELOC Investor is exempt from the registration requirements of the Securities Act pursuant to the exemptions afforded by Section 4(a)(2) of the Securities Act. The ELOC Investor represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and that it is acquiring the shares for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act.

Tiltan Acquisition

On December 30, 2025, the Company consummated its acquisition (the “Tiltan Acquisition”) of all of the issued and outstanding shares of Tiltan Software Engineering Ltd. (“Tiltan”) pursuant to a Stock Purchase Agreement, as amended (the “Tiltan Purchase Agreement”), among the Company, its wholly owned subsidiary Nukk Picolo Ltd. (“Nukk Picolo”), Tiltan and Arie Shafir (the “Seller”). In connection with the closing of the Tiltan Acquisition, the Company (i) deposited 2,000,000 shares of Common Stock into escrow with an escrow agent as consideration that may be released to the Seller in accordance with the Tiltan Purchase Agreement and (ii) issued a secured promissory note in the principal amount of NIS 29,750,000 (approximately $8,750,000) to the Seller as consideration. The issuances of these securities were exempt from registration under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Star 26 Acquisition

On January 12, 2026, the Company consummated its acquisition (the “Star 26 Acquisition”) of 100% of the issued and outstanding capital stock of Star 26 Capital, Inc., a Nevada corporation (“Star 26”), pursuant to the terms of that certain Amended and Restated Securities Purchase Agreement and Call Option, dated September 15, 2025 (the “Star 26 Purchase Agreement”), by and among the Company, Star 26, the shareholders of Star 26 (the “Star Sellers”), and Menachem Shalom, as representative of the Star Sellers. In connection with the closing of the Star 26 Acquisition, the Company issued to Star 26 as consideration: (i) a 12-month note in the principal amount of $16,000,000; (ii) 4,770,340 shares of Common Stock; (iii) a warrant to purchase 12,017,648 shares of Common Stock at an exercise price of $1.50 per share, exercisable for a period of five years from the closing date; (iv) a promissory note in the principal amount of $3,000,000, which accrues interest at the rate of 8% per annum and matures on July 12, 2026; and (v) a promissory note in the principal amount of $3,000,000, which matures on April 12, 2026. The issuances of the securities described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering.

Nimbus Acquisition

On January 15, 2026, the Company consummated its acquisition (the “Nimbus Acquisition”) of 100% of Nimbus Drones Technologies and Marketing Ltd., an Israeli private company (“Nimbus”), pursuant to the terms of that certain Stock Purchase Agreement, dated January 15, 2026 (the “Nimbus Purchase Agreement”), by and among the Company, Nimbus and Elad Defense LLC (“Elad”). In connection with the closing of the Nimbus Acquisition, the Company issued to Elad as consideration (i) 1,850,000 shares of Common Stock and (ii) a $3,250,000 convertible 24-month note bearing 6% interest, which is convertible at the option of the holder at a fixed price of $2.00 per share.

Private Placement – February 2026

On February 24, 2026, the Company entered into a Securities Purchase Agreement with a certain accredited investor for a private placement (the “February 2026 Private Placement”) pursuant to which the investors agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000 or a per unit price of $50,000, with each unit consisting of (i) one restricted share of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, and (ii) restricted common stock purchase warrants to initially purchase up to 35,211 shares of the Company’s common stock, subject to adjustment and exchange pursuant to the terms thereunder. The February 2026 Private Placement closed on February 24, 2026.

Exchange of Debt for Shares

On April 27, 2026, the Company, and Menachem Shalom, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), executed and delivered the Note Exchange Agreement, pursuant to which the original principal amount of the notes issued to Mr. Shalom and accrued interest thereon in the amount of $2,138,962 was cancelled in its entirety in exchange for the issuance of 4,174,399 shares of common stock (the “Exchange Shares”). The exchange price of $0.5124 was the last consolidated bid price of a share of common stock as reported by The Nasdaq Stock Market LLC. The Exchange Shares are restricted shares and may not be sold without registration or an applicable exemption therefrom. The notes were assigned to Mr. Shalom from Star 26 Capital Inc. (“Star 26”) pursuant to the terms of the Amended and Restated Securities Purchase Agreement and Call Option dated September 15, 2025 (the “Star Purchase Agreement”) among the Company, Star 26 and the other parties signatory thereto and pursuant to the exercise by Mr. Shalom of his right to obtain shares, notes and warrants from Esousa Group Holdings LLC (“Esousa”) in accordance with the terms of the Call Option Agreement, dated January 13, 2026, by and between Mr. Shalom and Esousa.

Exchange of Shares with VisionWave

On May 17, 2026, T3 exchanged 6,000,000 newly issued restricted shares of common stock of the Company, representing 9.96% of the issued and outstanding shares, for 475,492 shares of common stock (the “Exchange Shares”) of VisionWave Holdings, Inc., a Delaware corporation listed on the Nasdaq Capital Market (“VisionWave”). The per share price of the shares of VisionWave was $5.59 and the per share price of the Company was $0.443. The market value of the Exchange Shares as of May 15, 2026 was $2,658,000.

Issuance for Project 35

On July 6, 2026, T3 acquired 60% of the outstanding equity capital of Project 35, an Israeli corporation (“Project 35”) on a fully diluted basis. In consideration for the 60 ordinary shares of Project 35, the Company issued 168,479 (as adjusted for the Reverse Stock Split) shares of common stock and a $1,250,000 note for the shares of Project 35. The note bears interest at the rate of 12% and matures July 5, 2027. On August 28, 2026, T3 executed and delivered a cancellation agreement, pursuant to which the 60 ordinary shares of Project 35 were returned to the seller and the shares of the Company’s common stock and the $1,250,000 note were returned by the seller to T3.

The issuances of the shares described above were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	Exhibits	Filing Date
2.1#	Amended and Restated Agreement and Plan of Merger dated as of June 23, 2023, by and among Nukkleus and Brilliant.	Form 8-K	2.1	June 26, 2023
2.2#	First Amendment to Amended and Restated Agreement and Plan of Merger dated as of November 1, 2023, by and among Nukkleus and Brilliant.	Form 8-K	2.2	November 2, 2023
3.1	Amended and Restated Certificate of Incorporation of Nukkleus Inc. (f/k/a Brilliant Acquisition Corp.)	Form 8-K	3.2	January 2, 2024
3.2	Bylaws of Nukkleus Inc.	Form 8-K	3.3	January 2, 2024
3.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 11, 2024	Form 8-K	3.1	October 18, 2024
3.4	Certificate of Correction to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 16, 2024	Form 8-K	3.2	October 18, 2024
3.5	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 18, 2024	Form 8-K	3.3	October 18, 2024
3.6	Amended and Restated Bylaws	Form 8-K	3.1	November 12, 2024
3.7	Certificate of Designation, Rights, Preferences and Limitations of Series A Convertible Preferred Stock	Form 8-K	3.1	September 5, 2025
3.8	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated February 2, 2026	Form 8-K	3.8.2	February 9, 2026
3.9	Certificate of Correction to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated February 3, 2026	Form 8-K	3.8.1	February 9, 2026
3.10	Certificate of Designation, Rights, Preferences and Limitations of Series B Convertible Preferred Stock	Form 8-K	3.1	February 25, 2026
3.11	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated July 15, 2026	Form 8-K	3.1	July 16, 2026
3.12†	Certificate of Correction to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated August 27, 2026
4.1	Senior Unsecured Promissory Note dated June 11, 2024 issued to X Group Fund of Funds	Form 8-K	4.1	June 17, 2024
4.2	Common Stock Purchase Warrant issued to X Group Fund of Funds	Form 8-K	4.2	June 17, 2024
4.3	Senior Unsecured Promissory Note dated August 1, 2024 issued to East Asia Technology Investments Limited	Form 8-K	4.1	August 5, 2024
4.4	Common Stock Purchase Warrant issued to East Asia Technology Investments Limited	Form 8-K	4.2	August 5, 2024
4.5	Form of Senior Unsecured Promissory Note dated September 10, 2024 issued to X Group Fund of Funds	Form 8-K	4.1	September 12, 2024
4.6	Form of Warrant – December 2024	Form 8-K	4.1	December 20, 2024
4.7	Form of Pre-Funded Common Stock Purchase Warrant – December 2024	Form 8-K	4.2	December 20, 2024
4.8	Description of Securities	Form 10-KT	4.8	May 8, 2025
4.9	Warrant issued as of August 28, 2025	Form 8-K	4.1	August 29, 2025
4.10	Warrant issued as of August 28, 2025	Form 8-K	4.2	August 29, 2025
4.11	Form of Warrant	Form 8-K	4.1	September 5, 2025
4.12	Form of Pre-Funded Common Stock Purchase Warrant	Form 8-K	4.2	September 5, 2025
4.13	Secured Promissory Note, dated December 30, 2025, issued by Nukkleus Inc. in favor of Arie Shafir	Form 8-K	4.1	December 30, 2025
4.14	Form of Warrant to Purchase Common Stock (Star 26)	Form 8-K	4.13	January 13, 2026
4.15	Investment Note, dated January 12, 2026, issued by Nukkleus Inc. to Star 26 Capital Inc.	Form 8-K	4.14	January 13, 2026
4.16	Form of Three-Month Promissory Note (Star 26)	Form 8-K	4.15	January 13, 2026

4.17	Form of Six-Month Promissory Note (Star 26)	Form 8-K	4.16	January 13, 2026
4.18	Convertible Note, dated January 15, 2026	Form 8-K	4.17	January 16, 2026
4.19	Promissory Note dated July 6, 2026 issued by T3 Defense Ltd. to X S.A. Security and Defense Ltd.	Form 8-K	4.19	July 9, 2026
5.1+	Opinion of McDermott Will & Schulte LLP
10.1*	Nukkleus 2023 Equity Plan.	Form 8-K	10.1	January 2, 2024
10.2	Form of Registration Rights Agreement by and among Nukkleus, Brilliant and certain stockholders.	Form 8-K	10.3	June 26, 2023
10.3	Form of Lock-Up Agreement by and among Nukkleus, Brilliant and certain stockholders.	Form 8-K	10.2	June 26, 2023
10.4	General Service Agreement between Nukkleus Limited and FML Malta Limited dated May 24, 2016	Form 10-K	10.4	July 12, 2024
10.5	General Service Agreement between Nukkleus Limited and FXDirectDealer LLC dated May 24, 2016	Form 10-K	10.5	July 12, 2024
10.6	Amendment No. 1 dated June 3, 2016 to the General Service Agreement between Nukkleus Limited and FXDD Trading Limited	Form 10-K	10.6	July 12, 2024
10.7	Amendment dated October 17, 2017 of that certain General Service Agreement between Nukkleus Limited and FML Malta Limited	Form 10-K	10.7	July 12, 2024
10.8	Letter Agreement entered between FML Malta Ltd., FXDD Malta Limited and Nukkleus Limited	Form 10-K	10.8	July 12, 2024
10.9	Settlement Agreement and Stipulation dated May 28, 2024 by and between Nukkleus Inc. and Silverback Capital Corporation	Form 8-K	10.1	June 4, 2024
10.10	Restructuring Agreement dated June 11, 2024 between Nukkleus Inc. and X Group Fund of Funds	Form 8-K	10.1	June 17, 2024
10.11	Voting Agreement dated June 11, 2024 between Nukkleus Inc. and X Group Fund of Funds	Form 8-K	10.2	June 17, 2024
10.12	Release Agreement between Nukkleus Inc., Triton Capital Markets Ltd. and FXDirectDealer LLC dated September 30, 2024	Form 8-K	10.1	October 4, 2024
10.13	Form of Exit and Settlement Agreement dated November 8, 2024	Form 8-K	10.1	November 12, 2024
10.14	Securities Purchase Agreement dated November 8, 2024	Form 8-K	10.2	November 12, 2024
10.15	Conversion Agreement entered with X Group Fund of Funds dated November 8, 2024	Form 8-K	10.3	November 12, 2024
10.16	Settlement Agreement and Release among Nukkleus Inc., Jamal Khurshid and Match Financial Limited dated November 8, 2024	Form 8-K	10.4	November 12, 2024
10.17	Letter Agreement between Nukkleus Inc. and X Group Fund of Funds dated November 14, 2024	Form 8-K	10.1	November 15, 2024
10.18	Securities Purchase Agreement dated November 19, 2024	Form 8-K	10.1	November 22, 2024
10.19	Standby Equity Distribution Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.	Form 8-K	10.1	December 6, 2024
10.20	Form of Convertible Promissory Notes issued to YA II PN, Ltd.	Form 8-K	10.2	December 6, 2024
10.21	Registration Rights Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.	Form 8-K	10.3	December 6, 2024
10.22#	Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated December 15, 2024	Form 8-K	10.1	December 17, 2024
10.23#	Form of Securities Purchase Agreement dated December 18, 2024 between Nukkleus Inc. and the purchasers identified therein	Form 8-K	10.1	December 20, 2024
10.24	Form of Registration Rights Agreement – December 2024	Form 8-K	10.2	December 20, 2024
10.25	Placement Agent Agency Agreement dated December 18, 2024 between Nukkleus Inc. and Dawson James Securities Inc.	Form 8-K	10.3	December 20, 2024
10.26	Termination Agreement entered between Nukkleus Inc. and YA II PN Ltd dated December 19, 2024	Form 8-K	10.4	December 20, 2024

10.27	Amendment No. 1 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated February 11, 2025	Form 8-K	10.2	February 14, 2025
10.28*	Nukkleus Inc. 2024 Equity Incentive Plan	Form 10-KT	10.27	May 8, 2025
10.29	Amendment No. 2 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated May 13, 2025	Form 8-K	10.1	May 14, 2025
10.30	Promissory Note issued by Star 26 Capital Inc. dated May 13, 2025	Form 8-K	10.2	May 14, 2025
10.31	Amendment No. 3 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated June 15, 2025	Form S-1/A	10.31	June 18, 2025
10.32	Amendment No. 4 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated July 25, 2025	Form 8-K	10.1	July 25, 2025
10.33	Mutual Release Agreement dated June 19, 2025 between Nukkleus Inc., East Asia Technology Investments Ltd. and PALM Global Technologies Limited	Form S-1/A	10.33	July 29, 2025
10.34	Warrant Agreement dated July 30, 2025 issued by Synthetic Darwin LLC to Nukkleus Inc.	Form 8-K	10.1	July 31, 2025
10.35	Exclusive Distribution Agreement dated August 20, 2025, between Nukkleus Inc. and Blade Ranger Ltd.	Form 8-K	10.1	August 25, 2025
10.36	Joint Venture Agreement dated August 28, 2025, between Nukkleus Inc. and Mandragola Aviation Ltd.	Form 8-K	10.1	August 29, 2025
10.37	Stock Purchase Agreement dated September 1, 2025, by and among Nukkleus Inc., Nukk Picolo Ltd., Tiltan Software Engineering Ltd., and Arie Shafir.	Form 8-K	10.1	September 2, 2025
10.38#	Form of Securities Purchase Agreement dated September 4, 2025, between Nukkleus Inc. and the purchasers identified therein	Form 8-K	10.1	September 5, 2025
10.39	Form of Registration Rights Agreement, dated September 4, 2025, between Nukkleus Inc. and the signatories identified therein	Form 8-K	10.2	September 5, 2025
10.40	Placement Agent Agency Agreement dated September 4, 2025 between Nukkleus Inc. and Dawson James Securities Inc.	Form 8-K	10.3	September 5, 2025
10.41	Amended and Restated Securities Purchase Agreement and Call Option dated as of September 15, 2025 by and among Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and Menachem Shalom, the representative of such shareholders	Form 8-K	10.1	September 16, 2025
10.42	Common Stock Purchase Agreement dated as of September 19, 2025 between Nukkleus Inc. and Esousa Group Holdings, LLC	Form 8-K	10.1	September 19, 2025
10.43	Registration Rights Agreement dated as of September 19, 2025 between Nukkleus Inc. and Esousa Group Holdings, LLC	Form 8-K	10.2	September 19, 2025
10.44	Amendment to Stock Purchase Agreement, dated December 30, 2025, by and among Nukkleus Inc., Nukk Picolo Ltd., Tiltan Software Engineering Ltd., and Arie Shafir	Form 8-K	10.1	December 30, 2025
10.45	Pledge Agreement, dated December 30, 2025, by and between Nukk Picolo Ltd. and Arie Shafir	Form 8-K	10.2	December 30, 2025
10.46	Escrow Agreement, dated December 30, 2025, by and among Nukkleus Inc., Arie Shafir and Adv. Lior Hinkus, as escrow agent	Form 8-K	10.3	December 30, 2025
10.47	Assignment from Star 26 Capital, Inc. to each of the shareholders, dated January 12, 2026	Form 8-K	10.44	January 13, 2026

10.48	Stock Purchase Agreement dated January 15, 2026 between Nukkleus Inc. and Elad Defense LLC	Form 8-K	10.45	January 16, 2026
10.49	Translation of the Agreement dated June 8, 2025, by and among Star Twenty Six Ltd., I.T.S. Industrial Techno-logic solutions Ltd., and Gera Eron	Form 8-K	10.50	February 17, 2026
10.50	Cancellation Agreement dated March 31, 2026 by and between T3 Defense Inc. and Star 26 Capital, Inc.	Form 8-K	10.50	April 3, 2026
10.51*	Nukkleus Inc. 2025 Equity Incentive Plan	Form S-8	10.1	November 25, 2025
10.52	Stock Purchase Agreement dated as of July 6, 2026, among T3 Defense Ltd., Project 35 Ltd. and X S.A. Security and Defense Ltd.	Form 8-K	10.51	July 9, 2026
10.53	Securities Purchase Agreement dated as of February 24, 2026 between T3 Defense Inc. and the purchaser identified on the signature page thereto	Form 8-K	10.1	February 25, 2026
10.54	Registration Rights Agreement dated as of February 24, 2026 between T3 Defense Inc. and the purchaser signatory thereto	Form 8-K	10.2	February 25, 2026
10.55†	Call Option Agreement dated January 13, 2026 between Menachem Shalom and Esousa Group Holdings LLC
10.56	Cancellation Agreement dated August 28, 2026 among T3 Defense Inc., Project 35 Ltd. and X S.A. Security and Defense Ltd.	Form 8-K	10.52	August 31, 2026
10.57	Term Note, dated as of September 9, 2026	Form 8-K	10.54	September 11, 2026
14.1	Code of Ethics	Form 10-KT	14.1	May 8, 2025
19.1	Insider Trading Policy	Form 10-K/A	19.1	April 14, 2025
21.1†	List of Subsidiaries
23.1	Consent of Green Growth CPA
23.2+	Consent of McDermott Will & Schulte LLP (included in Exhibit 5.1)
23.3	Consent of KPMG Somekh Chaikin
97.1	Policy for the Recovery of Erroneously Awarded Compensation adopted April 8, 2025	Form 10-K/A	97.1	April 14, 2025
99.1	Policy on Granting Equity Awards	Form 10-KT	99.1	May 8, 2025
107†	Filing Fee Table

+	To be filed by amendment.
†	Previously filed.
*	Indicates management contract or compensatory plan or arrangement.
#	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B) Paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on October 2, 2026.

T3 DEFENSE INC.

By:	/s/ Menachem Shalom
Menachem Shalom
Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Menachem Shalom	Chief Executive Officer and Director	October 2, 2026
Menachem Shalom	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Shiran Fridman	Director	October 2, 2026
Shiran Fridman

/s/ Tomer Nagar	Director	October 2, 2026
Tomer Nagar

/s/ Asaf Nachum	Director	October 2, 2026
Asaf Nachum